Exhibit (17)(f)
Annual Report
June 30, 2011
Allianz Domestic Stock Funds
SHARE CLASSES A, B, C, D, R, P, INSTITUTIONAL, ADMINISTRATIVE
Allianz AGIC Growth Fund
Allianz AGIC Income & Growth Fund
Allianz AGIC Mid-Cap Growth Fund
Allianz AGIC Opportunity Fund
Allianz AGIC Systematic Growth Fund
Allianz AGIC Target Fund
Allianz NFJ All-Cap Value Fund
Allianz NFJ Dividend Value Fund
Allianz NFJ Large-Cap Value Fund
Allianz NFJ Mid-Cap Value Fund
Allianz NFJ Renaissance Fund
Allianz NFJ Small-Cap Value Fund
Allianz RCM Large-Cap Growth Fund
Allianz RCM Mid-Cap Fund
Allianz RCM Strategic Growth Fund
This material is authorized for use only when preceded or accompanied by the current Allianz Funds prospectus. Investors should consider the investment objectives, risks, charges and expenses of each Fund carefully before investing. This and other information is contained in the Funds’ prospectus. Please read the prospectus carefully before you invest or send money.

Table of Contents

President’s Letter	2-3
Fund Summaries	4-33
Important Information About the Funds	34-35
Benchmark Descriptions	36-37
Schedules of Investments	38-57
Statements of Assets and Liabilities	58-61
Statements of Operations	62-64
Statements of Changes in Net Assets	66-69
Financial Highlights	70-99
Notes to Financial Statements	100-123
Report of Independent Registered Public Accounting Firm	124
Federal Income Tax Information	125
Privacy Policy	126
Trustees of Allianz Funds	127-128
Fund Officers of Allianz Funds	129
A Word About Risk: A fund may be subject to various risks as described in its prospectus. Some of those risks may include, but are not limited to, the following: derivatives risk, small company risk, foreign investment risk and specific sector investment risks. Use of derivative instruments may involve certain costs and risks such as liquidity risk, interest rate risk, market risk, credit risk, management risk and the risk that a fund is unable to close out a position when it is most advantageous to do so. Portfolios investing in derivatives could lose more than the principal amount invested in those instruments. Investing in foreign securities may entail risk due to foreign economic and political developments; this risk may be enhanced when investing in emerging markets. Smaller companies may be more volatile than larger companies and may entail more risk. Concentrating investments in individual sectors may add additional risk and additional volatility compared to a diversified equity portfolio. Please refer to the applicable Fund’s current prospectus for complete details.

Brian S. Shlissel
President
ITEM 1. REPORT TO SHAREHOLDERS
August 15, 2011
Dear Shareholders:
The U.S. security markets have been experiencing a great deal of volatility this summer, based on the extended budget battles in Washington, Standard & Poor’s downgrade of U.S. credit, troubles in the “euro-zone” and a slew of mixed economic data. At the time of this writing, in mid-August 2011, the only constant in the markets is continued change — an understandably unsettling environment for many investors. Although this letter does not ignore recent market events, it focuses on looking back at the twelve-month fiscal period ended June 30, 2011.
The Year in Review as of June 30, 2011
For U.S. stock markets, the overall trend during the twelve-month fiscal period was dramatically higher. The most closely-watched benchmark, the Standard & Poor’s 500 Index, returned 30.69%. At one point during the fiscal period, the Index had more than doubled from its low of March 2009, the fastest such gain in three-quarters of a century. Impressive as that was, the Russell 1000 Growth Index, which measures large U.S. company stocks, did even better, returning 35.01%, while the Russell 2000 Index, which measures small-company stocks, returned 37.41%. The Russell 1000 Value Index rose 28.94% during the twelve-month period. These gains came despite a stream of data indicating ongoing U.S. economic weakness. The broadest such barometer is Gross Domestic Product (“GDP”), which is the value of all final goods and services produced in a specific country and is the broadest measure of economic activity and the principal indicator of economic performance. In the first quarter of the fiscal year — July through September 2010 — GDP grew at an annualized rate of 2.6%. This improved to 3.1% between October and December of 2010 before slowing to an estimated 1.9% rate in the January through March 2011 period. The fiscal period’s final quarter — April through June 2011 — was expected to be modest as well.
The tepid economy was also reflected in the U.S. unemployment rate, which ended the fiscal year at 9.2% — just a few notches below the 9.6% rate of June 2010. Then there is the housing market. A key driver of past economic recoveries, it continued to sink, with one key gauge showing home prices falling to their lowest level since 2002.
The Federal Reserve (the “Fed”), which had previously pledged to stimulate the economy by keeping interest rates low “for an extended period,” met on Tuesday, August 9, 2011, and issued a new statement about how it intends to support the U.S. economic recovery. The Fed now plans to keep interest rates near zero until at least the middle of 2013, and announced that it was discussing a “range of policy tools” that it was “prepared to employ.” This statement about the Fed’s willingness to undertake additional actions briefly rallied the markets, but questions remain about what specific actions the Fed will take and how it will coordinate its response to the global financial crisis with the responses of other central banks around the world.
2 Allianz Funds

It is worth remembering that the economic downturn the United States experienced between 2007 and 2009 was arguably the worst since the Great Depression. Although it has “officially” been over for two years, lingering scars — housing, skittish consumers and stubbornly high unemployment — have yet to fully heal. On top of that, new concerns such as higher energy and food prices have presented new challenges. Even so, and despite all this, we believe the U.S. economy will continue to expand in the months ahead — though not as quickly as anyone would like. We also believe that at some point, the Federal Reserve will ease away from its accommodative monetary policy, but it is likely to be some time before it begins to boost short-term interest rates.
On behalf of Allianz Global Investors Fund Management and our Sub-Advisors, thank you for investing with us. We appreciate your business and your trust. We encourage you to consult with your financial advisor and to visit our website, www.allianzinvestors.com, for additional information.
Sincerely,
Brian S. Shlissel
President
Past performance is no guarantee of future results. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an index.
Receive this report electronically and eliminate paper mailings. To enroll, go to www.allianzinvestors.com/ edelivery.
Annual Report June 30, 2011   3

Allianz AGIC Growth Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A Shares of Allianz AGIC Growth Fund (the “Fund”) returned 31.75%, at Net Asset Value (“NAV”), underperforming its benchmark, the Russell 1000 Growth Index (the “benchmark index”), which returned 35.01% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12-month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, materials and consumer discretionary. While telecommunication services, health care and information technology sectors were the worst performing sectors, they all gained in excess of 20% during the 12-months ended June 30, 2011.
Sector allocation detracts from results, while stock selection adds value
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Sector allocation, overall, detracted from the Fund’s relative results, whereas stock selection was a positive for performance.
From a sector allocation perspective, overweights in health care and telecommunication services, along with an underweight in materials, detracted the most from results. There were no sector overweights or underweights that benefited the Fund’s relative performance during the period.
In terms of stock selection, the Fund’s holdings in the information technology, industrials and materials sectors added the most value during the period. This was somewhat offset by stock selection in the financials, consumer discretionary and energy sectors.
The largest individual contributors to absolute performance were information technology companies Apple, Inc. and Qualcomm, Inc., and energy firm Exxon Mobil Corp. On the downside, information technology companies Cree, Inc., Cisco Systems, Inc. and NetApp, Inc. were the largest detractors from absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the health care, telecommunication services and financials sectors, whereas the largest relative underweights were in the consumer staples, consumer discretionary and energy sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(2/24/84)
Allianz AGIC Growth Fund Class A	31.75%	6.22%	2.30%	10.62%
Allianz AGIC Growth Fund Class A (adjusted)	24.51%	5.02%	1.72%	10.39%
Allianz AGIC Growth Fund Class B	30.84%	5.43%	1.76%	10.41%
Allianz AGIC Growth Fund Class B (adjusted)	25.84%	5.11%	1.76%	10.41%
Allianz AGIC Growth Fund Class C	30.72%	5.43%	1.53%	9.79%
Allianz AGIC Growth Fund Class C (adjusted)	29.72%	5.43%	1.53%	9.79%
Allianz AGIC Growth Fund Class D	31.75%	6.23%	2.30%	10.61%
Allianz AGIC Growth Fund Class R	31.40%	5.95%	2.01%	10.26%
Allianz AGIC Growth Fund Class P	32.06%	6.53%	2.59%	10.93%
Allianz AGIC Growth Fund Institutional Class	32.19%	6.63%	2.69%	11.04%
Allianz AGIC Growth Fund Administrative Class	31.90%	6.37%	2.43%	10.75%
Russell 1000 Growth Index	35.01%	5.33%	2.24%	10.18%
Lipper Large-Cap Growth Funds Average	32.68%	4.05%	1.88%	9.60%

†	The Fund began operations on 2/24/84. Benchmark and Lipper performance comparisons began on 2/29/84.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.16% for Class A shares, 1.91% for Class B shares, 1.91% for Class C shares, 1.16% for Class D shares, 1.41% for Class R shares, 0.91% for Class P shares, 0.82% for Institutional Class shares and 1.07% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
4 Allianz Funds

Allianz AGIC Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Computers & Peripherals	9.0%
Oil, Gas & Consumable Fuels	7.6%
Software	5.9%
Media	5.3%
Biotechnology	4.4%
Communications Equipment	4.4%
Health Care Providers & Services	4.2%
Energy Equipment & Services	4.1%
Other	53.9%
Cash & Equivalents — Net	1.2%

Shareholder Expense Example	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,071.10	$1,067.10	$1,067.10	$1,071.40	$1,069.60	$1,072.20	$1,072.50	$1,071.90
Expenses Paid During Period	$5.96	$9.79	$9.79	$5.96	$7.24	$4.73	$4.16	$5.45

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,019.04	$1,015.32	$1,015.32	$1,019.04	$1,017.80	$1,020.23	$1,020.78	$1,019.54
Expenses Paid During Period	$5.81	$9.54	$9.54	$5.81	$7.05	$4.61	$4.06	$5.31
For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.16% for Class A, 1.91% for Class B, 1.91% for Class C, 1.16% for Class D, 1.41% for Class R, 0.92% for Class P, 0.81% for Institutional Class and 1.06% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   5

Allianz AGIC Income & Growth Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz AGIC Income & Growth Fund (the “Fund”) returned 24.66%. For comparison purposes, the Russell 1000 Growth Index gained 35.01%. Elsewhere, convertible securities advanced 22.54%, as measured by the BofA Merrill Lynch All Convertibles Index, and high yield bonds, as measured by the BofA Merrill Lynch High Yield Master II Index, rose 15.40%.
As the Index numbers above demonstrate, investors who assumed greater risks were rewarded with superior returns during the reporting period. That said, there were instances of heightened volatility given the numerous challenges facing investors, including decelerating economic growth, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In addition, investor demand for higher yielding securities was generally robust given the low interest rate environment.
The Fund’s equity strategy produces strong results
The equity portion of the Fund’s portfolio performed very well during the reporting period due to strong security selection and sector allocation. In terms of stock selection, holdings in the industrials, information technology and materials sectors added the most value during the period. This was somewhat offset by stock selection in the health care, consumer discretionary and consumer staples sectors. From a sector allocation perspective, an underweight in financials and an overweight in industrials were the largest contributors to performance. In contrast, overweights in health care and information technology detracted the most from results.
Convertibles deliver solid performance
In the convertibles segment of the Fund, positions in the energy, consumer discretionary and health care sectors were among the largest contributors to performance. Also adding value were the Fund’s holdings in the technology and transportation sectors. In contrast, positions in the consumer staples, telecommunication services and utilities sectors detracted from performance.
High yield exposure adds value
Despite giving back a portion of their gains late in the reporting period due when risk aversion increased, the high yield segment of the portfolio generated solid results over the 12-months ended June 30, 2011. In particular, holdings in the energy, diversified financial services and transportation ex-air/rail industries were rewarded. Conversely, positions in the paper, telecommunications-wireline and homebuilders/real estate industries produced disappointing results.
Average Annual Total Return for the period ended June 30, 2011

		Fund Inception†
	1 Year	(2/28/07)
Allianz AGIC Income & Growth Fund Class A	24.66%	6.27%
Allianz AGIC Income & Growth Fund Class A (adjusted)	17.80%	4.90%
Allianz AGIC Income & Growth Fund Class C	23.77%	5.48%
Allianz AGIC Income & Growth Fund Class C (adjusted)	22.77%	5.48%
Allianz AGIC Income & Growth Fund Class D	24.59%	6.26%
Allianz AGIC Income & Growth Fund Class R	24.40%	6.04%
Allianz AGIC Income & Growth Fund Class P	25.06%	6.58%
Allianz AGIC Income & Growth Fund Institutional Class	25.15%	6.68%
Barclays Capital U.S. Aggregate Index	3.90%	5.97%
S&P 500 Index	30.69%	0.69%
Lipper Flexible Portfolio Funds Average	19.57%	2.93%

†	The Fund began operations on 2/28/07. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 2/28/07.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.32% for Class A shares, 2.06% for Class C shares, 1.32% for Class D shares, 1.56% for Class R shares, 1.07% for Class P shares and 0.97% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
6 Allianz Funds

Allianz AGIC Income & Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/ Sectors

Oil & Gas	6.2%
Technology	5.1%
Telecommunications	4.8%
Commercial Services	4.3%
Oil, Gas & Consumable Fuels	3.8%
Aerospace & Defense	3.5%
Pharmaceuticals	3.3%
Multi-Media	3.2%
Other	62.5%
Cash & Equivalents — Net (including options written)	3.3%

Shareholder Expense Example	Actual Performance
						Institutional
	Class A	Class C	Class D	Class R	Class P	Class
Beginning Account Value*	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,039.90	$1,036.30	$1,039.90	$1,038.60	$1,041.80	$1,041.80
Expenses Paid During Period	$6.63	$10.40	$6.63	$5.31	$5.37	$4.86

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.30	$1,014.58	$1,018.30	$1,011.50	$1,019.54	$1,020.03
Expenses Paid During Period	$6.56	$10.29	$6.56	$5.24	$5.31	$4.81

*	Class R commenced operations on February 28, 2011. The Actual Performance expense example for Class R is based on the period since inception; the Actual Performance expense example for Class A, Class C, Class D, Class P, and Institutional Class and the Hypothetical Performance expense example for each class is based on the period beginning January 1, 2011.
For each class of the Fund, expenses are equal to the expense ratio for the class (1.31% for Class A, 2.06% for Class C, 1.31% for Class D, 1.56% for Class R, 1.06% for Class P, and 0.96% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   7

Allianz AGIC Mid-Cap Growth Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz AGIC Mid-Cap Growth Fund (the “Fund”) returned 33.03%, underperforming its benchmark, the Russell Midcap Growth Index (the “benchmark index”), which returned 43.25% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12-month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were consumer discretionary, materials and consumer staples. While telecommunication services, utilities and health care were the worst performing sectors, they all gained in excess of 20% during the 12-months ended June 30, 2011.
Stock selection and sector allocation hold back the fund’s performance
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Stock selection was the main driver of the Fund’s underperformance, with holdings in the information technology, energy and financials sectors being the largest detractors. This was somewhat offset by positive stock selection in health care, industrials and materials.
Sector allocation was also a drag on performance, as underweights in energy and health care, along with an overweight in utilities, were not rewarded. In contrast, having an underweight in telecommunication services, an overweight in consumer discretionary, and an underweight in financials were the most beneficial for performance during the reporting period.
In terms of individual holdings, the largest detractors from absolute performance were information technology firms Akamai Technologies and Marvell Technology Group, and consumer discretionary company RadioShack Corp. The largest contributors to absolute performance were consumer discretionary companies CBS Corp., Priceline.com, Inc. and Limited Brands, Inc.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the consumer discretionary, industrials and utilities sectors, whereas the largest relative underweights were in the health care, financials and consumer staples sectors.
Average Annual Total Return for the period ended June 30, 2011

			Fund Inception†
	1 Year	5 Years	(2/27/04)
Allianz AGIC Mid-Cap Growth Fund Class A	33.03%	5.03%	6.88%
Allianz AGIC Mid-Cap Growth Fund Class A (adjusted)	25.71%	3.85%	6.06%
Allianz AGIC Mid-Cap Growth Fund Class C	32.04%	4.30%	6.12%
Allianz AGIC Mid-Cap Growth Fund Class C (adjusted)	31.04%	4.30%	6.12%
Allianz AGIC Mid-Cap Growth Fund Class D	32.83%	5.02%	6.87%
Allianz AGIC Mid-Cap Growth Fund Class P	33.30%	5.31%	7.17%
Allianz AGIC Mid-Cap Growth Fund Institutional Class	33.43%	5.40%	7.27%
Russell Midcap Growth Index	43.25%	6.28%	7.62%
Lipper Mid-Cap Core Funds Average	35.83%	4.71%	6.49%

†	The Fund began operations on 2/27/04. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 2/28/04.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.32% for Class A shares, 2.07% for Class C shares, 1.32% for Class D shares, 1.07% for Class P shares and 0.99% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
8 Allianz Funds

Allianz AGIC Mid-Cap Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Machinery	10.0%
Semiconductors & Semiconductor Equipment	8.5%
Chemicals	7.4%
Multiline Retail	6.7%
Oil, Gas & Consumable Fuels	6.1%
Helath Care Providers & Services	5.9%
Software	5.7%
Specialty Retail	4.5%
Other	43.4%
Cash & Equivalents — Net	1.8%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,073.50	$1,068.80	$1,072.40	$1,074.30	$1,074.20
Expenses Paid During Period	$6.84	$10.67	$6.83	$5.55	$5.04

	Hypothetical Performance
	(5% return before expenses)
					Institutional
	Class A	Class C	Class D	Class P	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.20	$1,014.48	$1,018.20	$1,019.44	$1,019.93
Expenses Paid During Period	$6.66	$10.39	$6.66	$5.41	$4.91
For each class of the Fund, expenses are equal to the expense ratio for the class (1.33% for Class A, 2.08% for Class C, 1.33% for Class D, 1.08% for Class P and 0.98% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   9

Allianz AGIC Opportunity Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A Shares of Allianz AGIC Opportunity Fund (the “Fund”) returned 33.86%, at Net Asset Value (“NAV”), underperforming its benchmark, the Russell 2000 Growth Index (the “benchmark index”), which returned 43.50% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12-month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as nine of the 10 sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, telecommunication services and information technology. Utilities was the worst performing sector, as it gained less than 8%, whereas the next two relative laggards, health care and financials, both gained in excess of 30% during the 12 months ended June 30, 2011.
Stock selection detracts from results, while sector allocation adds value
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period due to stock selection, broadly across sectors, concentrated in many of our larger portfolio holdings, which experienced uncorrelated though concurrent company specific tribulations over the second half of 2010.
On a more macro-oriented front, we struggled with multiple themes which dominated performance within the market. Specifically, historically high correlation, narrow leadership, short term focus, and an anti-contrarian bias all proved to be headwinds for our strategy.
Sector allocation was a positive for performance, with an overweight in energy and underweights in consumer discretionary and consumer staples being the most beneficial for performance during the reporting period. In contrast, underweights in information technology and materials, along with an overweight in industrials, were not rewarded.
In terms of individual holdings, industrials company Aegean Marine Petroleum Network, Inc., health care firm AMAG Pharmaceuticals, Inc. and consumer staples company Medifast, Inc. were the largest detractors from absolute performance. The largest contributors to absolute performance were information technology firm Atheros Communications, energy company Petrohawk Energy Corp. and consumer discretionary company Crocs, Inc.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, industrials and financials sectors, whereas the largest relative underweights were in the information technology, consumer discretionary and consumer staples sectors.
As is always the case, we attempt to use periods of opportunities as important opportunity pockets to make strong, high-conviction decisions that pay off for our investors long term. The discipline we have maintained, the conviction we continue to hold in our investments, and their meaningfully positive asymmetrical risk/reward outlooks should all be rewarded as we move forward.
Average Annual Total Return for the period ended June 30 , 2011

	1 Year	5 Years	10 Years	Fund Inception† (2/24/84)
Allianz AGIC Opportunity Fund Class A	33.86%	5.86%	5.92%	12.27%
Allianz AGIC Opportunity Fund Class A (adjusted)	26.50%	4.67%	5.32%	12.04%
Allianz AGIC Opportunity Fund Class B	32.78%	5.06%	5.36%	12.06%
Allianz AGIC Opportunity Fund Class B (adjusted)	27.78%	4.73%	5.36%	12.06%
Allianz AGIC Opportunity Fund Class C	32.87%	5.07%	5.13%	11.45%
Allianz AGIC Opportunity Fund Class C (adjusted)	31.87%	5.07%	5.13%	11.45%
Allianz AGIC Opportunity Fund Class D	33.89%	5.87%	5.93%	12.30%
Allianz AGIC Opportunity Fund Class R	33.44%	5.62%	5.69%	12.01%
Allianz AGIC Opportunity Fund Class P	34.09%	6.15%	6.22%	12.57%
Allianz AGIC Opportunity Fund Institutional Class	34.25%	6.26%	6.33%	12.68%
Allianz AGIC Opportunity Fund Administrative Class	33.97%	6.00%	6.07%	12.42%
Russell 2000 Growth Index	43.50%	5.79%	4.63%	7.48%
Lipper Small-Cap Growth Funds Average	43.77%	5.28%	4.78%	10.11%

†	The Fund began operations on 2/24/84. Benchmark and Lipper performance comparisons began on 2/29/84.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.31% for Class A shares, 2.06% for Class B shares, 2.06% for Class C shares, 1.31% for Class D shares, 1.56% for Class R shares, 1.06% for Class P shares, 0.96% for Institutional Class shares and 1.22% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
10 Allianz Funds

Allianz AGIC Opportunity Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	12.8%
Health Care Equipment & Supplies	9.3%
Internet Software & Services	7.9%
Software	7.1%
Metals & Mining	6.3%
Semiconductors & Semiconductor Equipment	4.5%
Aerospace & Defense	4.0%
Communications Equipment	4.0%
Other	44.1%
Cash & Equivalents — Net	0.0%

Shareholder Expense Example				Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,098.30	$1,093.70	$1,094.20	$1,097.70	$1,096.80	$1,099.20	$1,099.60	$1,098.43
Expenses Paid During Period	$6.82	$10.69	$10.70	$6.81	$8.11	$5.52	$5.00	$6.30

				Hypothetical Performance
				(5% return before expenses)			Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.30	$1,014.58	$1,014.58	$1,018.30	$1,017.06	$1,019.54	$1,020.03	$1,018.79
Expenses Paid During Period	$6.56	$10.29	$10.29	$6.56	$7.80	$5.31	$4.81	$6.06
For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.31% for Class A, 2.06% for Class B, 2.06% for Class C, 1.31% for Class D, 1.56% for Class R, 1.06% for Class P, 0.96% for Institutional Class and 1.21% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   11

Allianz AGIC Systematic Growth Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz AGIC Systematic Growth Fund (the “Fund”) returned 30.27%, underperforming its benchmark, the Russell 1000 Growth Index (the “benchmark index”), which returned 35.01% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12- month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, materials and consumer discretionary. While telecommunication services, health care and information technology sectors were the worst performing sectors, they all gained in excess of 20% during the 12-months ended June 30, 2011.
Stock selection and sector allocation hold back the Fund’s performance
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Stock selection was the main driver of the Fund’s underperformance, with holdings in the information technology, consumer staples and industrials sectors being the largest detractors. This was somewhat offset by positive stock selection in telecommunication services, health care and materials.
Sector allocation was also a drag on performance, as underweights in consumer staples and materials, along with an overweight in utilities, were not rewarded. In contrast, having underweights in health care and information technology, and an overweight in energy and telecommunication services were the most beneficial for performance during the reporting period.
In terms of individual holdings, the largest detractors from absolute performance were consumer staples company Supervalu, Inc. and information technology firms Marvell Technology Group and Hewlett Packard Co. The largest contributors to absolute performance were energy company Exxon Mobil Corp., information technology firm Apple, Inc. and consumer discretionary company Chipotle Mexican Grill.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the consumer discretionary, energy and utilities sectors, whereas the largest relative underweights were in the consumer staples, financials and materials sectors.
Average Annual Total Return for the period ended June 30, 2011

			Fund Inception†
	1 Year	5 Years	(7/19/02)
Allianz AGIC Systematic Growth Fund Class A	30.27%	3.28%	6.06%
Allianz AGIC Systematic Growth Fund Class A (adjusted)	23.11%	2.12%	5.39%
Allianz AGIC Systematic Growth Fund Class B	29.37%	2.51%	5.34%
Allianz AGIC Systematic Growth Fund Class B (adjusted)	24.37%	2.15%	5.34%
Allianz AGIC Systematic Growth Fund Class C	29.34%	2.53%	5.27%
Allianz AGIC Systematic Growth Fund Class C (adjusted)	28.34%	2.53%	5.27%
Allianz AGIC Systematic Growth Fund Class D	30.31%	3.28%	6.05%
Allianz AGIC Systematic Growth Fund Class P	30.62%	3.58%	6.37%
Allianz AGIC Systematic Growth Fund Institutional Class	30.86%	3.69%	6.48%
Allianz AGIC Systematic Growth Fund Administrative Class	30.55%	3.44%	6.22%
Russell 1000 Growth Index	35.01%	5.33%	7.75%
Lipper Large-Cap Growth Funds Average	32.68%	4.05%	6.10%

†	The Fund began operations on 7/19/02. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 7/31/02.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.17% for Class A shares, 1.92% for Class B shares, 1.92% for Class C shares, 1.17% for Class D shares, 0.91% for Class P shares, 0.81% for Institutional Class shares and 1.06% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
12 Allianz Funds

Allianz AGIC Systematic Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	12.2%
Software	9.3%
Machinery	5.7%
Pharmaceuticals	5.7%
Hotels, Restaurants & Leisure	5.0%
Computers & Peripherals	4.6%
Semiconductors & Semiconductor Equipment	4.4%
Health Care Equipment & Supplies	3.9%
Other	49.8%
Cash & Equivalents — Net	(0.6)%

Shareholder Expense Example	Actual Performance
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,063.90	$1,059.70	$1,059.70	$1,063.90	$1,065.20	$1,065.80	$1,064.70
Expenses Paid During Period	$6.04	$9.86	$9.86	$6.04	$4.71	$4.20	$5.53

	Hypothetical Performance
	(5% return before expenses)
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.94	$1,015.22	$1,015.22	$1,018.94	$1,020.23	$1,020.73	$1,019.44
Expenses Paid During Period	$5.91	$9.64	$9.64	$5.91	$4.61	$4.11	$5.41
For each class of the Fund, expenses are equal to the expense ratio for the class (1.18% for Class A, 1.93% for Class B, 1.93% for Class C, 1.18% for Class D, 0.92% for Class P, 0.82% for Institutional Class and 1.08% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   13

Allianz AGIC Target Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A Shares of Allianz AGIC Target Fund (the “Fund”) returned 40.99%, at Net Asset Value (“NAV”), underperforming its benchmark, the Russell Midcap Growth Index (the “benchmark index”), which returned 43.25% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12-month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were consumer discretionary, materials and consumer staples. While telecommunication services, utilities and health care were the worst performing sectors, they all gained in excess of 20% during the 12 months ended June 30, 2011.
Sector allocation detracts from results, while stock selection adds value
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Sector allocation, overall, detracted from the Fund’s relative results, whereas security selection was positive for performance.
From a sector allocation perspective, overweights in telecommunication services and energy, along with an underweight in information technology, detracted the most from results. In contrast, underweights in financials and utilities benefited the Fund’s relative performance during the period.
In terms of stock selection, the Fund’s holdings in the energy, industrials and consumer discretionary sectors added the most value during the period. This was somewhat offset by stock selection in the financials, consumer staples and health care sectors.
In terms of individual holdings, the largest contributors to absolute performance were health care company Wellcare Group, Inc., industrials firm KBR, Inc. and information technology company Altera Corp. The largest detractors from absolute performance were health care company Nuvasive, Inc., information technology firm CREE, Inc. and consumer discretionary company Vera Bradley, Inc.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, telecommunication services and health care sectors, whereas the largest relative underweights were in the consumer discretionary, materials and consumer staples sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(12/17/92)
Allianz AGIC Target Fund Class A	40.99%	5.59%	2.97%	10.05%
Allianz AGIC Target Fund Class A (adjusted)	33.24%	4.40%	2.38%	9.71%
Allianz AGIC Target Fund Class B	39.84%	4.80%	2.43%	9.74%
Allianz AGIC Target Fund Class B (adjusted)	34.84%	4.49%	2.43%	9.74%
Allianz AGIC Target Fund Class C	39.96%	4.80%	2.20%	9.26%
Allianz AGIC Target Fund Class C (adjusted)	38.96%	4.80%	2.20%	9.26%
Allianz AGIC Target Fund Class D	40.89%	5.59%	2.97%	10.05%
Allianz AGIC Target Fund Class P	41.25%	5.87%	3.26%	10.36%
Allianz AGIC Target Fund Institutional Class	41.44%	5.99%	3.37%	10.47%
Allianz AGIC Target Fund Administrative Class	41.06%	5.72%	3.12%	10.26%
Russell Midcap Growth Index	43.25%	6.28%	5.52%	9.00%
Lipper Multi-Cap Growth Funds Average	35.37%	4.92%	3.20%	8.53%

†	The Fund began operations on 12/17/92. Benchmark and Lipper performance comparisons began on 12/31/92.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.21% for Class A shares, 1.96% for Class B shares, 1.96% for Class C shares, 1.21% for Class D shares, 0.96% for Class P shares, 0.87% for Institutional Class shares and 1.12% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
14 Allianz Funds

Allianz AGIC Target Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	7.3%
Software	6.6%
Textiles, Apparel & Luxury Goods	6.0%
Semiconductors & Semiconductor Equipment	5.0%
Chemicals	4.9%
Media	4.0%
Pharmaceuticals	4.0%
Health Care Providers & Services	3.8%
Other	56.2%
Cash & Equivalents — Net	2.2%
Shareholder Expense Example

	Actual Performance
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,080.10	$1,075.80	$1,076.50	$1,079.60	$1,081.20	$1,082.00	$1,080.60
Expenses Paid During Period	$6.24	$10.09	$10.09	$6.24	$4.95	$4.44	$5.73

	Hypothetical Performance
	(5% return before expenses)
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.79	$1,015.08	$1,015.08	$1,018.79	$1,020.03	$1,020.53	$1,019.29
Expenses Paid During Period	$6.06	$9.79	$9.79	$6.06	$4.81	$4.31	$5.56
For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.21% for Class A, 1.96% for Class B, 1.96% for Class C, 1.21% for Class D, 0.96% for Class P, 0.86% for Institutional Class and 1.11% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011  15

Allianz NFJ All-Cap Value Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ All-Cap Value Fund (the “Fund”) returned 36.26%, outperforming its benchmark, the Russell 3000 Value Index (the “benchmark index”), which returned 29.13% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12- month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, materials and telecommunication services. Financials was the worst performing sector, as it gained less than 13%, whereas the next two relative laggards, consumer staples and information technology, both gained in excess of 20% during the 12 months ended June 30, 2011.
Stock selection and sector allocation drive the fund’s outperformance
Stock selection was the largest driver of the Fund’s outperformance during the reporting period. The Fund’s holdings in the consumer discretionary, financials and health care sectors added the most value during the period. This was somewhat offset by stock selection in the energy, materials and industrials sectors.
Sector allocation was also positive for performance, with an overweight in energy and underweights in financials and health care being the most beneficial for performance during the reporting period. In contrast, an overweight in information technology and an underweight in industrials were not rewarded.
The largest individual contributors to absolute performance were consumer discretionary company CBS Corp., consumer staples firm Corn Products International, Inc. and consumer discretionary company Limited Brands, Inc. On the downside, financials company Bank of America Corp., consumer staples firm Supervalu, Inc. and industrials company Avery Dennison Corp. were the largest detractors from absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, utilities and materials sectors, whereas the largest relative underweights were in the financials, consumer staples and industrials sectors.
Average Annual Total Return for the period ended June 30, 2011

			Fund Inception†
	1 Year	5 Years	(7/19/02)
Allianz NFJ All-Cap Value Fund Class A	36.26%	0.17%	8.17%
Allianz NFJ All-Cap Value Fund Class A (adjusted)	28.77%	-0.96%	7.49%
Allianz NFJ All-Cap Value Fund Class B	35.34%	-0.56%	7.45%
Allianz NFJ All-Cap Value Fund Class B (adjusted)	30.34%	-0.82%	7.45%
Allianz NFJ All-Cap Value Fund Class C	35.18%	-0.60%	7.34%
Allianz NFJ All-Cap Value Fund Class C (adjusted)	34.18%	-0.60%	7.34%
Allianz NFJ All-Cap Value Fund Class D	36.35%	0.18%	8.17%
Allianz NFJ All-Cap Value Fund Class P	36.63%	0.45%	8.49%
Allianz NFJ All-Cap Value Fund Institutional Class	36.74%	0.56%	8.61%
Allianz NFJ All-Cap Value Fund Administrative Class	36.32%	0.30%	8.33%
Russell 3000 Value Index	29.13%	1.23%	7.64%
Lipper Multi-Cap Value Funds Average	30.38%	1.69%	7.00%

†	The Fund began operations on 7/19/02. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 7/31/02.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.32% for Class A shares, 2.07% for Class B shares, 2.07% for Class C shares, 1.32% for Class D shares, 1.07% for Class P shares, 0.97% for Institutional Class shares and 1.22% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
16 Allianz Funds

Allianz NFJ All-Cap Value Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	13.8%
Pharmaceuticals	8.1%
Insurance	7.6%
Health Care Providers & Services	5.5%
Gas Utilities	5.1%
Metals & Mining	4.6%
Commercial Services & Supplies	4.4%
Diversified Financial Services	4.0%
Other	45.9%
Cash & Equivalents — Net	1.0%
Shareholder Expense Example

	Actual Performance
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,098.40	$1,095.00	$1,094.30	$1,099.10	$1,099.30	$1,100.70	$1,098.10
Expenses Paid During Period	$6.87	$10.75	$10.75	$6.87	$5.57	$4.95	$6.40

	Hypothetical Performance
	(5% return before expenses)
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.25	$1,014.53	$1,014.53	$1,018.25	$1,019.49	$1,020.08	$1,018.70
Expenses Paid During Period	$6.61	$10.34	$10.34	$6.61	$5.36	$4.76	$6.16
For each class of the Fund, expenses are equal to the expense ratio for the class (1.32% for Class A, 2.07% for Class B, 2.07% for Class C, 1.32% for Class D, 1.07% for Class P, 0.95% for Institutional Class and 1.23% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30 2011   17

Allianz NFJ Dividend Value Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ Dividend Value Fund (the “Fund”) returned 31.56%, outperforming its benchmark, the Russell 1000 Value Index (the “benchmark index”), which returned 28.94% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12- month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, materials and consumer discretionary. Financials was the worst performing sector, as it gained less than 13%, whereas the next two relative laggards, consumer staples and information technology, both gained in excess of 20% during the 12 months ended June 30, 2011.
Sector allocation and stock selection drive the Fund’s outperformance
Sector allocation was the largest driver of the Fund’s outperformance during the reporting period. An overweight in energy and materials and an underweight in financials were most beneficial for performance. In contrast, an underweight in consumer discretionary and overweights in information technology and health care were not rewarded.
Stock selection was also positive for performance, with the Fund’s holdings in consumer staples, materials and consumer discretionary adding the most value during the period. This was somewhat offset by stock selection in the energy, industrials and telecommunication services sectors.
The largest individual contributors to absolute performance were energy company ConocoPhillips Co., health care firm Pfizer, Inc. and materials company Freeport-McMoRan Copper & Gold. On the downside, financials companies Hudson City Bancorp and JPMorgan Chase & Co. and industrials firm Pitney Bowes, Inc. were the largest detractors from absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, information technology and materials sectors, whereas the largest relative underweights were in the financials, consumer discretionary and utilities sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(5/8/00)
Allianz NFJ Dividend Value Fund Class A	31.56%	0.74%	5.44%	7.01%
Allianz NFJ Dividend Value Fund Class A (adjusted)	24.32%	-0.39%	4.85%	6.47%
Allianz NFJ Dividend Value Fund Class B	30.55%	-0.03%	4.89%	6.51%
Allianz NFJ Dividend Value Fund Class B (adjusted)	25.55%	-0.35%	4.89%	6.51%
Allianz NFJ Dividend Value Fund Class C	30.43%	-0.02%	4.65%	6.21%
Allianz NFJ Dividend Value Fund Class C (adjusted)	29.43%	-0.02%	4.65%	6.21%
Allianz NFJ Dividend Value Fund Class D	31.53%	0.74%	5.44%	7.00%
Allianz NFJ Dividend Value Fund Class R	31.09%	0.48%	5.18%	6.74%
Allianz NFJ Dividend Value Fund Class P	31.81%	1.00%	5.78%	7.36%
Allianz NFJ Dividend Value Fund Institutional Class	31.89%	1.10%	5.88%	7.46%
Allianz NFJ Dividend Value Fund Administrative Class	31.67%	0.86%	5.61%	7.19%
Russell 1000 Value Index	28.94%	1.15%	3.99%	4.21%
Lipper Equity Income Funds Average	29.79%	3.47%	4.46%	4.73%

†	The Fund began operations on 5/8/00. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 4/30/00.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.07% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares, 1.07% for Class D shares, 1.32% for Class R shares, 0.82% for Class P shares, 0.72% for Institutional Class shares and 0.97% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
18 Allianz Funds

Allianz NFJ Dividend Value Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	16.6%
Pharmaceuticals	10.3%
Insurance	5.1%
Commercial Banks	4.0%
Commercial Services & Supplies	4.0%
Semiconductors & Semiconductor Equipment	3.8%
Aerospace & Defense	3.8%
Diversified Telecommunication Services	3.6%
Other	44.4%
Cash & Equivalents — Net	4.4%
Shareholder Expense Example

	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class R	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,072.60	$1,069.40	$1,068.30	$1,072.70	$1,074.50	$1,071.60	$1,074.10	$1,073.30
Expenses Paid During Period	$5.45	$9.29	$9.28	$5.45	$4.17	$6.73	$3.65	$4.94

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class P	Class R	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,019.54	$1,015.82	$1,015.82	$1,019.54	$1,020.78	$1,018.30	$1,021.27	$1,020.03
Expenses Paid During Period	$5.31	$9.05	$9.05	$5.31	$4.06	$6.56	$3.56	$4.81
For each class of the Fund, expenses are equal to the expense ratio for the class (1.06% for Class A, 1.81% for Class B, 1.81% for Class C, 1.06% for Class D, 0.81% for Class P, 1.31% for Class R, 0.71% for Institutional Class and 0.96% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   19

Allianz NFJ Large-Cap Value Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ Large-Cap Value Fund (the “Fund”) returned 28.69%, outperforming its benchmark, the Russell Top 200 Value Index (the “benchmark index”), which returned 26.52% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12- month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as nine of the 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, materials and telecommunication services. Financials was the worst performing sector, as it gained less than 6%, whereas the next two relative laggards, utilities and consumer staples, both gained in excess of 19% during the 12 months ended June 30, 2011.
Stock selection and sector allocation drive the Fund’s outperformance
Stock selection was the largest driver of the Fund’s outperformance during the reporting period. The Fund’s holdings in the financials, consumer discretionary and utilities sectors added the most value during the period. This was somewhat offset by stock selection in the energy, health care and telecommunication services sectors.
Sector allocation was also positive for performance, with overweights in energy and materials and an underweight in financials being the most beneficial for performance during the reporting period. In contrast, underweights in health care and industrials, and an overweight in utilities were not rewarded.
The largest individual contributors to absolute performance were energy companies Chevron Corp., ConocoPhillips Co., and Marathon Oil Corp. On the downside, financials companies Goldman Sachs Group and Bank of America Corp., and energy firm Peabody Energy Corp. were the largest detractors from absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, information technology and utilities sectors, whereas the largest relative underweights were in the financials, health care and industrials sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(5/8/00)
Allianz NFJ Large-Cap Value Fund Class A	28.69%	-1.11%	4.49%	5.66%
Allianz NFJ Large-Cap Value Fund Class A (adjusted)	21.61%	-2.23%	3.90%	5.13%
Allianz NFJ Large-Cap Value Fund Class B	27.81%	-1.86%	3.86%	5.10%
Allianz NFJ Large-Cap Value Fund Class B (adjusted)	22.81%	-2.22%	3.86%	5.10%
Allianz NFJ Large-Cap Value Fund Class C	27.74%	-1.86%	3.71%	4.88%
Allianz NFJ Large-Cap Value Fund Class C (adjusted)	26.74%	-1.86%	3.71%	4.88%
Allianz NFJ Large-Cap Value Fund Class D	28.72%	-1.11%	4.49%	5.66%
Allianz NFJ Large-Cap Value Fund Class R	28.41%	-1.36%	4.28%	5.45%
Allianz NFJ Large-Cap Value Fund Class P	29.03%	-0.81%	4.84%	6.03%
Allianz NFJ Large-Cap Value Fund Institutional Class	29.18%	-0.74%	4.94%	6.12%
Allianz NFJ Large-Cap Value Fund Administrative Class	28.88%	-1.01%	4.67%	5.86%
Russell Top 200 Value Index	26.52%	0.01%	2.14%	2.07%
Lipper Large-Cap Value Funds Average	28.33%	1.08%	3.10%	3.58%

†	The Fund began operations on 5/8/00. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 4/30/00.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.12% for Class A shares, 1.87% for Class B shares, 1.87% for Class C shares, 1.12% for Class D shares, 1.37% for Class R shares, 0.87% for Class P shares, 0.77% for Institutional Class shares and 1.02% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
20 Allianz Funds

Allianz NFJ Large-Cap Value Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	14.3%
Pharmaceuticals	12.6%
Insurance	9.9%
Diversified Telecommunication Services	6.7%
Food & Staples Retailing	4.1%
Electric Utilities	3.9%
Capital Markets	3.4%
Media	3.2%
Other	40.6%
Cash & Equivalents — Net	1.3%
Shareholder Expense Example

	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,065.70	$1,061.90	$1,061.90	$1,065.30	$1,064.80	$1,066.90	$1,067.50	$1,066.70
Expenses Paid During Period	$5.69	$9.51	$9.51	$5.68	$6.96	$4.41	$3.90	$5.18

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,019.29	$1,015.57	$1,015.57	$1,019.29	$1,018.05	$1,020.53	$1,021.03	$1,019.79
Expenses Paid During Period	$5.56	$9.30	$9.30	$5.56	$6.80	$4.31	$3.81	$5.06
For each class of the Fund, expenses are equal to the expense ratio for the class (1.11% for Class A, 1.86% for Class B, 1.86% for Class C, 1.11% for Class D, 1.36% for Class R, 0.86% for Class P, 0.76% for Institutional Class, and 1.01% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Anual Report June 30 2011    21

Allianz NFJ Mid-Cap Value Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ Mid-Cap Value Fund (the “Fund”) returned 28.69%, underperforming its benchmark, the Russell Midcap Value Index (the “benchmark index”), which returned 34.28% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12 month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, health care and consumer discretionary. While the information technology, financials and utilities sectors were the worst performing sectors, they all gained in excess of 20% during the 12 months ended June 30, 2011.
Stock selection detracts from results, while sector allocation adds value
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Stock selection detracted from the Fund’s relative results, whereas sector allocation was a positive for performance.
In terms of stock selection, the Fund’s holdings in the consumer discretionary, materials and financials sectors were the largest detractors from performance during the reporting period. This was somewhat offset by positive stock selection in the information technology and health care sectors.
Sector allocation was a positive for performance, with an underweight in financials and overweights in health care and consumer discretionary being the most beneficial for performance during the reporting period. In contrast, an overweight in information technology was not rewarded.
The largest individual detractors from absolute performance were consumer discretionary companies Gap, Inc. and RadioShack Corp, and consumer staples firm Supervalu, Inc. In contrast, consumer staples company Corn Products International., Inc., consumer discretionary firm Limited Brands, Inc. and industrials company Fluor Corp. were the largest contributors to absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the consumer staples, materials and consumer discretionary sectors, whereas the largest relative underweights were in the financials, industrials and energy sectors.
Average Annual Total Return for the period ended June 30, 2011

		Fund Inception†
	1 Year	(8/21/06)
Allianz NFJ Mid-Cap Value Fund Class A	28.69%	1.97%
Allianz NFJ Mid-Cap Value Fund Class A (adjusted)	21.64%	0.80%
Allianz NFJ Mid-Cap Value Fund Class C	27.56%	1.19%
Allianz NFJ Mid-Cap Value Fund Class C (adjusted)	26.56%	1.19%
Allianz NFJ Mid-Cap Value Fund Class D	28.67%	1.99%
Allianz NFJ Mid-Cap Value Fund Class P	28.99%	2.25%
Allianz NFJ Mid-Cap Value Fund Institutional Class	29.16%	2.35%
Russell Midcap Value Index	34.28%	3.95%
Lipper Mid-Cap Value Funds Average	33.55%	3.63%

†	The Fund began operations on 8/21/06. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 8/31/06.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.28% for Class A shares, 2.03% for Class C shares, 1.28% for Class D shares, 1.03% for Class P shares and 0.93% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
22 Allianz Funds

Allianz NFJ Mid-Cap Value Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Insurance	7.4%
Oil, Gas & Consumable Fuels	7.1%
Real Estate Investment Trust	6.4%
Health Care Providers & Services	6.3%
Food Products	5.2%
Gas Utilities	5.2%
Multi-Utilities	5.0%
Metals & Mining	4.6%
Other	52.1%
Cash & Equivalents — Net	0.7%
Shareholder Expense Example

	Actual Performance
					Institutional
	Class A	Class C	Class D	Class P	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,065.00	$1,060.70	$1,065.70	$1,066.70	$1,067.00
Expenses Paid During Period	$6.45	$10.27	$6.45	$5.18	$4.66

	Hypothetical Performance
	(5% return before expenses)
					Institutional
	Class A	Class C	Class D	Class P	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.55	$1,014.83	$1,018.55	$1,019.79	$1,020.28
Expenses Paid During Period	$6.31	$10.04	$6.31	$5.06	$4.56
For each class of the Fund, expenses are equal to the expense ratio for the class (1.26% for Class A, 2.01% for Class C, 1.26% for Class D, 1.01% for Class P and 0.91% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   23

Allianz NFJ Renaissance Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ Renaissance Fund (the “Fund”) returned 33.15%, underperforming its benchmark, the Russell Midcap Value Index (the “benchmark index”), which returned 34.28% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12- month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were energy, health care and consumer discretionary. While the information technology, financials and utilities sectors were the worst performing sectors, they all gained in excess of 20% during the 12 months ended June 30, 2011.
Stock selection detracts from results, while sector allocation adds value
Despite posting a strong absolute return, the Fund lagged its benchmark during the reporting period. Stock selection detracted from the Fund’s relative results, whereas sector allocation was a positive for performance.
In terms of stock selection, the Fund’s holdings in the energy, consumer discretionary and consumer staples sectors were the largest detractors from performance during the reporting period. This was somewhat offset by positive stock selection in the materials, financials and information technology sectors.
Sector allocation was a positive for performance, with an underweight in financials and overweights in energy and materials being the most beneficial for performance during the reporting period. In contrast, underweights in utilities and telecommunications services and an overweight in consumer staples were not rewarded.
The largest individual detractors from absolute performance were consumer discretionary company Gap, Inc., information technology firm Computer Sciences Co. and materials company Kinross Gold Corp. In contrast, materials company CF Industries Holdings, Inc., energy firm El Paso Corp. and industrials company KBR, Inc. were the largest contributors to absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the materials, consumer staples and energy sectors, whereas the largest relative underweights were in the financials, utilities and industrials sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(4/18/88)
Allianz NFJ Renaissance Class A	33.15%	4.07%	6.17%	11.39%
Allianz NFJ Renaissance Class A (adjusted)	25.83%	2.90%	5.57%	11.12%
Allianz NFJ Renaissance Class B	32.19%	3.29%	5.62%	11.14%
Allianz NFJ Renaissance Class B (adjusted)	27.19%	3.01%	5.62%	11.14%
Allianz NFJ Renaissance Class C	32.19%	3.29%	5.38%	10.56%
Allianz NFJ Renaissance Class C (adjusted)	31.19%	3.29%	5.38%	10.56%
Allianz NFJ Renaissance Class D	33.15%	4.08%	6.17%	11.40%
Allianz NFJ Renaissance Class R	32.82%	3.82%	5.87%	11.03%
Allianz NFJ Renaissance Class P	33.43%	4.36%	6.47%	11.68%
Allianz NFJ Renaissance Institutional Class	33.61%	4.47%	6.58%	11.79%
Allianz NFJ Renaissance Administrative Class	33.28%	4.20%	6.36%	11.55%
Russell Midcap Value Index	34.28%	4.01%	8.42%	11.87%
Lipper Multi-Cap Core Funds Average	30.90%	2.97%	3.79%	9.70%

†	The Fund began operations on 4/18/88. Benchmark and Lipper performance comparisons began on 4/30/88.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.26% for Class A shares, 2.01% for Class B shares, 2.01% for Class C shares, 1.26% for Class D shares, 1.51% for Class R shares, 1.01% for Class P shares, 0.92% for Institutional Class shares and 1.17% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
24 Allianz Funds

Allianz NFJ Renaissance Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	9.8%
Metals & Mining	9.3%
Insurance	6.1%
Health Care Providers & Services	4.5%
Chemicals	4.1%
Multi-Utilities	3.8%
Beverages	3.1%
Machinery	3.1%
Other	52.5%
Cash & Equivalents — Net	3.7%
Shareholder Expense Example

	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value*	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,077.20	$1,073.90	$1,073.50	$1,077.90	$1,076.60	$1,078.10	$1,079.00	$1,078.20
Expenses Paid During Period	$6.49	$10.39	$10.39	$6.49	$7.83	$3.47	$4.74	$6.03

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.55	$1,014.78	$1,014.78	$1,018.55	$1,017.26	$1,019.84	$1,020.23	$1,018.99
Expenses Paid During Period	$6.31	$10.09	$10.09	$6.31	$7.60	$5.01	$4.61	$5.86

*	Class P commenced operations on February 28, 2011. The Actual Performance expense example for Class P is based on the period since inception; the Actual Performance expense example for Class A, Class B , Class C , Class D, Class R, Institutional Class, and Administrative Class and the Hypothetical Performance expense example for each class is based on the period beginning January 1, 2011.
For each class of the Fund, expenses are equal to the expense ratio for the class (1.26% for Class A, 2.02% for Class B, 2.02% for Class C, 1.26% for Class D, 1.52% for Class R, 1.00% for Class P, 0.92% for Institutional Class, and 1.17% for Administrative Class), multiplied by the average account value over the period, multiplied by 181(122 for Class P)/365 for the Actual Performance expense example and 181/365 for the Hypothetical Performance expense example (to reflect the one-half year period).
Annual Report June 30, 2011   25

Allianz NFJ Small-Cap Value Fund
(Unaudited)
Portfolio Insights
For the 12-month period ended June 30, 2011, Class A shares, at Net Asset Value (“NAV”), of Allianz NFJ Small-Cap Value Fund (the “Fund”) returned 32.33%, outperforming its benchmark, the Russell 2000 Value Index (the “benchmark index”), which returned 31.35% during the reporting period.
Despite a number of challenges, the U.S. stock market generated strong results during the 12-month period. There were several issues facing investors during the period, including continued high unemployment, weakness in the housing market, geopolitical events, the natural disaster in Japan, the ongoing European sovereign debt crisis and inflationary pressures. However, to a great extent, investors looked past these issues and focused on the ongoing economic expansion and corporate profits that were often better than expected. In most cases, periods of market weakness were quickly replaced with renewed investor risk appetite.
Gains in the market were broad-based during the reporting period, as all 10 of the sectors in the benchmark index generated double-digit gains. The best performing sectors were materials, energy and health care. While the financials, consumer staples and utilities sectors were the worst performing sectors, they all gained in excess of 19% during the 12 months ended June 30, 2011.
Sector allocation adds value, while stock selection detracts from results
Sector allocation was the largest driver of the Fund’s outperformance during the reporting period. An underweight in financials and overweights in energy and materials were the most beneficial for performance. In contrast, an overweight in consumer staples and underweights in information technology and industrials were not rewarded.
Stock selection was negative for performance, with the Fund’s holdings in materials, energy and health care detracting the most during the reporting period. This was somewhat offset by positive stock selection in the industrials, financials and consumer staples sectors.
The largest individual detractors from absolute performance were consumer discretionary company RadioShack Corp., energy firm Frontline Ltd. and consumer discretionary company Jones Group, Inc. In contrast, energy company HollyFrontier Corp., health care firm Cooper Companies, Inc. and energy company Berry Petroleum Co. were the largest contributors to absolute performance.
On average during the reporting period, the Fund’s largest overweights relative to the benchmark index were in the energy, materials and consumer staples sectors, whereas the largest relative underweights were in the financials, information technology and industrials sectors.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(10/1/91)
Allianz NFJ Small-Cap Value Fund Class A	32.33%	7.16%	11.10%	12.29%
Allianz NFJ Small-Cap Value Fund Class A (adjusted)	25.05%	5.96%	10.47%	11.97%
Allianz NFJ Small-Cap Value Fund Class B	31.36%	6.36%	10.51%	11.99%
Allianz NFJ Small-Cap Value Fund Class B (adjusted)	26.36%	6.05%	10.51%	11.99%
Allianz NFJ Small-Cap Value Fund Class C	31.36%	6.36%	10.27%	11.46%
Allianz NFJ Small-Cap Value Fund Class C (adjusted)	30.36%	6.36%	10.27%	11.46%
Allianz NFJ Small-Cap Value Fund Class D	32.33%	7.16%	11.10%	12.30%
Allianz NFJ Small-Cap Value Fund Class R	32.05%	6.90%	10.81%	11.95%
Allianz NFJ Small-Cap Value Fund Class P	32.64%	7.46%	11.44%	12.63%
Allianz NFJ Small-Cap Value Fund Institutional Class	32.88%	7.59%	11.56%	12.75%
Allianz NFJ Small-Cap Value Fund Administrative Class	32.54%	7.33%	11.16%	12.41%
Russell 2000 Value Index	31.35%	2.24%	7.53%	11.52%
Lipper Small-Cap Core Funds Average	36.29%	4.00%	7.15%	10.77%

†	The Fund began operations on 10/1/91. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 9/30/91.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s gross expense ratios are 1.23% for Class A shares, 1.98% for Class B shares, 1.98% for Class C shares, 1.23% for Class D shares, 1.48% for Class R shares, 0.99% for Class P shares, 0.83% for Institutional Class shares and 1.08% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 10/31/11. The Fund’s expense ratios net of this reduction are 1.20% for Class A shares, 1.95% for Class B shares, 1.95% for Class C shares, 1.20% for Class D shares, 1.45% for Class R shares, 0.96% for Class P shares, 0.75% for Institutional Class shares and 1.00% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
26 Allianz Funds

Allianz NFJ Small-Cap Value Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Oil, Gas & Consumable Fuels	15.7%
Metals & Mining	5.9%
Chemicals	5.9%
Machinery	5.0%
Health Care Equipment & Supplies	4.9%
Gas Utilities	4.3%
Real Estate Investment Trust	3.9%
Commercial Banks	3.9%
Other	45.1%
Cash & Equivalents — Net	5.4%
Shareholder Expense Example

	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,074.60	$1,070.50	$1,070.50	$1,074.90	$1,073.50	$1,076.20	$1,077.00	$1,075.80
Expenses Paid During Period	$6.02	$9.86	$9.86	$6.02	$7.30	$4.74	$3.97	$5.25

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,018.99	$1,015.27	$1,015.27	$1,018.99	$1,017.75	$1,020.23	$1,020.98	$1,019.74
Expenses Paid During Period	$5.86	$9.59	$9.59	$5.86	$7.10	$4.61	$3.86	$5.11
For each class of the Fund, expenses are equal to the expense ratio for the class (1.17% for Class A, 1.92% for Class B, 1.92% for Class C, 1.17% for Class D, 1.42% for Class R, 0.92% for Class P, 0.77% for Institutional Class, and 1.02% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30 2011   27

Allianz RCM Large-Cap Growth Fund
(Unaudited)
Portfolio Insights
The Allianz RCM Large-Cap Growth Fund Class A delivered a strong annual return during the period, gaining 28.78%, at NAV. However the Fund did underperform the Russell 1000 Growth benchmark Index as adverse stock selection in the energy, financials and consumer sectors drove the relative shortfall.
There were areas of strength in the Fund. Specifically, stock selection in technology and industrials positively contributed to the relative return. Notably, some technology holdings closely tied to video streaming and cloud computing outperformed delivering high double-digit and even triple digit returns. Some industrial holdings closely tied to an expanding global economy also outperformed.
On the negative side of the ledger, the Fund’s exposure to natural gas related stocks hurt relative returns. While we thought natural gas demand was recovering early in 2010, natural gas supplies ultimately outpaced demand. This negatively impacted the Fund’s relative return in the back half of last year. Compounding matters, the unrest in the Middle East led to a rise in oil prices during the first half of 2011. Concerns of an oil supply shock spooked investors who moved money into a big diversified oil company that is a sizable part of the Fund’s benchmark. Not owning this benchmark holding hurt relative returns.
Market Environment
U.S. equities rallied during the past year, fueled by better-than-expected economic reports and strong corporate profits. The S&P 500 Index rose over 30% and the Russell 1000 Growth Index rose 35% during the period.
The market also moved higher during the later part of 2010 as the Federal Reserve pledged to pump an additional $600 billion into the economy through Treasury bond purchases. Additional stimulus was also embedded in the $858 billion tax legislation signed into law in December.
However, early in 2011 unrest in the Middle East led to a rise in oil prices, and disasters in Japan disrupted supply chains for the automotive and technology industries. Following these unexpected shocks, data showed that the economic recovery slowed. Acknowledging the slowdown, the Federal Reserve lowered its forecast for economic growth for the remainder of the year. The central bank still ended its bond buying at the end of June.
Developments in Greece also disrupted equity markets in 2011. There are concerns Greece will not be able to repay its debt following last year’s €110 billion bailout. The Greek government seeks an additional bailout of approximately €100 billion.
Looking Forward
Unexpected shocks in the Middle East and Japan earlier in the year resulted in a spike in crude oil prices and supply-chain disruptions for the automotive and semiconductor sectors. These events appear to have slowed the economy. Consequently, over the past few months many economic forecasts have been ratcheted lower. The Federal Reserve also lowered its growth forecast. The central bank now expects U.S. gross domestic product (GDP) will rise by 2.7-2.9% this year.
RCM anticipates economic growth of 3%, driven by strong corporate profitability and a relatively benign interest rate and inflationary backdrop. We believe the economic slowdown is temporary and should start seeing improvements in the coming months. There are already some signs the disruptions are passing. Crude oil and commodity prices moderated during the quarter and Japanese manufacturing appears to be recovering.
While stocks may continue to be volatile in the near-term, we maintain our positive view on U.S. equities over the next 12 months. From a company-specific standpoint, we believe we are likely to see fairly strong earnings from many industrial companies, which we believe will act as a catalyst for the overall market within the next year. We continue to favor technology, industrials and energy going into the back half of the year. We prefer health care over consumer staples, as health care companies are showing some positive earnings revision and growth momentum, especially within wholesale distributors and managed care companies.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(12/31/96)
Allianz RCM Large-Cap Growth Fund Class A	28.78%	3.79%	1.57%	6.31%
Allianz RCM Large-Cap Growth Fund Class A (adjusted)	21.70%	2.62%	0.99%	5.89%
Allianz RCM Large-Cap Growth Fund Class B	27.79%	3.02%	0.96%	5.87%
Allianz RCM Large-Cap Growth Fund Class B (adjusted)	22.79%	2.67%	0.96%	5.87%
Allianz RCM Large-Cap Growth Fund Class C	27.84%	3.02%	0.81%	5.52%
Allianz RCM Large-Cap Growth Fund Class C (adjusted)	26.84%	3.02%	0.81%	5.52%
Allianz RCM Large-Cap Growth Fund Class D	28.76%	3.79%	1.61%	6.40%
Allianz RCM Large-Cap Growth Fund Class R	28.37%	3.53%	1.31%	6.04%
Allianz RCM Large-Cap Growth Fund Class P	29.06%	4.11%	1.89%	6.65%
Allianz RCM Large-Cap Growth Fund Institutional Class	29.30%	4.20%	1.99%	6.76%
Allianz RCM Large-Cap Growth Fund Administrative Class	28.92%	3.95%	1.75%	6.50%
Russell 1000 Growth Index	35.01%	5.33%	2.24%	4.90%
Lipper Large-Cap Growth Funds Average	32.68%	4.05%	1.88%	5.25%

†	The Fund began operations on 12/31/96. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 12/31/96.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.11% for Class A shares, 1.86% for Class B shares, 1.86% for Class C shares, 1.11% for Class D shares, 1.36% for Class R shares, 0.87% for Class P shares, 0.77% for Institutional Class shares and 1.01% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
28 Allianz Funds

Allianz RCM Large-Cap Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Computers & Peripherals	10.3%
Energy Equipment & Services	7.5%
Machinery	7.2%
Hotels, Restaurants & Leisure	5.4%
Health Care Providers & Services	5.3%
Oil, Gas & Consumable Fuels	4.9%
Software	4.6%
Metals & Mining	4.6%
Other	48.7%
Cash & Equivalents — Net	1.5%
Shareholder Expense Example

	Actual Performance
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,034.10	$1,029.80	$1,029.70	$1,034.10	$1,031.90	$1,035.80	$1,036.40	$1,034.60
Expenses Paid During Period	$5.60	$9.36	$9.36	$5.60	$6.75	$4.34	$3.84	$5.10

	Hypothetical Performance
	(5% return before expenses)
							Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,019.29	$1,015.57	$1,015.57	$1,019.29	$1,018.15	$1,020.53	$1,021.03	$1,019.79
Expenses Paid During Period	$5.56	$9.30	$9.30	$5.56	$6.71	$4.31	$3.81	$5.06
For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.11% for Class A, 1.86% for Class B, 1.86% for Class C, 1.11% for Class D, 1.34% for Class R, 0.86% for Class P, 0.76% for Institutional Class and 1.01% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   29

Allianz RCM Mid-Cap Fund
(Unaudited)
Portfolio Insights
The Allianz RCM Mid-Cap Fund Class A delivered a strong absolute return during the period, gaining 39.17%, at NAV. The Fund underperformed the Russell Midcap Growth benchmark Index, however, as exposure to regional banks and carrying frictional cash detracted from relative returns.
There were areas of strength in the Fund. Specifically, stock selection was strong in areas including technology, consumer staples, and industrials. Notably, investments tied to a video streaming company and a beverage maker were strong Fund performers. Investments in some auto equipment suppliers and material companies closely tied to an expanding global economy also outperformed.
On the negative side of the ledger, the Fund’s exposure to an interactive whiteboard maker and an airline company detracted from returns. In the consumer discretionary sector, exposure to a toy manufacturer and an education services company also adversely impacted the Fund’s relative return. Within technology, investments in the communication equipment makers weighed on performance.
Market Environment
U.S. equities rallied during the past year, fueled by better-than-expected economic reports and strong corporate profits. The Russell Midcap Growth Index rose 43.25% during the period.
The market also moved higher during the later part of 2010 as the Federal Reserve pledged to pump an additional $600 billion into the economy through Treasury bond purchases. Additional stimulus was also embedded in the $858 billion tax legislation signed into law in December.
However, early in 2011 unrest in the Middle East led to a rise in oil prices, and disasters in Japan disrupted supply chains for the automotive and technology industries. Following these unexpected shocks, data showed the economic recovery slowed. Acknowledging the slowdown, in Q2 the Federal Reserve lowered its forecast for economic growth for the remainder of the year. The central bank still ended its bond buying at the end of June.
Developments in Greece also disrupted equity markets in 2011. There are concerns Greece will not be able to repay its debt following last year’s €110 billion bailout. The Greek government seeks an additional bailout of approximately €100 billion.
Looking Forward
Unexpected shocks in the Middle East and Japan earlier in the year resulted in a spike in crude oil prices and supply-chain disruptions for the automotive and semiconductor sectors. These events appear to have slowed the economy. Consequently, over the past few months many economic forecasts have been ratcheted lower.
The Federal Reserve also lowered its growth forecast. The central bank now expects U.S. gross domestic product (GDP) will rise by 2.7-2.9% this year.
RCM anticipates a moderate reacceleration in economic growth in the second half of the year, driven by strong corporate profitability and a relatively benign interest rate and inflationary backdrop. We believe the economic slowdown is temporary and should start seeing improvements in the coming months. There are already some signs the disruptions are passing. Crude oil and commodity prices moderated during the quarter and Japanese manufacturing appears to be recovering.
While stocks may continue to be volatile in the near-term, we maintain our positive view on U.S. equities over the next 12 months. From a company-specific standpoint, we believe we are likely to see fairly strong earnings from many companies. We think this will act as a catalyst for the overall market. We continue to favor technology and industrials sectors going into the back half of the year. We prefer health care over consumer staples as health care companies are showing some positive earnings revision and growth momentum, especially wholesale distributors and managed care companies.
Average Annual Total Return for the period ended June 30, 2011

				Fund Inception†
	1 Year	5 Years	10 Years	(11/6/79)
Allianz RCM Mid-Cap Fund Class A	39.17%	7.16%	3.89%	13.49%
Allianz RCM Mid-Cap Fund Class A (adjusted)	31.51%	5.95%	3.30%	13.29%
Allianz RCM Mid-Cap Fund Class B	38.12%	6.38%	3.42%	13.29%
Allianz RCM Mid-Cap Fund Class B (adjusted)	33.12%	6.06%	3.42%	13.29%
Allianz RCM Mid-Cap Fund Class C	37.84%	6.33%	3.19%	12.71%
Allianz RCM Mid-Cap Fund Class C (adjusted)	36.84%	6.33%	3.19%	12.71%
Allianz RCM Mid-Cap Fund Class D	39.38%	7.21%	4.09%	13.74%
Allianz RCM Mid-Cap Fund Class R	38.98%	6.97%	3.82%	13.31%
Allianz RCM Mid-Cap Fund Institutional Class	39.90%	7.61%	4.50%	14.09%
Allianz RCM Mid-Cap Fund Administrative Class	39.11%	7.32%	4.16%	13.78%
Russell Midcap Index	38.47%	5.30%	7.59%	13.40%
Russell Midcap Growth Index	43.25%	6.28%	5.52%	12.41%
Lipper Multi-Cap Growth Funds Average	35.37%	4.92%	3.20%	11.04%

†	The Fund began operations on 11/6/79. Benchmark and Lipper performance comparisons began on 10/31/79.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s expense ratios are 1.14% for Class A shares, 1.89% for Class B shares, 1.89% for Class C shares, 1.14% for Class D shares, 1.38% for Class R shares, 0.80% for Institutional Class shares and 1.04% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
30 Allianz Funds

Allianz RCM Mid-Cap Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Semiconductors & Semiconductor Equipment	7.5%
Software	5.8%
Machinery	5.6%
Oil, Gas & Consumable Fuels	5.1%
Electrical Equipment	4.6%
Energy Equipment & Services	4.5%
Media	4.4%
Health Care Equipment & Supplies	4.3%
Other	55.9%
Cash & Equivalents — Net	2.3%
Shareholder Expense Example

	Actual Performance
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,071.90	$1,065.70	$1,066.20	$1,070.70	$1,068.20	$1,073.80	$1,069.80
Expenses Paid During Period	$5.81	$9.63	$9.63	$5.80	$7.08	$4.01	$5.29

	Hypothetical Performance
	(5% return before expenses)
						Institutional	Administrative
	Class A	Class B	Class C	Class D	Class R	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,019.19	$1,015.47	$1,015.47	$1,019.19	$1,017.95	$1,020.93	$1,019.69
Expenses Paid During Period	$5.66	$9.39	$9.39	$5.66	$6.90	$3.91	$5.16
For each class of the Fund, expenses are equal to the expense ratio for the class (1.13% for Class A, 1.88% for Class B, 1.88% for Class C, 1.13% for Class D, 1.38% for Class R, 0.78% for Institutional Class and 1.03% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   31

Allianz RCM Strategic Growth Fund
(Unaudited)
Portfolio Insights
The Allianz RCM Strategic Growth Fund Class A delivered an annual return of 31.92%, at NAV, underperforming the Russell 3000 Growth Index. The relative shortfall can be attributed to adverse stock selection in technology and energy, as well as an overweight in the health care and telecomm services sectors.
Technology and health care were the biggest areas of relative weakness during this period. In health care, some companies owned during the period faced competitive pressures and looming patent expirations. Exposure to a smartphone chipmaker also hurt relative returns as one of its large customers-BlackBerry-faces increasing competition.
Conversely, there were areas of strength in the Fund. Stock selection among consumer discretionary and industrial stocks positively contributed to the Fund’s return. Some industrial sector holdings that are closely tied to an expanding global economy were strong double-digit gainers. In consumer, a media and video streaming company were among the best performers.
Market Environment
U.S. equities rallied during the past year, fueled by better-than-expected economic reports and strong corporate profits. The Russell 3000 Growth Index-an all-cap growth proxy-rose over 35% during the period.
The market also moved higher during the later part of 2010 as the Federal Reserve pledged to pump an additional $600 billion into the economy through Treasury bond purchases. Additional stimulus was also embedded in the $858 billion tax legislation signed into law in December.
However, early in 2011 unrest in the Middle East led to a rise in oil prices, and disasters in Japan disrupted supply chains for the automotive and technology industries. Following these unexpected shocks, data showed that the economic recovery slowed. Acknowledging the slowdown, the Federal Reserve lowered its forecast for economic growth in Q2 for the remainder of the year. Despite the change, the central bank still ended its bond buying at the end of June.
Developments in Greece also disrupted equity markets in 2011. There are concerns that Greece will not be able to repay its debt following last year’s €110 billion bailout. The Greek government seeks an additional bailout of approximately €100 billion.
Looking Forward
Unexpected shocks in the Middle East and Japan earlier in the year resulted in a spike in crude oil prices and supply-chain disruptions for the automotive and semiconductor sectors. These events appear to have slowed the economy. Consequently, over the past few months many economic forecasts have been ratcheted lower. The Federal Reserve also lowered its growth forecast. The central bank now expects U.S. gross domestic product (GDP) will rise by 2.7-2.9% this year.
RCM anticipates economic growth of 3%, driven by strong corporate profitability and a relatively benign interest rate and inflationary backdrop. We believe the economic slowdown is temporary and should start seeing improvements in the coming months. There are already some signs that the disruptions are passing. Crude oil and commodity prices moderated during the quarter and Japanese manufacturing appears to be recovering.
While stocks may continue to be volatile in the near-term, we maintain our positive view on U.S. equities over the next 12 months. From a company-specific standpoint, we believe we are likely to see fairly strong earnings from many companies. We think this will act as a catalyst for the overall market.
Average Annual Total Return for the period ended June 30, 2011

			Fund Inception†
	1 Year	5 Years	(3/31/06)
Allianz RCM Strategic Growth Fund Class A	31.92%	6.05%	3.76%
Allianz RCM Strategic Growth Fund Class A (adjusted)	24.66%	4.86%	2.65%
Allianz RCM Strategic Growth Fund Class C	30.87%	5.27%	2.98%
Allianz RCM Strategic Growth Fund Class C (adjusted)	29.87%	5.27%	2.98%
Allianz RCM Strategic Growth Fund Class D	31.87%	6.05%	3.74%
Allianz RCM Strategic Growth Fund Class P	32.21%	6.34%	4.03%
Allianz RCM Strategic Growth Fund Institutional Class	32.43%	6.46%	4.15%
Allianz RCM Strategic Growth Fund Administrative Class	32.02%	6.20%	3.89%
Russell 3000 Growth Index	35.68%	5.36%	4.24%
Lipper Multi-Cap Growth Funds Average	35.37%	4.92%	3.57%

†	The Fund began operations on 3/31/06. Benchmark comparisons began on the fund inception date. Lipper comparisons began on 3/31/06.
Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 34 and 35 for more information. The Fund’s gross expense ratios are 1.71% for Class A shares, 2.46% for Class C shares, 1.71% for Class D shares, 1.46% for Class P shares, 1.36% for Institutional Class shares and 1.63% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 10/31/11. The Fund’s expense ratios net of this reduction are 1.61% for Class A shares, 2.36% for Class C shares, 1.61% for Class D shares, 1.36% for Class P shares, 1.26% for Institutional Class shares and 1.53% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated November 1, 2010, as supplemented to date.
32 Allianz Funds

Allianz RCM Strategic Growth Fund (Cont.)
(Unaudited)
Cumulative Returns Through June 30, 2011
The benchmark cumulative return began on the last day of the month of the Fund’s inception date.
Industry/Sectors

Semiconductors & Semiconductor Equipment	9.6%
Computers & Peripherals	6.7%
Software	6.1%
Health Care Providers & Services	5.6%
Energy Equipment & Services	4.5%
Specialty Retail	4.5%
Oil, Gas & Consumable Fuels	4.5%
Electrical Equipment	4.3%
Other	53.6%
Cash & Equivalents — Net (including options purchased & options written)	0.6%
Shareholder Expense Example

	Actual Performance
					Institutional	Administrative
	Class A	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,033.90	$1,029.70	$1,033.30	$1,035.10	$1,036.20	$1,034.30
Expenses Paid During Period	$7.87	$11.63	$7.86	$6.61	$6.11	$7.36

	Hypothetical Performance
	(5% return before expenses)
					Institutional	Administrative
	Class A	Class C	Class D	Class P	Class	Class
Beginning Account Value (1/1/11)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (6/30/11)	$1,017.06	$1,013.34	$1,017.06	$1,018.30	$1,018.79	$1,017.55
Expenses Paid During Period	$7.80	$11.53	$7.80	$6.56	$6.06	$7.30
For each class of the Fund, expenses (net of waiver) are equal to the expense ratio for the class (1.56% for Class A, 2.31% for Class C, 1.56% for Class D, 1.31% for Class P, 1.21% for Institutional Class and 1.46% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
Annual Report June 30, 2011   33

Important Information
Share Class (A/B/C)
The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted A, B, or C share class is one of the Fund’s oldest share classes. The oldest share class for the following Funds is the Institutional share class, and the Class A, B and/or C shares were first offered in the month/year indicated in parentheses after each Fund name: NFJ Dividend Value (10/01), NFJ Large-Cap Value (7/02), NFJ Small-Cap Value (1/97), RCM Large-Cap Growth (2/02), and RCM Mid-Cap (2/02). The oldest share classes for AGIC Target are A and C, and the B shares were first offered in 5/95. The oldest share class for the following Funds is C, and the A and B shares were first offered in the month/year indicated in parenthesis after each Fund name: NFJ Renaissance (A in 2/91, B in 5/95), AGIC Growth (A in 10/90, B in 5/95) and AGIC Opportunity (A in 12/90, B in 3/99).
Class A shares are subject to an initial sales charge. Class B shares are subject to a contingent deferred sales charge (CDSC) which declines from 5% in the first year to 0% at the beginning of the seventh year. Class C shares are subject to a 1% CDSC for shares redeemed in the first year.
As of November 1, 2009, Class B shares of Allianz Funds are no longer available for purchase, except through exchanges and dividend reinvestment.
Share Class (D)
The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted D share class is one of the Fund’s oldest share classes. The oldest share class for the following Funds is the Institutional shares, and the D shares were first offered in the month/year indicated in parentheses after each Fund name: NFJ Dividend Value (10/01), NFJ Large-Cap Value (7/02), NFJ Renaissance (4/98), NFJ Small-Cap Value (6/02), RCM Large-Cap Growth (3/99) and RCM Mid-Cap (12/00). The oldest share class for AGIC Target is the A shares, and the D shares were first offered in 6/00. The oldest share class for AGIC Growth is the C shares, and the D shares were first offered in (1/00).
Share Class (R)
The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. The oldest share classes are (Fund/share class): AGIC Global/A, NFJ Dividend Value/Institutional and Administrative, NFJ Renaissance/C, NFJ Small-Cap Value/Institutional, AGIC Growth/C, RCM Large-Cap Growth/Institutional and RCM Mid-Cap/Institutional. Class R shares for these Funds were first offered in 12/02. The oldest share class for AGIC International and NFJ Large-Cap Value is the Institutional share class, and Class R shares for AGIC International were first offered in 1/06. The oldest share class for NFJ International Value is the Institutional share class and for AGIC Opportunity is Class C, and each first offered Class R shares in 11/09.
Share Class (P)
Class P shares were launched on July 7, 2008.
Share Class (Institutional/Administrative)
The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted Institutional or Administrative share class is one of the Fund’s oldest share classes. The oldest share class for AGIC Target is the A class and the Institutional and Administrative shares were first offered in 3/99. The oldest share class for the following Funds is the C shares, and the Institutional and Administrative shares were first offered in the month/year indicated in parentheses after each Fund name: NFJ Renaissance (4/88), AGIC Growth (3/99) and AGIC Opportunity (3/99). The oldest share class for the following Funds is the Institutional class and the Administrative shares were first offered in the month/year indicated in parentheses after each Fund name: NFJ Large-Cap Value (9/06) and NFJ Small-Cap Value (11/95). The oldest share class for the following Funds is the Institutional class, and the Administrative shares were first offered on the month/year indicated in parentheses after each Fund name: RCM Disciplined International Equity (2/02), RCM Large-Cap Growth (2/02), RCM Mid-Cap (2/02) and RCM Technology (3/05).
Returns measure performance from the inception of the oldest share class to the present, therefore some returns predate the inception of the noted share class. Those returns are calculated by adjusting the returns of the oldest share class to reflect the indicated share class’s different operating expenses. Total return performance assumes that all dividend and capital gain distributions were reinvested on the payable date.
As of May 1, 2009, redemption fees were eliminated.
The Lipper Averages are calculated by Lipper, Inc. They are based on the total return performance, with distributions reinvested and operating expenses deducted, of funds included by Lipper in the stated category. Lipper does not take into account sales charges.
The Average Annual Total Return charts for each Fund assume the initial investment was made on the first day of the Fund’s initial fiscal year. The charts reflect any sales load that would have applied at the time of purchase or any CDSC that would have applied if a full
34 Allianz Funds

redemption occurred on the last business day of the most recent fiscal year. Results assume that all dividend and capital gain distributions were reinvested. They do not take into account the effect of taxes. The benchmark cumulative return began on the last day of the month of the respective Fund’s inception date.
Proxy Voting
The Funds’ Adviser and each Sub-Adviser have adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Investment Advisers Act of 1940. The Proxy Policy has been adopted by Allianz Funds (the “Trust”) as the policies and procedures that the Sub-Adviser will use when voting proxies on behalf of the Funds. Copies of the written Proxy Policy, the factors that the Sub-Adviser may consider in determining how to vote proxies for each Fund and information about how each Fund voted proxies relating to portfolio securities held during the most recent twelve-month period ended June 30, are provided without charge, upon request, by calling the Trust at 1-800-988-8380 (retail classes) or 1-800-498-5413 (Class P, Institutional and Administrative classes) and on the Allianz Global Investors Web site at www.allianzinvestors.com, and on the Securities and Exchange Commission (“SEC”) Web site at http://www.sec.gov.
Form N-Q
The Trust files complete schedules of each Fund’s portfolio holdings with the SEC on Form N-Q for the first and third quarters of the fiscal year; such filings are available on the SEC’s Web site at http://www.sec.gov. A copy of the Funds’ Form N-Q, when available, will be provided without charge, upon request, by calling the Fund at 1-800-988-8380 (retail classes) or 1-800-498-5413 (Class P, Institutional and Administrative classes). In addition, the Funds’ Form N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.
The following disclosure provides important information regarding each Fund’s Shareholder Expense Example, which appears on each Fund Summary page in this Annual Report. Please refer to this information when reviewing the Shareholder Expense Example for a Fund.
Shareholder Expense Example
Shareholders of the Fund incur two types of costs: (1) transaction costs; and (2) ongoing costs, including investment management fees; distribution and/or service (12b-1) fees and other Fund expenses. The Shareholder Expense Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Shareholder Expense Example is based on an investment of $1,000.00 invested at the beginning of the period as indicated and held for the entire period January 1, 2011 through June 30, 2011.
Actual Expenses
The information in the table under the heading “Actual Performance” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000.00 (for example, an $8,600.00 account value divided by $1,000.00 = $8.60), then multiply the result by the number in the appropriate column for your share class, in the row entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. Accounts with a balance of $2,500.00 or less may be charged an additional fee at an annual rate of $16.00.
Hypothetical Example for Comparison Purposes
The information in the table under the heading “Hypothetical Performance (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund to those of other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges. Therefore, the information under the heading “Hypothetical Performance (5% return before expenses)” is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs may have been higher.
Expense ratios may vary from period to period because of various factors such as increases in expenses not covered by advisory and administrative fees (for example, expenses of the trustees and their counsel or litigation expenses) and/or because of reductions in the administrative fees resulting from the size of the fund.
All the information on the Fund Summary pages, including Portfolio Insights, Total Return, Cumulative Returns charts, Shareholder Expense Examples and Allocation Summaries is unaudited.
Allianz Global Investors Distributors LLC, 1633 Broadway, New York, NY, 10019, www.allianzinvestors.com, 1-800-988-8380 (retail classes) or 1-800-498-5413 (Class P, Institutional and Administrative classes).
Annual Report June 30, 2011   35

Benchmark Descriptions
Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an index.
Prior to November 1, 2006, performance data for the MSCI Indices was calculated gross of dividend tax withholding. Performance data presently shown for the Indices is net of dividend tax withholding. This recalculation results in lower performance for the Indices.

Index	Description

BofA Merrill Lynch All Convertibles Index	The BofA Merrill Lynch All Convertibles Index is a widely used, unmanaged index that measures the performance of U.S. dollar-denominated convertible securities not currently in bankruptcy with a total market value greater than $50 million at issuance.

BofA Merrill Lynch High Yield Master II Index	The BofA Merrill Lynch High Yield Master II Index is an unmanaged index consisting of U.S. dollar denominated bonds that are issued in countries having a BBB3 or higher debt rating with at least one year remaining till maturity. All bonds must have a credit rating below investment grade but not in default.

Barclays Capital U.S. Aggregate Index	The Barclays Capital U.S. Aggregate Index is composed of securities from the Barclays Capital Government/Credit Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index. It is generally considered to be representative of the domestic, investment-grade, fixed-rate, taxable bond market.

Russell 1000 Index	The Russell 1000 Index is an unmanaged index that consists of the 1,000 largest companies in the Russell 3000 Index and represents approximately 90% of the total market capitalization of the Russell 3000 Index. It is highly correlated with the S&P 500 Index.

Russell 1000 Growth Index	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 1000 Value Index	The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

Russell 2000 Index	The Russell 2000 Index is an unmanaged index that consists of the 2,000 smallest companies in the Russell 3000 Index and represents approximately 10% of the total market capitalization of the Russell 3000. It is generally considered representative of the small-cap market.

Russell 2000 Growth Index	The Russell 2000 Growth Index is an unmanaged index composed of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 2000 Value Index	The Russell 2000 Value Index measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

Russell 3000 Growth Index	The Russell 3000 Growth Index is an unmanaged index composed of those Russell 3000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 3000 Value Index	The Russell 3000 Value Index is an unmanaged index that measures the performance of companies in the Russell 1000 and Russell 2000 Indexes that are considered to have less than average growth orientation.

Russell Midcap Index	The Russell Midcap Index is an unmanaged index that represents the smallest, by market capitalization, 800 companies in the Russell 1000 Index.

Russell Midcap Growth Index	Russell Midcap Growth Index is an unmanaged index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth Index.
36 Allianz Funds

Index	Description

Russell Midcap Value Index	The Russell Midcap Value Index is an unmanaged index that measures the performance of medium capitalization companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value Index.

Russell Top 200 Value Index	The Russell Top 200 Value Index measures the performance of those Russell Top 200 companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value index.

S&P 500 Index	The Standard & Poor’s 500 Index is an unmanaged market index that is generally representative of the U.S. stock market.
Annual Report June 30, 2011 37

Schedule of Investments
AGIC Growth
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—98.8%
Aerospace & Defense—2.5%
Precision Castparts Corp.	97,530	$16,058

Air Freight & Logistics—2.3%
FedEx Corp.	156,179	14,813

Automobiles—1.7%
Ford Motor Co. (a)	786,800	10,850

Beverages—2.8%
Coca-Cola Co.	273,150	18,380

Biotechnology—4.4%
Celgene Corp. (a)	240,620	14,514
Gilead Sciences, Inc. (a)	341,990	14,162

		28,676

Capital Markets—1.8%
Blackstone Group L.P.	712,300	11,796

Chemicals—3.0%
Monsanto Co.	102,188	7,413
Potash Corp. of Saskatchewan, Inc.	218,600	12,458

		19,871

Communications Equipment—4.4%
Juniper Networks, Inc. (a)	265,000	8,347
QUALCOMM, Inc.	355,640	20,197

		28,544

Computers & Peripherals—9.0%
Apple, Inc. (a)	95,280	31,983
EMC Corp. (a)	609,294	16,786
NetApp, Inc. (a)	193,700	10,223

		58,992

Diversified Financial Services—2.2%
JPMorgan Chase & Co.	346,920	14,203

Energy Equipment & Services—4.1%
Baker Hughes, Inc.	210,877	15,301
Weatherford International Ltd. (a)	617,202	11,573

		26,874

Financial Services—2.7%
Visa, Inc., Class A	207,300	17,467

Food Products—1.7%
Mead Johnson Nutrition Co., Class A	168,000	11,348

Health Care Equipment & Supplies—2.1%
Intuitive Surgical, Inc. (a)	36,336	13,521

Health Care Providers & Services—4.2%
Express Scripts, Inc. (a)	250,880	13,542
HCA Holdings, Inc. (a)	431,200	14,230

		27,772

Hotels, Restaurants & Leisure—2.1%
Starbucks Corp.	343,100	13,549

Insurance—1.5%
MetLife, Inc.	224,200	9,836

Internet & Catalog Retail—2.3%
Amazon.com, Inc. (a)	73,849	15,101

Internet Software & Services—3.0%
Baidu, Inc. ADR (a)	73,230	10,262
Google, Inc., Class A (a)	19,060	9,651

		19,913

IT Services—2.2%
Cognizant Technology Solutions Corp., Class A (a)	196,595	14,418

Machinery—3.5%
Deere & Co.	134,270	11,071
Eaton Corp.	223,460	11,497

		22,568

Media—5.3%
DIRECTV, Class A (a)	342,500	17,406
Walt Disney Co.	434,600	16,967

		34,373

Metals & Mining—1.3%
Freeport-McMoRan Copper & Gold, Inc.	163,000	8,623

Multiline Retail—2.0%
Macy’s, Inc.	437,990	12,807

Oil, Gas & Consumable Fuels—7.6%
EOG Resources, Inc.	100,200	10,476
Exxon Mobil Corp.	254,993	20,752
PetroHawk Energy Corp. (a)	759,842	18,745

		49,973

Personal Products—2.0%
Estee Lauder Cos., Inc., Class A	122,300	12,865

Pharmaceuticals—2.2%
Johnson & Johnson	220,490	14,667

Road & Rail—2.6%
Union Pacific Corp.	165,443	17,272

Semiconductors & Semiconductor Equipment—1.7%
ARM Holdings PLC ADR	391,700	11,136

Software—5.9%
Citrix Systems, Inc. (a)	206,343	16,508
Oracle Corp.	511,100	16,820
VMware, Inc., Class A (a)	52,500	5,262

		38,590

Textiles, Apparel & Luxury Goods—1.6%
Polo Ralph Lauren Corp.	77,390	10,263

Tobacco—1.6%
Lorillard, Inc.	95,000	10,343

Wireless Telecommunication Services—1.5%
America Movil SAB De C.V. ADR, Ser. L	187,499	10,102

Total Common Stock (cost—$519,617)		645,564

	Principal
	Amount	Value
	(000s)	(000s)

Repurchase Agreements—1.5%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $9,938; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $10,140 including accrued interest (cost—$9,938)	$9,938	$9,938

Total Investments (cost—$529,555)—100.3%		655,502

Liabilities in excess of other assets—(0.3)%		(1,692)

Net Assets—100.0%		$653,810

Notes to Schedule of Investments:

(a) Non-income producing.

Glossary:

ADR—American Depositary Receipt
38 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
AGIC Income & Growth
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—32.4%
Aerospace & Defense—1.4%
L-3 Communications Holdings, Inc. (f)	71,000	$6,209
Textron, Inc.	205,200	4,845

		11,054

Auto Components—0.8%
Johnson Controls, Inc. (f)	153,400	6,391

Automobiles—0.7%
Ford Motor Co. (g)	361,100	4,980

Beverages—2.1%
Coca-Cola Co.	92,400	6,217
Molson Coors Brewing Co., Class B	80,300	3,593
PepsiCo, Inc.	85,000	5,986

		15,796

Biotechnology—0.8%
Gilead Sciences, Inc. (f)(g)	152,000	6,294

Chemicals—0.8%
Monsanto Co. (f)	89,200	6,471

Communications Equipment—1.5%
Harris Corp. (f)	108,800	4,902
QUALCOMM, Inc.	112,600	6,395

		11,297

Computers & Peripherals—1.7%
Apple, Inc. (f)(g)	18,600	6,244
EMC Corp. (f)(g)	231,000	6,364

		12,608

Construction & Engineering—0.6%
Fluor Corp.	75,900	4,908

Diversified Telecommunication Services—0.8%
Verizon Communications, Inc.	169,000	6,292

Electronic Equipment, Instruments & Components—0.7%
Amphenol Corp., Class A	103,400	5,582

Energy Equipment & Services—2.4%
Diamond Offshore Drilling, Inc.	75,700	5,330
National-Oilwell Varco, Inc.	84,400	6,601
Schlumberger Ltd. (f)	73,300	6,333

		18,264

Food Products—0.3%
Archer-Daniels-Midland Co.	85,928	2,591

Health Care Equipment & Supplies—0.8%
Baxter International, Inc. (f)	105,900	6,321

Health Care Providers & Services—1.5%
McKesson Corp. (f)	71,500	5,981
Medco Health Solutions, Inc. (g)	92,400	5,222

		11,203

Hotels, Restaurants & Leisure—0.8%
McDonald’s Corp. (f)	74,900	6,315

Household Products—0.7%
Procter & Gamble Co.	88,300	5,613

Industrial Conglomerates—0.7%
General Electric Co.	265,322	5,004

Insurance—0.8%
Prudential Financial, Inc.	99,900	6,353

Internet & Catalog Retail—0.9%
Amazon.com, Inc. (f)(g)	31,700	6,482

Internet Software & Services—0.6%
Google, Inc., Class A (g)	9,000	4,557

IT Services—0.8%
International Business Machines Corp. (f)	37,100	6,364

Machinery—2.3%
AGCO Corp. (g)	119,300	5,889
Deere & Co. (f)	66,300	5,466
Joy Global, Inc. (f)	67,700	6,448

		17,803

Metals & Mining—0.8%
Freeport-McMoRan Copper & Gold, Inc. (f)	120,700	6,385

Multiline Retail—0.5%
Target Corp.	81,000	3,800

Oil, Gas & Consumable Fuels—2.5%
Occidental Petroleum Corp.	58,500	6,086
Peabody Energy Corp. (f)	107,100	6,309
Valero Energy Corp. (f)	249,800	6,388

		18,783

Pharmaceuticals—0.9%
Bristol-Myers Squibb Co.	208,500	6,038
Merck & Co., Inc.	9,437	333
Teva Pharmaceutical Industries Ltd. ADR	9,158	442

		6,813

Semiconductors & Semiconductor Equipment—1.6%
Intel Corp. (f)	265,000	5,872
Texas Instruments, Inc.	181,500	5,959

		11,831

Software—1.6%
Microsoft Corp.	215,900	5,613
Oracle Corp. (f)	192,800	6,345

		11,958

Total Common Stock (cost—$263,783)		248,113

CORPORATE BONDS & NOTES—31.9%

	Credit
	Rating	Principal
	(Moody’s/	Amount	Value
	S&P)*	(000s)	(000s)

Aerospace & Defense—1.5%
BE Aerospace, Inc., 8.50%, 7/1/18	Ba3/BB	$2,000	2,188
Huntington Ingalls Industries, Inc. (a)(b), 7.125%, 3/15/21	Ba3/B+	2,750	2,860
TransDigm, Inc. (a)(b), 7.75%, 12/15/18	B3/B-	2,600	2,743
Triumph Group, Inc., 8.00%, 11/15/17	B1/B+	2,875	3,040

			10,831

Apparel & Textiles—0.2%
Quiksilver, Inc., 6.875%, 4/15/15	Caa1/CCC+	$1,750	1,711

Automotive—2.3%
American Axle & Manufacturing, Inc., 7.875%, 3/1/17	B2/B	3,275	3,291
Chrysler Group LLC (a)(b), 8.25%, 6/15/21	B2/B	3,285	3,236
Commercial Vehicle Group, Inc. (a)(b), 7.875%, 4/15/19	B2/B-	2,790	2,804
Cooper-Standard Automotive, Inc., 8.50%, 5/1/18	B2/B+	2,040	2,163
Jaguar Land Rover PLC (a)(b), 7.75%, 5/15/18	B1/B+	1,515	1,530
Navistar International Corp., 8.25%, 11/1/21	B1/BB-	2,925	3,144
Titan International, Inc. (a)(b), 7.875%, 10/1/17	B1/B+	1,115	1,171

			17,339

Building & Construction—0.8%
Beazer Homes USA, Inc. (a)(b), 9.125%, 5/15/19	Caa2/CCC	1,510	1,306
Dycom Investments, Inc. (a)(b), 7.125%, 1/15/21	Ba3/BB-	2,080	2,132
Standard Pacific Corp., 8.375%, 5/15/18	B3/B	2,580	2,570

			6,008

Building Products—0.0%
Louisiana-Pacific Corp., 13.00%, 3/15/17	Ba3/BBB-	228	235

Chemicals—0.5%
Huntsman International LLC, 8.625%, 3/15/20	B3/B-	1,085	1,188
Momentive Performance Materials, Inc., 11.50%, 12/1/16	Caa2/CCC	2,335	2,499

			3,687

Commercial Services—3.5%
ACE Cash Express, Inc. (a)(b), 11.00%, 2/1/19	B3/B	2,750	2,771
Avis Budget Car Rental LLC, 7.75%, 5/15/16	B2/B	2,865	2,929
Cardtronics, Inc., 8.25%, 9/1/18	B3/BB-	2,600	2,785
CDRT Merger Sub, Inc. (a)(b), 8.125%, 6/1/19	Caa1/B-	2,310	2,316
Deluxe Corp. (a)(b), 7.00%, 3/15/19	Ba2/BB-	1,465	1,458
Hertz Corp. (a)(b), 6.75%, 4/15/19	B2/B-	1,480	1,473
Interactive Data Corp. (a)(b), 10.25%, 8/1/18	Caa1/B-	960	1,049
National Money Mart Co., 10.375%, 12/15/16	B2/B+	3,000	3,308
PHH Corp., 9.25%, 3/1/16	Ba2/BB+	2,020	2,219
RR Donnelley & Sons Co., 7.25%, 5/15/18	Ba1/BB+	1,445	1,445
RSC Equipment Rental, Inc., 8.25%, 2/1/21	Caa1/B-	3,000	3,000
United Rentals North America, Inc., 8.375%, 9/15/20	Caa1/CCC+	2,165	2,203

			26,956

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 39

Schedule of Investments
June 30, 2011

	Credit
	Rating	Principal
	(Moody’s/	Amount	Value
	S&P)*	(000s)	(000s)

Communications—0.1%
Affinion Group, Inc., 11.50%, 10/15/15	Caa1/B-	$715	$742

Construction & Engineering—0.3%
MasTec, Inc., 7.625%, 2/1/17	B1/B+	2,300	2,352

Consumer Products—0.5%
Jarden Corp., 7.50%, 5/1/17	B2/B	550	574
Revlon Consumer Products Corp., 9.75%, 11/15/15	B2/B	2,905	3,137

			3,711

Diversified Manufacturing—0.4%
Harland Clarke Holdings Corp., 9.50%, 5/15/15	Caa1/B-	400	368
Park-Ohio Industries, Inc. (a)(b), 8.125%, 4/1/21	B3/CCC+	2,250	2,261
Polypore International, Inc., 7.50%, 11/15/17	B3/B-	625	664

			3,293

Electrical Equipment—0.3%
WireCo WorldGroup (a)(b), 9.75%, 5/15/17	B2/B	1,945	2,062

Electronics—0.9%
General Cable Corp., 7.125%, 4/1/17	Ba3/B+	410	421
Kemet Corp., 10.50%, 5/1/18	B1/B+	3,000	3,330
NXP BV (a)(b), 9.75%, 8/1/18	B3/B-	2,870	3,229

			6,980

Financial Services—1.9%
CB Richard Ellis Services, Inc., 11.625%, 6/15/17	Ba2/B+	300	349
CIT Group, Inc. (a)(b), 7.00%, 5/2/16	B2/NR	3,000	2,996
Community Choice Financial, Inc. (a)(b), 10.75%, 5/1/19	B3/B-	2,785	2,841
International Lease Finance Corp., 8.25%, 12/15/20	B1/BBB-	1,855	2,008
SLM Corp., 8.45%, 6/15/18	Ba1/BBB-	2,820	3,098
Springleaf Finance Corp., 6.90%, 12/15/17	B3/B	3,300	3,044

			14,336

Healthcare & Hospitals—0.4%
Hanger Orthopedic Group, Inc., 7.125%, 11/15/18	NR/B	1,880	1,951
HCA, Inc., 9.25%, 11/15/16	B2/BB-	700	746

			2,697

Hotels/Gaming—1.0%
Caesars Entertainment Operating Co., Inc., 11.25%, 6/1/17	B3/B	880	976
12.75%, 4/15/18	Caa3/CCC	3,110	3,118
MGM Resorts International, 11.375%, 3/1/18	Caa1/CCC+	3,000	3,382

			7,476

Household Products—0.1%
Libbey Glass, Inc., 10.00%, 2/15/15	B2/B	828	903

Internet Software & Services—0.7%
Earthlink, Inc. (a)(b), 8.875%, 5/15/19	B2/B-	3,000	2,738
Equinix, Inc., 8.125%, 3/1/18	Ba2/BB-	2,545	2,784

			5,522

Leisure— 0.5%
NCL Corp. Ltd., 9.50%, 11/15/18 (a)(b)	Caa1/B+	3,165	3,387
11.75%, 11/15/16	B2/BB	535	619

			4,006

Materials & Processing—0.5%
Taseko Mines Ltd., 7.75%, 4/15/19	B3/B	2,165	2,192
Thompson Creek Metals Co., Inc. (a)(b), 7.375%, 6/1/18	B3/B	1,780	1,753

			3,945

Multi-Media—2.1%
Cablevision Systems Corp., 8.625%, 9/15/17	B1/B+	3,020	3,288
Cambium Learning Group, Inc. (a)(b), 9.75%, 2/15/17	B2/B	2,750	2,736
CCO Holdings LLC, 6.50%, 4/30/21	B1/BB-	2,890	2,865
Clear Channel Worldwide Holdings, Inc., 9.25%, 12/15/17	B2/B	2,950	3,223
Mediacom Broadband LLC, 8.50%, 10/15/15	B3/B-	3,300	3,399
Sirius XM Radio, Inc. (a)(b), 8.75%, 4/1/15	B2/BB-	750	830

			16,341

Oil & Gas—3.4%
Allis-Chalmers Energy, Inc., 9.00%, 1/15/14	Caa1/B-	1,000	1,024
Basic Energy Services, Inc. (a)(b), 7.75%, 2/15/19	B3/B-	1,570	1,582
BreitBurn Energy Partners L.P., 8.625%, 10/15/20	B3/B	2,975	3,153
Carrizo Oil & Gas, Inc., 8.625%, 10/15/18	NR/B-	2,715	2,837
Concho Resources, Inc., 7.00%, 1/15/21	B3/BB	3,170	3,289
Energy XXI Gulf Coast, Inc. (a)(b), 9.25%, 12/15/17	Caa1/B	2,570	2,743
EV Energy Partners L.P. (a)(b), 8.00%, 4/15/19	B3/B-	2,280	2,300
PetroHawk Energy Corp., 7.25%, 8/15/18	B3/B+	2,385	2,460
Pioneer Drilling Co., 9.875%, 3/15/18	NR/B	2,125	2,284
United Refining Co., 10.50%, 2/28/18	B3/B	3,095	3,103
Venoco, Inc. (c), 8.875%, 2/15/19	Caa1/B	1,375	1,382

			26,157

Oil, Gas & Consumable Fuels—0.3%
Patriot Coal Corp., 8.25%, 4/30/18	B3/B+	2,335	2,428

Paper/Paper Products—0.3%
Verso Paper Holdings LLC (a)(b), 8.75%, 2/1/19	B2/B	2,620	2,345

Pharmaceuticals—0.2%
Endo Pharmaceuticals Holdings, Inc. (a)(b), 7.00%, 12/15/20	Ba3/BB-	1,750	1,807

Printing/Publishing—0.4%
Cenveo Corp. (a)(b), 10.50%, 8/15/16	Caa1/CCC+	2,865	2,829

Retail—1.6%
Brown Shoe Co., Inc. (a)(b), 7.125%, 5/15/19	B3/B+	2,550	2,448
DineEquity, Inc. (a)(b), 9.50%, 10/30/18	B3/CCC+	2,965	3,232
Inergy L.P. (a)(b), 6.875%, 8/1/21	Ba3/B+	1,045	1,046
Neiman Marcus Group, Inc., 10.375%, 10/15/15	Caa1/B-	2,830	2,986
Rite Aid Corp., 8.625%, 3/1/15	Caa3/CCC	3,010	2,829

			12,541

Technology—1.3%
Advanced Micro Devices, Inc., 8.125%, 12/15/17	Ba3/B+	3,000	3,150
First Data Corp., 9.875%, 9/24/15	Caa1/B-	2,595	2,679
Freescale Semiconductor, Inc., 8.875%, 12/15/14	Caa2/CCC+	1,505	1,576
10.125%, 3/15/18 (a)(b)	B1/B	1,900	2,119
10.75%, 8/1/20 (a)(b)	Caa2/CCC+	500	568

			10,092

Telecommunications—3.2%
Cincinnati Bell, Inc., 8.75%, 3/15/18	B3/CCC+	3,310	3,161
Crown Castle International Corp., 9.00%, 1/15/15	B1/B-	2,750	2,998
EH Holding Corp. (a)(b), 7.625%, 6/15/21	B3/B-	1,205	1,235
Intelsat Jackson Holdings S.A. (a)(b), 7.25%, 4/1/19	B3/B	2,180	2,169
ITC Deltacom, Inc., 10.50%, 4/1/16	B1/B-	2,665	2,798
MetroPCS Wireless, Inc., 6.625%, 11/15/20	B2/B	3,135	3,112
Nextel Communications, Inc., 7.375%, 8/1/15	Ba3/BB-	550	553
NII Capital Corp., 8.875%, 12/15/19	B2/B+	2,680	2,971
West Corp., 11.00%, 10/15/16	Caa1/B-	3,250	3,461
Windstream Corp., 8.625%, 8/1/16	Ba3/B+	1,500	1,569

			24,027

Transportation—1.5%
Aircastle Ltd., 9.75%, 8/1/18	Ba3/BB+	2,250	2,492
Quality Distribution LLC (a)(b), 9.875%, 11/1/18	B3/B-	3,060	3,133
Swift Services Holdings, Inc., 10.00%, 11/15/18	Caa1/B-	3,000	3,191
Western Express, Inc. (a)(b), 12.50%, 4/15/15	Caa1/CCC+	3,000	2,850

			11,666

40 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

	Credit
	Rating	Principal
	(Moody’s/	Amount	Value
	S&P)*	(000s)	(000s)

Utilities—1.0%
Edison Mission Energy, 7.00%, 5/15/17	Caa1/B-	$3,250	$2,649
Texas Competitive Electric Holdings Co. LLC (a)(b), 11.50%, 10/1/20	B2/CCC	2,500	2,469
15.00%, 4/1/21	Caa3/CC	2,750	2,268

			7,386

Wholesale—0.2%
WESCO Distribution, Inc., 7.50%, 10/15/17	B1/B	1,295	1,321

Total Corporate Bonds & Notes (cost—$241,389)			243,732

CONVERTIBLE BONDS—26.1%
Aerospace & Defense—0.5%
Triumph Group, Inc., 2.625%, 10/1/26	NR/NR	2,075	3,813

Apparel & Textiles—0.4%
Iconix Brand Group, Inc. (a)(b), 2.50%, 6/1/16	NR/NR	2,920	3,084

Automobiles—0.4%
Ford Motor Co., 4.25%, 11/15/16	Ba3/B+	190	326
Navistar International Corp., 3.00%, 10/15/14	NR/B	2,160	2,838

			3,164

Biotechnology—0.9%
Cubist Pharmaceuticals, Inc., 2.50%, 11/1/17	NR/NR	2,235	3,123
Illumina, Inc. (a)(b), 0.25%, 3/15/16	NR/NR	3,190	3,449

			6,572

Commercial Services—0.8%
Alliance Data Systems Corp., 1.75%, 8/1/13	NR/NR	2,285	2,911
Dollar Financial Corp., 3.00%, 4/1/28	NR/NR	2,600	3,331

			6,242

Communications—2.4%
Earthlink, Inc. (i), 3.25%, 11/15/26	NR/B-	815	846
Equinix, Inc., 4.75%, 6/15/16	NR/B-	1,600	2,268
Interpublic Group of Cos., Inc., 4.75%, 3/15/23	Baa3/BB+	2,390	3,035
Level 3 Communications, Inc., 15.00%, 1/15/13	NR/CCC	1,230	2,011
Priceline.com, Inc. (a)(b), 1.25%, 3/15/15	NR/BBB-	1,575	2,802
Symantec Corp., Ser. B, 1.00%, 6/15/13	NR/BBB	2,485	3,032
VeriSign, Inc., 3.25%, 8/15/37	NR/NR	2,125	2,462
WebMD Health Corp. (a)(b), 2.50%, 1/31/18	NR/NR	1,765	1,714

			18,170

Construction & Engineering—0.5%
MasTec, Inc., 4.00%, 6/15/14	NR/NR	2,475	3,542

Consumer Products—0.2%
Jakks Pacific, Inc. (a)(b), 4.50%, 11/1/14	NR/NR	1,250	1,688

Consumer Services—0.4%
Hertz Global Holdings, Inc., 5.25%, 6/1/14	NR/B-	1,485	3,033

Containers & Packaging—0.4%
Owens-Brockway Glass Container, Inc. (a)(b), 3.00%, 6/1/15	Ba3/BB	2,880	2,851

Distributors—0.4%
WESCO International, Inc., 6.00%, 9/15/29	NR/B	1,350	2,815

Diversified Manufacturing—0.4%
Actuant Corp., 2.672%, 11/15/23	NR/B+	2,150	2,956

Electrical Equipment—0.7%
EnerSys, 3.375%, 6/1/38	B1/BB	2,725	3,069
General Cable Corp., 0.875%, 11/15/13	Ba3/B+	2,000	2,170

			5,239

Healthcare—2.4%
Alere, Inc., 3.00%, 5/15/16	NR/B-	2,975	3,254
Hologic, Inc., 2.00%, 12/15/37	NR/BB+	2,175	2,496
Kinetic Concepts, Inc. (a)(b), 3.25%, 4/15/15	NR/BB-	2,710	3,472
LifePoint Hospitals, Inc., 3.50%, 5/15/14	NR/B	2,855	3,069
Molina Healthcare, Inc., 3.75%, 10/1/14	NR/NR	2,590	2,998
NuVasive, Inc., 2.75%, 7/1/17	NR/NR	2,850	2,896

			18,185

Hotels/Gaming—0.6%
Gaylord Entertainment Co. (a)(b), 3.75%, 10/1/14	NR/NR	1,000	1,275
MGM Resorts International, 4.25%, 4/15/15	Caa1/CCC+	3,220	3,494

			4,769

Insurance—0.6%
American Equity Investment Life Holding Co. (a)(b), 3.50%, 9/15/15	NR/NR	2,800	3,311
MGIC Investment Corp., 5.00%, 5/1/17	NR/CCC+	1,655	1,483

			4,794

Machinery—0.1%
Roper Industries, Inc. (i), zero coupon, 1/15/34	Baa3/BB+	795	825

Materials & Processing—1.1%
Alcoa, Inc., 5.25%, 3/15/14	Baa3/BBB-	975	2,478
Allegheny Technologies, Inc., 4.25%, 6/1/14	NR/BBB-	1,745	2,897
Steel Dynamics, Inc., 5.125%, 6/15/14	NR/BB+	2,750	3,293

			8,668

Metals & Mining—0.4%
RTI International Metals, Inc., 3.00%, 12/1/15	NR/NR	2,480	3,199

Multi-Media—1.1%
Liberty Media LLC, 3.125%, 3/30/23	B1/BB-	2,350	2,817
3.50%, 1/15/31	B1/BB-	4,705	2,564
XM Satellite Radio, Inc. (a)(b), 7.00%, 12/1/14	NR/BB-	2,245	3,312

			8,693

Oil & Gas—2.2%
Cameron International Corp., 2.50%, 6/15/26	Baa1/BBB+	1,600	2,298
Chesapeake Energy Corp., 2.50%, 5/15/37	Ba3/BB+	3,125	3,305
Newpark Resources, Inc., 4.00%, 10/1/17	NR/CCC+	1,885	2,208
Oil States International, Inc., 2.375%, 7/1/25	NR/BB	1,300	3,271
Pioneer Natural Resources Co., 2.875%, 1/15/38	NR/BB+	1,675	2,600
Western Refining, Inc., 5.75%, 6/15/14	NR/CCC+	1,785	3,269

			16,951

Oil, Gas & Consumable Fuels—0.5%
Alpha Natural Resources, Inc., 2.375%, 4/15/15	NR/B+	2,980	3,502

Pharmaceuticals—1.9%
Akorn, Inc. (a)(b), 3.50%, 6/1/16	NR/NR	1,855	1,999
BioMarin Pharmaceutical, Inc., 1.875%, 4/23/17	NR/B	2,275	3,290
Endo Pharmaceuticals Holdings, Inc., 1.75%, 4/15/15	NR/NR	2,270	3,317
Valeant Pharmaceuticals International, Inc. (a)(b), 5.375%, 8/1/14	NR/NR	755	2,780
Viropharma, Inc., 2.00%, 3/15/17	NR/NR	2,435	2,946

			14,332

Real Estate Investment Trust—1.1%
Boston Properties L.P., 3.75%, 5/15/36	NR/A-	2,360	2,791
Developers Diversified Realty Corp., 1.75%, 11/15/40	NR/NR	2,350	2,464
Host Hotels & Resorts L.P. (a)(b), 2.50%, 10/15/29	NR/BB+	2,225	3,029

			8,284

Retail—0.4%
Saks, Inc., 2.00%, 3/15/24	B2/BB-	3,150	3,300

Technology—3.4%
Cadence Design Systems, Inc. (d), 2.625%, 6/1/15	NR/NR	1,600	2,440
Concur Technologies, Inc. (a)(b), 2.50%, 4/15/15	NR/NR	2,620	3,026
Micron Technology, Inc., 1.875%, 6/1/27	NR/NR	2,735	2,783
NetApp, Inc., 1.75%, 6/1/13	NR/NR	2,025	3,460
Nuance Communications, Inc., 2.75%, 8/15/27	NR/BB-	2,375	3,123
ON Semiconductor Corp., 2.625%, 12/15/26	NR/BB	2,700	3,284
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 41

Schedule of Investments
June 30, 2011

	Credit
	Rating	Principal
	(Moody’s/	Amount	Value
	S&P)*	(000s)	(000s)

RightNow Technologies, Inc. (a)(b), 2.50%, 11/15/30	NR/NR	$2,050	$2,539
Salesforce.com, Inc., 0.75%, 1/15/15	NR/NR	1,475	2,679
SanDisk Corp., 1.50%, 8/15/17	NR/BB-	2,250	2,391

			25,725

Telecommunications—1.6%
Anixter International, Inc., 1.00%, 2/15/13	NR/B+	2,615	3,115
Ciena Corp., 0.875%, 6/15/17	NR/B	2,815	2,396
Ixia (a)(b), 3.00%, 12/15/15	NR/NR	2,595	2,647
JDS Uniphase Corp., 1.00%, 5/15/26	NR/NR	2,795	2,869
Time Warner Telecom, Inc., 2.375%, 4/1/26	B3/B-	1,125	1,385

			12,412

Transportation—0.3%
Greenbrier Cos., Inc. (a)(b), 3.50%, 4/1/18	NR/NR	2,875	2,616

Total Convertible Bonds (cost—$196,101)			199,424

CONVERTIBLE PREFERRED STOCK—4.0%

		Shares

Auto Components—0.3%
Goodyear Tire & Rubber Co., 5.875%, 3/31/14	NR/NR	44,385	2,469

Automobiles—0.3%
General Motors Co., Ser. B, 4.75%, 12/1/13	NR/NR	56,200	2,739

Diversified Financial Services—1.2%
2010 Swift Mandatory Common Exchange Security Trust, (a)(b), 6.00%, 12/13/31	NR/NR	204,710	2,750
AMG Capital Trust I, 5.10%, 4/15/36	NR/BB	68,920	3,323
Citigroup, Inc., 7.50%, 12/15/12	NR/NR	26,500	3,184

			9,257

Electric Utilities—0.1%
NextEra Energy, Inc., 8.375%, 6/1/12	NR/NR	8,800	456

Financial Services—0.4%
Fifth Third Bancorp, Ser. G (e), 8.50%, 6/30/13	Ba1/BB	19,720	2,774

Household Durables—0.1%
Newell Financial Trust I (h), 5.25%, 12/1/27 (Newell Rubbermaid, Inc.)	WR/BB	19,700	931

Insurance—0.5%
Assured Guaranty Ltd., 8.50%, 6/1/12	NR/NR	6,300	424
MetLife, Inc., 5.00%, 9/11/13	NR/BBB-	41,550	3,425

			3,849

	Credit
	Rating
	(Moody’s/		Value
	S&P)*	Shares	(000s)

IT Services—0.1%
Unisys Corp., Ser. A, 6.25%, 3/1/14	NR/NR	11,270	$875

Machinery—0.4%
Stanley Black & Decker, Inc., 4.75%, 11/17/15	Baa3/BBB+	25,900	3,151

Oil & Gas—0.1%
Chesapeake Energy Corp. (e), 5.00%, 8/15/11	NR/B+	5,100	496

Oil, Gas & Consumable Fuels—0.5%
Apache Corp., Ser. D, 6.00%, 8/1/13	NR/NR	55,000	3,626

Total Convertible Preferred Stock (cost—$31,473)			30,623

SHORT-TERM INVESTMENTS—5.5%

		Principal
		Amount
		(000s )

Convertible Bonds—2.3%
Auto Components—0.4%
BorgWarner, Inc., 3.50% due 4/15/12	NR/BBB	$1,340	3,316

Biotechnology—0.3%
United Therapeutics Corp., 0.50% due 10/15/11	NR/NR	1,475	2,168

Healthcare—0.4%
AMERIGROUP Corp., 2.00% due 5/15/12	NR/BB+	1,950	3,249

Oil & Gas—0.5%
Core Laboratories L.P., 0.25% due 10/31/11	NR/NR	1,445	3,528

Pharmaceuticals—0.3%
Mylan, Inc., 1.25% due 3/15/12	NR/BB	1,700	1,900

Technology—0.4%
VeriFone Systems, Inc., 1.375% due 6/15/12	NR/B	2,620	3,069

Total Convertible Bonds (cost—$15,755)			17,230

Repurchase Agreements—3.2%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $24,515; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $25,010 including accrued interest (cost—$24,515)		24,515	24,515

Total Short-Term Investments (cost—$40,270)			41,745

Total Investments, before options written (cost—$773,016)—99.9%			763,637

		Value
	Contracts	(000s)

OPTIONS WRITTEN (g)—(0.1)%
Call Options—(0.1)%
Amazon.com, Inc. (CBOE), strike price $210, expires 7/16/11	220	$(45)
Apple, Inc. (CBOE), strike price $345, expires 7/16/11	110	(19)
Baxter International, Inc. (CBOE), strike price $60, expires 7/16/11	740	(42)
Deere & Co. (CBOE), strike price $87.50, expires 7/16/11	50	(1)
EMC Corp. (CBOE), strike price $29, expires 7/16/11	1,560	(19)
Freeport-McMoRan Copper & Gold, Inc. (CBOE), strike price $52.50, expires 7/16/11	80	(12)
Gilead Sciences, Inc. (CBOE), strike price $43, expires 7/16/11	835	(12)
Intel Corp. (CBOE), strike price $22, expires 7/16/11	1,355	(58)
International Business Machines Corp. (CBOE), strike price $175, expires 7/16/11	245	(12)
Johnson Controls, Inc. (CBOE), strike price $43, expires 7/16/11	1,075	(22)
Joy Global, Inc. (CBOE), strike price $92.50, expires 7/16/11	65	(27)
L-3 Communications Holdings, Inc. (CBOE), strike price $90, expires 7/16/11	400	(20)
McDonald’s Corp. (CBOE), strike price $85, expires 7/16/11	525	(24)
McKesson Corp. (CBOE), strike price $85, expires 7/16/11	500	(20)
Monsanto Co. (CBOE), strike price $75, expires 7/16/11	130	(4)
National Oilwell Varco, Inc. (CBOE), strike price $80, expires 7/16/11	110	(11)
Oracle Corp. (CBOE), strike price $34, expires 7/16/11	100	(1)
Peabody Energy Corp. (CBOE), strike price $62.50, expires 7/16/11	70	(2)
QUALCOMM, Inc. (CBOE), strike price $57.50, expires 7/16/11	180	(10)
Schlumberger Ltd. (CBOE), strike price $90, expires 7/16/11	125	(6)
Valero Energy Corp. (CBOE), strike price $27, expires 7/16/11	210	(5)

Total Options Written (premiums received—$345)		(372)

42 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investment
June 30, 2011

Value
(000s)

Total Investments, net of options written (cost—$772,671)—99.8%	$763,265

Other assets less other liabilities—0.2%	1,436

Net Assets—100.0%	$764,701

Notes to Schedule of Investments (amounts in thousands):

*	Unaudited.

(a)	Private Placement—Restricted as to resale and may not have a readily available market. Securities with an aggregate value of $137,169, representing 17.9% of net assets.

(b)	144A—Exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, typically only to qualified institutional buyers. Unless otherwise indicated, these securities are not considered to be illiquid.

(c)	Delayed-delivery. To be delivered after June 30, 2011.

(d)	Fair-Valued—Securities with an aggregate value of $2,440, representing 0.3% of net assets. See Note 1(a) and Note 1(b) in the Notes to Financial Statements.

(e)	Perpetual maturity. Maturity date shown is the first call date.

(f)	All or partial amount segregated for the benefit of the counterparty as collateral for options written.

(g)	Non-income producing.

(h)	Securities exchangeable or convertible into securities of an entity different than the issuer. Such entity is identified in the parenthetical.

(i)	Step Bond—Coupon is a fixed rate for an initial period then resets at a specific date and rate.
Glossary:
ADR—American Depositary Receipt
CBOE—Chicago Board Options Exchange
NR—Not Rated
WR—Withdrawn Rating
AGIC Mid-Cap Growth

		Value
	Shares	(000s)

COMMON STOCK—98.2%
Auto Components—1.5%
Autoliv, Inc.	900	$70
Tenneco, Inc. (a)	900	40

		110

Biotechnology—0.6%
InterMune, Inc. (a)	600	22
Pharmasset, Inc. (a)	200	22

		44

Chemicals—7.4%
CF Industries Holdings, Inc.	700	99
Ecolab, Inc.	2,200	124
International Flavors & Fragrances, Inc.	2,200	141
Kronos Worldwide, Inc.	4,600	145
PPG Industries, Inc.	500	46

		555

Commercial Banks—1.4%
SunTrust Banks, Inc.	4,000	103

Commercial Services & Supplies—1.2%
Avery Dennison Corp.	2,400	93

Communications Equipment—1.6%
F5 Networks, Inc. (a)	400	44
Polycom, Inc. (a)	800	51
Riverbed Technology, Inc. (a)	700	28

		123

Computers & Peripherals—1.3%
NetApp, Inc. (a)	1,200	64
SanDisk Corp. (a)	800	33

		97

Construction & Engineering—3.4%
Chicago Bridge & Iron Co. NV	2,900	113
KBR, Inc.	3,800	143

		256

Consumer Finance—0.2%
Discover Financial Services	600	16

Distributors—0.2%
Genuine Parts Co.	300	16

Diversified Consumer Services—0.7%
Weight Watchers International, Inc.	700	53

Electrical Equipment—1.7%
Thomas & Betts Corp. (a)	2,400	129

Energy Equipment & Services—3.9%
Helmerich & Payne, Inc.	1,100	73
Oceaneering International, Inc.	800	32
Patterson-UTI Energy, Inc.	1,200	38
SEACOR Holdings, Inc.	900	90
Weatherford International Ltd. (a)	3,300	62

		295

Food & Staples Retailing—0.6%
Whole Foods Market, Inc.	700	44

Food Products—1.5%
Mead Johnson Nutrition Co., Class A	1,700	115

Health Care Equipment & Supplies—3.1%
Cooper Cos., Inc.	1,500	119
Edwards Lifesciences Corp. (a)	300	26
Gen-Probe, Inc. (a)	1,300	90

		235

Health Care Providers & Services—5.9%
Aetna, Inc.	800	35
AMERIGROUP Corp. (a)	1,700	120
AmerisourceBergen Corp.	2,800	116
Humana, Inc.	1,700	137
Patterson Cos., Inc.	1,100	36

		444

Health Care Technology—0.7%
SXC Health Solutions Corp. (a)	900	53

Household Durables—0.7%
Tempur-Pedic International, Inc. (a)	800	54

Insurance—0.5%
Symetra Financial Corp.	2,900	39

Internet & Catalog Retail—4.1%
NetFlix, Inc. (a)	400	105
Priceline.com, Inc. (a)	400	205

		310

IT Services—2.0%
Amdocs Ltd. (a)	3,300	100
Computer Sciences Corp.	800	30
Syntel, Inc.	300	18

		148

Life Sciences Tools & Services—1.7%
PerkinElmer, Inc.	3,000	81
Waters Corp. (a)	500	48

		129

Machinery—10.0%
Dover Corp.	2,500	169
Joy Global, Inc.	1,200	114
Pall Corp.	2,700	152
Parker Hannifin Corp.	1,400	126
Toro Co.	1,600	97
WABCO Holdings, Inc. (a)	1,300	90

		748

Media—3.6%
CBS Corp., Class B	5,400	154
Interpublic Group of Cos., Inc.	3,500	44
Liberty Media Corp.—Capital, Ser. A (a)	800	68

		266

Multiline Retail—6.7%
Dillard’s, Inc., Class A	1,300	68
Dollar Tree, Inc. (a)	2,650	176
Kohl’s Corp.	2,200	110
Macy’s, Inc.	5,100	149

		503

Oil, Gas & Consumable Fuels—6.1%
Alliance Holdings GP L.P.	2,000	100
Concho Resources, Inc. (a)	500	46
Murphy Oil Corp.	1,800	118
Natural Resource Partners L.P.	1,100	36
Plains All American Pipeline L.P.	900	58
SandRidge Energy, Inc. (a)	2,700	29
Whiting Petroleum Corp. (a)	1,200	68

		455

Paper & Forest Products—0.9%
Domtar Corp.	700	66

Pharmaceuticals—2.0%
Endo Pharmaceuticals Holdings, Inc. (a)	2,200	88
Warner Chilcott PLC, Class A	2,600	63

		151

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 43

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Professional Services—0.3%
Verisk Analytics, Inc., Class A (a)	600	$21

Real Estate Management & Development—1.8%
Jones Lang LaSalle, Inc.	1,400	132

Semiconductors & Semiconductor Equipment—8.5%
Altera Corp.	3,400	158
Atmel Corp. (a)	4,300	61
Fairchild Semiconductor
International, Inc. (a)	6,000	100
Lam Research Corp. (a)	3,300	146
Marvell Technology Group Ltd. (a)	2,100	31
Maxim Integrated Products, Inc.	4,700	120
NVIDIA Corp. (a)	1,500	24

		640

Software—5.7%
BMC Software, Inc. (a)	1,300	71
CA, Inc.	7,400	169
Citrix Systems, Inc. (a)	800	64
Intuit, Inc. (a)	1,300	67
Salesforce.com, Inc. (a)	400	60

		431

Specialty Retail—4.5%
Abercrombie & Fitch Co., Class A	1,000	67
Bed Bath & Beyond, Inc. (a)	800	47
Dick’s Sporting Goods, Inc. (a)	1,100	42
Limited Brands, Inc.	900	35
O’Reilly Automotive, Inc. (a)	2,200	144

		335

Textiles, Apparel & Luxury Goods—0.6%
Lululemon Athletica, Inc. (a)	400	45

Trading Companies & Distributors—0.6%
W.W. Grainger, Inc.	300	46

Wireless Telecommunication Services—1.0%
MetroPCS Communications, Inc. (a)	4,400	76

Total Common Stock (cost—$6,356)		7,376

	Principal
	Amount
	(000s)
Repurchase Agreements—1.8%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $135; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $140 including accrued interest (cost—$135)	$135	135

Total Investments (cost—$6,491)—100.0%		7,511

Liabilities in excess of other assets—(0.0)%		(2)

Net Assets—100.0%		$7,509

Notes to Schedule of Investments:

(a)	Non-income producing.
AGIC Opportunity

		Value
	Shares	(000s)

COMMON STOCK—100.0%
Aerospace & Defense—4.0%
AerCap Holdings NV (a)	727,541	$9,465
Hexcel Corp. (a)	134,500	2,944

		12,409

Airlines—1.5%
Copa Holdings S.A., Class A	67,727	4,520

Auto Components—1.1%
Stoneridge, Inc. (a)	228,205	3,364
Automobiles—1.2%
Tesla Motors, Inc. (a)	125,200	3,647

Biotechnology—3.6%
Cubist Pharmaceuticals, Inc. (a)	135,366	4,872
Emergent Biosolutions, Inc. (a)	166,775	3,760
Myriad Genetics, Inc. (a)	103,425	2,349

		10,981

Capital Markets—2.7%
Financial Engines, Inc. (a)	102,400	2,654
Greenhill & Co., Inc.	57,100	3,073
WisdomTree Investments, Inc. (a)	390,800	2,478

		8,205

Commercial Services & Supplies—3.1%
Innerworkings, Inc. (a)	599,743	5,002
Mobile Mini, Inc. (a)	216,536	4,588

		9,590

Communications Equipment—4.0%
Ciena Corp. (a)	266,700	4,902
Sycamore Networks, Inc.	325,900	7,248

		12,150

Diversified Consumer Services—1.5%
American Public Education, Inc. (a)	102,564	4,565

Diversified Financial Services—1.6%
Encore Capital Group, Inc. (a)	86,248	2,650
MarketAxess Holdings, Inc.	90,225	2,261

		4,911

Electrical Equipment—2.1%
Polypore International, Inc. (a)	93,375	6,335

Energy Equipment & Services—0.2%
Tesco Corp. (a)	36,300	705

Health Care Equipment & Supplies—9.3%
Abaxis, Inc. (a)	112,989	3,079
Align Technology, Inc. (a)	244,072	5,565
Insulet Corp. (a)	118,525	2,628
MAKO Surgical Corp. (a)	104,025	3,093
Masimo Corp.	117,516	3,488
NuVasive, Inc. (a)	209,995	6,904
Zoll Medical Corp. (a)	64,391	3,648

		28,405

Health Care Technology—0.9%
ePocrates, Inc. (a)	152,700	2,816

Hotels, Restaurants & Leisure—3.1%
Life Time Fitness, Inc. (a)	201,651	8,048
Texas Roadhouse, Inc.	85,175	1,493

		9,541

Internet & Catalog Retail—2.2%
Shutterfly, Inc. (a)	117,300	6,735

Internet Software & Services—7.9%
Ancestry.com, Inc. (a)	138,125	5,717
Constant Contact, Inc. (a)	315,800	8,015
Responsys, Inc. (a)	154,784	2,744
Velti PLC (a)	156,350	2,644
VistaPrint NV (a)	109,257	5,228

		24,348

IT Services—2.0%
Ciber, Inc. (a)	588,350	3,265
Syntel, Inc.	47,554	2,812

		6,077

Machinery—2.6%
Dynamic Materials Corp.	185,175	4,152
Wabash National Corp. (a)	422,225	3,956

		8,108

Media—1.0%
ReachLocal, Inc. (a)	155,135	3,231

Metals & Mining—6.3%
Globe Specialty Metals, Inc.	314,975	7,062
Haynes International, Inc.	46,296	2,867
Horsehead Holding Corp. (a)	479,059	6,381
Silver Standard Resources, Inc. (a)	112,475	3,002

		19,312

Oil, Gas & Consumable Fuels—12.8%
Carrizo Oil & Gas, Inc. (a)	120,425	5,028
Comstock Resources, Inc. (a)	367,472	10,579
Goodrich Petroleum Corp. (a)	372,630	6,860
PetroHawk Energy Corp. (a)	406,209	10,021
Quicksilver Resources, Inc. (a)	457,166	6,748

		39,236

Pharmaceuticals—3.4%
Durect Corp. (a)	947,049	1,923
POZEN, Inc. (a)	217,219	912
Questcor Pharmaceuticals, Inc. (a)	121,825	2,936
Salix Pharmaceuticals Ltd. (a)	117,700	4,688

		10,459

Professional Services—0.9%
Huron Consulting Group, Inc. (a)	91,100	2,752

Road & Rail—2.7%
Celadon Group, Inc. (a)	218,015	3,044
Knight Transportation, Inc.	153,400	2,606
Vitran Corp., Inc. (a)	202,918	2,577

		8,227

Semiconductors & Semiconductor Equipment—4.5%
Inphi Corp. (a)	260,140	4,527
Netlogic Microsystems, Inc. (a)	226,878	9,170

		13,697

Software—7.1%
BroadSoft, Inc. (a)	238,450	9,092
Commvault Systems, Inc. (a)	56,699	2,520
RealD, Inc. (a)	114,700	2,683
Rosetta Stone, Inc. (a)	241,613	3,900
Taleo Corp., Class A (a)	95,100	3,521

		21,716

Specialty Retail—1.8%
Cabela’s, Inc. (a)	204,950	5,564

44 Allianz Domestic Stock Fund Annual Report 6.30.11 See accompanying Notes to Financial Statement

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Textiles, Apparel & Luxury Goods—1.6%
CROCS, Inc. (a)	96,500	$2,485
Steven Madden Ltd. (a)	65,337	2,451

		4,936

Trading Companies & Distributors—2.1%
CAI International, Inc. (a)	144,380	2,983
United Rentals, Inc. (a)	139,525	3,544

		6,527

Transportation Infrastructure—1.2%
Scorpio Tankers, Inc. (a)	354,723	3,544

Total Common Stock (cost—$252,913)		306,613

	Principal
	Amount
	(000s)
Repurchase Agreements—0.1%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $268; collateralized by Federal Home Loan Bank, 0.33%, due 7/16/12, valued at $275 including accrued interest (cost—$268)	$268	268

Total Investments (cost—$253,181)—100.1%		306,881

Liabilities in excess of other assets—(0.1)%		(152)

Net Assets—100.0%		$306,729

Notes to Schedule of Investments:

(a)	Non-income producing.
AGIC Systematic Growth

		Value
	Shares	(000s)

COMMON STOCK—100.6%
Aerospace & Defense—0.8%
United Technologies Corp.	2,100	$186

Automobiles—0.5%
Ford Motor Co. (a)	7,900	109

Beverages—1.1%
Coca-Cola Co.	3,800	256

Biotechnology—1.6%
Amgen, Inc. (a)	6,500	379

Chemicals—0.5%
CF Industries Holdings, Inc.	900	127

Commercial Banks—1.7%
SunTrust Banks, Inc.	4,300	111
Wells Fargo & Co.	10,700	300

		411

Communications Equipment—2.6%
F5 Networks, Inc. (a)	1,500	165
Juniper Networks, Inc. (a)	2,600	82
QUALCOMM, Inc.	6,600	375

		622

Computers & Peripherals—4.6%
Apple, Inc. (a)	2,900	974
EMC Corp. (a)	4,400	121

		1,095

Construction & Engineering—1.0%
KBR, Inc.	6,000	226

Containers & Packaging—0.6%
Ball Corp.	3,400	131

Diversified Financial Services—1.1%
JPMorgan Chase & Co.	6,600	270

Diversified Telecommunication Services—1.4%
Verizon Communications, Inc.	8,800	328

Electric Utilities—1.1%
American Electric Power Co., Inc.	6,800	256

Energy Equipment & Services—3.6%
Baker Hughes, Inc.	4,800	348
National-Oilwell Varco, Inc.	6,400	501

		849

Food Products—2.2%
Corn Products International, Inc.	5,800	321
Mead Johnson Nutrition Co., Class A	2,900	196

		517

Health Care Equipment & Supplies—3.9%
Baxter International, Inc.	2,100	125
Cooper Cos., Inc.	4,800	380
Edwards Lifesciences Corp. (a)	4,700	410

		915

Health Care Providers & Services—3.2%
Express Scripts, Inc. (a)	2,100	113
Humana, Inc.	4,500	362
UnitedHealth Group, Inc.	5,400	279

		754

Hotels, Restaurants & Leisure—5.0%
Chipotle Mexican Grill, Inc., Class A (a)	1,700	524
McDonald’s Corp.	7,800	658

		1,182

Household Durables—0.6%
Tempur-Pedic International, Inc. (a)	2,000	136

Industrial Conglomerates—2.7%
3M Co.	2,300	218
General Electric Co.	22,500	424

		642

Insurance—1.2%
Prudential Financial, Inc.	1,800	115
Symetra Financial Corp.	12,900	173

		288

Internet & Catalog Retail—2.4%
NetFlix, Inc. (a)	800	210
Priceline.com, Inc. (a)	700	358

		568

Internet Software & Services—1.3%
Google, Inc., Class A (a)	600	304

IT Services—3.4%
Cognizant Technology Solutions Corp., Class A (a)	2,400	176
International Business Machines Corp.	3,700	635

		811

Machinery—5.7%
Caterpillar, Inc.	5,900	628
Cummins, Inc.	3,200	331
Deere & Co.	1,900	157
Timken Co.	4,700	237

		1,353

Media—1.5%
CBS Corp., Class B	7,700	219
News Corp., Class A	8,000	142

		361

Metals & Mining—1.0%
Freeport-McMoRan Copper & Gold, Inc.	4,400	233

Multiline Retail—3.2%
Dollar Tree, Inc. (a)	3,300	220
Kohl’s Corp.	5,200	260
Target Corp.	6,100	286

		766

Oil, Gas & Consumable Fuels—12.2%
Chevron Corp.	3,900	401
Concho Resources, Inc. (a)	3,900	358
ConocoPhillips	6,600	496
Exxon Mobil Corp.	14,300	1,164
HollyFrontier Corp.	4,700	326
Whiting Petroleum Corp. (a)	2,500	143

		2,888

Pharmaceuticals—5.7%
Abbott Laboratories	2,900	153
Eli Lilly & Co.	6,600	248
Endo Pharmaceuticals Holdings, Inc. (a)	3,000	120
Pfizer, Inc.	22,000	453
Watson Pharmaceuticals, Inc. (a)	5,500	378

		1,352

Professional Services—1.6%
Verisk Analytics, Inc., Class A (a)	10,800	374

Road & Rail—2.4%
CSX Corp.	14,100	370
Union Pacific Corp.	1,800	188

		558

See accompanying Notes to Financial Statement 6.30.11 Allianz Domestic Stock Fund Annual Report 45

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Semiconductors & Semiconductor Equipment—4.4%
Altera Corp.	8,900	$412
Atmel Corp. (a)	7,400	104
Cypress Semiconductor Corp. (a)	5,900	125
NVIDIA Corp. (a)	5,200	83
Skyworks Solutions, Inc. (a)	5,400	124
Texas Instruments, Inc.	6,100	200

		1,048

Software—9.3%
Citrix Systems, Inc. (a)	1,600	128
Microsoft Corp.	26,200	681
Oracle Corp.	21,900	721
Salesforce.com, Inc. (a)	1,000	149
Symantec Corp. (a)	9,100	179
VMware, Inc., Class A (a)	3,400	341

		2,199

Specialty Retail—3.1%
Autozone, Inc. (a)	1,200	354
Dick’s Sporting Goods, Inc. (a)	3,000	115
O’Reilly Automotive, Inc. (a)	4,100	269

		738

Tobacco—0.6%
Philip Morris International, Inc.	2,300	153

Wireless Telecommunication Services—1.8%
MetroPCS Communications, Inc. (a)	24,300	418

Total Investments (cost—$20,241)—100.6%		23,803

Liabilities in excess of other assets—(0.6)%		(137)

Net Assets—100.0%		$23,666

Notes to Schedule of Investments:

(a)	Non-income producing.
AGIC Target

		Value
	Shares	(000s)

COMMON STOCK—97.8%
Aerospace & Defense—2.5%
AerCap Holdings NV (a)	211,800	$2,755
Precision Castparts Corp.	35,770	5,890

		8,645

Automobiles—0.5%
Tesla Motors, Inc. (a)	60,400	1,759

Biotechnology—2.6%
BioMarin Pharmaceutical, Inc. (a)	149,800	4,076
United Therapeutics Corp. (a)	86,500	4,766

		8,842

Capital Markets—3.5%
Affiliated Managers Group, Inc. (a)	59,200	6,006
KKR & Co. L.P.	362,400	5,914

		11,920

Chemicals—4.9%
Albemarle Corp.	50,200	3,474
Ashland, Inc.	94,100	6,081
CF Industries Holdings, Inc.	51,600	7,310

		16,865

Communications Equipment—3.4%
Acme Packet, Inc. (a)	55,000	3,857
Aruba Networks, Inc. (a)	122,700	3,626
F5 Networks, Inc. (a)	38,400	4,234

		11,717

Computers & Peripherals—1.6%
NetApp, Inc. (a)	103,000	5,436

Construction & Engineering—2.2%
KBR, Inc.	197,200	7,432

Containers & Packaging—1.0%
Crown Holdings, Inc. (a)	87,200	3,385

Electrical Equipment—3.4%
Polypore International, Inc. (a)	68,000	4,613
Rockwell Automation, Inc.	82,400	7,149

		11,762

Energy Equipment & Services—1.7%
Weatherford International Ltd. (a)	315,000	5,906

Food Products—3.1%
Green Mountain Coffee Roasters, Inc. (a)	49,200	4,392
Mead Johnson Nutrition Co., Class A	90,000	6,079

		10,471

Health Care Equipment & Supplies—3.5%
Intuitive Surgical, Inc. (a)	18,226	6,782
Kinetic Concepts, Inc. (a)	90,900	5,239

		12,021

Health Care Providers & Services—3.8%
AmerisourceBergen Corp.	139,600	5,780
WellCare Health Plans, Inc. (a)	140,600	7,228

		13,008

Hotels, Restaurants & Leisure—1.4%
Panera Bread Co., Class A (a)	37,100	4,662

Household Products—1.7%
Church & Dwight Co., Inc.	143,400	5,813

Insurance—1.6%
XL Group PLC	250,200	5,499

Internet & Catalog Retail—1.7%
Priceline.com, Inc. (a)	11,700	5,990

Internet Software & Services—1.0%
MercadoLibre, Inc.	42,700	3,388

IT Services—3.5%
Cognizant Technology Solutions Corp., Class A (a)	113,400	8,317
VeriFone Systems, Inc. (a)	81,200	3,601

		11,918

Life Sciences Tools & Services—2.5%
Agilent Technologies, Inc. (a)	167,800	8,576

Machinery—2.8%
Cummins, Inc.	46,700	4,833
Joy Global, Inc.	50,000	4,762

		9,595

Media—4.0%
Focus Media Holding Ltd. ADR (a)	111,200	3,458
Scripps Networks Interactive, Inc., Class A	103,500	5,059
Viacom, Inc., Class B	100,000	5,100

		13,617

Multiline Retail—1.4%
Macy’s, Inc.	165,800	4,848

Oil, Gas & Consumable Fuels—7.3%
Brigham Exploration Co. (a)	103,000	3,083
PetroHawk Energy Corp. (a)	408,700	10,083
Pioneer Natural Resources Co.	58,600	5,249
SandRidge Energy, Inc. (a)	630,600	6,722

		25,137

Pharmaceuticals—4.0%
Hospira, Inc. (a)	119,500	6,771
Mylan, Inc. (a)	276,800	6,829

		13,600

Professional Services—1.0%
Robert Half International, Inc.	127,000	3,433

Road & Rail—1.7%
Kansas City Southern (a)	101,000	5,992

Semiconductors & Semiconductor Equipment—5.0%
Altera Corp.	118,700	5,502
ARM Holdings PLC ADR	186,500	5,302
KLA-Tencor Corp.	78,600	3,182
NXP Semiconductor NV (a)	122,000	3,261

		17,247

Software—6.6%
BMC Software, Inc. (a)	143,900	7,871
BroadSoft, Inc. (a)	82,300	3,138
Citrix Systems, Inc. (a)	103,900	8,312
Rovi Corp. (a)	59,200	3,396

		22,717

Specialty Retail—3.1%
Dick’s Sporting Goods, Inc. (a)	137,500	5,287
Ulta Salon Cosmetics & Fragrance, Inc. (a)	83,400	5,386

		10,673

Textiles, Apparel & Luxury Goods—6.0%
CROCS, Inc. (a)	211,400	5,444
Deckers Outdoor Corp. (a)	69,900	6,161
46 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Polo Ralph Lauren Corp.	33,600	$4,456
Vera Bradley, Inc. (a)	114,700	4,381

		20,442

Tobacco—1.0%
Lorillard, Inc.	33,100	3,604

Trading Companies & Distributors—1.0%
United Rentals, Inc. (a)	139,700	3,548

Wireless Telecommunication Services—1.8%
NII Holdings, Inc. (a)	141,832	6,011

Total Common Stock (cost—$257,506)		335,479

	Principal
	Amount
	(000s)
Repurchase Agreements—2.4%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $8,137; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $8,300 including accrued interest (cost—$8,137)	$8,137	8,137

Total Investments (cost—$265,643)—100.2%		343,616

Liabilities in excess of other assets—(0.2)%		(748)

Net Assets—100.0%		$342,868

Notes to Schedule of Investments:

(a) Non-income producing.

Glossary:

ADR—American Depositary Receipt
NFJ All-Cap Value

		Value
	Shares	(000s)

COMMON STOCK—99.0%
Aerospace & Defense—2.7%
Northrop Grumman Corp.	9,100	$631

Capital Markets—2.4%
Federated Investors, Inc., Class B	23,600	562

Commercial Services & Supplies—4.4%
Avery Dennison Corp.	14,700	568
RR Donnelley & Sons Co.	24,000	471

		1,039

Consumer Finance—1.8%
Cash America International, Inc.	7,200	417

Diversified Financial Services—4.0%
Bank of America Corp.	15,200	167
JPMorgan Chase & Co.	13,100	536
NYSE Euronext	7,300	250

		953

Diversified Telecommunication Services—2.5%
AT&T, Inc.	18,900	594

Electric Utilities—1.3%
Edison International	8,300	322

Energy Equipment & Services—2.2%
Tidewater, Inc.	9,900	533

Food & Staples Retailing—1.3%
SUPERVALU, Inc.	32,200	303

Food Products—2.8%
Corn Products International, Inc.	11,900	658

Gas Utilities—5.1%
Atmos Energy Corp.	18,500	615
UGI Corp.	19,000	606

		1,221

Health Care Equipment & Supplies—2.5%
Medtronic, Inc.	15,400	593

Health Care Providers & Services—5.5%
CIGNA Corp.	13,700	704
Quest Diagnostics, Inc.	10,200	603

		1,307

Household Products—2.6%
Kimberly-Clark Corp.	9,300	619

Insurance—7.6%
Allstate Corp.	19,300	589
Reinsurance Group of America, Inc.	10,000	609
Unum Group	23,600	601

		1,799

Media—2.8%
CBS Corp., Class B	23,400	667

Metals & Mining—4.6%
Reliance Steel & Aluminum Co.	10,700	531
Yamana Gold, Inc.	48,000	558

		1,089

Multiline Retail—1.2%
Kohl’s Corp.	5,600	280

Multi-Utilities—2.8%
Nisource, Inc.	32,500	658

Office Electronics—2.5%
Xerox Corp.	57,000	593

Oil, Gas & Consumable Fuels—13.8%
Apache Corp.	4,300	531
Chesapeake Energy Corp.	17,000	505
Chevron Corp.	5,600	576
ConocoPhillips	7,500	564
Energy Coal Resources, Inc. (a)(b)(c)	26,000	—
Royal Dutch Shell PLC ADR, Class A	7,900	562
Total S.A. ADR	9,500	549

		3,287

Paper & Forest Products—1.3%
International Paper Co.	10,000	298

Pharmaceuticals—8.1%
GlaxoSmithKline PLC ADR	15,500	665
Pfizer, Inc.	30,700	632
Sanofi ADR	15,700	631

		1,928

Real Estate Investment Trust—4.0%
Annaly Capital Management, Inc.	16,600	299
Hospitality Properties Trust	26,700	648

		947

Semiconductors & Semiconductor Equipment—2.8%
Xilinx, Inc.	18,500	675

Software—3.9%
CA, Inc.	13,700	313
Microsoft Corp.	23,900	621

		934

Specialty Retail—1.2%
Limited Brands, Inc.	7,300	281

Textiles, Apparel & Luxury Goods—1.3%
V.F. Corp.	2,800	304

Total Common Stock (cost—$22,046)		23,492

PREFERRED STOCK—0.0%
Oil, Gas & Consumable Fuels—0.0%
Energy Coal Resources, Inc., Class A (a)(b)(c) (cost—$97)	4,560	—

	Principal
	Amount
	(000s)
Repurchase Agreements—1.1%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $267; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $275 including accrued interest (cost—$267)	$267	267

Total Investments (cost—$22,410)—100.1%		23,759

Liabilities in excess of other assets—(0.1)%		(26)

Net Assets—100.0%		$23,733

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 47

Schedule of Investments
June 30, 2011

Notes to Schedule of Investments:
(a) 144A—Exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, typically only to qualified institutional buyers. Unless otherwise indicated, these securities are not considered to be illiquid.
(b) Fair-Valued—Securities with an aggregate value of $0. See Note 1(a) and Note 1(b) in the Notes to Financial Statements.
(c) Non-income producing.
Glossary:
ADR—American Depositary Receipt
NFJ Dividend Value

		Value
	Shares	(000s)

COMMON STOCK—95.6%
Aerospace & Defense—3.8%
Lockheed Martin Corp.	1,927,700	$156,086
Northrop Grumman Corp.	2,200,000	152,570

		308,656

Beverages—1.9%
PepsiCo, Inc.	2,162,400	152,298

Capital Markets—1.9%
Ameriprise Financial, Inc.	2,593,000	149,564

Commercial Banks—4.0%
PNC Financial Services Group, Inc.	2,522,700	150,378
Wells Fargo & Co.	6,147,300	172,493

		322,871

Commercial Services & Supplies—4.0%
Pitney Bowes, Inc.	6,693,000	153,872
RR Donnelley & Sons Co.	8,602,707	168,699

		322,571

Communications Equipment—1.9%
Harris Corp.	3,395,100	152,983

Diversified Financial Services—2.1%
JPMorgan Chase & Co.	4,175,400	170,941

Diversified Telecommunication Services—3.6%
AT&T, Inc.	4,934,800	155,002
CenturyLink, Inc.	3,425,000	138,473

		293,475

Electric Utilities—1.6%
Edison International	3,269,600	126,697

Energy Equipment & Services—2.0%
Diamond Offshore Drilling, Inc.	2,289,800	161,225

Food Products—2.0%
Kraft Foods, Inc., Class A	4,541,200	159,986

Health Care Equipment & Supplies—1.9%
Medtronic, Inc.	4,000,000	154,120

Household Products—2.2%
Kimberly-Clark Corp.	2,660,900	177,110

Industrial Conglomerates—1.6%
General Electric Co.	7,000,000	132,020

Insurance—5.1%
Allstate Corp.	4,300,000	131,279
MetLife, Inc.	3,139,000	137,708
Travelers Cos., Inc.	2,500,000	145,950

		414,937

IT Services—1.9%
International Business Machines Corp.	903,000	154,910

Media—1.9%
Time Warner, Inc.	4,181,700	152,088

Metals & Mining—2.0%
Freeport-McMoRan Copper & Gold, Inc.	2,997,000	158,541

Multi-Utilities—2.1%
Ameren Corp.	5,771,400	166,447

Office Electronics—2.1%
Xerox Corp.	16,584,700	172,647

Oil, Gas & Consumable Fuels—16.6%
Chesapeake Energy Corp.	5,230,100	155,282
Chevron Corp.	1,651,900	169,881
ConocoPhillips	4,540,400	341,393
Marathon Oil Corp.	3,007,600	158,440
Royal Dutch Shell PLC ADR, Class A	2,368,500	168,472
Total S.A. ADR	5,928,100	342,881

		1,336,349

Paper & Forest Products—2.1%
International Paper Co.	5,723,600	170,678

Pharmaceuticals—10.3%
Eli Lilly & Co.	4,420,400	165,898
GlaxoSmithKline PLC ADR	3,420,100	146,722
Johnson & Johnson	2,412,500	160,479
Pfizer, Inc.	7,858,100	161,877
Sanofi ADR	4,934,700	198,227

		833,203

Real Estate Investment Trust—3.0%
Annaly Capital Management, Inc.	13,562,500	244,667

Semiconductors & Semiconductor Equipment—3.8%
Intel Corp.	14,000,700	310,256

Software—2.4%
Microsoft Corp.	7,284,600	189,400

Textiles, Apparel & Luxury Goods—1.9%
V.F. Corp.	1,374,500	149,216

Thrifts & Mortgage Finance—2.5%
Hudson City Bancorp, Inc.	13,077,000	107,100
New York Community Bancorp, Inc.	6,363,300	95,386

		202,486

Tobacco—3.4%
Altria Group, Inc.	5,230,100	138,127
Reynolds American, Inc.	3,756,300	139,171

		277,298

Total Common Stock (cost—$7,179,848)		7,717,640

	Principal
	Amount
	(000s)
Repurchase Agreements—4.3%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $349,767; collateralized by Federal Home Loan Bank, 0.25%—0.33%, due 6/29/12—7/16/12, valued at $356,765 including accrued interest (cost—$349,767)	$349,767	349,767

Total Investments (cost—$7,529,615)—99.9%		8,067,407

Other assets less liabilities—0.1%		6,911

Net Assets—100.0%		$8,074,318

Glossary:

ADR—	American Depositary Receipt
48 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
NFJ Large-Cap Value
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—98.7%
Aerospace & Defense—3.1%
Northrop Grumman Corp.	564,600	$39,155

Air Freight & Logistics—1.0%
FedEx Corp.	134,600	12,767

Beverages—1.9%
Molson Coors Brewing Co., Class B	524,300	23,457

Capital Markets—3.4%
Goldman Sachs Group, Inc.	152,900	20,350
Morgan Stanley	379,500	8,732
State Street Corp.	300,600	13,554

		42,636

Chemicals—1.3%
PPG Industries, Inc.	179,000	16,251

Commercial Banks—2.7%
PNC Financial Services Group, Inc.	202,800	12,089
Wells Fargo & Co.	799,600	22,437

		34,526

Diversified Financial Services—2.5%
Bank of America Corp.	726,700	7,964
JPMorgan Chase & Co.	562,600	23,033

		30,997

Diversified Telecommunication Services—6.7%
AT&T, Inc.	1,206,700	37,903
CenturyLink, Inc.	576,400	23,304
Verizon Communications, Inc.	612,900	22,818

		84,025

Electric Utilities—3.9%
American Electric Power Co., Inc.	633,800	23,882
Edison International	667,600	25,869

		49,751

Energy Equipment & Services-1.9%
Diamond Offshore Drilling, Inc.	336,100	23,665

Food & Staples Retailing—4.1%
CVS Caremark Corp.	736,800	27,689
Safeway, Inc.	1,053,100	24,611

		52,300

Food Products—1.2%
ConAgra Foods, Inc.	569,700	14,704

Health Care Equipment & Supplies—0.9%
Medtronic, Inc.	283,100	10,908

Health Care Providers & Services—2.3%
CIGNA Corp.	564,600	29,037

Hotels, Restaurants & Leisure—1.1%
McDonald’s Corp.	167,000	14,081

Household Products—1.8%
Kimberly-Clark Corp.	350,400	23,323

Industrial Conglomerates—2.0%
General Electric Co.	1,370,500	25,848

Insurance—9.9%
Allstate Corp.	716,900	21,887
Loews Corp.	310,300	13,061
Marsh & McLennan Cos., Inc.	456,400	14,235
MetLife, Inc.	567,100	24,879
Prudential Financial, Inc.	404,300	25,709
Travelers Cos., Inc.	435,600	25,430

		125,201

IT Services—2.3%
International Business Machines Corp.	168,000	28,820

Machinery—1.0%
Parker Hannifin Corp.	145,800	13,084

Media—3.2%
CBS Corp., Class B	570,700	16,259
Time Warner, Inc.	678,333	24,671

		40,930

Metals & Mining—2.1%
Freeport-McMoRan Copper & Gold, Inc.	489,400	25,889

Multi-Utilities—1.1%
Dominion Resources, Inc.	275,000	13,274

Office Electronics—1.7%
Xerox Corp.	2,020,800	21,037

Oil, Gas & Consumable Fuels—14.3%
Apache Corp.	178,200	21,988
Chesapeake Energy Corp.	749,800	22,262
Chevron Corp.	485,600	49,939
ConocoPhillips	486,200	36,557
Marathon Oil Corp.	494,600	26,056
Peabody Energy Corp.	194,700	11,470
Valero Energy Corp.	483,200	12,355

		180,627

Pharmaceuticals—12.6%
Abbott Laboratories	494,100	26,000
Eli Lilly & Co.	1,050,800	39,437
Johnson & Johnson	393,600	26,182
Merck & Co., Inc.	703,600	24,830
Pfizer, Inc.	2,027,400	41,764

		158,213

Real Estate Investment Trust—2.7%
Annaly Capital Management, Inc.	1,889,600	34,088

Semiconductors & Semiconductor Equipment—1.0%
Intel Corp.	597,800	13,247

Software—3.2%
Microsoft Corp.	1,533,700	39,876

Specialty Retail—0.8%
Gap, Inc.	523,200	9,470

Tobacco—1.0%
Altria Group, Inc.	484,500	12,796

Total Common Stock (cost—$1,087,905)		1,243,983

	Principal
	Amount	Value
	(000s)	(000s)
Repurchase Agreements—1.2%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $15,171; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $15,475 including accrued interest (cost—$15,171)	$15,171	$15,171

Total Investments (cost—$1,103,076)—99.9%		1,259,154

Other assets less liabilities—0.1%		1,335

Net Assets—100.0%		$1,260,489

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 49

Schedule of Investments
NFJ Mid-Cap Value
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—99.3%
Aerospace & Defense—2.6%
L-3 Communications Holdings, Inc.	3,800	$332

Auto Components—2.6%
Lear Corp.	6,200	332

Capital Markets—2.3%
Federated Investors, Inc., Class B	11,900	284

Commercial Banks—2.4%
Cullen/Frost Bankers, Inc.	5,400	307

Commercial Services & Supplies—2.4%
Avery Dennison Corp.	7,900	305

Containers & Packaging—2.7%
Sonoco Products Co.	9,400	334

Diversified Financial Services—1.1%
NYSE Euronext	4,000	137

Diversified Telecommunication Services—2.3%
CenturyLink, Inc.	7,200	291

Electric Utilities—2.5%
Edison International	8,000	310

Electronic Equipment, Instruments & Components—2.4%
Jabil Circuit, Inc.	15,200	307

Energy Equipment & Services—2.4%
Tidewater, Inc.	5,500	296

Food & Staples Retailing—1.3%
Kroger Co.	6,500	161

Food Products—5.2%
ConAgra Foods, Inc.	12,900	333
Corn Products International, Inc.	5,700	315

		648

Gas Utilities—5.2%
AGL Resources, Inc.	8,000	326
Atmos Energy Corp.	9,700	322

		648

Health Care Equipment & Supplies—2.6%
C.R. Bard, Inc.	2,900	319

Health Care Providers & Services—6.3%
CIGNA Corp.	3,700	190
McKesson Corp.	3,500	293
Quest Diagnostics, Inc.	5,100	302

		785

Insurance—7.4%
Mercury General Corp.	7,400	292
Reinsurance Group of America, Inc.	5,100	310
Unum Group	12,500	319

		921

Leisure Equipment & Products—2.7%
Mattel, Inc.	12,200	335

Metals & Mining—4.6%
Reliance Steel & Aluminum Co.	5,700	283
Yamana Gold, Inc.	24,800	289

		572

Multiline Retail—2.4%
Kohl’s Corp.	5,900	295

Multi-Utilities—5.0%
Nisource, Inc.	15,500	314
SCANA Corp.	7,900	311

		625

Office Electronics—2.5%
Xerox Corp.	29,500	307

Oil, Gas & Consumable Fuels—7.1%
Chesapeake Energy Corp.	9,900	294
Murphy Oil Corp.	4,400	289
Nexen, Inc.	13,400	301

		884

Paper & Forest Products—2.5%
International Paper Co.	10,600	316

Real Estate Investment Trust—6.4%
Annaly Capital Management, Inc.	9,600	173
Duke Realty Corp.	21,800	306
Hospitality Properties Trust	13,200	320

		799

Semiconductors & Semiconductor Equipment—2.8%
KLA-Tencor Corp.	3,700	150
Xilinx, Inc.	5,500	200

		350

Software—2.6%
CA, Inc.	14,000	320

Specialty Retail—3.4%
Gap, Inc.	15,400	279
Limited Brands, Inc.	3,900	150

		429

Textiles, Apparel & Luxury Goods—1.3%
V.F. Corp.	1,500	163

Tobacco—2.3%
Reynolds American, Inc.	7,700	285

Total Common Stock (cost—$11,032)		12,397

	Principal
	Amount
	(000s)
Repurchase Agreements—0.9%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $121; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $125 including accrued interest (cost—$121)	$121	121

Total Investments (cost—$11,153)—100.2%		12,518

Liabilities in excess of other assets—(0.2)%		(31)

Net Assets—100.0%		$12,487

NFJ Renaissance

		Value
	Shares	(000s)

COMMON STOCK—95.4%
Aerospace & Defense—3.0%
Elbit Systems Ltd.	140,900	$6,730
ITT Corp.	156,100	9,199
L-3 Communications Holdings, Inc.	103,800	9,077

		25,006

Airlines—0.8%
Cathay Pacific Airways Ltd. ADR	606,200	7,080

Auto Components—1.1%
Magna International, Inc.	164,700	8,900

Beverages—3.1%
Coca-Cola Enterprises, Inc.	307,000	8,958
Dr. Pepper Snapple Group, Inc.	203,900	8,550
Molson Coors Brewing Co., Class B	193,400	8,653

		26,161

Capital Markets—3.0%
Ameriprise Financial, Inc.	169,500	9,777
Federated Investors, Inc., Class B	308,400	7,352
Raymond James Financial, Inc.	256,700	8,253

		25,382

Chemicals—4.1%
Agrium, Inc.	99,200	8,706
CF Industries Holdings, Inc.	59,226	8,390
Eastman Chemical Co.	84,400	8,615
FMC Corp.	97,600	8,396

		34,107

Commercial Banks—1.0%
Banco de Chile ADR	97,095	8,384

Commercial Services & Supplies—0.9%
Pitney Bowes, Inc.	328,000	7,541

Communications Equipment—0.9%
Harris Corp.	175,000	7,886

Construction & Engineering—1.0%
KBR, Inc.	225,900	8,514

Consumer Finance—1.1%
Discover Financial Services	343,900	9,199

Containers & Packaging—2.1%
Ball Corp.	223,200	8,584
Rexam PLC ADR	280,100	8,823

		17,407

Diversified Financial Services—0.9%
NYSE Euronext	226,500	7,762

Electric Utilities—2.1%
American Electric Power Co., Inc.	211,500	7,969
CPFL Energia S.A. ADR	113,000	9,820
Edison International	5,400	209

		17,998

Electronic Equipment, Instruments & Components—2.0%
Jabil Circuit, Inc.	368,500	7,444
TE Connectivity, Ltd.	245,300	9,017

		16,461

Energy Equipment & Services—3.0%
Diamond Offshore Drilling, Inc.	115,000	8,097
Ensco PLC ADR	155,700	8,299
RPC, Inc.	349,400	8,574

		24,970

50 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Food & Staples Retailing—1.0%
Delhaize Group S.A. ADR	106,500	$8,026

Food Products—2.9%
Campbell Soup Co.	212,300	7,335
ConAgra Foods, Inc.	346,200	8,935
Tyson Foods, Inc., Class A	420,500	8,166

		24,436

Health Care Equipment & Supplies—2.1%
C.R. Bard, Inc.	86,200	9,470
Smith & Nephew PLC ADR	152,600	8,265

		17,735

Health Care Providers & Services—4.5%
AmerisourceBergen Corp.	232,100	9,609
CIGNA Corp.	179,300	9,221
McKesson Corp.	109,600	9,168
Quest Diagnostics, Inc.	159,400	9,421

		37,419

Hotels, Restaurants & Leisure—1.0%
Darden Restaurants, Inc.	168,100	8,365

Household Durables—1.9%
Garmin Ltd.	261,000	8,621
Whirlpool Corp.	92,800	7,546

		16,167

Household Products—1.1%
Clorox Co.	131,300	8,855

Independent Power Producers & Energy Traders—0.9%
Huaneng Power International, Inc. ADR	347,600	7,411

Industrial Conglomerates—1.0%
Seaboard Corp.	3,588	8,676

Insurance—6.1%
AON Corp.	159,700	8,193
HCC Insurance Holdings, Inc.	272,000	8,568
Loews Corp.	217,300	9,146
Reinsurance Group of America, Inc.	133,900	8,149
Unum Group	328,200	8,363
Willis Group Holdings PLC	213,900	8,793

		51,212

Leisure Equipment & Products—1.0%
Mattel, Inc.	311,700	8,569

Machinery—3.1%
Flowserve Corp.	70,900	7,791
Joy Global, Inc.	93,300	8,886
Parker Hannifin Corp.	100,000	8,974

		25,651

Media—3.0%
McGraw-Hill Cos., Inc.	202,900	8,504
Omnicom Group, Inc.	169,900	8,182
Pearson PLC ADR	435,600	8,281

		24,967

Metals & Mining—9.3%
Agnico-Eagle Mines Ltd.	131,279	8,288
Cliffs Natural Resources, Inc.	99,400	9,189
Compass Minerals International, Inc.	94,400	8,125
Franco-Nevada Corp.	257,267	9,603
Gold Resource Corp.	342,300	8,534
HudBay Minerals, Inc.	562,207	8,394
Inmet Mining Corp.	126,867	9,129
Pan American Silver Corp.	260,300	8,041
Yamana Gold, Inc.	748,000	8,699

		78,002

Multi-Utilities—3.8%
Alliant Energy Corp.	209,000	8,498
Ameren Corp.	266,100	7,674
CMS Energy Corp.	420,500	8,280
Sempra Energy	141,400	7,477

		31,929

Oil, Gas & Consumable Fuels—9.8%
Alliance Resource Partners L.P.	116,800	9,046
Cimarex Energy Co.	79,300	7,131
El Paso Corp.	424,300	8,571
El Paso Pipeline Partners L.P.	180,900	6,286
Energen Corp.	143,000	8,079
EXCO Resources, Inc.	417,000	7,360
Linn Energy LLC, UNIT	238,100	9,303
Murphy Oil Corp.	152,100	9,987
Nexen, Inc.	378,000	8,505
Valero Energy Corp.	319,700	8,175

		82,443

Paper & Forest Products—1.0%
International Paper Co.	283,600	8,457

Real Estate Investment Trust—0.9%
Liberty Property Trust	239,300	7,796

Road & Rail—2.0%
Canadian Pacific Railway Ltd.	136,700	8,519
CSX Corp.	316,200	8,291

		16,810

Semiconductors & Semiconductor Equipment—2.0%
KLA-Tencor Corp.	204,900	8,294
Linear Technology Corp.	260,300	8,595

		16,889

Software—0.9%
CA, Inc.	321,700	7,348

Specialty Retail—1.8%
Gap, Inc.	376,600	6,817
TJX Cos., Inc.	165,700	8,704

		15,521

Textiles, Apparel & Luxury Goods—1.1%
V.F. Corp.	87,400	9,488

Tobacco—2.1%
Lorillard, Inc.	75,000	8,165
Reynolds American, Inc.	260,400	9,648

		17,813

Wireless Telecommunication Services—1.0%
SK Telecom Co., Ltd. ADR	433,600	8,108

Total Common Stock (cost—$652,144)		800,851

MUTUAL FUNDS—0.9%
Central Fund of Canada Ltd., Class A (cost—$8,076)	357,600	7,284

	Principal
	Amount	Value
	(000s)	(000s)

Repurchase Agreements—2.6%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $21,418; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $21,850 including accrued interest (cost—$21,418)	$21,418	$21,418

Total Investments (cost—$681,638)—98.9%		829,553

Other assets less liabilities—1.1%		9,585

Net Assets—100.0%		$839,138

Glossary:

ADR—American Depositary Receipt

UNIT—More than one class of securities traded together.
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 51

Schedule of Investments
NFJ Small-Cap Value
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—93.4%
Aerospace & Defense—3.5%
Alliant Techsystems, Inc.	1,225,400	$87,408
Cubic Corp.	399,000	20,345
Curtiss-Wright Corp.	1,803,800	58,389
Elbit Systems Ltd.	233,700	11,161
Triumph Group, Inc.	964,800	96,075

		273,378

Airlines—0.4%
Skywest, Inc.	2,081,700	31,350

Auto Components—0.8%
Cooper Tire & Rubber Co. (a)	3,148,400	62,307

Beverages—0.7%
Cia Cervecerias Unidas S.A. ADR	470,700	27,672
Embotelladora Andina S.A. ADR, Class B	890,500	25,691

		53,363

Capital Markets—1.7%
Federated Investors, Inc., Class B	2,819,500	67,217
Raymond James Financial, Inc.	2,109,100	67,807

		135,024

Chemicals—5.9%
A. Schulman, Inc.	1,012,900	25,515
Cabot Corp.	2,034,700	81,124
Innophos Holdings, Inc.	970,700	47,370
International Flavors & Fragrances, Inc.	1,451,100	93,219
Methanex Corp.	1,959,600	61,492
NewMarket Corp.	283,400	48,379
Quaker Chemical Corp.	423,714	18,224
Sensient Technologies Corp.	2,031,400	75,304
Stepan Co.	200,059	14,184

		464,811

Commercial Banks—3.9%
Bank of Hawaii Corp.	1,612,400	75,009
Cullen/Frost Bankers, Inc.	1,384,400	78,703
Prosperity Bancshares, Inc.	1,559,500	68,337
Trustmark Corp. (a)	3,523,000	82,474

		304,523

Commercial Services & Supplies—1.2%
Brink’s Co.	2,127,200	63,454
Ennis, Inc.	303,300	5,278
Unifirst Corp.	401,600	22,566

		91,298

Computers & Peripherals—0.9%
Diebold, Inc.	2,189,000	67,881

Construction & Engineering—1.3%
Great Lakes Dredge & Dock Corp.	2,262,000	12,622
KBR, Inc.	2,484,900	93,656

		106,278

Consumer Finance—1.4%
Advance America Cash Advance
Centers, Inc.	2,413,800	16,631
Cash America International, Inc. (a)	1,694,100	98,038

		114,669

Containers & Packaging—3.3%
Bemis Co., Inc.	2,608,900	88,129
Rock-Tenn Co., Class A	1,355,800	89,944
Sonoco Products Co.	2,322,300	82,534

		260,607

Diversified Consumer Services—0.4%
Hillenbrand, Inc.	1,317,500	31,159

Electric Utilities—2.3%
Cleco Corp.	2,195,400	76,510
Great Plains Energy, Inc.	1,865,300	38,668
Westar Energy, Inc.	2,521,500	67,853

		183,031

Electrical Equipment—0.9%
AZZ, Inc.	60,500	2,771
Belden, Inc.	1,897,300	66,140

		68,911

Electronic Equipment, Instruments & Components—1.4%
AVX Corp.	1,379,200	21,019
Jabil Circuit, Inc.	4,296,700	86,793

		107,812

Energy Equipment & Services—1.1%
Tidewater, Inc.	1,580,700	85,057

Food & Staples Retailing—2.8%
Andersons, Inc. (a)	981,812	41,481
Casey’s General Stores, Inc. (a)	1,977,900	87,028
Ruddick Corp.	1,755,600	76,439
Weis Markets, Inc.	295,800	12,048

		216,996

Food Products—2.1%
Cal-Maine Foods, Inc. (a)	1,159,900	37,070
Corn Products International, Inc.	2,015,600	111,422
Fresh Del Monte Produce, Inc.	650,300	17,344

		165,836

Gas Utilities—4.3%
AGL Resources, Inc.	1,680,600	68,417
Amerigas Partners L.P.	353,000	15,896
Atmos Energy Corp.	2,141,500	71,205
Southwest Gas Corp.	1,275,100	49,232
Suburban Propane Partners L.P.	739,700	38,671
UGI Corp.	2,465,000	78,609
WGL Holdings, Inc.	397,477	15,299

		337,329

Health Care Equipment & Supplies—4.9%
Cooper Cos., Inc.	1,484,800	117,655
Invacare Corp.	1,357,000	45,039
STERIS Corp.	2,273,600	79,530
Teleflex, Inc.	1,406,400	85,875
West Pharmaceutical Services, Inc.	1,370,100	59,956

		388,055

Health Care Providers & Services—1.3%
Ensign Group, Inc.	644,100	19,574
Owens & Minor, Inc.	2,335,800	80,562

		100,136

Hotels, Restaurants & Leisure—0.9%
Bob Evans Farms, Inc.	866,800	30,312
Dover Downs Gaming & Entertainment, Inc.	660,600	2,114
International Speedway Corp., Class A	1,358,100	38,584

		71,010

Household Products—0.2%
WD-40 Co.	341,500	13,332

Industrial Conglomerates—0.1%
Standex International Corp.	224,648	6,890

Insurance—3.2%
American Equity Investment Life Holding Co.	1,613,300	20,505
American Financial Group, Inc.	2,367,000	84,478
Delphi Financial Group, Inc., Class A	2,334,300	68,185
Infinity Property & Casualty Corp.	370,500	20,252
Montpelier Re Holdings Ltd.	684,278	12,317
RLI Corp.	730,300	45,220

		250,957

Leisure Equipment & Products—0.3%
Sturm Ruger & Co., Inc. (a)	1,023,300	22,461

Life Sciences Tools & Services—1.0%
PerkinElmer, Inc.	3,080,472	82,896

Machinery—5.0%
Albany International Corp., Class A	412,745	10,892
Barnes Group, Inc.	2,242,400	55,634
Crane Co.	1,932,200	95,470
Harsco Corp.	1,803,900	58,807
Kennametal, Inc.	2,003,900	84,585
Valmont Industries, Inc.	917,400	88,428

		393,816

Media—2.0%
Cinemark Holdings, Inc.	3,700,300	76,633
Meredith Corp. (a)	2,554,800	79,531

		156,164

Metals & Mining—5.9%
AMCOL International Corp.	580,200	22,140
Compass Minerals International, Inc.	1,025,100	88,230
Gold Resource Corp.	2,320,806	57,858
HudBay Minerals, Inc.	5,672,407	84,694
IAMGOLD Corp.	4,600,300	86,302
Royal Gold, Inc.	1,850,255	108,370
Steel Dynamics, Inc.	1,094,800	17,790

		465,384

Multi-Utilities—2.4%
Avista Corp.	1,683,300	43,244
OGE Energy Corp.	1,670,700	84,070
Vectren Corp.	2,216,100	61,740

		189,054

Oil, Gas & Consumable Fuels—15.7%
Alliance Resource Partners L.P.	505,500	39,151
Berry Petroleum Co., Class A	2,211,400	117,492
Buckeye Partners L.P.	1,005,100	64,889
Cimarex Energy Co.	1,031,000	92,707
El Paso Pipeline Partners L.P.	1,171,100	40,696
Energen Corp.	1,471,400	83,134
EXCO Resources, Inc.	4,475,400	78,991
HollyFrontier Corp.	1,701,100	118,056
Knightsbridge Tankers Ltd.	429,000	9,451
Linn Energy LLC, UNIT	2,781,900	108,689
Magellan Midstream Partners L.P.	1,450,900	86,662
Ship Finance International Ltd.	1,762,800	31,766
Southern Union Co.	2,883,900	115,789
52 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Sunoco Logistics Partners L.P.	461,300	$39,741
TC Pipelines L.P.	427,200	20,407
Transmontaigne Partners L.P.	413,800	14,446
W&T Offshore, Inc.	2,751,500	71,869
World Fuel Services Corp.	2,745,100	98,631

		1,232,567

Paper & Forest Products—0.1%
Neenah Paper, Inc.	484,800	10,317

Real Estate Investment Trust—3.9%
CommonWealth	1,179,250	30,472
CreXus Investment Corp.	837,800	9,308
Equity One, Inc.	1,867,600	34,812
Franklin Street Properties Corp.	2,866,000	37,000
Healthcare Realty Trust, Inc.	2,314,300	47,744
Omega Healthcare Investors, Inc.	3,446,800	72,417
PS Business Parks, Inc.	741,400	40,851
Sovran Self Storage, Inc.	890,900	36,527

		309,131

Semiconductors & Semiconductor Equipment—0.4%
Himax Technologies, Inc. ADR	2,163,100	4,759
Micrel, Inc.	2,812,200	29,753

		34,512

Specialty Retail—3.4%
Aaron’s, Inc.	3,124,200	88,290
Buckle, Inc. (a)	2,378,200	101,549
Group 1 Automotive, Inc. (a)	1,940,100	79,893

		269,732

Textiles, Apparel & Luxury Goods—1.3%
Jones Group, Inc.	889,566	9,652
Wolverine World Wide, Inc.	2,211,700	92,338

		101,990

Tobacco—0.7%
Universal Corp. (a)	1,538,800	57,967

Wireless Telecommunication Services— 0.4%
Cellcom Israel Ltd.	538,000	14,913
Partner Communications Co., Ltd. ADR	964,100	14,385

		29,298

Total Common Stock (cost—$5,328,697)		7,347,289

MUTUAL FUNDS—1.2%
Central Fund of Canada Ltd., Class A (cost—$57,860)	4,761,300	96,987

	Principal
	Amount	Value
	(000s)	(000s)

Repurchase Agreements—5.3%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $414,807; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $423,105 including accrued interest (cost—$414,807)	$414,807	$414,807

Total Investments (cost—$5,801,364)—99.9%		7,859,083

Other assets less liabilities—0.1%		11,644

Net Assets—100.0%		$7,870,727

Notes to Schedule of Investments:

(a) Affiliated Security.

Glossary:

ADR—American Depositary Receipt

UNIT—More than one class of securities traded together.
RCM Large-Cap Growth

		Value
	Shares	(000s)

COMMON STOCK—98.5%
Aerospace & Defense—3.8%
Precision Castparts Corp.	55,255	$9,098
United Technologies Corp.	98,165	8,688

		17,786

Auto Components—1.7%
BorgWarner, Inc. (a)	32,885	2,657
Lear Corp.	99,341	5,313

		7,970

Beverages—3.0%
Coca-Cola Co.	139,255	9,371
PepsiCo, Inc.	65,105	4,585

		13,956

Chemicals—1.7%
Potash Corp. of Saskatchewan, Inc.	141,430	8,060

Commercial Banks—1.0%
Wells Fargo & Co.	159,320	4,471

Communications Equipment—2.0%
QUALCOMM, Inc.	166,571	9,460

Computers & Peripherals—10.3%
Apple, Inc. (a)	88,400	29,673
EMC Corp. (a)	383,449	10,564
NetApp, Inc. (a)	147,625	7,792

		48,029

Consumer Finance—0.7%
American Express Co.	64,568	3,338

Diversified Financial Services—1.0%
JPMorgan Chase & Co.	107,800	4,413

Electrical Equipment—2.8%
Cooper Industries PLC	91,125	5,437
Rockwell Automation, Inc.	87,745	7,613

		13,050

Energy Equipment & Services—7.5%
Cameron International Corp. (a)	171,175	8,608
National-Oilwell Varco, Inc.	121,480	9,501
Schlumberger Ltd.	193,857	16,749

		34,858

Financial Services—1.5%
Visa, Inc., Class A	82,230	6,929

Food & Staples Retailing—2.7%
Costco Wholesale Corp.	66,420	5,396
Walgreen Co.	168,560	7,157

		12,553

Health Care Providers & Services—5.3%
Cardinal Health, Inc.	227,920	10,352
Express Scripts, Inc. (a)	78,500	4,238
Henry Schein, Inc. (a)	53,127	3,803
UnitedHealth Group, Inc.	120,170	6,198

		24,591

Hotels, Restaurants & Leisure—5.4%
McDonald’s Corp.	121,995	10,287
Starbucks Corp.	169,085	6,677
Starwood Hotels & Resorts Worldwide, Inc.	146,975	8,236

		25,200

Household Products—1.0%
Procter & Gamble Co.	71,720	4,559

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 53

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Insurance—1.0%
Aflac, Inc.	98,925	$4,618

Internet & Catalog Retail—3.6%
Amazon.com, Inc. (a)	34,985	7,154
NetFlix, Inc. (a)	36,525	9,595

		16,749

Internet Software & Services—4.2%
Akamai Technologies, Inc. (a)	137,500	4,327
Google, Inc., Class A (a)	30,350	15,369

		19,696

IT Services—2.1%
Accenture PLC, Class A	164,170	9,919

Leisure Equipment & Products—1.3%
Hasbro, Inc.	137,300	6,032

Machinery—7.2%
Deere & Co.	112,675	9,290
Eaton Corp.	155,735	8,013
Flowserve Corp.	69,700	7,659
Joy Global, Inc.	88,849	8,462

		33,424

Media—3.5%
CBS Corp., Class B	238,045	6,782
Time Warner, Inc.	129,415	4,707
Walt Disney Co.	125,995	4,919

		16,408

Metals & Mining—4.6%
Allegheny Technologies, Inc.	122,270	7,761
Freeport-McMoRan Copper & Gold, Inc.	159,875	8,457
Vale S.A. ADR	164,045	5,241

		21,459

Oil, Gas & Consumable Fuels—4.9%
Occidental Petroleum Corp.	92,215	9,594
Peabody Energy Corp.	129,200	7,611
Suncor Energy, Inc.	140,780	5,505

		22,710

Pharmaceuticals—3.3%
Allergan, Inc.	98,990	8,241
Watson Pharmaceuticals, Inc. (a)	102,725	7,060

		15,301

Road & Rail—2.0%
Union Pacific Corp.	88,855	9,276

Semiconductors & Semiconductor Equipment—3.8%
Intel Corp.	434,645	9,632
Microchip Technology, Inc.	214,415	8,128

		17,760

Software—4.6%
Oracle Corp.	419,510	13,806
Salesforce.com, Inc. (a)	51,733	7,707

		21,513

Textiles, Apparel & Luxury Goods—1.0%
Nike, Inc., Class B	53,665	4,829

Total Common Stock (cost—$367,012)		458,917

	Principal
	Amount	Value
	(000s)	(000s)

Repurchase Agreements—1.2%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $5,410; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $5,520 including accrued interest (cost—$5,410)	$5,410	$5,410

Total Investments (cost—$372,422)—99.7%		464,327

Other assets less liabilities—0.3%		1,549

Net Assets—100.0%		$465,876

Notes to Schedule of Investments:

(a) Non-income producing.

Glossary:

ADR—American Depositary Receipt
RCM Mid-Cap

		Value
	Shares	(000s)

COMMON STOCK—97.7%
Aerospace & Defense—1.5%
Goodrich Corp.	12,555	$1,199

Auto Components—3.2%
BorgWarner, Inc. (a)	18,175	1,468
Lear Corp.	21,910	1,172

		2,640

Beverages—1.0%
Coca-Cola Enterprises, Inc.	29,325	856

Biotechnology—2.8%
Dendreon Corp. (a)	24,695	974
Human Genome Sciences, Inc. (a)	17,535	430
Pharmasset, Inc. (a)	8,060	904

		2,308

Capital Markets—1.8%
Invesco Ltd.	10,575	247
Lazard Ltd., Class A	28,995	1,076
T. Rowe Price Group, Inc.	2,500	151

		1,474

Chemicals—2.7%
Celanese Corp., Ser. A	6,230	332
International Flavors & Fragrances, Inc.	10,090	648
LyondellBasell Industries NV, Class A	31,215	1,203

		2,183

Commercial Banks—2.2%
Fifth Third Bancorp	44,400	566
Zions Bancorporation	50,085	1,203

		1,769

Commercial Services & Supplies—0.5%
Republic Services, Inc.	14,371	443

Communications Equipment—3.9%
Brocade Communications Systems, Inc. (a)	220,295	1,423
F5 Networks, Inc. (a)	7,600	838
Finisar Corp. (a)	35,380	638
Riverbed Technology, Inc. (a)	7,100	281

		3,180

Computers & Peripherals—1.4%
NetApp, Inc. (a)	21,670	1,144

Construction & Engineering—0.9%
KBR, Inc.	20,575	775

Containers & Packaging—1.1%
Owens-Illinois, Inc. (a)	35,945	928

Diversified Consumer Services—0.6%
DeVry, Inc.	7,700	455

Electrical Equipment—4.6%
AMETEK, Inc.	33,214	1,491
Cooper Industries PLC	9,025	538
Rockwell Automation, Inc.	15,270	1,325
Roper Industries, Inc.	4,965	414

		3,768

Energy Equipment & Services—4.5%
Cameron International Corp. (a)	32,885	1,654
Rowan Cos., Inc. (a)	31,600	1,226
Weatherford International Ltd. (a)	41,955	787

		3,667

54 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

		Value
	Shares	(000s)

Food & Staples Retailing—1.5%
Fresh Market, Inc. (a)	17,565	$679
Whole Foods Market, Inc.	8,655	549

		1,228

Food Products—0.9%
Hershey Co.	13,465	765

Health Care Equipment & Supplies—4.3%
Cooper Cos., Inc.	17,515	1,388
Edwards Lifesciences Corp. (a)	6,535	570
Intuitive Surgical, Inc. (a)	965	359
NuVasive, Inc. (a)	6,930	228
Sirona Dental Systems, Inc. (a)	18,765	996

		3,541

Health Care Providers & Services—1.8%
Centene Corp. (a)	28,315	1,006
DaVita, Inc. (a)	5,785	501

		1,507

Health Care Technology—1.3%
Cerner Corp. (a)	12,840	785
SXC Health Solutions Corp. (a)	5,300	312

		1,097

Hotels, Restaurants & Leisure—2.9%
Chipotle Mexican Grill, Inc., Class A (a)	3,765	1,160
Starwood Hotels & Resorts Worldwide, Inc.	21,765	1,220

		2,380

Insurance—0.5%
Arch Capital Group Ltd. (a)	13,275	424

Internet & Catalog Retail—2.1%
NetFlix, Inc. (a)	6,505	1,709

Internet Software & Services—1.9%
Akamai Technologies, Inc. (a)	30,115	948
LinkedIn Corp. (a)	6,430	579

		1,527

Leisure Equipment & Products—1.5%
Hasbro, Inc.	27,290	1,199

Life Sciences Tools & Services—2.2%
Agilent Technologies, Inc. (a)	28,790	1,472
Illumina, Inc. (a)	4,315	324

		1,796

Machinery—5.6%
Flowserve Corp.	5,920	651
Gardner Denver, Inc.	12,925	1,086
Joy Global, Inc.	11,910	1,134
Kennametal, Inc.	8,150	344
Manitowoc Co., Inc.	22,465	378
Navistar International Corp. (a)	17,155	969

		4,562

Media—4.4%
CBS Corp., Class B	56,820	1,619
Interpublic Group of Cos., Inc.	73,100	913
McGraw-Hill Cos., Inc.	17,465	732
Scripps Networks Interactive, Inc., Class A	6,665	326

		3,590

Metals & Mining—2.9%
Carpenter Technology Corp.	18,095	1,044
Cliffs Natural Resources, Inc.	14,000	1,294

		2,338

Multiline Retail—1.7%
Dollar Tree, Inc. (a)	21,159	1,410

Oil, Gas & Consumable Fuels—5.1%
Arch Coal, Inc.	34,460	919
Brigham Exploration Co. (a)	36,800	1,101
Peabody Energy Corp.	11,065	652
PetroHawk Energy Corp. (a)	27,225	672
Pioneer Natural Resources Co.	8,790	787

		4,131

Pharmaceuticals—3.8%
Hospira, Inc. (a)	16,320	925
Shire PLC ADR	8,650	815
Watson Pharmaceuticals, Inc. (a)	19,680	1,352

		3,092

Road & Rail—1.5%
J.B. Hunt Transport Services, Inc.	25,665	1,209

Semiconductors & Semiconductor Equipment—7.5%
Analog Devices, Inc.	18,505	724
Atmel Corp. (a)	25,915	365
Avago Technologies Ltd.	29,345	1,115
Cymer, Inc. (a)	10,090	499
Marvell Technology Group Ltd. (a)	68,580	1,013
Microchip Technology, Inc.	12,310	467
NVIDIA Corp. (a)	20,810	332
ON Semiconductor Corp. (a)	96,165	1,007
Xilinx, Inc.	16,735	610

		6,132

Software—5.8%
Informatica Corp. (a)	6,205	363
Red Hat, Inc. (a)	24,610	1,130
Salesforce.com, Inc. (a)	9,010	1,342
Solera Holdings, Inc.	13,950	825
TIBCO Software, Inc. (a)	36,160	1,049

		4,709

Specialty Retail—2.9%
Dick’s Sporting Goods, Inc. (a)	36,680	1,410
O’Reilly Automotive, Inc. (a)	4,785	314
Tractor Supply Co.	9,480	634

		2,358

Textiles, Apparel & Luxury Goods—2.6%
Coach, Inc.	10,030	641
Deckers Outdoor Corp. (a)	7,275	641
Vera Bradley, Inc. (a)	22,680	867

		2,149

Wireless Telecommunication Services—0.3%
Sprint Nextel Corp., Ser. 1 (a)	51,190	276

Total Common Stock (cost—$66,943)		79,918

	Principal
	Amount	Value
	(000s)	(000s)

Repurchase Agreements—2.7%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $2,190; collateralized by Federal Home Loan Bank, 0.25% due 6/29/12, valued at $2,235 including accrued interest (cost—$2,190)	$2,190	$2,190

Total Investments (cost—$69,133)—100.4%		82,108

Liabilities in excess of other assets—(0.4)%		(302)

Net Assets—100.0%		$81,806

Notes to Schedule of Investments:

(a) Non-income producing.

Glossary:

ADR—American Depositary Reciept
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 55

Schedule of Investments
RCM Strategic Growth
June 30, 2011

		Value
	Shares	(000s)

COMMON STOCK—99.4%
Aerospace & Defense—1.5%
Goodrich Corp.	510	$49
Precision Castparts Corp. (a)	600	99

		148

Air Freight & Logistics—1.8%
FedEx Corp. (a)	1,870	177

Auto Components—0.6%
Lear Corp. (a)	1,190	64

Automobiles—0.5%
Ford Motor Co. (a)(b)	3,835	53

Biotechnology—3.2%
Amgen, Inc. (a)(b)	960	56
Dendreon Corp. (a)(b)	4,000	158
Seattle Genetics, Inc. (a)(b)	4,840	99

		313

Chemicals—2.5%
Air Products & Chemicals, Inc. (a)	639	61
LyondellBasell Industries NV, Class A (a)	4,895	189

		250

Commercial Banks—3.2%
Fifth Third Bancorp (a)	24,600	314

Communications Equipment—1.1%
ADTRAN, Inc.	880	34
F5 Networks, Inc. (a)(b)	320	35
RADWARE Ltd. (b)	1,090	38

		107

Computers & Peripherals—6.7%
Apple, Inc. (a)(b)	1,005	337
EMC Corp. (a)(b)	9,125	252
Hewlett-Packard Co. (a)	390	14
NetApp, Inc. (a)(b)	1,117	59

		662

Construction & Engineering—2.3%
Fluor Corp. (a)	1,070	69
Quanta Services, Inc. (a)(b)	7,759	157

		226

Consumer Finance—3.0%
American Express Co.	645	33
Discover Financial Services (a)	9,945	266

		299

Diversified Financial Services—0.7%
Bank of America Corp. (a)	6,540	72

Diversified Telecommunication Services—0.8%
AT&T, Inc. (a)	2,480	78

Electrical Equipment—4.3%
AMETEK, Inc. (a)	4,657	209
Cooper Industries PLC (a)	2,350	140
Rockwell Automation, Inc. (a)	905	79

		428

Electronic Equipment, Instruments & Components—0.5%
Itron, Inc. (a)(b)	1,080	52

Energy Equipment & Services—4.5%
National-Oilwell Varco, Inc. (a)	1,600	125
Schlumberger Ltd. (a)	3,168	274
Weatherford International Ltd. (a)(b)	2,695	50

		449

Health Care Equipment & Supplies—0.5%
Edwards Lifesciences Corp. (b)	555	49

Health Care Providers & Services—5.6%
Aetna, Inc. (a)	1,800	79
Cardinal Health, Inc. (a)	2,255	103
Community Health Systems, Inc. (b)	1,340	34
DaVita, Inc. (b)	510	44
Express Scripts, Inc. (a)(b)	2,704	146
HCA Holdings, Inc. (a)(b)	2,050	68
McKesson Corp. (a)	919	77

		551

Hotels, Restaurants & Leisure—3.6%
Las Vegas Sands Corp. (a)(b)	770	32
McDonald’s Corp. (a)	2,677	226
Starwood Hotels & Resorts Worldwide, Inc. (a)	1,720	96

		354

Insurance—1.6%
Arch Capital Group Ltd. (a)(b)	1,995	64
MetLife, Inc. (a)	2,180	95

		159

Internet & Catalog Retail—2.9%
Amazon.com, Inc. (a)(b)	855	175
NetFlix, Inc. (a)(b)	415	109

		284

Internet Software & Services—3.9%
Akamai Technologies, Inc. (a)(b)	1,590	50
Google, Inc., Class A (a)(b)	658	333

		383

IT Services—0.5%
Accenture PLC, Class A (a)	750	45

Leisure Equipment & Products—1.7%
Hasbro, Inc. (a)	1,515	66
Mattel, Inc. (a)	3,635	100

		166

Life Sciences Tools & Services—0.7%
Thermo Fisher Scientific, Inc. (a)(b)	1,053	68

Machinery—0.3%
Deere & Co.	370	30

Media—2.5%
CBS Corp., Class B (a)	6,000	171
Walt Disney Co. (a)	1,925	75

		246

Metals & Mining—3.8%
Allegheny Technologies, Inc. (a)	4,590	291
Freeport-McMoRan Copper & Gold, Inc. (a)	1,615	86

		377

Oil, Gas & Consumable Fuels—4.5%
Arch Coal, Inc. (a)	2,035	54
Concho Resources, Inc. (a)(b)	795	73
Exxon Mobil Corp. (a)	1,320	107
Southwestern Energy Co. (a)(b)	4,911	211

		445

Paper & Forest Products—1.0%
International Paper Co. (a)	3,240	97

Pharmaceuticals—2.9%
Allergan, Inc. (a)	1,877	156
Pfizer, Inc. (a)	2,025	42
Watson Pharmaceuticals, Inc. (a)(b)	1,265	87

		285

Road & Rail—2.9%
Hertz Global Holdings, Inc. (a)(b)	18,200	289

Semiconductors & Semiconductor Equipment—9.6%
Analog Devices, Inc. (a)	1,815	71
Avago Technologies Ltd. (a)	3,215	122
Broadcom Corp., Class A (a)(b)	2,845	96
Intel Corp. (a)	10,750	238
Marvell Technology Group Ltd. (a)(b)	1,890	28
Microchip Technology, Inc. (a)	6,051	229
Micron Technology, Inc. (a)(b)	10,900	82
Texas Instruments, Inc. (a)	2,388	78

		944

Software—6.1%
Citrix Systems, Inc. (a)(b)	435	35
Microsoft Corp. (a)	2,635	68
Oracle Corp. (a)	8,135	268
Rovi Corp. (a)(b)	1,505	86
Salesforce.com, Inc. (a)(b)	985	147

		604

Specialty Retail—4.5%
Bed Bath & Beyond, Inc. (a)(b)	1,058	62
Guess?, Inc. (a)	4,005	168
Lowe’s Cos., Inc. (a)	2,643	62
Ross Stores, Inc. (a)	1,110	89
Tractor Supply Co. (a)	790	53
Urban Outfitters, Inc. (a)(b)	500	14

		448

Wireless Telecommunication Services—3.1%
American Tower Corp., Class A (a)(b)	1,895	99
Crown Castle International Corp. (a)(b)	2,205	90
Sprint Nextel Corp., Ser. 1 (a)(b)	21,710	117

		306

Total Common Stock (cost—$7,978)		9,822

Principal
Amount
(000s)

Repurchase Agreements—3.0%
State Street Bank & Trust Co., dated 6/30/11, 0.01%, due 7/1/11, proceeds $295; collateralized by Federal Home Loan Bank, 0.25%, due 6/29/12, valued at $305 including accrued interest (cost—$295)	$295	295

56 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

Schedule of Investments
June 30, 2011

		Value
	Contracts	(000s)

OPTIONS PURCHASED (b)—1.2%
Call Options—1.2%
Accenture PLC (CBOE), strike price $52.50, expires 1/21/12	42	$39
ADTRAN, Inc. (CBOE), strike price $44, expires 11/19/11	29	4
Citigroup, Inc. (CBOE), strike price $50, expires 1/21/12	30	3
Citrix Systems, Inc. (CBOE), strike price $75, expires 1/21/12	11	13
Flowserve Corp. (CBOE), strike price $120, expires 1/21/12	15	10
Marvell Technology Group Ltd. (CBOE), strike price $20, expires 1/21/12	36	1
Panera Bread Co. (CBOE), strike price $125, expires 1/21/12	22	28
Procter & Gamble Co. (CBOE), strike price $65, expires 1/21/12	36	6
Vale S.A. ADR (CBOE), strike price $35, expires 1/21/12	76	10
Yahoo!, Inc. (CBOE), strike price $17.50, expires 1/19/13	40	6

Total Options Purchased (cost—$150)		120

Total Investments, before options written (cost—$8,423)—103.6%		10,237

OPTIONS WRITTEN (b)—(5.6)%
Call Options—(4.2)%
Accenture PLC (CBOE), strike price $62.50, expires 1/21/12	42	(13)
Allegheny Technologies, Inc. (CBOE), strike price $40, expires 1/21/12	39	(99)
CBS Corp. (CBOE), strike price $29, expires 1/21/12	30	(8)
Dendreon Corp. (CBOE), strike price $25, expires 8/20/11	20	(29)
strike price $30, expires 8/20/11	20	(20)
Fifth Third Bancorp (CBOE), strike price $10, expires 1/21/12	128	(39)
strike price $12.50, expires 1/21/12	73	(9)
Flowserve Corp. (CBOE), strike price $145, expires 1/21/12	15	(2)
Hertz Global Holdings, Inc. (CBOE), strike price $10, expires 1/21/12	182	(113)
International Paper Co. (CBOE), strike price $20, expires 1/21/12	28	(28)
Marvell Technology Group Ltd. (CBOE), strike price $25, expires 1/21/12	36	— (c)
Micron Technology, Inc. (CBOE), strike price $7.50, expires 1/21/12	109	(11)
National Oilwell Varco, Inc. (CBOE), strike price $90, expires 8/20/11	16	(1)
Panera Bread Co. (CBOE), strike price $145, expires 1/21/12	22	(9)
Procter & Gamble Co. (CBOE), strike price $72.50, expires 1/21/12	36	(1)
Quanta Services, Inc. (CBOE), strike price $20, expires 1/21/12	49	(10)
Sprint Nextel Corp. (CBOE), strike price $4, expires 1/21/12	196	(30)
Vale S.A. ADR (CBOE), strike price $45, expires 1/21/12	76	— (c)

		(422)

Put Options—(1.4)%
Accenture PLC (CBOE), strike price $45, expires 1/21/12	42	(2)
ADTRAN, Inc. (CBOE), strike price $38, expires 11/19/11	47	(14)
American Express Co. (CBOE), strike price $40, expires 1/21/12	48	(5)
Bank of America Corp. (CBOE), strike price $12, expires 8/20/11	107	(14)
strike price $12.50, expires 1/21/12	18	(4)
Cisco Systems, Inc. (CBOE), strike price $20, expires 1/21/12	63	(29)
Citigroup, Inc. (CBOE), strike price $35, expires 1/21/12	30	(4)
Citrix Systems, Inc. (CBOE), strike price $55, expires 1/21/12	11	(2)
Flowserve Corp. (CBOE), strike price $95, expires 1/21/12	15	(8)
Intel Corp. (CBOE), strike price $19, expires 7/16/11	40	— (c)
Marvell Technology Group Ltd. (CBOE), strike price $17.50, expires 1/21/12	36	(12)
National Oilwell Varco, Inc. (CBOE), strike price $60, expires 8/20/11	20	(1)
Panera Bread Co. (CBOE), strike price $110, expires 1/21/12	22	(12)
Procter & Gamble Co. (CBOE), strike price $55, expires 1/21/12	36	(4)
Vale S.A. ADR (CBOE), strike price $30, expires 1/21/12	76	(15)
Weatherford International Ltd. (CBOE), strike price $15, expires 1/21/12	58	(4)
Yahoo!, Inc. (CBOE), strike price $12.50, expires 1/19/13	40	(5)

		(135)

Total Options Written (premiums received—$561)		(557)

Total Investments, net of options written (cost—$7,862)—98.0%		$9,680

Other assets less other liabilities—2.0%		201

Net Assets—100.0%		$9,881

Notes to Schedule of Investments:

(a)	All or partial amount segregated for the benefit of the counterparty as collateral for options written.

(b)	Non-income producing.

(c)	Amount less than $500.
Glossary:
ADR—American Depositary Receipt
CBOE—Chicago Board Options Exchange
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 57

Statements of Assets and Liabilities
June 30, 2011

		AGIC	AGIC
	AGIC	Income &	Mid-Cap	AGIC
Amounts in thousands, except per share amounts	Growth	Growth	Growth	Opportunity

Assets:
Investments, at value	$655,502	$763,637	$7,511	$306,881
Cash	—	112	1	—
Receivable for investments sold	—	5,330	—	3,804
Receivable for Fund shares sold	167	5,907	—	179
Dividends and interest receivable (net of foreign taxes)	388	6,071	5	11
Investments in Affiliated Funds — Trustee Deferred Compensation Plan (see Note 4)	59	9	2	25
Security litigation receivable	—	—	—	—
Total Assets	656,116	781,066	7,519	310,900

Liabilities:
Payable for investments purchased	—	13,497	—	3,638
Options written, at value	—	372	—	—
Payable for Fund shares redeemed	1,525	1,573	—	178
Investment Advisory fees payable	263	394	4	160
Administration fees payable	207	238	2	87
Distribution fees payable	130	158	1	50
Servicing fees payable	122	124	1	33
Trustees Deferred Compensation Plan Payable (see Note 4)	59	9	2	25
Total Liabilities	2,306	16,365	10	4,171

Net Assets	$653,810	$764,701	$7,509	$306,729

Net Assets Consist of:
Paid-in-capital	$598,004	$754,723	$7,526	$257,748
Undistributed (dividends in excess of) net investment income	(61)	6,068	(1)	(27)
Accumulated net realized gain (loss)	(70,080)	13,316	(1,036)	(4,692)
Net unrealized appreciation (depreciation) of investments, options written and foreign currency transactions	125,947	(9,406)	1,020	53,700

Net Assets	$653,810	$764,701	$7,509	$306,729

Net Assets:
Class A	$372,361	$320,215	$2,392	$77,183
Class B	6,860	—	—	3,345
Class C	200,471	265,737	1,170	79,572
Class D	8,858	37,456	143	2,758
Class R	19,733	10	—	199
Class P	8,875	81,471	12	2,672
Institutional Class	28,030	59,812	3,792	138,162
Administrative Class	8,622	—	—	2,838

Shares Issued and Outstanding:
Class A	12,175	25,231	182	2,607
Class B	276	—	—	154
Class C	8,079	21,403	91	3,666
Class D	328	2,942	11	123
Class R	764	1	—	9
Class P	348	6,381	1	119
Institutional Class	982	4,674	284	5,465
Administrative Class	313	—	—	115

Net Asset Value and Redemption Price Per Share Outstanding*:
Class A	$30.58	$12.69	$13.15	$29.61
Class B	24.82	—	—	21.71
Class C	24.81	12.42	12.90	21.71
Class D	27.01	12.73	13.19	22.48
Class R	25.82	12.78	—	21.87
Class P	25.54	12.77	13.30	22.38
Institutional Class	28.54	12.80	13.32	25.28
Administrative Class	27.58	—	—	24.57

Cost of Investments	$529,555	$773,016	$6,491	$253,181

Premiums Received for Options Written	—	345	—	—

*	Net asset value and redemption price per share may not recalculate exactly based on the rounding of certain numbers to the thousands.

58 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

AGIC		NFJ	NFJ	NFJ	NFJ
Systematic	AGIC	All-Cap	Dividend	Large-Cap	Mid-Cap
Growth	Target	Value	Value	Value	Value

$23,803	$343,616	$23,759	$8,067,407	$1,259,154	$12,518
88	—	1	—	—	1
1	—	—	5,970	—	16
5	58	23	14,414	1,144	11
14	95	55	21,985	2,930	27
3	50	3	788	104	1
—	—	—	—	103	—
23,914	343,819	23,841	8,110,564	1,263,435	12,574

—	—	54	3,196	—	60
—	—	—	—	—	—
222	442	22	26,076	1,684	12
10	150	12	2,919	458	6
7	109	8	1,996	386	4
3	133	5	590	101	2
3	67	4	681	213	2
3	50	3	788	104	1
248	951	108	36,246	2,946	87

$23,666	$342,868	$23,733	$8,074,318	$1,260,489	$12,487

$24,413	$333,837	$36,248	$10,067,248	$1,768,814	$15,509
54	(50)	180	8,042	1,040	9
(4,363)	(68,892)	(14,040)	(2,538,773)	(665,443)	(4,388)
3,562	77,973	1,345	537,801	156,078	1,357

$23,666	$342,868	$23,733	$8,074,318	$1,260,489	$12,487

$7,838	$112,459	$12,477	$1,744,973	$208,662	$8,345
1,655	4,250	1,249	60,863	30,370	—
3,408	217,082	6,397	489,609	125,271	3,097
605	739	2,339	842,689	682,474	216
—	—	—	239,509	11,483	—
58	1,869	1,231	1,173,849	8,437	582
10,085	6,403	20	2,390,240	174,202	247
17	66	20	1,132,586	19,590	—

547	5,638	1,118	145,349	14,250	620
123	270	115	5,027	2,073	—
253	13,778	599	40,622	8,572	230
42	37	207	70,044	46,733	16
—	—	—	20,006	781	—
4	93	108	97,106	568	43
685	305	2	197,685	11,866	18
1	3	2	93,325	1,332	—

$14.32	$19.95	$11.16	$12.01	$14.64	$13.47
13.48	15.76	10.83	12.11	14.65	—
13.49	15.76	10.68	12.05	14.61	13.47
14.32	19.95	11.31	12.03	14.60	13.43
—	—	—	11.97	14.71	—
14.70	20.10	11.40	12.09	14.86	13.45
14.73	20.99	11.91	12.09	14.68	13.49
14.49	20.51	11.53	12.14	14.71	—

$20,241	$265,643	$22,410	$7,529,615	$1,103,076	$11,153

—	—	—	—	—	—

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 59

Statements of Assets and Liabilities (Cont.)
June 30, 2011

		NFJ	RCM		RCM
	NFJ	Small-Cap	Large-Cap	RCM	Strategic
Amounts in thousands, except per share amounts	Renaissance	Value	Growth	Mid-Cap	Growth

Assets:
Investments, at value	$829,553	$7,109,284	$464,327	$82,108	$10,237
Investments in Affiliates, at value	—	749,799	—	—	—
Cash	—	1	—	1	—
Foreign currency, at value	6	—	—	—	—
Receivable for investments sold	10,207	60,412	2,913	911	407
Receivable for Fund shares sold	293	5,833	7,126	15	4
Dividends and interest receivable (net of foreign taxes)	1,228	6,358	406	29	6
Dividends and interest receivable from Affiliates	—	107	—	—	—
Tax reclaims receivable	32	—	25	—	1
Investments in Affiliated Funds — Trustee Deferred Compensation Plan (see Note 4)	138	531	47	7	1
Security litigations receivable	2,141	—	—	—	—
Total Assets	843,598	7,932,325	474,844	83,071	10,656

Liabilities:
Payable for investments purchased	1,990	21,611	1,299	1,158	203
Payable for investments in Affiliates purchased	—	1,518	—	—	—
Options written, at value	—	—	—	—	557
Payable for Fund shares redeemed	1,309	31,408	7,297	39	—
Investment Advisory fees payable	410	3,557	167	30	8
Administration fees payable	271	1,685	120	21	3
Distribution fees payable	178	621	15	6	1
Servicing fees payable	164	667	23	4	2
Trustees Deferred Compensation Plan Payable (see Note 4)	138	531	47	7	1
Total Liabilities	4,460	61,598	8,968	1,265	775

Net Assets	$839,138	$7,870,727	$465,876	$81,806	$9,881

Net Assets Consist of:
Paid-in-capital	$989,083	$5,726,016	$396,089	$73,517	$7,790
Undistributed (dividends in excess of) net investment income	5,542	74,954	478	(10)	1
Accumulated net realized gain (loss)	(303,090)	26,088	(22,596)	(4,676)	272
Net unrealized appreciation of investments, options written, securities sold short and foreign currency transactions	147,603	2,043,669	91,905	12,975	1,818

Net Assets	$839,138	$7,870,727	$465,876	$81,806	$9,881

60 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

June 30, 2011

		NFJ	RCM		RCM
	NFJ	Small-Cap	Large-Cap	RCM	Strategic
Amounts in thousands, except per share amounts	Renaissance	Value	Growth	Mid-Cap	Growth

Net Assets:
Class A	$467,858	$2,560,148	$63,840	$11,498	$4,961
Class B	53,608	38,545	3,114	2,344	—
Class C	232,335	410,818	9,801	5,942	1,681
Class D	38,286	150,210	35,106	1,807	583
Class R	15,530	175,290	374	1,832	—
Class P	75	82,009	2,692	—	230
Institutional Class	24,763	2,876,467	313,932	55,460	2,210
Administrative Class	6,683	1,577,240	37,017	2,923	216

Shares Issued and Outstanding:
Class A	26,384	83,468	4,579	3,509	280
Class B	3,448	1,302	237	762	—
Class C	15,296	14,009	743	1,939	99
Class D	2,144	4,781	2,519	543	33
Class R	986	5,583	27	557	—
Class P	5	2,558	190	—	13
Institutional Class	1,323	89,418	22,069	15,903	123
Administrative Class	367	51,464	2,634	867	12

Net Asset Value and Redemption Price Per Share Outstanding*:
Class A	$17.73	$30.67	$13.94	$3.28	$17.69
Class B	15.55	29.60	13.15	3.08	—
Class C	15.19	29.32	13.18	3.06	16.99
Class D	17.86	31.42	13.94	3.33	17.67
Class R	15.75	31.40	13.89	3.29	—
Class P	15.23	32.06	14.17	—	17.97
Institutional Class	18.72	32.17	14.23	3.49	18.04
Administrative Class	18.19	30.65	14.05	3.37	17.81

Cost of Investments	$681,638	$5,176,325	$372,422	$69,133	$8,423

Cost of Investments in Affiliates	—	625,039	—	—	—

Cost of Foreign Currency	6	—	—	—	—

Premiums Received for Options Written	—	—	—	—	561

*	Net asset value and redemption price per share may not recalculate exactly based on the rounding of certain numbers to the thousands.

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 61

Statements of Operations
Year ended June 30, 2011

			AGIC	AGIC
	AGIC		Income &	Mid-Cap		AGIC
Amounts in thousands	Growth		Growth	Growth		Opportunity

Investment Income:
Interest	$1		$14,284	$—		$—
Dividends, net of foreign withholding taxes (see Note 1(h))	6,515		3,970	102		722
Miscellaneous income	—		123	—		—
Total Income	6,516		18,377	102		722

Expenses:
Investment advisory fees	3,322		2,829	46		1,941
Administration fees	2,610		1,698	24		1,056
Distribution fees — Class B	73		—	—		31
Distribution fees — Class C	1,487		1,050	6		568
Distribution fees — Class R	45		—	—		—
Servicing fees — Class A	932		476	4		191
Servicing fees — Class B	24		—	—		10
Servicing fees — Class C	496		350	2		190
Servicing fees — Class D	24		45	1		4
Servicing fees — Class R	45		—	—		—
Distribution and/or servicing fees — Administrative Class	25		—	—		7
Trustees’ fees	67		42	1		30
Interest expense	15		—	1		5
Tax expense	—	*	1	1		—	*
Miscellaneous expense	—		—	—	*	—
Total Expenses	9,165		6,491	86		4,033
Net Investment Income (Loss)	(2,649)		11,886	16		(3,311)

Realized and Change in Unrealized Gain (Loss):
Net realized gain on:
Investments	63,074		41,144	862		40,773
Options written	—		339	—		—
Foreign currency transactions	—		4	—		—
Net change in unrealized appreciation/depreciation of:
Investments	120,591		5,121	1,062		46,259
Options written	—		(52)	—		—
Net Realized and Change in Unrealized Gain	183,665		46,556	1,924		87,032

Net Increase in Net Assets Resulting from Investment Operations	$181,016		$58,442	$1,940		$83,721

*	A zero balance may reflect actual amounts rounding to less than one thousand.

62 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

AGIC			NFJ		NFJ		NFJ	NFJ
Systematic	AGIC		All-Cap		Dividend		Large-Cap	Mid-Cap
Growth	Target		Value		Value		Value	Value

$—	$1		$—		$28		$2	$—
656	1,549		719		281,457		38,520	403
2	—		—		2		—	—
658	1,550		719		281,487		38,522	403

169	1,836		142		32,890		5,461	73
114	1,329		87		22,595		4,604	49
15	40		10		546		296	—
25	1,575		43		3,629		949	23
—	—		—		559		28	—
18	275		28		4,309		560	20
5	13		4		182		99	—
8	525		14		1,210		316	8
2	2		5		1,707		1,518	1
—	—		—		559		28	—
—	—		—		2,689		39	—
3	34		2		735		120	1
1	1		3		—		2	1
2	—	*	—	*	—	*	17	1
—	—		—		—		—	—
362	5,630		338		71,610		14,037	177
296	(4,080)		381		209,877		24,485	226

7,181	58,322		2,592		135,287		33,496	1,225
—	—		—		—		—	—
—	—		—		—		—	—

2,625	54,273		3,129		1,542,657		239,317	1,498
—	—		—		—		—	—
9,806	112,595		5,721		1,677,944		272,813	2,723

$10,102	$108,515		$6,102		$1,887,821		$297,298	$2,949

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 63

Statements of Operations (Cont.)
Year ended June 30, 2011

			NFJ	RCM			RCM
	NFJ		Small-Cap	Large-Cap	RCM		Strategic
Amounts in thousands	Renaissance		Value	Growth	Mid-Cap		Growth

Investment Income:
Interest	$2		$38	$1	$—		$1
Dividends, net of foreign withholding taxes (see Note 1(h))	21,062		148,875	4,919	481		106
Dividends from investments in Affiliates	—		18,585	—	—		—
Miscellaneous income	2		8	—	—		—
Total Income	21,066		167,506	4,920	481		107

Expenses:
Investment advisory fees	4,989		40,954	1,984	332		111
Administration fees	3,298		21,592	1,438	231		41
Distribution fees — Class B	480		455	30	17		—
Distribution fees — Class C	1,738		3,100	70	34		12
Distribution fees — Class R	38		407	7	4		—
Servicing fees — Class A	1,185		5,987	148	23		12
Servicing fees — Class B	160		152	10	6		—
Servicing fees — Class C	579		1,033	23	12		4
Servicing fees — Class D	48		366	90	4		2
Servicing fees — Class R	38		407	8	4		—
Distribution and/or servicing fees — Administrative Class	21		3,479	102	5		1
Trustees’ fees	84		720	44	7		1
Interest expense	30		—	1	—		—
Tax expense	—	*	45	—	—	*	1
Total Expenses	12,688		78,697	3,955	679		185
Less: Investment Advisory/Administration fees waived	—		(1,992)	—	—		(8)
Net Expenses	12,688		76,705	3,955	679		177
Net Investment Income (Loss)	8,378		90,801	965	(198)		(70)

Realized and Change in Unrealized Gain (Loss):
Net realized gain (loss) on:
Investments	136,182		549,231	24,256	12,224		927
Investments in Affiliates	—		42,735	—	—		—
Options written	—		—	2,208	—		405
Securities sold short	—		—	—	—		(8)
Foreign currency transactions	(41)		20	—	—		—
Payments from Affiliates (see Note 10)	—		—	—	2		—
Net change in unrealized appreciation/depreciation of:
Investments	86,445		1,126,340	78,913	9,517		1,542
Investments in Affiliates	—		138,239	—	—		—
Options written	—		—	5	—		42
Securities sold short	—		—	—	—		(18)
Foreign currency transactions	1		—	—	—		—
Net Realized and Change in Unrealized Gain	222,587		1,856,565	105,382	21,743		2,890

Net Increase in Net Assets Resulting from Investment Operations	$230,965		$1,947,366	$106,347	$21,545		$2,820

*	A zero balance may reflect actual amounts rounding to less than one thousand.

64 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

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See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 65

Statements of Changes in Net Assets

	AGIC Growth		AGIC Income & Growth		AGIC Mid-Cap Growth
	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended
Amounts in thousands	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Increase (Decrease) in Net Assets from:

Investment Operations:
Net investment income (loss)	$(2,649)	$(452)	$11,886	$3,380	$16	$22
Net realized gain on investments, options written and foreign currency transactions	63,074	56,310	41,487	8,429	862	961
Net change in unrealized appreciation/depreciation of investments, options written and foreign currency transactions	120,591	(22,636)	5,069	(7,961)	1,062	(201)
Net increase resulting from investment operations	181,016	33,222	58,442	3,848	1,940	782

Dividends and Distributions to Shareholders from:
Net investment income
Class A	—	(146)	(3,405)	(1,126)	(8)	(3)
Class B	—	— **	—	—	—	—
Class C	—	— **	(2,036)	(510)	— **	— **
Class D	—	(28)	(280)	(88)	— **	(2)
Class R	—	(14)	—	—	—	—
Class P	—	(13)	(776)	(111)	— **	— **
Institutional Class	—	(99)	(922)	(1,200)	(26)	(21)
Administrative Class	—	(12)	—	—	—	—
Net realized capital gains
Class A	—	—	(13,020)	(2,141)	—	—
Class C	—	—	(9,933)	(1,111)	—	—
Class D	—	—	(1,285)	(159)	—	—
Class P	—	—	(2,984)	(199)	—	—
Institutional Class	—	—	(2,783)	(1,648)	—	—
Total Dividends and Distributions to Shareholders	—	(312)	(37,424)	(8,293)	(34)	(26)

Fund Share Transactions:
Net proceeds from the sale of shares	83,216	285,885	695,786	183,323	2,715	3,114
Issued in reorganization	—	—	—	—	—	—
Issued in reinvestment of dividends and distributions	—	279	27,214	6,604	32	26
Cost of shares redeemed	(240,786)	(142,659)	(140,836)	(71,013)	(3,315)	(1,690)
Net increase (decrease) from Fund share transactions	(157,570)	143,505	582,164	118,914	(568)	1,450
Fund Redemption Fees	—	— **	—	—	—	—

Total Increase (Decrease) in Net Assets	23,446	176,415	603,182	114,469	1,338	2,206

Net Assets:
Beginning of year	630,364	453,949	161,519	47,050	6,171	3,965
End of year*	$653,810	$630,364	$764,701	$161,519	$7,509	$6,171

* Including undistributed (dividends in excess of) net investment income of:	$(61)	$(41)	$6,068	$526	$(1)	$16

**	A zero balance may reflect actual amounts rounding to less than one thousand.

66 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

AGIC Opportunity		AGIC Systematic Growth		AGIC Target		NFJ All-Cap Value		NFJ Dividend Value
Year ended	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended
June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

$(3,311)	$(2,546)	$296	$177	$(4,080)	$(3,808)	$381	$395	$209,877	$231,236
40,773	40,479	7,181	2,756	58,322	58,816	2,592	491	135,287	157,185
46,259	(6,119)	2,625	586	54,273	5,101	3,129	3,153	1,542,657	496,465
83,721	31,814	10,102	3,519	108,515	60,109	6,102	4,039	1,887,821	884,886

—	—	(43)	(32)	—	—	(262)	(175)	(48,080)	(62,260)
—	—	— **	— **	—	—	(22)	(35)	(1,361)	(2,067)
—	—	— **	— **	—	—	(98)	(97)	(9,768)	(11,066)
—	—	(4)	(3)	—	—	(53)	(58)	(19,918)	(23,441)
—	—	—	—	—	—	—	—	(5,708)	(6,734)
—	—	— **	— **	—	—	(27)	(21)	(28,199)	(9,763)
—	—	(283)	(186)	—	—	—	(79)	(69,449)	(78,989)
—	—	— **	— **	—	—	(1)	— **	(30,756)	(38,390)

—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	(330)	(221)	—	—	(463)	(465)	(213,239)	(232,710)

64,650	113,591	6,718	11,470	21,750	14,663	15,767	6,145	2,724,597	1,870,041
—	—	—	1,037	—	—	—	—	—	—
—	—	319	216	—	—	379	386	174,548	208,302
(109,340)	(75,020)	(32,359)	(9,134)	(79,411)	(65,594)	(15,228)	(9,428)	(2,248,812)	(3,083,364)
(44,690)	38,571	(25,322)	3,589	(57,661)	(50,931)	918	(2,897)	650,333	(1,005,021)
—	— **	—	—	—	—	—	—	—	1

39,031	70,385	(15,550)	6,887	50,854	9,178	6,557	677	2,324,915	(352,844)

267,698	197,313	39,216	32,329	292,014	282,836	17,176	16,499	5,749,403	6,102,247
$306,729	$267,698	$23,666	$39,216	$342,868	$292,014	$23,733	$17,176	$8,074,318	$5,749,403

$(27)	$(17)	$54	$86	$(50)	$(36)	$180	$260	$8,042	$11,898

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 67

Statements of Changes in Net Assets (Cont.)

	NFJ Large-Cap Value		NFJ Mid-Cap Value		NFJ Renaissance
	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended
Amounts in thousands	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Increase (Decrease) in Net Assets from:
Investment Operations:
Net investment income (loss)	$24,485	$26,601	$226	$223	$8,378	$13,214
Net realized gain (loss) on investments, options written, securities sold short and foreign currency transactions	33,496	(70,029)	1,225	160	136,141	55,227
Net realized gain on investments in Affiliates	—	—	—	—	—	—
Payments from Affiliates (see Note 10)	—	—	—	—	—	—
Net change in unrealized appreciation/depreciation of investments, options written, securities sold short and foreign currency transactions	239,317	189,391	1,498	1,640	86,446	87,277
Net change in unrealized appreciation/depreciation of investments in Affiliates	—	—	—	—	—	—
Net increase resulting from investment operations	297,298	145,963	2,949	2,023	230,965	155,718

Dividends to Shareholders from:
Net investment income
Class A	(4,655)	(5,407)	(177)	(148)	(6,978)	(5,281)
Class B	(444)	(675)	—	—	(94)	(1,459)
Class C	(1,655)	(1,455)	(43)	(34)	(1,800)	(2,454)
Class D	(13,187)	(11,539)	(7)	(5)	(208)	(136)
Class R	(205)	(196)	—	—	(180)	(225)
Class P	(198)	(298)	(13)	(12)	—	—
Institutional Class	(4,380)	(6,137)	(5)	(10)	(163)	(265)
Administrative Class	(337)	(413)	—	—	(108)	(193)
Total Dividends to Shareholders	(25,061)	(26,120)	(245)	(209)	(9,531)	(10,013)

Fund Share Transactions:
Net proceeds from the sale of shares	256,404	459,978	4,236	7,017	215,006	122,330
Issued in reinvestment of dividends	23,403	23,850	206	169	8,162	8,548
Cost of shares redeemed	(382,936)	(540,101)	(4,879)	(5,783)	(328,061)	(280,117)
Net increase (decrease) from Fund share transactions	(103,129)	(56,273)	(437)	1,403	(104,893)	(149,239)
Fund Redemption Fees	—	— **	—	—	—	— **

Total Increase (Decrease) in Net Assets	169,108	63,570	2,267	3,217	116,541	(3,534)

Net Assets:
Beginning of year	1,091,381	1,027,811	10,220	7,003	722,597	726,131
End of year*	$1,260,489	$1,091,381	$12,487	$10,220	$839,138	$722,597

* Including undistributed (dividends in excess of) net investment income of:	$1,040	$1,758	$9	$21	$5,542	$6,340

**	A zero balance may reflect actual amounts rounding to less than one thousand.

68 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

NFJ Small-Cap Value		RCM Large-Cap Growth		RCM Mid-Cap			RCM Strategic Growth
Year ended	Year ended	Year ended	Year ended	Year ended	Year ended		Year ended	Year ended
June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010		June 30, 2011	June 30, 2010

$90,801	$124,837	$965	$1,028	$(198)	$(123)		$(70)	$(76)
549,251	172,222	26,464	(1,281)	12,224	8,348		1,324	454
42,735	5,103	—	—	—	—		—	—
—	—	—	24	2	—		—	— **
1,126,340	983,916	78,918	26,482	9,517	756		1,566	(3)
138,239	(7,047)	—	—	—	—		—	—
1,947,366	1,279,031	106,347	26,253	21,545	8,981		2,820	375

(36,127)	(37,851)	(30)	(157)	(13)	—	**	—	—
(162)	(1,312)	— **	(1)	— **	—	**	—	—
(3,408)	(5,352)	— **	(1)	— **	—	**	—	—
(2,036)	(3,547)	(13)	(87)	(1)	(2)		—	—
(2,026)	(1,239)	— **	(2)	(2)	—	**	—	—
(883)	(1,444)	(10)	(16)	—	—		—	—
(44,654)	(43,914)	(888)	(1,726)	(110)	(57)		—	—
(22,642)	(21,319)	(82)	(110)	(7)	—	**	—	—
(111,938)	(115,978)	(1,023)	(2,100)	(133)	(59)		—	—

1,746,873	1,566,951	114,105	125,350	23,464	20,322		4,702	8,021
99,942	101,040	1,002	2,072	121	56		—	—
(1,797,597)	(2,046,074)	(136,581)	(102,995)	(15,921)	(18,290)		(6,887)	(4,527)
49,218	(378,083)	(21,474)	24,427	7,664	2,088		(2,185)	3,494
—	1	—	— **	—	—		—	—

1,884,646	784,971	83,850	48,580	29,076	11,010		635	3,869

5,986,081	5,201,110	382,026	333,446	52,730	41,720		9,246	5,377
$7,870,727	$5,986,081	$465,876	$382,026	$81,806	$52,730		$9,881	$9,246

$74,954	$82,597	$478	$536	$(10)	$124		$1	$1

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 69

Financial Highlights

	Net		Net Realized		Dividends
	Asset Value		and Change in	Total from	from Net
	Beginning	Net Investment	Unrealized Gain	Investment	Investment
For a Share Outstanding for the Period ended:	of Period	Income (Loss) (a)	(Loss) (a)	Operations	Income

AGIC Growth:
Class A
6/30/2011	$23.21	$(0.05)	$7.42	$7.37	$—
6/30/2010	21.15	0.03	2.05	2.08	(0.02)
6/30/2009	27.97	0.03	(6.85)	(6.82)	—
6/30/2008	28.22	(0.04)	(0.21)	(0.25)	—
6/30/2007	22.63	(0.04)	5.63	5.59	—
Class B
6/30/2011	$18.97	$(0.20)	$6.05	$5.85	$—
6/30/2010	17.41	(0.11)	1.67	1.56	— (b)
6/30/2009	23.20	(0.11)	(5.68)	(5.79)	—
6/30/2008	23.58	(0.22)	(0.16)	(0.38)	—
6/30/2007	19.05	(0.19)	4.72	4.53	—
Class C
6/30/2011	$18.98	$(0.21)	$6.04	$5.83	$—
6/30/2010	17.41	(0.11)	1.68	1.57	— (b)
6/30/2009	23.20	(0.11)	(5.68)	(5.79)	—
6/30/2008	23.58	(0.22)	(0.16)	(0.38)	—
6/30/2007	19.05	(0.19)	4.72	4.53	—
Class D
6/30/2011	$20.50	$(0.05)	$6.56	$6.51	$—
6/30/2010	18.69	0.04	1.80	1.84	(0.03)
6/30/2009	24.72	0.04	(6.07)	(6.03)	—
6/30/2008	24.94	(0.05)	(0.17)	(0.22)	—
6/30/2007	20.00	(0.01)	4.95	4.94	—
Class R
6/30/2011	$19.65	$(0.10)	$6.27	$6.17	$—
6/30/2010	17.95	(0.02)	1.74	1.72	(0.02)
6/30/2009	23.81	(0.01)	(5.85)	(5.86)	—
6/30/2008	24.08	(0.10)	(0.17)	(0.27)	—
6/30/2007	19.36	(0.09)	4.81	4.72	—
Class P
6/30/2011	$19.34	$0.01	$6.19	$6.20	$—
6/30/2010	17.59	0.09	1.70	1.79	(0.04)
7/7/2008† - 6/30/2009	22.72	0.10	(5.23)	(5.13)	—
Institutional Class
6/30/2011	$21.59	$0.05	$6.90	$6.95	$—
6/30/2010	19.62	0.12	1.89	2.01	(0.04)
6/30/2009	25.84	0.11	(6.33)	(6.22)	—
6/30/2008	25.97	0.08	(0.21)	(0.13)	—
6/30/2007	20.74	0.06	5.17	5.23	—
Administrative Class
6/30/2011	$20.91	$(0.01)	$6.68	$6.67	$—
6/30/2010	19.04	0.06	1.84	1.90	(0.03)
6/30/2009	25.14	0.09	(6.19)	(6.10)	—
6/30/2008	25.33	— (b)	(0.19)	(0.19)	—
6/30/2007	20.28	— (b)	5.05	5.05	—

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Payments from Affiliates increased the end of year net asset value per share and total return by less than $0.01 and 0.01%, respectively.

(e)	Capital contribution from Affiliate increased the end of year net asset value by $0.09 per share and the total return by 0.32%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $21.06 and (24.70)%, respectively.

(f)	Capital contribution from Affiliate increased the end of year net asset value by $0.07 per share and the total return by 0.30%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $17.34 and (25.26)%, respectively.

(g)	Capital contribution from Affiliate increased the end of year net asset value by $0.07 per share and the total return by 0.29%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $18.62 and (24.68)%, respectively.

70 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

								Ratio of Net
							Ratio of	Investment
Fund		Net Asset				Net Assets	Expenses	Income (Loss)
Redemption		Value End of				End of Period	to Average	to Average	Portfolio
Fees (a)(m)		Period		Total Return (n)		(000s)	Net Assets	Net Assets	Turnover Rate

$—		$30.58		31.75%		$372,361	1.16%	(0.18)%	92%
—	(c)	23.21		9.81		352,728	1.16	0.14	111
—	(c)	21.15	(e)	(24.38	)(e)	177,764	1.17	0.14	143
—	(c)	27.97		(0.89)		229,549	1.16	(0.13)	116
—	(c)	28.22	(d)	24.70	(d)	107,105	1.16	(0.15)	79

$—		$24.82		30.84%		$6,860	1.91%	(0.91)%	92%
—	(c)	18.97		8.96		12,385	1.91	(0.56)	111
—	(c)	17.41	(f)	(24.96	)(f)	15,507	1.92	(0.63)	143
—	(c)	23.20		(1.61)		24,803	1.91	(0.92)	116
—	(c)	23.58	(d)	23.78	(d)	25,740	1.91	(0.91)	79

$—		$24.81		30.72%		$200,471	1.91%	(0.93)%	92%
—	(c)	18.98		9.02		179,160	1.91	(0.56)	111
—	(c)	17.41	(f)	(24.96	)(f)	182,278	1.92	(0.62)	143
—	(c)	23.20		(1.61)		277,937	1.91	(0.93)	116
—	(c)	23.58	(d)	23.78	(d)	425,999	1.91	(0.91)	79

$—		$27.01		31.76%		$8,858	1.16%	(0.19)%	92%
—	(c)	20.50		9.83		8,704	1.16	0.19	111
—	(c)	18.69	(g)	(24.39	)(g)	11,562	1.16	0.23	143
—	(c)	24.72		(0.88)		3,293	1.16	(0.18)	116
—		24.94	(d)	24.76	(d)	9,104	1.16	(0.03)	79

$—		$25.82		31.40%		$19,733	1.41%	(0.44)%	92%
—	(c)	19.65		9.59		14,637	1.41	(0.08)	111
—	(c)	17.95	(h)	(24.61	)(h)	9,830	1.40	(0.06)	143
—	(c)	23.81		(1.12)		2,061	1.41	(0.41)	116
—	(c)	24.08	(d)	24.38	(d)	1,663	1.41	(0.39)	79

$—		$25.54		32.06%		$8,875	0.91%	0.05%	92%
—	(c)	19.34		10.15		6,715	0.89	0.45	111
—	(c)	17.59	(i)	(22.58	)(i)	5,945	0.85 *	0.63 *	143

$—		$28.54		32.19%		$28,030	0.81%	0.20%	92%
—	(c)	21.59		10.22		45,456	0.80	0.55	111
—	(c)	19.62	(j)	(24.10	)(j)	43,143	0.76	0.58	143
—	(c)	25.84		(0.46)		22,420	0.76	0.32	116
—	(c)	25.97	(d)	25.22	(d)	7,355	0.76	0.25	79

$—		$27.58		31.90%		$8,622	1.06%	(0.05)%	92%
—	(c)	20.91		9.95		10,579	1.05	0.29	111
—	(c)	19.04	(k)	(24.26	)(k)	7,920	1.01	0.50	143
—	(c)	25.14		(0.75)		65	1.01	(0.02)	116
—	(c)	25.33	(d)	24.90	(d)	86	1.01	— (l)	79

(h)	Capital contribution from Affiliate increased the end of year net asset value by $0.07 per share and the total return by 0.30%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $17.88 and (24.91)%, respectively.

(i)	Capital contribution from Affiliate increased the end of period net asset value by $0.07 per share and the total return by 0.31%. If the Affiliate had not made these payments, end of period net asset value and total return would have been $17.52 and (22.89)%, respectively.

(j)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.31%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.54 and (24.41)%, respectively.

(k)	Capital contribution from Affiliate increased the end of year net asset value by $0.07 per share and the total return by 0.28%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $18.97 and (24.54)%, respectively.

(l)	Less than (0.005)%.

(m)	Redemption fees were eliminated effective May 1, 2009.

(n)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 71

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value		and Change in	Total from	from Net	from Net	Total
For a Share Outstanding for the	Beginning	Net Investment	Unrealized	Investment	Investment	Realized Capital	Dividends and
Period ended:	of Period	Income (a)	Gain (Loss) (a)	Operations	Income	Gains	Distributions

AGIC Income & Growth:
Class A
6/30/2011	$11.10	$0.37	$2.29	$2.66	$(0.28)	$(0.79)	$(1.07)
6/30/2010	10.22	0.44	1.48	1.92	(0.40)	(0.64)	(1.04)
6/30/2009	13.87	0.50	(2.71)	(2.21)	(0.88)	(0.56)	(1.44)
6/30/2008	15.54	0.74	(1.08)	(0.34)	(0.65)	(0.68)	(1.33)
2/28/2007† - 6/30/2007	15.00	0.28	0.51	0.79	(0.22)	(0.03)	(0.25)
Class C
6/30/2011	$10.93	$0.27	$2.26	$2.53	$(0.25)	$(0.79)	$(1.04)
6/30/2010	10.14	0.35	1.48	1.83	(0.40)	(0.64)	(1.04)
6/30/2009	13.82	0.43	(2.73)	(2.30)	(0.82)	(0.56)	(1.38)
6/30/2008	15.51	0.63	(1.09)	(0.46)	(0.55)	(0.68)	(1.23)
2/28/2007† - 6/30/2007	15.00	0.27	0.48	0.75	(0.21)	(0.03)	(0.24)
Class D
6/30/2011	$11.13	$0.37	$2.31	$2.68	$(0.29)	$(0.79)	$(1.08)
6/30/2010	10.27	0.44	1.49	1.93	(0.43)	(0.64)	(1.07)
6/30/2009	13.95	0.47	(2.71)	(2.24)	(0.88)	(0.56)	(1.44)
6/30/2008	15.55	0.72	(1.06)	(0.34)	(0.58)	(0.68)	(1.26)
2/28/2007† - 6/30/2007	15.00	0.23	0.55	0.78	(0.20)	(0.03)	(0.23)
Class R
2/28/2011† - 6/30/2011	$13.24	$0.10	$(0.22)	$(0.12)	$(0.02)	$(0.32)	$(0.34)
Class P
6/30/2011	$11.14	$0.40	$2.32	$2.72	$(0.30)	$(0.79)	$(1.09)
6/30/2010	10.27	0.47	1.49	1.96	(0.45)	(0.64)	(1.09)
7/7/2008† - 6/30/2009	13.73	0.58	(2.58)	(2.00)	(0.90)	(0.56)	(1.46)
Institutional Class
6/30/2011	$11.16	$0.42	$2.31	$2.73	$(0.30)	$(0.79)	$(1.09)
6/30/2010	10.27	0.48	1.49	1.97	(0.44)	(0.64)	(1.08)
6/30/2009	13.93	0.58	(2.77)	(2.19)	(0.91)	(0.56)	(1.47)
6/30/2008	15.57	0.79	(1.08)	(0.29)	(0.67)	(0.68)	(1.35)
2/28/2007† - 6/30/2007	15.00	0.25	0.56	0.81	(0.21)	(0.03)	(0.24)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	If the Investment Manager did not reimburse expenses, the ratio of expenses to average net assets would have been 3.20%.

(d)	If the Investment Manager did not reimburse expenses, the ratio of expenses to average net assets would have been 2.40%.

(e)	Redemption fees were eliminated effective May 1, 2009.

(f)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

72 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of Net
					Ratio of		Investment
Fund		Net Asset		Net Assets	Expenses		Income
Redemption		Value End of		End of Period	to Average		to Average		Portfolio
Fees (a)(e)		Period	Total Return (f)	(000s)	Net Assets		Net Assets		Turnover Rate

$—		$12.69	24.66%	$320,215	1.31%		2.91%		192%
—		11.10	18.87	79,686	1.32		3.75		186
—	(b)	10.22	(14.38)	13,246	1.30		4.99		159
—		13.87	(2.46)	1,176	1.31		4.97		152
—		15.54	5.19	246	1.33	*	5.40	*	127

$—		$12.42	23.77%	$265,737	2.06%		2.14%		192%
—		10.93	17.90	40,389	2.06		3.01		186
—	(b)	10.14	(14.97)	4,416	2.05		4.47		159
—		13.82	(3.21)	808	2.06		4.25		152
—		15.51	4.94	195	2.06	*	5.27	*	127

$—		$12.73	24.59%	$37,456	1.31%		2.87%		192%
—		11.13	18.84	4,103	1.32		3.76		186
—	(b)	10.27	(14.36)	491	1.28		4.56		159
—		13.95	2.35	11	1.31		4.79		152
—	(b)	15.55	5.08	15	1.31	*(c)	4.52	*	127

$—		$12.78	(0.84)%	$10	1.56	%*	2.28	%*	192%

$—		$12.77	25.06%	$81,471	1.06%		3.16%		192%
—		11.14	19.11	12,979	1.07		4.01		186
—		10.27	(12.86)	44	1.01	*	5.73	*	159

$—		$12.80	25.15%	$59,812	0.96%		3.30%		192%
—		11.16	19.26	24,362	0.96		4.13		186
—	(b)	10.27	(14.03)	28,853	0.92		5.68		159
—		13.93	(2.03)	20,626	0.92		5.22		152
—		15.57	5.29	21,080	0.91	*(d)	4.94	*	127

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 73

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value		and Change in	Total from	from Net	from Net
For a Share Outstanding for the Period	Beginning	Net Investment	Unrealized Gain	Investment	Investment	Realized Capital
ended:	of Period	Income (Loss) (a)	(Loss) (a)	Operations	Income	Gains

AGIC Mid-Cap Growth:
Class A
6/30/2011	$9.93	$0.01	$3.27	$3.28	$(0.06)	$—
6/30/2010	8.33	0.02	1.63	1.65	(0.05)	—
6/30/2009	11.87	0.01	(3.55)	(3.54)	—	—	(b)
7/30/2007† - 6/30/2008	12.55	(0.03)	(0.41)	(0.44)	—	(0.24)
Class C
6/30/2011	$9.77	$(0.09)	$3.22	$3.13	$— (b)	$—
6/30/2010	8.21	(0.05)	1.61	1.56	— (b)	—
6/30/2009	11.79	(0.05)	(3.53)	(3.58)	—	—	(b)
7/30/2007† - 6/30/2008	12.55	(0.12)	(0.40)	(0.52)	—	(0.24)
Class D
6/30/2011	$9.93	$(0.02)	$3.28	$3.26	$— (b)	$—
6/30/2010	8.33	0.03	1.63	1.66	(0.06)	—
6/30/2009	11.87	0.02	(3.56)	(3.54)	—	—	(b)
7/30/2007† - 6/30/2008	12.55	(0.04)	(0.40)	(0.44)	—	(0.24)
Class P
6/30/2011	$10.03	$0.05	$3.29	$3.34	$(0.07)	$—
6/30/2010	8.38	0.04	1.65	1.69	(0.04)	—
7/7/2008† - 6/30/2009	11.33	0.02	(2.97)	(2.95)	—	—	(b)
Institutional Class
6/30/2011	$10.04	$0.06	$3.29	$3.35	$(0.07)	$—
6/30/2010	8.39	0.05	1.65	1.70	(0.05)	—
6/30/2009	11.91	0.02	(3.54)	(3.52)	—	—	(b)
7/30/2007† - 6/30/2008	14.37	0.01	(2.23)	(2.22)	—	(0.24)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

74 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of Net
				Ratio of		Investment
Total	Net Asset		Net Assets	Expenses		Income (Loss)
Dividends and	Value End of		End of Period	to Average		to Average	Portfolio
Distributions	Period	Total Return (c)	(000s)	Net Assets		Net Assets	Turnover Rate

$(0.06)	$13.15	33.03%	$2,392	1.34%		0.05%	162%
(0.05)	9.93	19.77	1,015	1.32		0.20	153
— (b)	8.33	(29.81)	237	1.36		0.12	127
(0.24)	11.87	(3.62)	104	1.37	*	(0.27)*	215

$— (b)	$12.90	32.04%	$1,170	2.09%		(0.71)%	162%
— (b)	9.77	19.00	516	2.07		(0.50)	153
— (b)	8.21	(30.35)	174	2.10		(0.65)	127
(0.24)	11.79	(4.27)	10	2.10	*	(1.08)*	215

$— (b)	$13.19	32.83%	$143	1.34%		(0.14)%	162%
(0.06)	9.93	19.87	333	1.32		0.25	153
— (b)	8.33	(29.81)	38	1.34		0.24	127
(0.24)	11.87	(3.62)	14	1.35	*	(0.32)*	215

$(0.07)	$13.30	33.30%	$12	1.08%		0.39%	162%
(0.04)	10.03	20.20	9	1.06		0.39	153
— (b)	8.38	(26.03)	7	1.08	*	0.29 *	127

$(0.07)	$13.32	33.43%	$3,792	0.99%		0.53%	162%
(0.05)	10.04	20.23	4,298	0.97		0.48	153
— (b)	8.39	(29.54)	3,509	0.98		0.26	127
(0.24)	11.91	(5.94)	17,094	1.09	*	0.05 *	215

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 75

Financial Highlights (Cont.)

			Net Realized		Distributions
	Net Asset Value	Net	and Change in	Total from	from Net
	Beginning	Investment	Unrealized Gain	Investment	Realized
For a Share Outstanding for the Period ended:	of Period	Loss (a)	(Loss) (a)	Operations	Capital Gains

AGIC Opportunity:
Class A
6/30/2011	$22.12	$(0.28)	$7.77	$7.49	$—
6/30/2010	18.85	(0.20)	3.47	3.27	—
6/30/2009	22.81	(0.10)	(3.86)	(3.96)	—
6/30/2008	31.20	(0.15)	(4.99)	(5.14)	(3.25)
6/30/2007	25.47	(0.28)	6.55	6.27	(0.54)
Class B
6/30/2011	$16.35	$(0.35)	$5.71	$5.36	$—
6/30/2010	14.04	(0.27)	2.58	2.31	—
6/30/2009	17.11	(0.17)	(2.90)	(3.07)	—
6/30/2008	24.42	(0.27)	(3.79)	(4.06)	(3.25)
6/30/2007	20.19	(0.38)	5.15	4.77	(0.54)
Class C
6/30/2011	$16.34	$(0.36)	$5.73	$5.37	$—
6/30/2010	14.03	(0.28)	2.59	2.31	—
6/30/2009	17.10	(0.17)	(2.90)	(3.07)	—
6/30/2008	24.42	(0.27)	(3.80)	(4.07)	(3.25)
6/30/2007	20.18	(0.38)	5.16	4.78	(0.54)
Class D
6/30/2011	$16.79	$(0.22)	$5.91	$5.69	$—
6/30/2010	14.32	(0.15)	2.62	2.47	—
6/30/2009	17.31	(0.10)	(2.89)	(2.99)	—
6/30/2008	24.49	(0.06)	(3.87)	(3.93)	(3.25)
1/12/2007† - 6/30/2007	22.36	(0.10)	2.23	2.13	—
Class R
6/30/2011	$16.39	$(0.24)	$5.72	$5.48	$—
11/02/2009† - 6/30/2010	14.80	(0.14)	1.73	1.59	—
Class P
6/30/2011	$16.69	$(0.17)	$5.86	$5.69	$—
6/30/2010	14.18	(0.11)	2.62	2.51	—
7/7/2008† - 6/30/2009	16.43	(0.07)	(2.18)	(2.25)	—
Institutional Class
6/30/2011	$18.83	$(0.16)	$6.61	$6.45	$—
6/30/2010	15.99	(0.11)	2.95	2.84	—
6/30/2009	19.26	(0.03)	(3.24)	(3.27)	—
6/30/2008	26.78	(0.04)	(4.23)	(4.27)	(3.25)
6/30/2007	21.84	(0.14)	5.62	5.48	(0.54)
Administrative Class
6/30/2011	$18.34	$(0.21)	$6.44	$6.23	$—
6/30/2010	15.61	(0.15)	2.88	2.73	—
6/30/2009	18.85	(0.06)	(3.18)	(3.24)	—
6/30/2008	26.34	(0.09)	(4.15)	(4.24)	(3.25)
6/30/2007	21.55	(0.19)	5.52	5.33	(0.54)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	Capital contribution from Affiliate increased the end of year net asset value by $0.38 per share and the total return by 1.67%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $18.47 and (18.99)%, respectively.

(d)	Capital contribution from Affiliate increased the end of year net asset value by $0.29 per share and the total return by 1.70%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $13.75 and (19.59)%, respectively.

(e)	Capital contribution from Affiliate increased the end of year net asset value by $0.28 per share and the total return by 1.64%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $13.75 and (19.59)%, respectively.

(f)	Capital contribution from Affiliate increased the end of year net asset value by $0.28 per share and the total return by 1.61%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $14.04 and (18.84)%, respectively.

76 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of	Ratio of
							Expenses to	Expenses to	Ratio of Net
							Average Net	Average Net	Investment
Fund		Net Asset				Net Assets	Assets with	Assets without	Loss
Redemption		Value End of				End of Period	Fee Waiver/	Fee Waiver/	to Average	Portfolio
Fees (a)(j)		Period		Total Return (k)		(000s)	Reimbursement	Reimbursement	Net Assets	Turnover Rate

$—		$29.61		33.86%		$77,183	1.31%	1.31%	(1.08)%	112%
—	(b)	22.12		17.35		74,413	1.31	1.31	(0.90)	129
—	(b)	18.85	(c)	(17.32	)(c)	57,700	1.31	1.32	(0.57)	199
—	(b)	22.81		(18.02)		74,282	1.31	1.31	(0.57)	199
—	(b)	31.20		24.85		69,160	1.32	1.32	(1.00)	148

$—		$21.71		32.78%		$3,345	2.06%	2.06%	(1.82)%	112%
—	(b)	16.35		16.45		4,842	2.06	2.06	(1.66)	129
—	(b)	14.04	(d)	(17.89	)(d)	5,097	2.06	2.07	(1.31)	199
—	(b)	17.11		(18.65)		8,960	2.06	2.06	(1.32)	199
—	(b)	24.42		23.91		17,107	2.07	2.07	(1.76)	148

$—		$21.71		32.86%		$79,572	2.06%	2.06%	(1.82)%	112%
—	(b)	16.34		16.46		67,482	2.06	2.06	(1.66)	129
—	(b)	14.03	(e)	(17.95	)(e)	61,152	2.06	2.07	(1.32)	199
—	(b)	17.10		(18.64)		83,843	2.06	2.06	(1.32)	199
—	(b)	24.42		23.97		147,960	2.07	2.07	(1.75)	148

$—		$22.48		33.89%		$2,758	1.31%	1.31%	(1.06)%	112%
—	(b)	16.79		17.25		998	1.31	1.31	(0.89)	129
—	(b)	14.32	(f)	(17.23	)(f)	562	1.30	1.31	(0.78)	199
—	(b)	17.31		(18.02)		53	1.31	1.31	(0.30)	199
—	(b)	24.49		24.84		13	1.32 *	1.32 *	(0.92)*	148

$—		$21.87		33.44%		$199	1.56%	1.56%	(1.16)%	112%
—		16.39		10.74		20	1.56 *	1.56 *	(1.21)*	129

$—		$22.38		34.09%		$2,672	1.06%	1.06%	(0.83)%	112%
—	(b)	16.69		17.70		2,627	1.05	1.05	(0.63)	129
—	(b)	14.18	(g)	(13.69	)(g)	876	0.99 *	1.00 *	(0.53)*	199

$—		$25.28		34.25%		$138,162	0.96%	0.96%	(0.72)%	112%
—	(b)	18.83		17.76		115,280	0.95	0.95	(0.56)	129
—	(b)	15.99	(h)	(16.94	)(h)	71,702	0.91	0.92	(0.18)	199
—	(b)	19.26		(17.73)		79,635	0.91	0.91	(0.20)	199
—	(b)	26.78		25.37		26,598	0.92	0.92	(0.62)	148

$—		$24.57		33.97%		$2,838	1.21%	1.21%	(0.97)%	112%
—	(b)	18.34		17.49		2,036	1.21	1.21	(0.77)	129
—	(b)	15.61	(i)	(17.19	)(i)	224	1.16	1.17	(0.45)	199
—	(b)	18.85		(17.88)		168	1.16	1.16	(0.40)	199
—	(b)	26.34		25.01		130	1.17	1.17	(0.90)	148

(g)	Capital contribution from Affiliate increased the end of period net asset value by $0.29 per share and the total return by 1.77%. If the Affiliate had not made these payments, end of period net asset value and total return would have been $13.89 and (15.46)%, respectively.

(h)	Capital contribution from Affiliate increased the end of year net asset value by $0.32 per share and the total return by 1.66%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $15.67 and (18.60)%, respectively.

(i)	Capital contribution from Affiliate increased the end of year net asset value by $0.31 per share and the total return by 1.64%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $15.30 and (18.83)%, respectively.

(j)	Redemption fees were eliminated effective May 1, 2009.

(k)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 77

Financial Highlights (Cont.)

		Net	Net Realized		Dividends	Distributions
	Net Asset Value	Investment	and Change in	Total from	from Net	from Net	Total
	Beginning	Income	Unrealized Gain	Investment	Investment	Realized	Dividends and
For a Share Outstanding for the Period ended:	of Period	(Loss) (a)	(Loss) (a)	Operations	Income	Capital Gains	Distributions

AGIC Systematic Growth:
Class A
6/30/2011	$11.06	$0.08	$3.26	$3.34	$(0.08)	$—	$(0.08)
6/30/2010	10.02	0.04	1.05	1.09	(0.05)	—	(0.05)
6/30/2009	14.09	0.07	(4.13)	(4.06)	(0.01)	— (b)	(0.01)
6/30/2008	15.20	— (c)	(0.78)	(0.78)	—	(0.33)	(0.33)
6/30/2007	12.89	0.02	2.63	2.65	—	(0.34)	(0.34)
Class B
6/30/2011	$10.42	$(0.01)	$3.07	$3.06	$— (b)	$—	$— (b)
6/30/2010	9.48	(0.04)	0.98	0.94	— (b)	—	— (b)
6/30/2009	13.41	(0.01)	(3.92)	(3.93)	— (b)	— (b)	— (b)
6/30/2008	14.59	(0.10)	(0.75)	(0.85)	—	(0.33)	(0.33)
6/30/2007	12.47	(0.09)	2.55	2.46	—	(0.34)	(0.34)
Class C
6/30/2011	$10.43	$(0.01)	$3.07	$3.06	$— (b)	$—	$— (b)
6/30/2010	9.48	(0.04)	0.99	0.95	— (b)	—	— (b)
6/30/2009	13.41	(0.01)	(3.92)	(3.93)	— (b)	— (b)	— (b)
6/30/2008	14.58	(0.11)	(0.73)	(0.84)	—	(0.33)	(0.33)
6/30/2007	12.47	(0.10)	2.55	2.45	—	(0.34)	(0.34)
Class D
6/30/2011	$11.06	$0.09	$3.26	$3.35	$(0.09)	$—	$(0.09)
6/30/2010	10.02	0.04	1.06	1.10	(0.06)	—	(0.06)
6/30/2009	14.07	0.07	(4.12)	(4.05)	— (b)	— (b)	— (b)
6/30/2008	15.18	— (c)	(0.78)	(0.78)	—	(0.33)	(0.33)
6/30/2007	12.88	0.02	2.62	2.64	—	(0.34)	(0.34)
Class P
6/30/2011	$11.35	$0.12	$3.35	$3.47	$(0.12)	$—	$(0.12)
6/30/2010	10.28	0.07	1.09	1.16	(0.09)	—	(0.09)
7/7/2008† - 6/30/2009	14.23	0.11	(4.01)	(3.90)	(0.05)	— (b)	(0.05)
Institutional Class
6/30/2011	$11.36	$0.16	$3.34	$3.50	$(0.13)	$—	$(0.13)
6/30/2010	10.29	0.08	1.08	1.16	(0.09)	—	(0.09)
6/30/2009	14.47	0.11	(4.24)	(4.13)	(0.05)	— (b)	(0.05)
6/30/2008	15.54	0.07	(0.81)	(0.74)	—	(0.33)	(0.33)
6/30/2007	13.12	0.07	2.69	2.76	—	(0.34)	(0.34)
Administrative Class
6/30/2011	$11.18	$0.10	$3.31	$3.41	$(0.10)	$—	$(0.10)
6/30/2010	10.13	0.05	1.07	1.12	(0.07)	—	(0.07)
6/30/2009	14.24	0.08	(4.17)	(4.09)	(0.02)	— (b)	(0.02)
6/30/2008	15.33	0.03	(0.79)	(0.76)	—	(0.33)	(0.33)
6/30/2007	12.98	0.04	2.65	2.69	—	(0.34)	(0.34)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Redemption fees were eliminated effective May 1, 2009.

(e)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

78 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of Net
					Ratio of	Investment
Fund		Net Asset		Net Assets	Expenses to	Income (Loss)
Redemption		Value End of		End of Period	Average	to Average	Portfolio
Fees (a)(d)		Period	Total Return (e)	(000s)	Net Assets	Net Assets	Turnover Rate

$—		$14.32	30.27%	$7,838	1.17%	0.62%	138%
—		11.06	10.85	6,156	1.17	0.35	135
—	(c)	10.02	(28.78)	6,453	1.18	0.64	138
—	(c)	14.09	(5.41)	9,115	1.17	0.03	105
—	(c)	15.20	20.79	9,411	1.17	0.12	168

$—		$13.48	29.37%	$1,655	1.92%	(0.06)%	138%
—		10.42	9.92	2,395	1.92	(0.40)	135
—	(c)	9.48	(29.30)	3,481	1.93	(0.12)	138
—	(c)	13.41	(6.12)	7,634	1.92	(0.71)	105
—	(c)	14.59	19.96	6,483	1.93	(0.65)	168

$—		$13.49	29.34%	$3,408	1.92%	(0.11)%	138%
—		10.43	10.02	3,131	1.92	(0.41)	135
—	(c)	9.48	(29.30)	3,257	1.93	(0.12)	138
—	(c)	13.41	(6.05)	6,161	1.92	(0.73)	105
—	(c)	14.58	19.88	6,923	1.93	(0.69)	168

$—		$14.32	30.31%	$605	1.17%	0.65%	138%
—		11.06	10.90	537	1.17	0.35	135
—	(c)	10.02	(28.78)	507	1.18	0.64	138
—	(c)	14.07	(5.41)	910	1.17	0.03	105
—	(c)	15.18	20.73	1,019	1.17	0.12	168

$—		$14.70	30.62%	$58	0.92%	0.89%	138%
—		11.35	11.19	36	0.90	0.58	135
—	(c)	10.28	(27.37)	24	0.88 *	1.01 *	138

$—		$14.73	30.86%	$10,085	0.82%	1.22%	138%
—		11.36	11.22	26,948	0.80	0.70	135
—	(c)	10.29	(28.50)	18,595	0.78	1.04	138
—	(c)	14.47	(5.02)	696	0.77	0.43	105
—	(c)	15.54	21.27	688	0.78	0.51	168

$—		$14.49	30.55%	$17	1.07%	0.74%	138%
—		11.18	10.97	13	1.05	0.46	135
—	(c)	10.13	(28.68)	12	1.03	0.79	138
—	(c)	14.24	(5.23)	17	1.01	0.18	105
—	(c)	15.33	20.96	18	1.03	0.26	168

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 79

Financial Highlights (Cont.)

			Net Realized		Distributions
	Net Asset Value		and Change in	Total from	from Net
	Beginning	Net Investment	Unrealized Gain	Investment	Realized Capital
For a Share Outstanding for the Period ended:	of Period	Loss (a)	(Loss) (a)	Operations	Gains

AGIC Target:
Class A
6/30/2011	$14.15	$(0.13)	$5.93	$5.80	$—
6/30/2010	11.66	(0.10)	2.59	2.49	—
6/30/2009	23.01	(0.08)	(9.61)	(9.69)	(1.66)
6/30/2008	24.98	(0.14)	0.55	0.41	(2.38)
6/30/2007	19.71	(0.12)	5.39	5.27	—
Class B
6/30/2011	$11.27	$(0.21)	$4.70	$4.49	$—
6/30/2010	9.35	(0.17)	2.09	1.92	—
6/30/2009	19.28	(0.16)	(8.11)	(8.27)	(1.66)
6/30/2008	21.44	(0.28)	0.50	0.22	(2.38)
6/30/2007	17.04	(0.24)	4.64	4.40	—
Class C
6/30/2011	$11.26	$(0.21)	$4.71	$4.50	$—
6/30/2010	9.35	(0.17)	2.08	1.91	—
6/30/2009	19.28	(0.15)	(8.12)	(8.27)	(1.66)
6/30/2008	21.44	(0.27)	0.49	0.22	(2.38)
6/30/2007	17.04	(0.24)	4.64	4.40	—
Class D
6/30/2011	$14.16	$(0.13)	$5.92	$5.79	$—
6/30/2010	11.66	(0.10)	2.60	2.50	—
6/30/2009	23.02	(0.09)	(9.61)	(9.70)	(1.66)
6/30/2008	24.98	(0.13)	0.55	0.42	(2.38)
6/30/2007	19.71	(0.12)	5.39	5.27	—
Class P
6/30/2011	$14.23	$(0.09)	$5.96	$5.87	$—
6/30/2010	11.69	(0.06)	2.60	2.54	—
7/7/2008† - 6/30/2009	21.92	(0.03)	(8.54)	(8.57)	(1.66)
Institutional Class
6/30/2011	$14.84	$(0.07)	$6.22	$6.15	$—
6/30/2010	12.18	(0.05)	2.71	2.66	—
6/30/2009	23.80	(0.03)	(9.93)	(9.96)	(1.66)
6/30/2008	25.66	(0.04)	0.56	0.52	(2.38)
6/30/2007	20.17	(0.03)	5.52	5.49	—
Administrative Class
6/30/2011	$14.54	$(0.12)	$6.09	$5.97	$—
6/30/2010	11.97	(0.09)	2.66	2.57	—
6/30/2009	23.50	(0.06)	(9.81)	(9.87)	(1.66)
6/30/2008	25.42	(0.11)	0.57	0.46	(2.38)
6/30/2007	20.02	(0.09)	5.49	5.40	—

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	Capital contribution from Affiliate increased the end of year net asset value by $0.20 per share and the total return by 1.03%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $11.46 and (41.27)%, respectively.

(d)	Capital contribution from Affiliate increased the end of year net asset value by $0.17 per share and the total return by 1.08%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $9.18 and (41.79)%, respectively.

(e)	Capital contribution from Affiliate increased the end of year net asset value by $0.17 per share and the total return by 1.08%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $9.18 and (41.76)%, respectively.

(f)	Capital contribution from Affiliate increased the end of year net asset value by $0.21 per share and the total return by 1.08%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $11.45 and (41.35)%, respectively.

80 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of	Ratio of
							Expenses to	Expenses to	Ratio of Net
							Average Net	Average Net	Investment
Fund		Net Asset				Net Assets	Assets with	Assets without	Loss
Redemption		Value End				End of Period	Fee Waiver/	Fee Waiver/	to Average	Portfolio
Fees (a)(j)		of Period		Total Return (k)		(000s)	Reimbursement	Reimbursement	Net Assets	Turnover Rate

$—		$19.95		40.99%		$112,459	1.21%	1.21%	(0.75)%	97%
—		14.15		21.35		97,184	1.21	1.21	(0.69)	121
—	(b)	11.66	(c)	(40.24	)(c)	93,101	1.21	1.22	(0.62)	130
—	(b)	23.01		1.27		182,525	1.21	1.21	(0.57)	122
—	(b)	24.98		26.74		175,023	1.21	1.21	(0.55)	114

$—		$15.76		39.84%		$4,250	1.96%	1.96%	(1.51)%	97%
—		11.27		20.53		5,884	1.96	1.96	(1.43)	121
—	(b)	9.35	(d)	(40.71	)(d)	7,993	1.97	1.97	(1.40)	130
—	(b)	19.28		0.55		25,133	1.96	1.96	(1.36)	122
—	(b)	21.44		25.82		50,506	1.96	1.96	(1.31)	114

$—		$15.76		39.96%		$217,082	1.96%	1.96%	(1.49)%	97%
—		11.26		20.43		182,245	1.96	1.96	(1.44)	121
—	(b)	9.35	(e)	(40.68	)(e)	175,813	1.97	1.97	(1.38)	130
—	(b)	19.28		0.50		373,169	1.96	1.96	(1.33)	122
—	(b)	21.44		25.82		432,836	1.96	1.96	(1.30)	114

$—		$19.95		40.89%		$739	1.21%	1.21%	(0.74)%	97%
—		14.16		21.44		531	1.21	1.21	(0.67)	121
—	(b)	11.66	(f)	(40.27	)(f)	568	1.22	1.22	(0.64)	130
—	(b)	23.02		1.32		1,398	1.21	1.21	(0.53)	122
—	(b)	24.98		26.74		1,064	1.21	1.21	(0.56)	114

$—		$20.10		41.25%		$1,869	0.96%	0.96%	(0.50)%	97%
—		14.23		21.73		1,597	0.95	0.95	(0.44)	121
—	(b)	11.69	(g)	(37.12	)(g)	1,127	0.89 *	0.90 *	(0.24)*	130

$—		$20.99		41.44%		$6,403	0.86%	0.86%	(0.39)%	97%
—		14.84		21.84		4,535	0.85	0.85	(0.33)	121
—	(b)	12.18	(h)	(40.02	)(h)	4,122	0.81	0.82	(0.24)	130
—	(b)	23.80		1.73		11,980	0.81	0.81	(0.16)	122
—	(b)	25.66		27.23		9,857	0.81	0.81	(0.14)	114

$—		$20.51		41.06%		$66	1.11%	1.11%	(0.63)%	97%
—		14.54		21.47		38	1.10	1.10	(0.58)	121
—	(b)	11.97	(i)	(40.16	)(i)	112	1.06	1.07	(0.45)	130
—	(b)	23.50		1.46		132	1.06	1.06	(0.44)	122
—	(b)	25.42		26.97		193	1.06	1.06	(0.41)	114

(g)	Capital contribution from Affiliate increased the end of period net asset value by $0.17 per share and the total return by 0.91%. If the Affiliate had not made these payments, end of period net asset value and total return would have been $11.52 and (38.03)%, respectively.

(h)	Capital contribution from Affiliate increased the end of year net asset value by $0.21 per share and the total return by 1.03%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $11.97 and (41.05)%, respectively.

(i)	Capital contribution from Affiliate increased the end of year net asset value by $0.20 per share and the total return by 1.00%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $11.77 and (41.16)%, respectively.

(j)	Redemption fees were eliminated effective May 1, 2009.

(k)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 81

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value		and Change in	Total from	from Net	from Net	Total
For a Share Outstanding for	Beginning	Net Investment	Unrealized	Investment	Investment	Realized Capital	Dividends and
the Period ended:	of Period	Income (a)	Gain (Loss) (a)	Operations	Income	Gains	Distributions

NFJ All-Cap Value:
Class A
6/30/2011	$8.40	$0.20	$2.82	$3.02	$(0.26)	$—	$(0.26)
6/30/2010	6.97	0.19	1.46	1.65	(0.22)	—	(0.22)
6/30/2009	11.35	0.25	(4.20)	(3.95)	(0.43)	—	(0.43)
6/30/2008	20.03	0.34	(4.19)	(3.85)	(0.31)	(4.52)	(4.83)
6/30/2007	17.36	0.26	2.97	3.23	(0.16)	(0.40)	(0.56)
Class B
6/30/2011	$8.13	$0.12	$2.74	$2.86	$(0.16)	$—	$(0.16)
6/30/2010	6.75	0.12	1.42	1.54	(0.16)	—	(0.16)
6/30/2009	10.93	0.20	(4.05)	(3.85)	(0.33)	—	(0.33)
6/30/2008	19.45	0.21	(4.06)	(3.85)	(0.15)	(4.52)	(4.67)
6/30/2007	16.90	0.11	2.89	3.00	(0.05)	(0.40)	(0.45)
Class C
6/30/2011	$8.05	$0.12	$2.69	$2.81	$(0.18)	$—	$(0.18)
6/30/2010	6.69	0.12	1.40	1.52	(0.16)	—	(0.16)
6/30/2009	10.91	0.19	(4.04)	(3.85)	(0.37)	—	(0.37)
6/30/2008	19.45	0.22	(4.05)	(3.83)	(0.19)	(4.52)	(4.71)
6/30/2007	16.90	0.11	2.89	3.00	(0.05)	(0.40)	(0.45)
Class D
6/30/2011	$8.50	$0.20	$2.86	$3.06	$(0.25)	$—	$(0.25)
6/30/2010	7.05	0.19	1.48	1.67	(0.22)	—	(0.22)
6/30/2009	11.44	0.26	(4.23)	(3.97)	(0.42)	—	(0.42)
6/30/2008	20.06	0.33	(4.20)	(3.87)	(0.23)	(4.52)	(4.75)
6/30/2007	17.41	0.25	2.98	3.23	(0.18)	(0.40)	(0.58)
Class P
6/30/2011	$8.57	$0.23	$2.88	$3.11	$(0.28)	$—	$(0.28)
6/30/2010	7.12	0.21	1.49	1.70	(0.25)	—	(0.25)
7/7/2008† - 6/30/2009	11.23	0.40	(4.02)	(3.62)	(0.49)	—	(0.49)
Institutional Class
6/30/2011	$8.71	$0.21	$2.99	$3.20	$— (b)	$—	$— (b)
6/30/2010	7.22	0.22	1.52	1.74	(0.25)	—	(0.25)
6/30/2009	11.62	0.30	(4.30)	(4.00)	(0.40)	—	(0.40)
6/30/2008	20.32	0.42	(4.29)	(3.87)	(0.31)	(4.52)	(4.83)
6/30/2007	17.61	0.32	3.02	3.34	(0.23)	(0.40)	(0.63)
Administrative Class
6/30/2011	$8.67	$0.22	$2.90	$3.12	$(0.26)	$—	$(0.26)
6/30/2010	7.19	0.21	1.50	1.71	(0.23)	—	(0.23)
6/30/2009	11.67	0.28	(4.32)	(4.04)	(0.44)	—	(0.44)
6/30/2008	20.21	0.41	(4.31)	(3.90)	(0.12)	(4.52)	(4.64)
6/30/2007	17.52	0.28	3.00	3.28	(0.19)	(0.40)	(0.59)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Redemption fees were eliminated effective May 1, 2009.

(e)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

82 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of Net
					Ratio of	Investment
Fund		Net Asset		Net Assets	Expenses to	Income
Redemption		Value End		End of Period	Average	to Average	Portfolio
Fees (a)(d)		of Period	Total Return (e)	(000s)	Net Assets	Net Assets	Turnover Rate

$—		$11.16	36.26%	$12,477	1.32%	1.99%	68%
—		8.40	23.50	7,819	1.32	2.21	17
—	(c)	6.97	(34.71)	5,612	1.33	3.27	71
—	(c)	11.35	(22.71)	9,301	1.31	2.31	47
—	(c)	20.03	18.76	8,636	1.33	1.36	122

$—		$10.83	35.34%	$1,249	2.07%	1.23%	68%
—		8.13	22.65	1,300	2.07	1.39	17
—	(c)	6.75	(35.18)	1,682	2.08	2.54	71
—	(c)	10.93	(23.35)	3,483	2.06	1.45	47
—	(c)	19.45	17.89	6,174	2.08	0.60	122

$—		$10.68	35.18%	$6,397	2.07%	1.20%	68%
—		8.05	22.64	4,559	2.07	1.41	17
—	(c)	6.69	(35.26)	4,366	2.08	2.57	71
—	(c)	10.91	(23.27)	6,571	2.06	1.51	47
—	(c)	19.45	17.86	8,359	2.08	0.61	122

$—		$11.31	36.35%	$2,339	1.32%	1.99%	68%
—		8.50	23.55	1,772	1.32	2.15	17
—	(c)	7.05	(34.71)	1,794	1.33	3.26	71
—	(c)	11.44	(22.71)	3,722	1.31	2.13	47
—	(c)	20.06	18.69	9,566	1.33	1.33	122

$—		$11.40	36.63%	$1,231	1.07%	2.20%	68%
—		8.57	23.71	724	1.05	2.41	17
—	(c)	7.12	(32.14)	711	0.99 *	5.56 *	71

$—		$11.91	36.74%	$20	0.97%	2.22%	68%
—		8.71	23.93	987	0.95	2.48	17
—	(c)	7.22	(34.36)	2,322	0.93	3.38	71
—	(c)	11.62	(22.41)	10,486	0.91	2.73	47
—	(c)	20.32	19.14	11,196	0.92	1.69	122

$—		$11.53	36.32%	$20	1.22%	2.08%	68%
—		8.67	23.65	15	1.20	2.31	17
—	(c)	7.19	(34.53)	12	1.18	3.47	71
—	(c)	11.67	(22.60)	18	1.16	2.37	47
—	(c)	20.21	18.86	24	1.18	1.50	122

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 83

Financial Highlights (Cont.)

						Distributions
			Net Realized		Dividends	from Net
	Net Asset Value	Net	and Change in	Total from	from Net	Realized	Total
For a Share Outstanding for the Period	Beginning	Investment	Unrealized Gain	Investment	Investment	Capital	Dividends and
ended:	of Period	Income (a)	(Loss) (a)	Operations	Income	Gains	Distributions

NFJ Dividend Value:
Class A
6/30/2011	$9.39	$0.31	$2.63	$2.94	$(0.32)	$—	$(0.32)
6/30/2010	8.59	0.35	0.80	1.15	(0.35)	—	(0.35)
6/30/2009	14.62	0.40	(5.42)	(5.02)	(0.38)	(0.63)	(1.01)
6/30/2008	18.33	0.41	(2.80)	(2.39)	(0.41)	(0.91)	(1.32)
6/30/2007	15.35	0.39	3.21	3.60	(0.33)	(0.29)	(0.62)
Class B
6/30/2011	$9.46	$0.22	$2.65	$2.87	$(0.22)	$—	$(0.22)
6/30/2010	8.59	0.27	0.80	1.07	(0.20)	—	(0.20)
6/30/2009	14.61	0.32	(5.41)	(5.09)	(0.30)	(0.63)	(0.93)
6/30/2008	18.25	0.28	(2.79)	(2.51)	(0.22)	(0.91)	(1.13)
6/30/2007	15.25	0.25	3.20	3.45	(0.16)	(0.29)	(0.45)
Class C
6/30/2011	$9.43	$0.23	$2.62	$2.85	$(0.23)	$—	$(0.23)
6/30/2010	8.57	0.27	0.80	1.07	(0.21)	—	(0.21)
6/30/2009	14.58	0.32	(5.40)	(5.08)	(0.30)	(0.63)	(0.93)
6/30/2008	18.21	0.28	(2.78)	(2.50)	(0.22)	(0.91)	(1.13)
6/30/2007	15.23	0.26	3.18	3.44	(0.17)	(0.29)	(0.46)
Class D
6/30/2011	$9.41	$0.32	$2.62	$2.94	$(0.32)	$—	$(0.32)
6/30/2010	8.61	0.34	0.82	1.16	(0.36)	—	(0.36)
6/30/2009	14.66	0.40	(5.43)	(5.03)	(0.39)	(0.63)	(1.02)
6/30/2008	18.34	0.40	(2.79)	(2.39)	(0.38)	(0.91)	(1.29)
6/30/2007	15.38	0.39	3.21	3.60	(0.35)	(0.29)	(0.64)
Class R
6/30/2011	$9.37	$0.28	$2.61	$2.89	$(0.29)	$—	$(0.29)
6/30/2010	8.56	0.32	0.81	1.13	(0.32)	—	(0.32)
6/30/2009	14.58	0.37	(5.40)	(5.03)	(0.36)	(0.63)	(0.99)
6/30/2008	18.28	0.37	(2.79)	(2.42)	(0.37)	(0.91)	(1.28)
6/30/2007	15.33	0.35	3.20	3.55	(0.31)	(0.29)	(0.60)
Class P
6/30/2011	$9.46	$0.35	$2.63	$2.98	$(0.35)	$—	$(0.35)
6/30/2010	8.66	0.37	0.82	1.19	(0.39)	—	(0.39)
7/7/2008† - 6/30/2009	14.35	0.42	(5.06)	(4.64)	(0.42)	(0.63)	(1.05)
Institutional Class
6/30/2011	$9.46	$0.35	$2.64	$2.99	$(0.36)	$—	$(0.36)
6/30/2010	8.67	0.39	0.82	1.21	(0.42)	—	(0.42)
6/30/2009	14.74	0.44	(5.46)	(5.02)	(0.42)	(0.63)	(1.05)
6/30/2008	18.51	0.48	(2.83)	(2.35)	(0.51)	(0.91)	(1.42)
6/30/2007	15.51	0.46	3.24	3.70	(0.41)	(0.29)	(0.70)
Administrative Class
6/30/2011	$9.49	$0.32	$2.66	$2.98	$(0.33)	$—	$(0.33)
6/30/2010	8.69	0.37	0.81	1.18	(0.38)	—	(0.38)
6/30/2009	14.78	0.41	(5.47)	(5.06)	(0.40)	(0.63)	(1.03)
6/30/2008	18.55	0.45	(2.84)	(2.39)	(0.47)	(0.91)	(1.38)
6/30/2007	15.56	0.42	3.25	3.67	(0.39)	(0.29)	(0.68)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by less than 0.00%

(d)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.61%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.51 and (35.29)%, respectively.

(e)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.61%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.51 and (35.78)%, respectively.

(f)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.61%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.49 and (35.76)%, respectively.

(g)	Capital contribution from Affiliate increased the end of year net asset value by $0.07 per share and the total return by 0.53%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.54 and (35.20)%, respectively.

84 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

								Ratio of Net
							Ratio of	Investment
Fund		Net Asset				Net Assets	Expenses to	Income
Redemption		Value End of				End of Period	Average	to Average	Portfolio
Fees (a)(l)		Period		Total Return (m)		(000s)	Net Assets	Net Assets	Turnover Rate

$—		$12.01		31.56%		$1,744,973	1.06%	2.77%	38%
—	(b)	9.39		13.14		1,544,800	1.06	3.47	34
—	(b)	8.59	(c)(d)	(34.68	)(c)(d)	1,734,204	1.05	3.88	43
—	(b)	14.62		(13.79)		3,195,287	1.04	2.48	49
—	(b)	18.33		23.78		3,480,442	1.05	2.25	29

$—		$12.11		30.55%		$60,863	1.81%	1.99%	38%
—	(b)	9.46		12.34		78,691	1.81	2.68	34
—	(b)	8.59	(c)(e)	(35.17	)(c)(e)	122,648	1.80	3.02	43
—	(b)	14.61		(14.46)		308,543	1.79	1.68	49
—	(b)	18.25		22.80		485,664	1.80	1.50	29

$—		$12.05		30.43%		$489,609	1.81%	2.02%	38%
—	(b)	9.43		12.35		442,239	1.81	2.70	34
—	(b)	8.57	(c)(f)	(35.15	)(c)(f)	574,133	1.80	3.07	43
—	(b)	14.58		(14.42)		1,214,757	1.79	1.69	49
—	(b)	18.21		22.81		1,747,103	1.80	1.50	29

$—		$12.03		31.53%		$842,689	1.06%	2.80%	38%
—	(b)	9.41		13.16		517,086	1.06	3.43	34
—	(b)	8.61	(c)(g)	(34.67	)(c)(g)	700,909	1.05	4.26	43
—	(b)	14.66		(13.79)		376,899	1.04	2.40	49
—	(b)	18.34		23.75		698,390	1.05	2.25	29

$—		$11.97		31.09%		$239,509	1.31%	2.52%	38%
—	(b)	9.37		12.92		199,683	1.31	3.23	34
—	(b)	8.56	(c)(h)	(34.85	)(c)(h)	189,770	1.30	3.73	43
—	(b)	14.58		(13.98)		225,295	1.29	2.27	49
—	(b)	18.28		23.46		156,435	1.30	2.01	29

$—		$12.09		31.81%		$1,173,849	0.81%	3.08%	38%
—	(b)	9.46		13.49		222,202	0.80	3.72	34
—	(b)	8.66	(i)	(32.70	)(i)	325,300	0.77 *	4.91 *	43

$—		$12.09		31.89%		$2,390,240	0.71%	3.13%	38%
—	(b)	9.46		13.63		1,797,484	0.70	3.85	34
—	(b)	8.67	(c)(j)	(34.42	)(c)(j)	1,699,111	0.67	4.37	43
—	(b)	14.74		(13.48)		1,802,701	0.67	2.86	49
—	(b)	18.51		24.20		1,693,928	0.67	2.62	29

$—		$12.14		31.67%		$1,132,586	0.96%	2.87%	38%
—	(b)	9.49		13.34		947,218	0.95	3.62	34
—	(b)	8.69	(c)(k)	(34.62	)(c)(k)	756,172	0.92	4.13	43
—	(b)	14.78		(13.67)		745,713	0.92	2.68	49
—	(b)	18.55		23.91		408,959	0.91	2.33	29

(h)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.60%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.48 and (35.45)%, respectively.

(i)	Capital contribution from Affiliate increased the end of period net asset value by $0.07 per share and the total return by 0.54%. If the Affiliate had not made these payments, end of period net asset value and total return would have been $8.59 and (33.24)%, respectively.

(j)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.60%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.59 and (35.02)%, respectively.

(k)	Capital contribution from Affiliate increased the end of year net asset value by $0.08 per share and the total return by 0.60%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $8.61 and (35.22)%, respectively.

(l)	Redemption fees were eliminated effective May 1, 2009.

(m)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.

See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 85

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value	Net	and Change in	Total from	from Net	from Net	Total
For a Share Outstanding for the	Beginning of	Investment	Unrealized Gain	Investment	Investment	Realized	Dividends and
Period ended:	Period	Income (a)	(Loss) (a)	Operations	Income	Capital Gains	Distributions

NFJ Large-Cap Value:
Class A
6/30/2011	$11.62	$0.28	$3.03	$3.31	$(0.29)	$—	$(0.29)
6/30/2010	10.46	0.27	1.15	1.42	(0.26)	—	(0.26)
6/30/2009	16.69	0.30	(6.25)	(5.95)	(0.28)	—	(0.28)
6/30/2008	20.69	0.35	(3.73)	(3.38)	(0.33)	(0.29)	(0.62)
6/30/2007	17.69	0.32	3.36	3.68	(0.27)	(0.41)	(0.68)
Class B
6/30/2011	$11.60	$0.17	$3.04	$3.21	$(0.16)	$—	$(0.16)
6/30/2010	10.41	0.18	1.13	1.31	(0.12)	—	(0.12)
6/30/2009	16.62	0.21	(6.23)	(6.02)	(0.19)	—	(0.19)
6/30/2008	20.56	0.21	(3.72)	(3.51)	(0.14)	(0.29)	(0.43)
6/30/2007	17.56	0.16	3.36	3.52	(0.11)	(0.41)	(0.52)
Class C
6/30/2011	$11.59	$0.18	$3.02	$3.20	$(0.18)	$—	$(0.18)
6/30/2010	10.41	0.18	1.13	1.31	(0.13)	—	(0.13)
6/30/2009	16.62	0.21	(6.23)	(6.02)	(0.19)	—	(0.19)
6/30/2008	20.56	0.21	(3.71)	(3.50)	(0.15)	(0.29)	(0.44)
6/30/2007	17.58	0.16	3.35	3.51	(0.12)	(0.41)	(0.53)
Class D
6/30/2011	$11.59	$0.28	$3.02	$3.30	$(0.29)	$—	$(0.29)
6/30/2010	10.47	0.28	1.14	1.42	(0.30)	—	(0.30)
6/30/2009	16.71	0.30	(6.26)	(5.96)	(0.28)	—	(0.28)
6/30/2008	20.72	0.36	(3.75)	(3.39)	(0.33)	(0.29)	(0.62)
6/30/2007	17.73	0.32	3.37	3.69	(0.29)	(0.41)	(0.70)
Class R
6/30/2011	$11.67	$0.25	$3.04	$3.29	$(0.25)	$—	$(0.25)
6/30/2010	10.48	0.24	1.16	1.40	(0.21)	—	(0.21)
6/30/2009	16.72	0.26	(6.26)	(6.00)	(0.24)	—	(0.24)
6/30/2008	20.77	0.30	(3.74)	(3.44)	(0.32)	(0.29)	(0.61)
6/30/2007	17.79	0.29	3.36	3.65	(0.26)	(0.41)	(0.67)
Class P
6/30/2011	$11.79	$0.32	$3.07	$3.39	$(0.32)	$—	$(0.32)
6/30/2010	10.63	0.31	1.16	1.47	(0.31)	—	(0.31)
7/7/2008† - 6/30/2009	16.21	0.27	(5.62)	(5.35)	(0.23)	—	(0.23)
Institutional Class
6/30/2011	$11.65	$0.33	$3.04	$3.37	$(0.34)	$—	$(0.34)
6/30/2010	10.51	0.32	1.16	1.48	(0.34)	—	(0.34)
6/30/2009	16.77	0.35	(6.29)	(5.94)	(0.32)	—	(0.32)
6/30/2008	20.81	0.43	(3.76)	(3.33)	(0.42)	(0.29)	(0.71)
6/30/2007	17.79	0.40	3.37	3.77	(0.34)	(0.41)	(0.75)
Administrative Class
6/30/2011	$11.67	$0.30	$3.04	$3.34	$(0.30)	$—	$(0.30)
6/30/2010	10.50	0.28	1.15	1.43	(0.26)	—	(0.26)
6/30/2009	16.75	0.31	(6.27)	(5.96)	(0.29)	—	(0.29)
6/30/2008	20.80	0.36	(3.75)	(3.39)	(0.37)	(0.29)	(0.66)
9/15/2006† - 6/30/2007	18.21	0.27	3.05	3.32	(0.32)	(0.41)	(0.73)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.
86 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of Net
					Ratio of	Investment
Fund		Net Asset			Expenses to	Income	Portfolio
Redemption		Value End		Net Assets End	Average	to Average	Turnover
Fees (a)(c)		of Period	Total Return (d)	of Period (000s)	Net Assets	Net Assets	Rate

$—		$14.64	28.69%	$208,662	1.11%	2.07%	19%
—	(b)	11.62	13.37	220,368	1.11	2.23	26
—	(b)	10.46	(35.79)	282,001	1.12	2.58	52
—	(b)	16.69	(16.65)	363,486	1.10	1.88	39
—	(b)	20.69	21.09	211,263	1.12	1.63	26

$—		$14.65	27.81%	$30,370	1.86%	1.30%	19%
—	(b)	11.60	12.50	50,717	1.86	1.47	26
—	(b)	10.41	(36.27)	78,213	1.86	1.94	52
—	(b)	16.62	(17.31)	34,073	1.85	1.09	39
—	(b)	20.56	20.16	42,013	1.87	0.84	26

$—		$14.61	27.74%	$125,271	1.86%	1.31%	19%
—	(b)	11.59	12.48	120,375	1.86	1.48	26
—	(b)	10.41	(36.28)	145,216	1.86	1.87	52
—	(b)	16.62	(17.26)	126,016	1.85	1.12	39
—	(b)	20.56	20.17	95,578	1.87	0.86	26

$—		$14.60	28.72%	$682,474	1.11%	2.07%	19%
—	(b)	11.59	13.34	481,535	1.11	2.26	26
—	(b)	10.47	(35.76)	244,284	1.11	2.67	52
—	(b)	16.71	(16.68)	129,506	1.10	1.89	39
—	(b)	20.72	21.08	71,678	1.11	1.64	26

$—		$14.71	28.41%	$11,483	1.36%	1.81%	19%
—	(b)	11.67	13.17	10,627	1.36	1.99	26
—	(b)	10.48	(35.97)	12,707	1.36	2.23	52
—	(b)	16.72	(16.88)	20,901	1.34	1.64	39
—	(b)	20.77	20.76	1,694	1.36	1.43	26

$—		$14.86	29.03%	$8,437	0.86%	2.32%	19%
—	(b)	11.79	13.66	9,334	0.84	2.49	26
—	(b)	10.63	(33.25)	16,652	0.79 *	2.52 *	52

$—		$14.68	29.18%	$174,202	0.76%	2.41%	19%
—	(b)	11.65	13.86	185,043	0.74	2.60	26
—	(b)	10.51	(35.55)	220,835	0.71	2.97	52
—	(b)	16.77	(16.35)	349,924	0.70	2.30	39
—	(b)	20.81	21.52	161,445	0.72	2.01	26

$—		$14.71	28.88%	$19,590	1.01%	2.16%	19%
—	(b)	11.67	13.46	13,382	0.98	2.33	26
—	(b)	10.50	(35.68)	27,903	0.97	2.80	52
—	(b)	16.75	(16.66)	16,623	0.95	1.96	39
—	(b)	20.80	18.52	77	0.97 *	1.73 *	26

(c)	Redemption fees were eliminated effective May 1, 2009.

(d)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 87

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value		and Change	Total from	from Net	from Net	Total
For a Share Outstanding for the	Beginning	Net Investment	in Unrealized	Investment	Investment	Realized Capital	Dividends and
Period ended:	of Period	Income (a)	Gain (Loss) (a)	Operations	Income	Gains	Distributions

NFJ Mid-Cap Value:
Class A
6/30/2011	$10.70	$0.25	$2.79	$3.04	$(0.27)	$—	$(0.27)
6/30/2010	8.40	0.27	2.30	2.57	(0.27)	—	(0.27)
6/30/2009	13.49	0.32	(4.78)	(4.46)	(0.32)	(0.31)	(0.63)
6/30/2008	17.49	0.28	(3.36)	(3.08)	(0.29)	(0.63)	(0.92)
8/22/2006† - 6/30/2007	15.00	0.51	2.33	2.84	(0.34)	(0.01)	(0.35)
Class C
6/30/2011	$10.71	$0.16	$2.78	$2.94	$(0.18)	$—	$(0.18)
6/30/2010	8.36	0.18	2.30	2.48	(0.13)	—	(0.13)
6/30/2009	13.43	0.25	(4.76)	(4.51)	(0.25)	(0.31)	(0.56)
6/30/2008	17.42	0.18	(3.36)	(3.18)	(0.18)	(0.63)	(0.81)
8/22/2006† - 6/30/2007	15.00	0.33	2.39	2.72	(0.29)	(0.01)	(0.30)
Class D
6/30/2011	$10.66	$0.28	$2.75	$3.03	$(0.26)	$—	$(0.26)
6/30/2010	8.35	0.26	2.31	2.57	(0.26)	—	(0.26)
6/30/2009	13.43	0.32	(4.76)	(4.44)	(0.33)	(0.31)	(0.64)
6/30/2008	17.46	0.30	(3.36)	(3.06)	(0.34)	(0.63)	(0.97)
8/22/2006† - 6/30/2007	15.00	0.29	2.54	2.83	(0.36)	(0.01)	(0.37)
Class P
6/30/2011	$10.69	$0.28	$2.79	$3.07	$(0.31)	$—	$(0.31)
6/30/2010	8.41	0.30	2.30	2.60	(0.32)	—	(0.32)
7/7/2008† - 6/30/2009	13.10	0.51	(4.54)	(4.03)	(0.35)	(0.31)	(0.66)
Institutional Class
6/30/2011	$10.72	$0.29	$2.81	$3.10	$(0.33)	$—	$(0.33)
6/30/2010	8.41	0.28	2.34	2.62	(0.31)	—	(0.31)
6/30/2009	13.51	0.36	(4.80)	(4.44)	(0.35)	(0.31)	(0.66)
6/30/2008	17.52	0.33	(3.35)	(3.02)	(0.36)	(0.63)	(0.99)
8/22/2006† - 6/30/2007	15.00	0.57	2.32	2.89	(0.36)	(0.01)	(0.37)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	If the Investment Manager did not reimburse expenses, the ratio of expenses to average net assets would have been 2.47%.

(d)	If the Investment Manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.53%.

(e)	Redemption fees were eliminated effective May 1, 2009.

(f)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
88 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of
					Ratio of		Investment
Fund		Net Asset			Expenses to		Net Income
Redemption		Value End		Net Assets End	Average Net		to Average		Portfolio
Fees (a)(e)		of Period	Total Return (f)	of Period (000s)	Assets		Net Assets		Turnover Rate

$—		$13.47	28.69%	$8,345	1.27%		2.03%		49%
—		10.70	30.43	6,800	1.27		2.51		52
—	(b)	8.40	(32.84)	3,809	1.27		3.45		68
—	(b)	13.49	(18.09)	5,980	1.28		1.85		70
—		17.49	19.08	8,588	1.25	*	3.53	*	33

$—		$13.47	27.56%	$3,097	2.02%		1.28%		49%
—		10.71	29.61	2,647	2.02		1.68		52
—	(b)	8.36	(33.34)	2,299	2.02		2.64		68
—	(b)	13.43	(18.74)	3,816	2.03		1.21		70
—		17.42	18.29	3,028	2.00	*	2.31	*	33

$—		$13.43	28.67%	$216	1.26%		2.23%		49%
—		10.66	30.61	212	1.27		2.43		52
—	(b)	8.35	(32.87)	207	1.27		3.50		68
—	(b)	13.43	(18.08)	205	1.28		1.97		70
—	(b)	17.46	19.05	152	1.26	*(c)	2.03	*	34

$—		$13.45	28.99%	$582	1.02%		2.25%		49%
—		10.69	30.82	440	1.01		2.76		52
—	(b)	8.41	(30.53)	232	0.95	*	5.83	*	68

$—		$13.49	29.16%	$247	0.92%		2.28%		49%
—		10.72	31.02	121	0.90		2.72		52
—	(b)	8.41	(32.65)	456	0.87		3.76		68
—	(b)	13.51	(17.79)	1,653	0.88		2.07		70
—	(b)	17.52	19.48	4,940	0.86	*(d)	4.01	*	34
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 89

Financial Highlights (Cont.)

				Net Realized			Distributions
	Net Asset Value			and Change in	Total from	Dividends from	from	Total
For a Share Outstanding for	Beginning	Net Investment		Unrealized Gain	Investment	Net Investment	Net Realized	Dividends and
the Period ended:	of Period	Income (Loss) (a)		(Loss) (a)	Operations	Income	Capital Gains	Distributions

NFJ Renaissance:
Class A
6/30/2011	$13.49	$0.21		$4.24	$4.45	$(0.21)	$—	$(0.21)
6/30/2010	11.22	0.27		2.20	2.47	(0.20)	—	(0.20)
6/30/2009	15.92	0.17		(4.68)	(4.51)	(0.19)	— (b)	(0.19)
6/30/2008	22.53	0.15		(2.56)	(2.41)	(0.04)	(4.16)	(4.20)
6/30/2007	21.58	0.07		4.04	4.11	—	(3.16)	(3.16)
Class B
6/30/2011	$11.78	$0.07		$3.72	$3.79	$(0.02)	$—	$(0.02)
6/30/2010	9.83	0.15		1.92	2.07	(0.12)	—	(0.12)
6/30/2009	13.85	0.07		(4.05)	(3.98)	(0.04)	— (b)	(0.04)
6/30/2008	20.25	—	(c)	(2.24)	(2.24)	— (b)	(4.16)	(4.16)
6/30/2007	19.83	(0.08)		3.66	3.58	—	(3.16)	(3.16)
Class C
6/30/2011	$11.58	$0.07		$3.65	$3.72	$(0.11)	$—	$(0.11)
6/30/2010	9.67	0.14		1.89	2.03	(0.12)	—	(0.12)
6/30/2009	13.69	0.07		(4.01)	(3.94)	(0.08)	— (b)	(0.08)
6/30/2008	20.06	—	(c)	(2.21)	(2.21)	— (b)	(4.16)	(4.16)
6/30/2007	19.67	(0.08)		3.63	3.55	—	(3.16)	(3.16)
Class D
6/30/2011	$13.60	$0.22		$4.27	$4.49	$(0.23)	$—	$(0.23)
6/30/2010	11.30	0.27		2.22	2.49	(0.19)	—	(0.19)
6/30/2009	15.99	0.17		(4.70)	(4.53)	(0.16)	— (b)	(0.16)
6/30/2008	22.61	0.15		(2.57)	(2.42)	(0.04)	(4.16)	(4.20)
6/30/2007	21.65	0.07		4.05	4.12	—	(3.16)	(3.16)
Class R
6/30/2011	$12.00	$0.15		$3.77	$3.92	$(0.17)	$—	$(0.17)
6/30/2010	10.00	0.21		1.96	2.17	(0.17)	—	(0.17)
6/30/2009	14.21	0.13		(4.18)	(4.05)	(0.16)	— (b)	(0.16)
6/30/2008	20.60	0.09		(2.29)	(2.20)	(0.03)	(4.16)	(4.19)
6/30/2007	20.02	0.01		3.73	3.74	—	(3.16)	(3.16)
Class P
2/28/2011† - 6/30/2011	$14.98	$0.08		$0.17	$0.25	$—	$—	$—
Institutional Class
6/30/2011	$14.19	$0.28		$4.47	$4.75	$(0.22)	$—	$(0.22)
6/30/2010	11.78	0.34		2.30	2.64	(0.23)	—	(0.23)
6/30/2009	16.72	0.22		(4.91)	(4.69)	(0.25)	— (b)	(0.25)
6/30/2008	23.35	0.24		(2.68)	(2.44)	(0.03)	(4.16)	(4.19)
6/30/2007	22.19	0.16		4.16	4.32	—	(3.16)	(3.16)
Administrative Class
6/30/2011	$13.82	$0.23		$4.35	$4.58	$(0.21)	$—	$(0.21)
6/30/2010	11.50	0.30		2.24	2.54	(0.22)	—	(0.22)
6/30/2009	16.23	0.20		(4.78)	(4.58)	(0.15)	— (b)	(0.15)
6/30/2008	22.89	0.18		(2.61)	(2.43)	(0.07)	(4.16)	(4.23)
6/30/2007	21.86	0.11		4.08	4.19	—	(3.16)	(3.16)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Effective January 1, 2007, the advisory fee was reduced by 0.05%, in addition effective October 1, 2007 the advisory fee was reduced by an additional 0.05%.

(e)	Capital Contribution from Affiliate increased the end of year net asset value by $0.20 and total return by 1.28%. If the Affiliate had not made payments, end of year net asset value and total return would have been $11.02 and (29.50)%, respectively.

(f)	Capital Contribution from Affiliate increased the end of year net asset value by $0.18 and total return by 1.31%. If the Affiliate had not made payments, end of year net asset value and total return would have been $9.65 and (30.03)%, respectively.

(g)	Capital Contribution from Affiliate increased the end of year net asset value by $0.17 and total return by 1.25%. If the Affiliate had not made payments, end of year net asset value and total return would have been $9.50 and (29.99)%, respectively.
90 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of		Ratio of
							Expenses to		Expenses to		Ratio of
							Average Net		Average Net		Net Investment
Fund		Net Asset				Net Assets	Assets with		Assets without		Income (Loss)
Redemption		Value				End of Period	Fee Waiver/		Fee Waiver/		to Average	Portfolio
Fees (a)(l)		End of Period		Total Return (m)		(000s)	Reimbursement		Reimbursement		Net Assets	Turnover Rate

$—		$17.73		33.15%		$467,858	1.26%		1.26%		1.27%	55%
—	(c)	13.49		21.95		399,876	1.26		1.26		1.99	24
—	(c)	11.22	(e)	(28.22	)(e)	324,938	1.21		1.22		1.46	201
—	(c)	15.92		(12.94)		536,274	1.19	(d)	1.19	(d)	0.78	82
—	(c)	22.53		20.30		757,708	1.23	(d)	1.23	(d)	0.32	112

$—		$15.55		32.19%		$53,608	2.01%		2.01%		0.52%	55%
—	(c)	11.78		21.01		67,547	2.01		2.01		1.28	24
—	(c)	9.83	(f)	(28.72	)(f)	137,480	1.96		1.97		0.69	201
—	(c)	13.85		(13.60)		328,870	1.94	(d)	1.94	(d)	0.01	82
—	(c)	20.25		19.34		581,822	1.98	(d)	1.98	(d)	(0.43)	112

$—		$15.19		32.19%		$232,335	2.01%		2.01%		0.52%	55%
—	(c)	11.58		21.02		209,921	2.01		2.01		1.25	24
—	(c)	9.67	(g)	(28.74	)(g)	207,823	1.96		1.97		0.71	201
—	(c)	13.69		(13.62)		389,634	1.94	(d)	1.94	(d)	0.02	82
—	(c)	20.06		19.40		621,339	1.98	(d)	1.98	(d)	(0.43)	112

$—		$17.86		33.15%		$38,286	1.26%		1.26%		1.29%	55%
—	(c)	13.60		22.01		7,821	1.26		1.26		2.01	24
—	(c)	11.30	(h)	(28.22	)(h)	9,093	1.21		1.22		1.46	201
—	(c)	15.99		(12.97)		19,396	1.19	(d)	1.19	(d)	0.77	82
—	(c)	22.61		20.32		33,563	1.23	(d)	1.23	(d)	0.33	112

$—		$15.75		32.82%		$15,530	1.51%		1.51%		1.02%	55%
—	(c)	12.00		21.73		13,304	1.51		1.51		1.75	24
—	(c)	10.00	(i)	(28.41	)(i)	14,099	1.46		1.47		1.21	201
—	(c)	14.21		(13.19)		25,561	1.44	(d)	1.44	(d)	0.54	82
—	(c)	20.60		20.06		33,816	1.48	(d)	1.48	(d)	0.07	112

$—		$15.23		1.67%		$75	1.00	%*	1.00	%*	1.63%*	55%

$—		$18.72		33.61%		$24,763	0.91%		0.91%		1.64%	55%
—	(c)	14.19		22.40		16,402	0.90		0.90		2.39	24
—	(c)	11.78	(j)	(27.90	)(j)	22,898	0.81		0.82		1.86	201
—	(c)	16.72		(12.60)		27,970	0.79	(d)	0.79	(d)	1.16	82
—	(c)	23.35		20.77		57,350	0.83	(d)	0.83	(d)	0.73	112

$—		$18.19		33.28%		$6,683	1.16%		1.16%		1.39%	55%
—	(c)	13.82		22.10		7,726	1.15		1.15		2.17	24
—	(c)	11.50	(k)	(28.12	)(k)	9,800	1.06		1.07		1.57	201
—	(c)	16.23		(12.83)		40,749	1.04	(d)	1.04	(d)	0.89	82
—	(c)	22.89		20.46		80,521	1.08	(d)	1.08	(d)	0.48	112

(h)	Capital Contribution from Affiliate increased the end of year net asset value by $0.20 and total return by 1.27%. If the Affiliate had not made payments, end of year net asset value and total return would have been $11.10 and (29.49)%, respectively.

(i)	Capital Contribution from Affiliate increased the end of year net asset value by $0.18 and total return by 1.28%. If the Affiliate had not made payments, end of year net asset value and total return would have been $9.82 and (29.69)%, respectively.

(j)	Capital Contribution from Affiliate increased the end of year net asset value by $0.20 and total return by 1.23%. If the Affiliate had not made payments, end of year net asset value and total return would have been $11.58 and (29.13)%, respectively.

(k)	Capital Contribution from Affiliate increased the end of year net asset value by $0.22 and total return by 1.37%. If the Affiliate had not made payments, end of year net asset value and total return would have been $11.28 and (29.49)%, respectively.

(l)	Redemption fees were eliminated May 1, 2009.

(m)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 91

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value		and Change	Total from	from Net	from Net	Total
For a Share Outstanding for	Beginning	Net Investment	in Unrealized	Investment	Investment	Realized	Dividends and
the Period ended:	of Period	Income (a)	Gain (Loss) (a)	Operations	Income	Capital Gains	Distributions

NFJ Small-Cap Value:
Class A
6/30/2011	$23.52	$0.32	$7.25	$7.57	$(0.42)	$—	$(0.42)
6/30/2010	19.25	0.45	4.26	4.71	(0.44)	—	(0.44)
6/30/2009	28.92	0.45	(7.59)	(7.14)	(0.34)	(2.19)	(2.53)
6/30/2008	34.77	0.42	(2.75)	(2.33)	(0.53)	(2.99)	(3.52)
6/30/2007	31.47	0.78	5.59	6.37	(0.55)	(2.52)	(3.07)
Class B
6/30/2011	$22.59	$0.14	$6.94	$7.08	$(0.07)	$—	$(0.07)
6/30/2010	18.50	0.27	4.09	4.36	(0.27)	—	(0.27)
6/30/2009	27.78	0.30	(7.31)	(7.01)	(0.08)	(2.19)	(2.27)
6/30/2008	33.52	0.18	(2.65)	(2.47)	(0.28)	(2.99)	(3.27)
6/30/2007	30.46	0.51	5.40	5.91	(0.33)	(2.52)	(2.85)
Class C
6/30/2011	$22.50	$0.11	$6.93	$7.04	$(0.22)	$—	$(0.22)
6/30/2010	18.44	0.27	4.08	4.35	(0.29)	—	(0.29)
6/30/2009	27.81	0.29	(7.32)	(7.03)	(0.15)	(2.19)	(2.34)
6/30/2008	33.56	0.18	(2.65)	(2.47)	(0.29)	(2.99)	(3.28)
6/30/2007	30.49	0.51	5.41	5.92	(0.33)	(2.52)	(2.85)
Class D
6/30/2011	$24.06	$0.33	$7.43	$7.76	$(0.40)	$—	$(0.40)
6/30/2010	19.68	0.47	4.34	4.81	(0.43)	—	(0.43)
6/30/2009	29.61	0.42	(7.74)	(7.32)	(0.42)	(2.19)	(2.61)
6/30/2008	35.49	0.43	(2.81)	(2.38)	(0.51)	(2.99)	(3.50)
6/30/2007	32.07	0.79	5.70	6.49	(0.55)	(2.52)	(3.07)
Class R
6/30/2011	$24.07	$0.26	$7.42	$7.68	$(0.35)	$—	$(0.35)
6/30/2010	19.57	0.40	4.33	4.73	(0.23)	—	(0.23)
6/30/2009	29.37	0.40	(7.71)	(7.31)	(0.30)	(2.19)	(2.49)
6/30/2008	35.15	0.36	(2.80)	(2.44)	(0.35)	(2.99)	(3.34)
6/30/2007	31.80	0.72	5.63	6.35	(0.48)	(2.52)	(3.00)
Class P
6/30/2011	$24.54	$0.39	$7.59	$7.98	$(0.46)	$—	$(0.46)
6/30/2010	20.08	0.54	4.44	4.98	(0.52)	—	(0.52)
7/7/2008† - 6/30/2009	28.58	0.43	(6.30)	(5.87)	(0.44)	(2.19)	(2.63)
Institutional Class
6/30/2011	$24.63	$0.45	$7.60	$8.05	$(0.51)	$—	$(0.51)
6/30/2010	20.13	0.57	4.45	5.02	(0.52)	—	(0.52)
6/30/2009	30.08	0.55	(7.89)	(7.34)	(0.42)	(2.19)	(2.61)
6/30/2008	35.97	0.57	(2.86)	(2.29)	(0.61)	(2.99)	(3.60)
6/30/2007	32.44	0.95	5.75	6.70	(0.65)	(2.52)	(3.17)
Administrative Class
6/30/2011	$23.50	$0.36	$7.25	$7.61	$(0.46)	$—	$(0.46)
6/30/2010	19.24	0.49	4.25	4.74	(0.48)	—	(0.48)
6/30/2009	28.91	0.49	(7.61)	(7.12)	(0.36)	(2.19)	(2.55)
6/30/2008	34.83	0.47	(2.75)	(2.28)	(0.65)	(2.99)	(3.64)
6/30/2007	31.52	0.83	5.59	6.42	(0.59)	(2.52)	(3.11)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	Capital contribution from Affiliate increased the end of year net asset value by $0.24 per share and the total return by 0.94%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.01 and (24.89)%, respectively.

(d)	Capital contribution from Affiliate increased the end of year net asset value by $0.24 per share and the total return by 0.98%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $18.26 and (25.51)%, respectively.

(e)	Capital contribution from Affiliate increased the end of year net asset value by $0.24 per share and the total return by 0.98%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $18.20 and (25.54)%, respectively.

(f)	Capital contribution from Affiliate increased the end of year net asset value by $0.23 per share and the total return by 0.89%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.45 and (24.84)%, respectively.
92 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of	Ratio of
							Expenses to	Expenses to	Ratio of Net
							Average Net	Average Net	Investment
Fund		Net Asset				Net Assets	Assets with	Assets without	Income
Redemption		Value End of				End of Period	Fee Waiver/	Fee Waiver/	to Average	Portfolio
Fees (a)(k)		Period		Total Return (l)		(000s)	Reimbursement	Reimbursement	Net Assets	Turnover Rate

$—		$30.67		32.33%		$2,560,148	1.18%	1.18%	1.14%	26%
—	(b)	23.52		24.53		2,048,233	1.20	1.20	1.94	21
—	(b)	19.25	(c)	(23.95	)(c)	1,808,029	1.22	1.23	2.20	33
—	(b)	28.92		(7.01)		1,690,712	1.22	1.22	1.35	33
—	(b)	34.77		21.25		1,961,925	1.22	1.22	2.38	27

$—		$29.60		31.36%		$38,545	1.93%	1.93%	0.54%	26%
—	(b)	22.59		23.59		78,482	1.95	1.95	1.22	21
—	(b)	18.50	(d)	(24.53	)(d)	105,915	1.97	1.98	1.45	33
—	(b)	27.78		(7.71)		199,797	1.97	1.97	0.59	33
—	(b)	33.52		20.37		288,895	1.97	1.97	1.62	27

$—		$29.32		31.36%		$410,818	1.93%	1.93%	0.42%	26%
—	(b)	22.50		23.63		378,443	1.95	1.95	1.20	21
—	(b)	18.44	(e)	(24.56	)(e)	370,755	1.97	1.98	1.45	33
—	(b)	27.81		(7.66)		475,710	1.97	1.97	0.60	33
—	(b)	33.56		20.32		592,171	1.97	1.97	1.62	27

$—		$31.42		32.33%		$150,210	1.18%	1.18%	1.16%	26%
—	(b)	24.06		24.57		131,235	1.20	1.20	2.00	21
—	(b)	19.68	(f)	(23.95	)(f)	196,748	1.21	1.22	2.18	33
—	(b)	29.61		(7.01)		17,879	1.22	1.22	1.34	33
—	(b)	35.49		21.24		5,368	1.22	1.22	2.38	27

$—		$31.40		32.05%		$175,290	1.43%	1.43%	0.89%	26%
—	(b)	24.07		24.23		137,095	1.45	1.45	1.69	21
—	(b)	19.57	(g)	(24.15	)(g)	95,431	1.47	1.47	1.93	33
—	(b)	29.37		(7.23)		51,498	1.47	1.47	1.11	33
—	(b)	35.15		20.93		76,297	1.47	1.47	2.17	27

$—		$32.06		32.64%		$82,009	0.93%	0.93%	1.32%	26%
—	(b)	24.54		24.94		52,661	0.94	0.94	2.24	21
—	(b)	20.08	(h)	(19.76	)(h)	66,639	0.90 *	0.90 *	2.22 *	33

$—		$32.17		32.88%		$2,876,467	0.78%	0.83%	1.53%	26%
—	(b)	24.63		25.03		2,090,160	0.80	0.83	2.34	21
—	(b)	20.13	(i)	(23.64	)(i)	1,780,607	0.82	0.83	2.60	33
—	(b)	30.08		(6.63)		1,198,175	0.82	0.82	1.75	33
—	(b)	35.97		21.71		962,528	0.82	0.82	2.82	27

$—		$30.65		32.54%		$1,577,240	1.03%	1.08%	1.27%	26%
—	(b)	23.50		24.75		1,069,772	1.05	1.08	2.09	21
—	(b)	19.24	(j)	(23.85	)(j)	776,986	1.07	1.08	2.36	33
—	(b)	28.91		(6.84)		666,419	1.07	1.07	1.50	33
—	(b)	34.83		21.44		903,752	1.07	1.07	2.55	27

(g)	Capital contribution from Affiliate increased the end of year net asset value by $0.24 per share and the total return by 0.93%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.33 and (25.08)%, respectively.

(h)	Capital contribution from Affiliate increased the end of period net asset value by $0.23 per share and the total return by 0.92%. If the Affiliate had not made these payments, end of period net asset value and total return would have been $19.85 and (20.68)%, respectively.

(i)	Capital contribution from Affiliate increased the end of year net asset value by $0.25 per share and the total return by 0.95%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.88 and (24.59)%, respectively.

(j)	Capital contribution from Affiliate increased the end of year net asset value by $0.24 per share and the total return by 0.95%. If the Affiliate had not made these payments, end of year net asset value and total return would have been $19.00 and (24.80)%, respectively.

(k)	Redemption fees were eliminated effective May 1, 2009.

(l)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 93

Financial Highlights (Cont.)

			Net Realized		Dividends	Distributions
	Net Asset Value	Net	and Change	Total from	from Net	from Net	Total
For a Share Outstanding for the	Beginning	Investment	in Unrealized	Investment	Investment	Realized Capital	Dividends and
Period ended:	of Period	Income (Loss) (a)	Gain (Loss) (a)	Operations	Income	Gains	Distributions

RCM Large-Cap Growth:
Class A
6/30/2011	$10.83	$— (c)	$3.12	$3.12	$(0.01)	$—	$(0.01)
6/30/2010	10.07	— (c)	0.80	0.80	(0.04)	—	(0.04)
6/30/2009	12.94	0.04	(2.66)	(2.62)	(0.03)	(0.22)	(0.25)
6/30/2008	15.04	0.02	(0.89)	(0.87)	(0.03)	(1.20)	(1.23)
6/30/2007	13.67	0.02	2.13	2.15	(0.04)	(0.74)	(0.78)
Class B
6/30/2011	$10.29	$(0.09)	$2.95	$2.86	$— (b)	$—	$— (b)
6/30/2010	9.61	(0.08)	0.76	0.68	— (b)	—	— (b)
6/30/2009	12.41	(0.03)	(2.55)	(2.58)	—	(0.22)	(0.22)
6/30/2008	14.55	(0.08)	(0.86)	(0.94)	—	(1.20)	(1.20)
6/30/2007	13.30	(0.09)	2.08	1.99	—	(0.74)	(0.74)
Class C
6/30/2011	$10.31	$(0.09)	$2.96	$2.87	$— (b)	$—	$— (b)
6/30/2010	9.63	(0.08)	0.76	0.68	— (b)	—	— (b)
6/30/2009	12.44	(0.03)	(2.56)	(2.59)	—	(0.22)	(0.22)
6/30/2008	14.57	(0.08)	(0.85)	(0.93)	—	(1.20)	(1.20)
6/30/2007	13.33	(0.09)	2.07	1.98	—	(0.74)	(0.74)
Class D
6/30/2011	$10.83	$— (c)	$3.11	$3.11	$— (b)	$—	$— (b)
6/30/2010	10.06	— (c)	0.81	0.81	(0.04)	—	(0.04)
6/30/2009	12.92	0.04	(2.66)	(2.62)	(0.02)	(0.22)	(0.24)
6/30/2008	15.03	0.02	(0.90)	(0.88)	(0.03)	(1.20)	(1.23)
6/30/2007	13.61	0.02	2.14	2.16	—	(0.74)	(0.74)
Class R
6/30/2011	$10.82	$(0.04)	$3.11	$3.07	$— (b)	$—	$— (b)
6/30/2010	10.05	(0.03)	0.81	0.78	(0.01)	—	(0.01)
6/30/2009	12.91	0.02	(2.66)	(2.64)	—	(0.22)	(0.22)
6/30/2008	15.03	(0.01)	(0.91)	(0.92)	—	(1.20)	(1.20)
6/30/2007	13.64	(0.02)	2.15	2.13	—	(0.74)	(0.74)
Class P
6/30/2011	$11.00	$0.03	$3.18	$3.21	$(0.04)	$—	$(0.04)
6/30/2010	10.23	0.03	0.81	0.84	(0.07)	—	(0.07)
7/7/2008† - 6/30/2009	12.92	0.08	(2.46)	(2.38)	(0.09)	(0.22)	(0.31)
Institutional Class
6/30/2011	$11.04	$0.05	$3.18	$3.23	$(0.04)	$—	$(0.04)
6/30/2010	10.25	0.05	0.81	0.86	(0.07)	—	(0.07)
6/30/2009	13.18	0.08	(2.72)	(2.64)	(0.07)	(0.22)	(0.29)
6/30/2008	15.29	0.08	(0.91)	(0.83)	(0.08)	(1.20)	(1.28)
6/30/2007	13.83	0.07	2.17	2.24	(0.04)	(0.74)	(0.78)
Administrative Class
6/30/2011	$10.92	$0.01	$3.15	$3.16	$(0.03)	$—	$(0.03)
6/30/2010	10.15	0.02	0.81	0.83	(0.06)	—	(0.06)
6/30/2009	13.05	0.06	(2.69)	(2.63)	(0.05)	(0.22)	(0.27)
6/30/2008	15.22	0.04	(0.90)	(0.86)	(0.11)	(1.20)	(1.31)
6/30/2007	13.77	0.04	2.17	2.21	(0.02)	(0.74)	(0.76)

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Payments from Affiliates increased the end of year net asset value per share and total return by less than $0.01 and 0.01%, respectively.

(e)	Less than 0.005%.
94 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of	Ratio of Net
Fund		Net Asset			Net Assets	Expenses to	Income (Loss)
Redemption		Value End			End of Period	Average Net	to Average		Portfolio
Fees (a)(f)		of Period		Total Return (g)	(000s)	Assets	Net Assets		Turnover Rate

$—		$13.94		28.78%	$63,840	1.11%	0.01%		69%
—	(c)	10.83	(d)	7.90 (d)	49,858	1.11	0.03		45
—	(c)	10.07		(19.87)	38,641	1.12	0.40		61
—	(c)	12.94		(6.81)	48,172	1.11	0.16		69
—	(c)	15.04		16.06	51,136	1.11	0.11		54

$—		$13.15		27.79%	$3,114	1.86%	(0.76)%		69%
—	(c)	10.29	(d)	7.09 (d)	4,533	1.86	(0.73)		45
—	(c)	9.61		(20.47)	4,714	1.87	(0.36)		61
—	(c)	12.41		(7.52)	8,012	1.86	(0.59)		69
—	(c)	14.55		15.30	10,770	1.86	(0.64)		54

$—		$13.18		27.84%	$9,801	1.86%	(0.74)%		69%
—	(c)	10.31	(d)	7.08 (d)	8,145	1.86	(0.72)		45
—	(c)	9.63		(20.50)	6,151	1.87	(0.35)		61
—	(c)	12.44		(7.44)	8,407	1.86	(0.59)		69
—	(c)	14.57		15.19	10,862	1.86	(0.64)		54

$—		$13.94		28.76%	$35,106	1.11%	—	%(e)	69%
—	(c)	10.83	(d)	7.91 (d)	32,173	1.11	0.03		45
—	(c)	10.06		(19.88)	20,748	1.12	0.39		61
—	(c)	12.92		(6.77)	32,447	1.11	0.16		69
—	(c)	15.03		16.06	42,306	1.11	0.11		54

$—		$13.89		28.37%	$374	1.36%	(0.30)%		69%
—	(c)	10.82	(d)	7.73 (d)	4,376	1.36	(0.23)		45
—	(c)	10.05		(20.13)	3,980	1.37	0.16		61
—	(c)	12.91		(7.06)	4,668	1.36	(0.09)		69
—	(c)	15.03		15.88	4,916	1.36	(0.14)		54

$—		$14.17		29.06%	$2,692	0.86%	0.25%		69%
—	(c)	11.00	(d)	8.28 (d)	2,433	0.85	0.29		45
—	(c)	10.23		(17.98)	2,216	0.81 *	0.84	*	61

$—		$14.23		29.30%	$313,932	0.76%	0.36%		69%
—	(c)	11.04	(d)	8.26 (d)	246,783	0.75	0.39		45
—	(c)	10.25		(19.53)	240,441	0.72	0.80		61
—	(c)	13.18		(6.47)	349,529	0.71	0.56		69
—	(c)	15.29		16.59	348,598	0.71	0.51		54

$—		$14.05		28.92%	$37,017	1.01%	0.11%		69%
—	(c)	10.92	(d)	8.10 (d)	33,725	1.00	0.14		45
—	(c)	10.15		(19.78)	16,555	0.97	0.56		61
—	(c)	13.05		(6.69)	19,559	0.96	0.28		69
—	(c)	15.22		16.37	65,777	0.96	0.26		54

(f)	Redemption fees were eliminated effective May 1, 2009.

(g)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 95

Financial Highlights (Cont.)

			Net Realized		Dividends		Distributions
	Net Asset Value	Net Investment	and Change	Total from	from Net		from	Total
For a Share Outstanding for the	Beginning	Income	in Unrealized	Investment	Investment		Net Realized	Dividends and
Period ended:	of Period	(Loss) (a)	Gain (Loss) (a)	Operations	Income		Capital Gains	Distributions

RCM Mid-Cap:
Class A
6/30/2011	$2.36	$(0.01)	$0.93	$0.92	$—	(b)	$—	$— (b)
6/30/2010	1.95	(0.01)	0.42	0.41	—	(b)	—	— (b)
6/30/2009	2.67	— (b)	(0.71)	(0.71)	—		(0.01)	(0.01)
6/30/2008	2.87	(0.01)	(0.16)	(0.17)	—		(0.03)	(0.03)
6/30/2007	2.89	(0.01)	0.57	0.56	—		(0.58)	(0.58)
Class B
6/30/2011	$2.23	$(0.03)	$0.88	$0.85	$—	(b)	$—	$— (b)
6/30/2010	1.86	(0.03)	0.40	0.37	—	(b)	—	— (b)
6/30/2009	2.56	(0.02)	(0.67)	(0.69)	—		(0.01)	(0.01)
6/30/2008	2.78	(0.03)	(0.16)	(0.19)	—		(0.03)	(0.03)
6/30/2007	2.83	(0.03)	0.56	0.53	—		(0.58)	(0.58)
Class C
6/30/2011	$2.22	$(0.03)	$0.87	$0.84	$—	(b)	$—	$— (b)
6/30/2010	1.85	(0.03)	0.40	0.37	—	(b)	—	— (b)
6/30/2009	2.55	(0.02)	(0.67)	(0.69)	—		(0.01)	(0.01)
6/30/2008	2.77	(0.03)	(0.16)	(0.19)	—		(0.03)	(0.03)
6/30/2007	2.82	(0.03)	0.56	0.53	—		(0.58)	(0.58)
Class D
6/30/2011	$2.39	$(0.01)	$0.95	$0.94	$—	(b)	$—	$— (b)
6/30/2010	1.98	(0.01)	0.42	0.41	—	(b)	—	— (b)
6/30/2009	2.70	— (b)	(0.71)	(0.71)	—		(0.01)	(0.01)
6/30/2008	2.91	(0.01)	(0.17)	(0.18)	—		(0.03)	(0.03)
6/30/2007	2.92	(0.01)	0.58	0.57	—		(0.58)	(0.58)
Class R
6/30/2011	$2.38	$(0.02)	$0.93	$0.91	$—	(b)	$—	$— (b)
6/30/2010	1.97	(0.02)	0.43	0.41	—	(b)	—	— (b)
6/30/2009	2.69	(0.01)	(0.70)	(0.71)	—		(0.01)	(0.01)
6/30/2008	2.91	(0.02)	(0.17)	(0.19)	—		(0.03)	(0.03)
6/30/2007	2.92	(0.02)	0.59	0.57	—		(0.58)	(0.58)
Institutional Class
6/30/2011	$2.51	$— (b)	$0.99	$0.99	$(0.01)		$—	$(0.01)
6/30/2010	2.07	— (b)	0.44	0.44	—	(b)	—	— (b)
6/30/2009	2.81	— (c)	(0.73)	(0.73)	—		(0.01)	(0.01)
6/30/2008	3.01	— (c)	(0.17)	(0.17)	—		(0.03)	(0.03)
6/30/2007	2.99	— (b)	0.60	0.60	—		(0.58)	(0.58)
Administrative Class
6/30/2011	$2.43	$(0.01)	$0.96	$0.95	$(0.01)		$—	$(0.01)
6/30/2010	2.01	(0.01)	0.43	0.42	—	(b)	—	— (b)
6/30/2009	2.74	— (b)	(0.72)	(0.72)	—		(0.01)	(0.01)
6/30/2008	2.94	(0.01)	(0.16)	(0.17)	—		(0.03)	(0.03)
6/30/2007	2.94	(0.01)	0.59	0.58	—		(0.58)	(0.58)

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $(0.01) per share.

(c)	Less than $0.01 per share.

(d)	Payments from Affiliates increased the end of year net asset value per share and total return by less than $0.01 and 0.01%, respectively.

(e)	Redemption fees were eliminated effective May 1, 2009.

(f)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
96 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

							Ratio of	Ratio of
Fund		Net Asset				Net Assets	Expenses to	Net Income
Redemption		Value		Total		End of Period	Average	(Loss) to Average	Portfolio
Fees (a)(e)		End of Period		Return (f)		(000s)	Net Assets	Net Assets	Turnover Rate

$—		$3.28	(d)	39.17	%(d)	$11,498	1.13%	(0.46)%	133%
—		2.36		21.03		5,496	1.14	(0.46)	110
—	(c)	1.95		(26.34)		2,608	1.14	(0.20)	139
—	(c)	2.67		(6.40)		3,146	1.13	(0.35)	107
—	(c)	2.87		21.69		3,640	1.17	(0.49)	102

$—		$3.08	(d)	38.12	%(d)	$2,344	1.88%	(1.19)%	133%
—		2.23		19.90		1,950	1.89	(1.19)	110
—	(c)	1.86		(26.98)		1,260	1.89	(0.96)	139
—	(c)	2.56		(6.97)		1,913	1.89	(1.11)	107
—	(c)	2.78		21.08		2,412	1.92	(1.24)	102

$—		$3.06	(d)	37.84	%(d)	$5,942	1.88%	(1.21)%	133%
—		2.22		20.01		2,964	1.89	(1.19)	110
—	(c)	1.85		(27.09)		2,042	1.88	(0.95)	139
—	(c)	2.55		(6.99)		2,264	1.89	(1.11)	107
—	(c)	2.77		21.17		2,764	1.92	(1.25)	102

$—		$3.33	(d)	39.38	%(d)	$1,807	1.13%	(0.45)%	133%
—		2.39		20.80		1,421	1.14	(0.43)	110
—	(c)	1.98		(26.32)		638	1.14	(0.21)	139
—	(c)	2.70		(6.31)		927	1.13	(0.35)	107
—	(c)	2.91		21.86		973	1.17	(0.49)	102

$—		$3.29	(d)	38.98	%(d)	$1,832	1.38%	(0.71)%	133%
—		2.38		20.41		619	1.38	(0.68)	110
—	(c)	1.97		(26.42)		76	1.38	(0.36)	139
—	(c)	2.69		(6.66)		24	1.39	(0.73)	107
—	(c)	2.91		21.86		231	1.38	(0.70)	102

$—		$3.49	(d)	39.90	%(d)	$55,460	0.78%	(0.09)%	133%
—		2.51		20.93		40,206	0.78	(0.08)	110
—	(c)	2.07		(26.00)		35,085	0.74	0.19	139
—	(c)	2.81		(6.08)		64,922	0.73	0.05	107
—	(c)	3.01		22.75		74,623	0.77	(0.10)	102

$—		$3.37	(d)	39.11	%(d)	$2,923	1.03%	(0.35)%	133%
—		2.43		20.92		74	1.03	(0.28)	110
—	(c)	2.01		(26.30)		11	0.99	(0.16)	139
—	(c)	2.74		(6.23)		1,104	0.98	(0.20)	107
—	(c)	2.94		22.44		1,272	1.02	(0.32)	102
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 97

Financial Highlights (Cont.)

			Net Realized		Distributions
	Net Asset Value		and Change in	Total from	from Net
For a Share Outstanding for the	Beginning	Net Investment	Unrealized Gain	Investment	Realized Capital
Period ended:	of Period	Income (Loss) (a)	(Loss) (a)	Operations	Gains

RCM Strategic Growth:
Class A
6/30/2011	$13.41	$(0.10)	$4.38	$4.28	$—
6/30/2010	12.34	(0.12)	1.19	1.07	—
6/30/2009	15.65	(0.06)	(3.25)	(3.31)	—
6/30/2008	16.18	(0.12)	0.10	(0.02)	(0.51)
6/30/2007	13.56	(0.05)	2.67	2.62	—
Class C
6/30/2011	$12.98	$(0.23)	$4.24	$4.01	$—
6/30/2010	12.04	(0.22)	1.16	0.94	—
6/30/2009	15.37	(0.15)	(3.18)	(3.33)	—
6/30/2008	16.02	(0.24)	0.10	(0.14)	(0.51)
6/30/2007	13.53	(0.16)	2.65	2.49	—
Class D
6/30/2011	$13.40	$(0.11)	$4.38	$4.27	$—
6/30/2010	12.33	(0.11)	1.18	1.07	—
6/30/2009	15.64	(0.05)	(3.26)	(3.31)	—
6/30/2008	16.18	(0.12)	0.09	(0.03)	(0.51)
6/30/2007	13.56	(0.05)	2.67	2.62	—
Class P
6/30/2011	$13.59	$(0.06)	$4.44	$4.38	$—
6/30/2010	12.48	(0.08)	1.19	1.11	—
7/7/2008† - 6/30/2009	15.32	(0.02)	(2.82)	(2.84)	—
Institutional Class
6/30/2011	$13.63	$(0.05)	$4.46	$4.41	$—
6/30/2010	12.49	(0.06)	1.20	1.14	—
6/30/2009	15.79	(0.01)	(3.29)	(3.30)	—
6/30/2008	16.26	(0.05)	0.09	0.04	(0.51)
6/30/2007	13.57	— (b)	2.69	2.69	—
Administrative Class
6/30/2011	$13.48	$(0.09)	$4.42	$4.33	$—
6/30/2010	12.39	(0.11)	1.20	1.09	—
6/30/2009	15.70	(0.04)	(3.27)	(3.31)	—
6/30/2008	16.21	(0.09)	0.09	—	(0.51)
6/30/2007	13.56	(0.03)	2.68	2.65	—

*	Annualized

†	Commencement of operations.

(a)	Calculated on average shares outstanding during the period.

(b)	Less than $0.01 per share.

(c)	Payments from Affiliates increased the end of year net asset value per share and total return by less than $0.01 and 0.01%, respectively.

(d)	Redemption fees were eliminated May 1, 2009.

(e)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Income dividends and capital gains distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
98 Allianz Domestic Stock Funds Annual Report 6.30.11 See accompanying Notes to Financial Statements

						Ratio of	Ratio of
						Expenses to	Expenses to
						Average Net	Average Net	Ratio of Net
Fund		Net Asset			Net Assets	Assets with	Assets without	Income (Loss)
Redemption		Value End of			End of Period	Fee Waiver/	Fee Waiver/	to Average	Portfolio
Fees (a)(d)		Period		Total Return (e)	(000s)	Reimbursement	Reimbursement	Net Assets	Turnover Rate

$—		$17.69		31.92%	$4,961	1.59%	1.66%	(0.63)%	70%
—		13.41	(c)	8.67 (c)	3,816	1.71	1.71	(0.82)	102
—	(b)	12.34		(21.15)	2,051	1.71	1.71	(0.51)	139
—		15.65		(0.46)	2,273	1.80	1.80	(0.72)	107
—		16.18		19.23	810	1.69	1.69	(0.37)	177

$—		$16.99		30.89%	$1,681	2.35%	2.42%	(1.42)%	70%
—		12.98	(c)	7.89 (c)	1,583	2.46	2.46	(1.57)	102
—	(b)	12.04		(21.67)	553	2.47	2.47	(1.27)	139
—		15.37		(1.28)	488	2.56	2.56	(1.47)	107
—		16.02		18.39	68	2.42	2.42	(1.03)	177

$—		$17.67		31.87%	$583	1.59%	1.66%	(0.64)%	70%
—		13.40	(c)	8.68 (c)	611	1.71	1.71	(0.79)	102
—	(b)	12.33		(21.16)	185	1.70	1.70	(0.44)	139
—		15.64		(0.52)	73	1.81	1.81	(0.71)	107
—	(b)	16.18		19.32	26	1.69	1.69	(0.35)	177

$—		$17.97		32.23%	$230	1.34%	1.41%	(0.37)%	70%
—		13.59	(c)	8.97 (c)	111	1.45	1.45	(0.56)	102
—	(b)	12.48		(18.54)	8	1.41 *	1.41 *	(0.17)*	139

$—		$18.04		32.36%	$2,210	1.25%	1.32%	(0.29)%	70%
—		13.63	(c)	9.13 (c)	2,804	1.34	1.34	(0.45)	102
—	(b)	12.49		(20.90)	2,571	1.31	1.31	(0.09)	139
—		15.79		(0.08)	3,249	1.38	1.38	(0.29)	107
—	(b)	16.26		19.73	3,251	1.29	1.29	0.03	177

$—		$17.81		32.12%	$216	1.50%	1.57%	(0.56)%	70%
—		13.48	(c)	8.88 (c)	321	1.63	1.63	(0.72)	102
—	(b)	12.39		(21.08)	9	1.57	1.57	(0.34)	139
—		15.70		(0.33)	11	1.63	1.63	(0.54)	107
—	(b)	16.21		19.45	11	1.54	1.54	(0.22)	177
See accompanying Notes to Financial Statements 6.30.11 Allianz Domestic Stock Funds Annual Report 99

Notes to Financial Statements
June 30, 2011
1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Allianz Funds (the “Trust”) is registered under the Investment Company Act of 1940 (the “Act”), as amended, as an open-end investment management company organized as a Massachusetts business trust. The Trust currently consists of twenty-five separate investment funds (each a “Fund” or collectively, the “Funds”). Allianz Global Investors Fund Management LLC (the “Investment Adviser” or “AGIFM”) serves as the Funds’ investment adviser and is an indirect wholly-owned subsidiary of Allianz Global Investors of America L.P. (“Allianz Global”). Allianz Global is an indirect, wholly-owned subsidiary of Allianz SE, a publicly traded European insurance and financial services company. The Trust currently offers up to seven classes of shares to new and existing investors: A, C, D, R, P, Institutional and Administrative. Effective November 1, 2009, Class B shares are no longer available for purchase except through exchange or dividend reinvestments. These financial statements pertain to fifteen of the Funds offered by the Trust.
     Effective February 28, 2011, NFJ Renaissance launched Class P shares and AGIC Income & Growth launched Class R shares.
     The investment objective of AGIC Mid-Cap Growth, AGIC Opportunity, AGIC Systematic Growth, AGIC Target, RCM Large-Cap Growth, RCM Mid-Cap and RCM Strategic Growth is to seek long-term capital appreciation. The investment objective of AGIC Growth, NFJ All-Cap Value, NFJ Dividend Value, NFJ Large-Cap Value, NFJ Mid-Cap Value, NFJ Renaissance and NFJ Small-Cap Value is to seek long-term growth of capital and income. The investment objective of AGIC Income & Growth is to seek total return comprised of current income, current gains and capital appreciation.
     The preparation of the Funds’ financial statements in accordance with accounting principles generally accepted in the United States of America requires the Funds’ management to make estimates and assumptions that affect the reported amounts and disclosures in the Funds’ financial statements. Actual results could differ from those estimates.
     In the normal course of business, the Funds enter into contracts that contain a variety of representations that provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds that have not yet occurred.
     In April 2011, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) related to the accounting for repurchase agreements and similar agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The ASU modifies the criteria for determining effective control of transferred assets and as a result certain agreements may now be accounted for as secured borrowings. The ASU is effective prospectively for new transfers and existing transactions that are modified in the first interim or annual period beginning on or after December 15, 2011. At this time, management is evaluating the implications of this change and its impact on the financial statements has not been determined.
     In May 2011, FASB issued an ASU to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with Generally Accepted Accounting Principles (“GAAP”) and International Financial Reporting Standards (“IFRSs”). FASB concluded that the amendments in this ASU will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with GAAP and IFRSs. The ASU is effective prospectively during interim or annual period beginning on or after December 15, 2011. At this time, management is evaluating the implications of this change and its impact on the financial statements has not been determined.
     The following is a summary of significant accounting policies consistently followed by the Funds:
     (a) Valuation of Investments. Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, on the basis of quotes obtained from a quotation reporting system, established market makers, or independent pricing services.
     Portfolio securities and other financial instruments for which market quotations are not readily available, or for which a development/event occurs that may significantly impact the value of a security, are fair-valued, in good faith, pursuant to procedures established by the Board of Trustees, or persons acting at their discretion pursuant to procedures established by the Board of Trustees. The Funds’ investments are valued daily using prices supplied by an independent pricing service or dealer quotations, or by using the last sale price on the exchange that is the primary market for such securities, or the mean between the last quoted bid and ask price. The market value for NASDAQ National Market and Small Cap Securities may also be calculated using the NASDAQ Official Closing Price instead of the last reported sales price. Independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Securities purchased on a when-issued or delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Short-term securities maturing in 60 days or less are valued at amortized cost, if their original term to maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if the original term to maturity exceeded 60 days. Investments initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the net asset value (“NAV”) of each Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange (“NYSE”) is closed.
     The prices used by the Funds to value securities may differ from the value that would be realized if the securities were sold, and these differences could be material to the Funds’ financial statements. Each Fund’s NAV is normally determined as of the close of regular trading (normally 4:00 p.m., Eastern time) on the NYSE on each day the NYSE is open for business.
     The prices of certain portfolio securities or other financial instruments may be determined at a time prior to the close of regular trading on the NYSE. When fair valuing securities, the Funds may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time each Fund’s NAV is calculated. With respect to certain foreign securities, the Funds may fair value securities using modeling tools provided by third-party vendors. The Funds have retained a statistical research service to assist in determining the fair value of foreign securities. This service utilizes statistics and programs based on historical performance of markets and other economic data to assist in making fair value estimates. Fair value estimates used by the Funds for foreign securities may differ from the value realized from the sale of those securities and the differences could be material to the Funds’ financial statements. Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine each Fund’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by a Fund.
100 Allianz Domestic Stock Funds Annual Report 6.30.11

     (b) Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants. The three levels of the fair value hierarchy are described below:
•	Level 1—quoted prices in active markets for identical investments that the Funds have the ability to access
•	Level 2—valuations based on other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.) or quotes from inactive exchanges
•	Level 3—valuations based on significant unobservable inputs (including the Funds’ own assumptions in determining the fair value of investments)
     An investment asset’s or liability’s level within the fair value hierarchy is based on the lowest level input, individually or in aggregate, that is significant to fair value measurement. The objective of fair value measurement remains the same even when there is a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation techniques used.
     The valuation techniques used by the Funds to measure fair value during the year ended June 30, 2011 maximized the use of observable inputs and minimized the use of unobservable inputs. When fair-valuing securities, the Funds utilized multi-dimensional relational pricing models.
     The inputs or methodology used for valuing securities is not necessarily an indication of the risk associated with investing in those securities. The following are certain inputs and techniques that the Funds generally use to evaluate how to classify each major category of assets and liabilities for Level 2 and Level 3, in accordance with GAAP.
     Equity Securities (Common and Preferred Stock)—Equity securities traded in inactive markets and certain foreign equity securities are valued using inputs which include broker-dealer quotes, recently executed transactions adjusted for changes in the benchmark index, or evaluated price quotes received from independent pricing services that take into account the integrity of the market sector and issuer, the individual characteristics of the security, and information received from broker-dealers and other market sources pertaining to the issuer or security. To the extent that these inputs are observable, the values of equity securities are categorized as Level 2. To the extent that these inputs are unobservable, the values are categorized as Level 3.
     Corporate Bonds & Notes—Corporate bonds and notes are generally comprised of two main categories: investment grade bonds and high yield bonds. Investment grade bonds are valued by independent pricing services using various inputs and techniques, which include broker-dealer quotations, live trading levels, recently executed transactions in securities of the issuer or comparable issuers, and option adjusted spread models that include base curve and spread curve inputs. Adjustments to individual bonds can be applied to recognize trading differences compared to other bonds issued by the same issuer. High yield bonds are valued by independent pricing services based primarily on broker-dealer quotations from relevant market makers and recently executed transactions in securities of the issuer or comparable issuers. The broker-dealer quotations received are supported by credit analysis of the issuer that takes into consideration credit quality assessments, daily trading activity, and the activity of the underlying equities, listed bonds and sector-specific trends. To the extent that these inputs are observable, the values of corporate bonds and notes are categorized as Level 2. To the extent that these inputs are unobservable, the values are categorized as Level 3.
     Convertible Bonds—Convertible bonds are valued by independent pricing services based on various inputs and techniques, which include broker-dealer quotations from relevant market makers and recently executed transactions in securities of the issuer or comparable issuers. The broker-dealer quotations received are supported by credit analysis of the issuer that takes into consideration credit quality assessments, daily trading activity, and the activity of the underlying equities, listed bonds and sector-specific trends. To the extent that these inputs are observable, the values of convertible bonds are categorized as Level 2. To the extent that these inputs are unobservable, the values are categorized as Level 3.
     Option Contracts—Option contracts traded over the counter (“OTC”) are valued by independent pricing services based on pricing models that incorporate various inputs such as interest rates, credit spreads, currency exchange rates and volatility measurements for in-the-money, at-the-money, and out-of-the-money contracts based on a given strike price. To the extent that these inputs are observable, the values of OTC option contracts are categorized as Level 2. To the extent that these inputs are unobservable, the values are categorized as Level 3.
     The Funds’ policy is to recognize transfers between levels at the end of the reporting period.
     A summary of the inputs used at June 30, 2011 in valuing each Fund’s assets and liabilities is listed below (amounts in thousands):
AGIC Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$645,564	—	—	$645,564
Repurchase Agreements	—	$9,938	—	9,938

Total Investments	$645,564	$9,938	—	$655,502

6.30.11 Allianz Domestic Stock Funds Annual Report 101

Notes to Financial Statements (Cont.)
June 30, 2011
AGIC Income & Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$248,113	—	—	$248,113
Corporate Bonds & Notes:
Oil & Gas	1,382	$24,775	—	26,157
All Other	—	217,575	—	217,575
Convertible Bonds:
Technology	—	23,285	$2,440	25,725
All Other	—	173,699	—	173,699
Convertible Preferred Stock:
Diversified Financial Services	3,184	6,073	—	9,257
Financial Services	—	2,774	—	2,774
Household Durables	—	931	—	931
Insurance	3,425	424	—	3,849
IT Services	—	875	—	875
Oil & Gas	—	496	—	496
All Other	12,441	—	—	12,441
Short-Term Investments	—	41,745	—	41,745

Total Investments in Securities — Assets	$268,545	$492,652	$2,440	$763,637

Investments in Securities — Liabilities
Options Written, at value:
Market Price	$(353)	$(19)	—	$(372)

Total Investments	$268,192	$492,633	$2,440	$763,265

AGIC Mid-Cap Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$7,376	—	—	$7,376
Repurchase Agreements	—	$135	—	135

Total Investments	$7,376	$135	—	$7,511

AGIC Opportunity:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$306,613	—	—	$306,613
Repurchase Agreements	—	$268	—	268

Total Investments	$306,613	$268	—	$306,881

AGIC Systematic Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$23,803	—	—	$23,803

AGIC Target:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$335,479	—	—	$335,479
Repurchase Agreements	—	$8,137	—	8,137

Total Investments	$335,479	$8,137	—	$343,616

102 Allianz Domestic Stock Funds Annual Report 6.30.11

NFJ All-Cap Value:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant		Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs		6/30/11
Investments in Securities — Assets
Common Stock:
Oil, Gas & Consumable Fuels	$3,287	—	$—	(a)	$3,287
All Other	20,205	—	—		20,205
Preferred Stock	—	—	—	(a)	—
Repurchase Agreements	—	$267	—		267

Total Investments	$23,492	$267	$—	(a)	$23,759

(a)	Energy Coal Resources, Inc. is fair-valued at $0.
NFJ Dividend Value:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$7,717,640	—	—	$7,717,640
Repurchase Agreements	—	$349,767	—	349,767

Total Investments	$7,717,640	$349,767	—	$8,067,407

NFJ Large-Cap Value:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$1,243,983	—	—	$1,243,983
Repurchase Agreements	—	$15,171	—	15,171

Total Investments	$1,243,983	$15,171	—	$1,259,154

NFJ Mid-Cap Value:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$12,397	—	—	$12,397
Repurchase Agreements	—	$121	—	121

Total Investments	$12,397	$121	—	$12,518

NFJ Renaissance:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$800,851	—	—	$800,851
Mutual Funds	7,284	—	—	7,284
Repurchase Agreements	—	$21,418	—	21,418

Total Investments	$808,135	$21,418	—	$829,553

6.30.11 Allianz Domestic Stock Funds Annual Report 103

Notes to Financial Statements (Cont.)
June 30, 2011
NFJ Small-Cap Value:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$7,347,289	—	—	$7,347,289
Mutual Funds	96,987	—	—	96,987
Repurchase Agreements	—	$414,807	—	414,807

Total Investments	$7,444,276	$414,807	—	$7,859,083

RCM Large-Cap Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$458,917	—	—	$458,917
Repurchase Agreements	—	$5,410	—	5,410

Total Investments	$458,917	$5,410	—	$464,327

RCM Mid-Cap:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$79,918	—	—	$79,918
Repurchase Agreements	—	$2,190	—	2,190

Total Investments	$79,918	$2,190	—	$82,108

RCM Strategic Growth:

		Level 2—	Level 3—
	Level 1—	Other Significant	Significant	Value at
	Quoted Prices	Observable Inputs	Unobservable Inputs	6/30/11
Investments in Securities — Assets
Common Stock	$9,822	—	—	$9,822
Repurchase Agreements	—	$295	—	295
Options Purchased:
Market Price	120	—	—	120

Total Investments in Securities — Assets	$9,942	$295	—	$10,237

Investments in Securities — Liabilities
Options Written, at value:
Market Price	$(557)	—	—	$(557)

Total Investments	$9,385	$295	—	$9,680

     There were no significant transfers between Levels 1 and 2 during the year ended June 30, 2011 for any Fund in the Trust.
     A roll forward of fair value measurements using significant unobservable inputs (Level 3) for the year ended June 30, 2011, was as follows (amounts in thousands):
AGIC Income & Growth:

				Net Change
	Beginning	Net	Net	in Unrealized	Ending
	Balance	Purchases (Sales)	Realized	Appreciation/	Balance
	6/30/10	and Settlements	Gain (Loss)	Depreciation	6/30/11
Investments in Securities — Assets
Convertible Bonds:
Technology	—	$1,958	—	$482	$2,440
Convertible Preferred Stock:
Diversified Financial Services	$43	(76)	$(311)	344	—

Total Investments	$43	$1,882	$(311)	$826	$2,440

104 Allianz Domestic Stock Funds Annual Report 6.30.11

     The net change in unrealized appreciation/depreciation of Level 3 investments which AGIC Income & Growth held at June 30, 2011 was $482.
NFJ All-Cap Value:

Net Change
	Beginning		Net	Net	in Unrealized	Ending
	Balance		Purchases (Sales)	Realized	Appreciation/	Balance
	6/30/10		and Settlements	Gain (Loss)	Depreciation	6/30/11
Investments in Securities — Assets
Common Stock:
Oil, Gas & Consumable Fuels	$—	(a)	—	—	—	$—	(a)
Preferred Stock	—	(a)	—	—	—	—	(a)

Total Investments	$—	(a)	—	—	—	$—	(a)

(a)	Energy Coal Resources, Inc. is fair-valued at $0.
     There was no change in unrealized appreciation/depreciation of Level 3 investments which NFJ All-Cap Value held at June 30, 2011.
     Net realized gain (loss) and net change in unrealized appreciation/depreciation is reflected on the Statements of Operations.
     (c) Investment Transactions and Investment Income. Investment transactions are accounted for on the trade date. Realized gains and losses on investments are determined on an identified cost basis. Interest income adjusted for the accretion of discount and amortization of premiums is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities where the ex-dividend date may have passed, and then are recorded as soon after the ex-dividend date as the Funds, using reasonable diligence, become aware of such dividends. Payments received from real estate investment trust securities may be comprised of dividends, realized gains and return of capital. The payments may initially be recorded as dividend income and may subsequently be reclassified as realized gains and/or return of capital upon receipt of information from the issuer. Payments considered return of capital reduce the cost basis of the respective security. Distributions, if any, in excess of the cost basis of a security are recognized as capital gains. Interest income is recorded on an accrual basis. Expenses are recorded on an accrual basis.
     (d) Dividends and Distributions to Shareholders. Dividends from net investment income, if any, of each Fund (except AGIC Income & Growth, NFJ Dividend Value, NFJ Large-Cap Value and NFJ Mid-Cap Value) are declared and distributed to shareholders annually. Dividends from net investment income and/or short-term capital gains for AGIC Income & Growth, if any, are declared and distributed monthly. Dividends from net investment income for NFJ Dividend Value, NFJ Large-Cap Value and NFJ Mid-Cap Value, are declared and distributed quarterly. Net realized capital gains earned by a Fund, if any, will be distributed annually.
     The Funds record dividends and distributions to their shareholders on the ex-dividend date. The amount of dividends from net investment income and distributions from net realized capital gains are determined in accordance with federal income tax regulations, which may differ from GAAP. These “book-tax” differences are considered either temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal income tax treatment; temporary differences do not require reclassification. To the extent dividends and/or distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as dividends and/or distributions to shareholders from return of capital.
     (e) Multi-Class Operations. Each class offered by the Trust has equal rights as to assets and voting privileges (except that shareholders of a class have exclusive voting rights regarding any matter relating solely to that class of shares). Income, non-class specific expenses, and realized and unrealized capital gains and losses of each Fund are allocated daily to each class of shares based on the relative net assets of each class. Class specific expenses, where applicable, currently include distribution, servicing and administration fees.
     (f) Federal Income Taxes. The Funds intend to distribute all of their taxable income and to comply with the other requirements of Subchapter M of the U.S. Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, no provision for U.S. federal income taxes is required. The Funds may be subjected to excise tax based on distributions to shareholders.
     Accounting for uncertainty in income taxes establishes for all entities, including pass-through entities such as the Funds, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures. The Funds’ management has determined that its evaluation has resulted in no material impact to the Funds’ financial statements at June 30, 2011. The Funds’ federal tax returns for the prior three years remain subject to examination by the Internal Revenue Service.
     (g) Foreign Currency Translation. The Funds’ accounting records are maintained in U.S. dollars as follows: (1) the foreign currency market value of investments and other assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the end of the period; and (2) purchases and sales, income and expenses are translated at the prevailing exchange rate on the respective dates of such transactions. The resulting net foreign currency gain (loss) is included in the Funds’ Statements of Operations.
     The Funds do not generally isolate that portion of the results of operations arising as a result of changes in the foreign currency exchange rates from the fluctuations arising from changes in the market prices of securities. Accordingly, such foreign currency gain (loss) is included in net realized and unrealized gain (loss) on investments. However, the Funds do isolate the effect of fluctuations in foreign currency exchange rates when determining the gain (loss) upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations; such amount is categorized as foreign currency gain (loss) for both financial reporting and income tax reporting purposes.
     (h) Foreign Taxes on Dividends. Dividend income in the Statements of Operations is shown net of foreign taxes withheld on dividends from foreign securities. Foreign taxes withheld were as follows: AGIC Growth—$11,869, AGIC Income & Growth—$458, AGIC Mid-Cap Growth—$39, NFJ All-Cap Value—$16,951, NFJ Dividend Value—$4,850,290, NFJ Mid-Cap Value—$2,511, NFJ Renaissance—$344,700, NFJ Small-Cap Value—$1,240,673, RCM Large-Cap Growth—$16,662, RCM Mid-Cap—$466 and RCM Strategic Growth—$620.
     (i) Repurchase Agreements. The Funds enter into transactions with their custodian bank or securities brokerage firms whereby they purchase
6.30.11 Allianz Domestic Stock Funds Annual Report 105

Notes to Financial Statements (Cont.)
June 30, 2011
securities under agreements to resell such securities at an agreed upon price and date (“repurchase agreements”). The Funds, through their custodian, take possession of securities collateralizing the repurchase agreement. Such agreements are carried at the contract amount in the financial statements, which is considered to represent fair-value. Collateral pledged (the securities received), which consists primarily of U.S. government obligations and asset-backed securities, is held by the custodian bank for the benefit of the Funds until maturity of the repurchase agreement. Provisions of the repurchase agreements and the procedures adopted by the Funds require that the market value of the collateral, including accrued interest thereon, be sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.
2. PRINCIPAL RISKS
In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to, among other things, changes in the market (market risk) or failure of the other party to a transaction to perform (counterparty risk). The Funds are also exposed to other risks such as, but not limited to, interest rate, foreign currency and credit risks.
     Interest rate risk is the risk that fixed income securities will decline in value because of changes in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by the Funds are likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Duration is used primarily as a measure of the sensitivity of a fixed income security’s market price to interest rate (i.e. yield) movements.
     The Funds are exposed to credit risk, which is the risk of losing money if the issuer or guarantor of a fixed income security is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.
     To the extent the Funds directly invest in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including economic growth, inflation, changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary, or the imposition of currency controls or other political developments in Fund the United States or abroad. As a result, the Funds’ investments in foreign currency-denominated securities may reduce the returns of the Funds.
     The Funds are subject to elements of risk not typically associated with investments in the U.S., due to concentrated investments in foreign issuers located in a specific country or region. Such concentrations will subject the Funds to additional risks resulting from future political or economic conditions in such country or region and the possible imposition of adverse governmental laws of currency exchange restrictions affecting such country or region, which could cause the securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies.
     The market values of equity securities, such as common and preferred stock, or equity-related investments such as options, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities and equity-related investments generally have greater market price volatility than fixed income securities.
     The Funds are exposed to counterparty risk, or the risk that an institution or other entity with which the Funds have unsettled or open transactions will default. The potential loss to the Funds could exceed the value of the financial assets recorded in the Funds’ financial statements. Financial assets, which potentially expose the Funds to counterparty risk, consist principally of cash due from counterparties and investments. The Funds’ sub-advisers NFJ Investment Group LLC (“NFJ”), Allianz Global Investors Capital LLC (“AGIC”) and RCM Capital Management LLC (“RCM”), (collectively the “Sub-Advisers”), each an affiliate of AGIFM, seek to minimize the Funds’ counterparty risk by performing reviews of each counterparty and by minimizing concentration of counterparty risk by undertaking transactions with multiple customers and counterparties on recognized and reputable exchanges. Delivery of securities sold is only made once the Funds have received payment. Payment is made on a purchase once the securities have been delivered by the counterparty. The trade will fail if either party fails to meet its obligation.
     The considerations and factors surrounding the settlement of certain purchases and sales made on a delayed-delivery basis are governed by Master Securities Forward Transaction Agreements (“Master Forward Agreements”) between the Funds and select counterparties. The Master Forward Agreements maintain provisions for, among other things, initiation and confirmation, payment and transfer, events of default, termination, and maintenance of collateral.
     The Funds are also party to Master Repurchase Agreements (“Master Repo Agreements”) with select counterparties. The Master Repo Agreements maintain provisions for initiation, income payments, events of default, and maintenance of collateral.
     The counterparty risk associated with certain contracts may be reduced by master netting arrangements to the extent that if an event of default occurs, all amounts with the counterparty are terminated and settled on a net basis. The Funds’ overall exposure to counterparty risk with respect to transactions subject to master netting arrangements can change substantially within a short period, as it is affected by each transaction subject to the arrangement.
3. FINANCIAL DERIVATIVE INSTRUMENTS
Disclosure about derivatives and hedging activities requires qualitative disclosure regarding objectives and strategies for using derivatives, quantitative disclosure about fair value amounts of gains and losses on derivatives, and disclosure about credit-risk-related contingent features in derivative agreements. The disclosure requirements distinguish between derivatives, which are accounted for as “hedges”, and those that do not qualify for such accounting. Although the Funds sometimes use derivatives for hedging purposes, the Funds reflect derivatives at fair value and recognize changes in fair value through the Funds’ Statements of Operations, and such derivatives do not qualify for hedge accounting treatment.
     Options Transactions. The Funds purchase put and call options on securities and indices for hedging purposes, risk management purposes or otherwise as part of their investment strategies. The risks associated with purchasing an option include the risk that the Funds pay a premium whether or not the option is exercised. Additionally, the Funds bear the risk of loss of premiums and changes in market value should the counterparty not perform under the contract. Put and call options purchased are
106 Allianz Domestic Stock Funds Annual Report 6.30.11

accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of put options is decreased by the premiums paid.
     The Funds write (sell) put and call options on securities and indices to earn premiums, for hedging purposes, risk management purposes or otherwise as part of their investment strategies. When an option is written, the premium received is recorded as an asset with an equal liability that is subsequently marked to market to reflect the market value of the option written. These liabilities, if any, are reflected as options written in the Funds’ Statements of Assets and Liabilities. Premiums received from writing options which expire unexercised are recorded on the expiration date as a realized gain. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchased transactions, as a realized loss. If a call option written is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a put option written is exercised, the premium reduces the cost basis of the security. In writing an option, the Funds bear the market risk of an unfavorable change in the price of the security underlying the written option. Exercise of a written option could result in the Funds purchasing a security at a price different from its current market value.
     The following is a summary of the fair valuations of the Funds’ derivatives categorized by risk exposure.
     The effect of derivatives on the Statements of Assets and Liabilities at June 30, 2011 (amounts in thousands):
AGIC Income & Growth:

Market
Location	Price

Liability derivatives:
Options written, at value	$(372)

RCM Strategic Growth:

Market
Location	Price

Asset derivatives:
Investments, at value (options purchased)	$120

Liability derivatives:
Options written, at value	$(557)

     The effect of derivatives on the Statements of Operations for the year ended June 30, 2011 (amounts in thousands):
AGIC Growth:

Market
Location	Price

Net realized loss on:
Investments (options purchased)	$(153)

AGIC Income & Growth:

Market
Location	Price

Net realized gain on:
Options written	$339

Net change in unrealized appreciation/depreciation of:
Options written	$(52)

AGIC Target:

Market
Location	Price

Net realized loss on:
Investments (options purchased)	$(82)

RCM Large-Cap Growth:

Market
Location	Price

Net realized gain (loss) on:
Investments (options purchased)	$(1,707)
Options written	2,208

Total net realized gain	$501

Net change in unrealized appreciation/depreciation of:
Investments (options purchased)	$956
Options written	5

Total net change in unrealized appreciation/depreciation	$961

RCM Strategic Growth:

Market
Location	Price

Net realized gain (loss) on:
Investments (options purchased)	$(100)
Options written	405

Total net realized gain	$305

Net change in unrealized appreciation/depreciation of:
Investments (options purchased)	$74
Options written	42

Total net change in unrealized appreciation/depreciation	$116

     The average volume (measured at each fiscal quarter-end) of derivative activity during the year ended June 30, 2011:

	Options	Options
	Purchased	Written
	Contracts(1)	Contracts(1)

AGIC Income & Growth	—	5,845
RCM Large-Cap Growth	5,363	11,595
RCM Strategic Growth	705	3,401

(1)	Number of contracts
4. INVESTMENT ADVISER/ADMINISTRATOR/DISTRIBUTOR/FEES & EXPENSES
Investment Advisory Fee. AGIFM serves as investment adviser to the Funds, pursuant to an investment advisory contract. AGIFM receives a monthly fee (the “Investment Advisory Fee”) from each Fund at an annual rate based on the average daily net assets of each Fund.
     The Sub-Advisers, under the supervision of AGIFM, direct the investments of each Fund’s assets. The advisory fees received by AGIFM are paid all or in part to the Sub-Advisers in accordance with the portfolio management agreements.
     Administration Fee. AGIFM provides administrative services to the Funds and also bears the cost of most third-party administrative services required by the Funds, and in return it receives from each share class of each Fund a monthly administration fee based on each share class’ average daily net assets (the “Administration Fee”).
6.30.11 Allianz Domestic Stock Funds Annual Report 107

Notes to Financial Statements (Cont.)
June 30, 2011
     The Investment Advisory Fee and Administration Fee for all classes are charged at an annual rate as noted in the following table:

	All Classes			Class A, B, C, D and R(1)(2)		Class P(1)		Institutional Class(1)		Administrative Class(1)
	Investment	Effective			Effective		Effective		Effective		Effective
	Advisory	Advisory		Administration	Administration	Administration	Administration	Administration	Administration	Administration	Administration
	Fee	Fee		Fee	Fee	Fee	Fee	Fee	Fee	Fee	Fee

AGIC Growth	0.50	0.50		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
AGIC Income & Growth	0.65	0.65		0.40	0.40	0.40	0.40	0.30	0.30	N/A	N/A
AGIC Mid-Cap Growth	0.65	0.65		0.40	0.40	0.40	0.40	0.30	0.30	N/A	N/A
AGIC Opportunity	0.65	0.65		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
AGIC Systematic Growth	0.50	0.50		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
AGIC Target	0.55	0.55		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
NFJ All-Cap Value	0.65	0.65		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
NFJ Dividend Value	0.45	0.45	(3)	0.40	0.35	0.40	0.35	0.30	0.25	0.30	0.25
NFJ Large-Cap Value	0.45	0.45		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
NFJ Mid-Cap Value	0.60	0.60		0.40	0.40	0.40	0.40	0.30	0.30	N/A	N/A
NFJ Renaissance	0.60	0.60		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
NFJ Small-Cap Value	0.60	0.57	(4)	0.40	0.35	0.40	0.35	0.30	0.20 (5)	0.30	0.20 (5)
RCM Large-Cap Growth	0.45	0.45		0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30
RCM Mid-Cap	0.47	0.47		0.40	0.40	N/A	N/A	0.30	0.30	0.30	0.30
RCM Strategic Growth	1.00	0.93	(6)	0.40	0.40	0.40	0.40	0.30	0.30	0.30	0.30

(1)	The total Administration fee rate for each class of shares shall be reduced according to the following schedule: each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent that any such reduction in fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro-rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

(2)	Prior to July 1, 2011, the administration agreement included a plan adopted in conformity with Rule 12b-1 which provided for the payment of an additional 0.25% for Class D shares. Therefore, the Administration fee rate for Class D shares of each Fund was 0.25% greater than the fee set forth above. As of July 1, 2011, such additional amount is paid by Class D shares pursuant to a separate Rule 12b-1 Plan and not under the Administration Agreement.

(3)	The investment advisory fee is subject to a reduction of 0.025% on the net assets in excess of $7.5 billion and an additional 0.025% on net assets in excess of $10 billion based on the Fund’s average daily net assets.

(4)	The investment advisory fee is subject to a reduction of 0.025% on the net assets in excess of $3 billion, an additional 0.025% on net assets in excess of $4 billion and an additional 0.025% on net assets in excess of $5 billion, based on the Fund’s average daily net assets.

(5)	AGIFM has voluntarily agreed to observe, through October 31, 2011, an irrevocable waiver of a portion of its administrative fees paid by Institutional and Administrative Class shares, which reduces the contractual rate by 0.05% of the Fund’s average daily net assets attributable to these particular share classes.

(6)	Effective November 1, 2010 through October 31, 2011, the investment advisory fee is subject to a voluntary irrevocable fee waiver that reduces the 1.00% contractual fee rate by 0.10% to 0.90%..
     Distribution and Servicing Fees. Allianz Global Investors Distributors LLC (the “Distributor”), an affiliate of AGIFM, serves as the distributor of the Trust’s shares. The Funds are permitted to reimburse the Distributor on a quarterly basis, out of the Administrative Class assets of each Fund offering Administrative Class shares, in an amount up to 0.25% on an annual basis of the average daily net assets of that class, for payments made to financial intermediaries that provide services in connection with the distribution of shares or administration of plans or programs that use Fund shares as their funding medium. Unreimbursed costs may be carried forward for reimbursement for up to twelve months beyond the date in which they are incurred, subject always to the limit that not more than 0.25% of the average daily net assets attributable to an Administrative Class may be expensed. The effective rate paid to the Distributor was 0.25% during the current fiscal period with no unreimbursed cost to be carried forward as of June 30, 2011.
     Pursuant to separate Distribution and Servicing Plans for Class A, Class B, Class C, Class D and Class R shares, the Distributor receives (i) in connection with the distribution of Class B, Class C, Class D and Class R shares of the Trust, certain distribution fees from the Trust, and (ii) in connection with personal services rendered to Class A, Class B, Class C, Class D and Class R shareholders of the Trust and the maintenance of shareholder accounts, certain servicing fees from the Trust.
     Prior to July 1, 2011, the Distribution and Servicing Plan for Class D shares was included within the Administration Agreement, which was amended and Restated as of that date to reflect that the Trust’s Distribution and Servicing Plan for Class D shares as being amended simultaneously so as to state the terms of such plan in a stand-alone document.
108 Allianz Domestic Stock Funds Annual Report 6.30.11

     The Funds paid the Distributor distribution and/or servicing fees at an effective rate as set forth below (calculated as a percentage of each Fund’s average daily net assets attributable to each class):

	Allowable Rate
	Distribution	Servicing
	Fee	Fee

Class A
All Funds	—	0.25%
Class B
All Funds	0.75%	0.25
Class C
All Funds	0.75	0.25
Class D
All Funds	—	0.25
Class R
All Funds	0.25	0.25
     The Distributor also receives the proceeds of the initial sales charges paid by the shareholders upon the purchase of Class A shares and the contingent deferred sales charges paid by the shareholders upon certain redemptions of Class A, B and C shares. For the year ended June 30, 2011, the Distributor received $520,353 representing commissions (sales charges) and contingent deferred sales charges.
     Expenses. The Trust is responsible for the following expenses: (i) salaries and other compensation of any of the Trust executive officers and employees who are not officers, directors, stockholders or employees of the Investment Adviser or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) the costs of borrowing money, including interest expenses and bank overdraft charges; (v) fees and expenses of the Trustees who are not “interested persons” of the Investment Adviser or the Trust, and any counsel or other experts retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organization expenses, if any and (viii) any expenses allocated or allocable to a specific class of shares, which include service fees payable with respect to the Administrative Class shares and may include certain other expenses as permitted by the Trust’s Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3 under the Act and subject to review and approval by the Trustees. The ratio of expenses to average net assets per share class, as disclosed in the Financial Highlights, may differ from the estimated annual fund operating expenses per share class as disclosed in the Prospectus for the reasons set forth above.
     The Trustees do not currently receive any pension or retirement benefits from the Trust or the Fund Complex. The Trust has adopted a deferred compensation plan (the “Plan”) for the Trustees, which permits the Trustees to defer their receipt of compensation from the Trust, at their election, in accordance with the terms of the Plan. Under the Plan, each Trustee may elect not to receive fees from the Trust on a current basis but to receive in a subsequent period an amount equal to the value of such fees as if they had been invested in a Fund or Funds selected by the Trustees on the normal payment dates for such fees. As a result of this arrangement, the Trust, upon making the deferred payments, will be in substantially the same financial position as if the deferred fees had been paid on the normal payment dates and immediately reinvested in shares of the Fund(s) selected by the Trustees.
5. INVESTMENTS IN SECURITIES
Purchases and sales of investments, other than short-term securities for the year ended June 30, 2011 (amounts in thousands):

	Purchases	Sales

AGIC Growth	$598,714	$735,305
AGIC Income & Growth	1,354,024	815,791
AGIC Mid-Cap Growth	11,235	11,791
AGIC Opportunity	331,180	378,731
AGIC Systematic Growth	44,915	69,649
AGIC Target	314,438	357,869
NFJ All-Cap Value	15,050	14,259
NFJ Dividend Value	3,091,300	2,673,612
NFJ Large-Cap Value	230,840	336,098
NFJ Mid-Cap Value	5,851	6,136
NFJ Renaissance	445,824	564,290
NFJ Small-Cap Value	1,792,545	1,905,428
RCM Large-Cap Growth	297,815	316,497
RCM Mid-Cap	99,152	91,484
RCM Strategic Growth	7,530	8,156
(a)	Transactions in options written for the year ended June 30, 2011 (amounts in thousands, except for number of contracts):

	AGIC Income &		RCM Large-Cap		RCM Strategic
	Growth		Growth		Growth
	Contracts	Premiums	Contracts	Premiums	Contracts	Premiums

Options outstanding, June 30, 2010	1,155	$44	20,213	$3,388	3,496	$915
Options written	117,135	7,305	—	—	5,316	1,186
Options terminated in closing transactions	(40,490)	(2,902)	(100)	(130)	(3,087)	(664)
Options excercised	(85)	(4)	(400)	(518)	(972)	(336)
Options expired	(69,030)	(4,098)	(19,713)	(2,740)	(2,927)	(540)

Options outstanding, June 30, 2011	8,685	$345	—	—	1,826	$561

6.30.11 Allianz Domestic Stock Funds Annual Report   109

Notes to Financial Statements (Cont.)
June 30, 2011
6. INCOME TAX INFORMATION
     For the year ended June 30, 2011, the tax character of dividends paid by the Funds was as follows (amounts in thousands):

	Ordinary	15% Long-Term	25% Long-Term	Return of
	Income	Capital Gain	Capital Gain	Capital
	Distributions(1)	Distributions	Distributions	Distributions

AGIC Growth	—	—	—	—
AGIC Income & Growth	$37,260	$164	—	—
AGIC Mid-Cap Growth	34	—	—	—
AGIC Opportunity	—	—	—	—
AGIC Systematic Growth	330	—	—	—
AGIC Target	—	—	—	—
NFJ All-Cap Value	463	—	—	—
NFJ Dividend Value	213,239	—	—	—
NFJ Large-Cap Value	25,061	—	—	—
NFJ Mid-Cap Value	244	—	—	—
NFJ Renaissance	9,530	—	—	—
NFJ Small-Cap Value	111,938	—	—	—
RCM Large-Cap Growth	1,023	—	—	—
RCM Mid-Cap	129	3	—	—
RCM Strategic Growth	—	—	—	—

(1)	Includes short-term capital gains , if any.
     For the year ended June 30, 2010, the tax character of dividends paid by the Funds was as follows (amounts in thousands):

	Ordinary	15% Long-Term	25% Long-Term
	Income	Capital Gain	Capital Gain	Return of
	Distributions(2)	Distributions	Distributions	Capital

AGIC Growth	$312	—	—	—
AGIC Income & Growth	8,293	—	—	—
AGIC Mid-Cap Growth	26	—	—	—
AGIC Opportunity	—	—	—	—
AGIC Systematic Growth	221	—	—	—
AGIC Target	—	—	—	—
NFJ All-Cap Value	466	—	—	—
NFJ Dividend Value	232,710	—	—	—
NFJ Large-Cap Value	26,120	—	—	—
NFJ Mid-Cap Value	208	—	—	—
NFJ Renaissance	10,013	—	—	—
NFJ Small-Cap Value	115,977	—	—	—
RCM Large-Cap Growth	2,100	—	—	—
RCM Mid-Cap	59	—	—	—
RCM Strategic Growth	—	—	—	—

(2)	Includes short-term capital gains , if any.
110   Allianz Domestic Stock Funds Annual Report 6.30.11

     At June 30, 2011, the components of distributable earnings were as follows (amounts in thousands):

	Undistributed	Undistributed			Post-October
	Ordinary	Long-Term	Capital Loss	Post-October	Currency Loss
	Income	Capital Gains	Carryforwards(3)	Deferral(4)	Deferral(4)

AGIC Growth	—	—	$68,510	—	—
AGIC Income & Growth	$18,583	$1,962	—	—	—
AGIC Mid-Cap Growth	240	397	1,659	—	—
AGIC Opportunity	—	5,843	—	—	—
AGIC Systematic Growth	58	1,571	5,902	—	—
AGIC Target	—	—	64,323	—	—
NFJ All-Cap Value	179	—	13,476	—	—
NFJ Dividend Value	8,832	—	2,520,337	—	—
NFJ Large-Cap Value	1,143	—	658,569	—	—
NFJ Mid-Cap Value	—	—	4,095	—	—
NFJ Renaissance	2,120	—	301,749	—	—
NFJ Small-Cap Value	33,570	22,425	—	—	—
RCM Large-Cap Growth	525	—	22,370	—	—
RCM Mid-Cap	—	2,243	6,132	—	—
RCM Strategic Growth	—	563	200	—	—

(3)	Capital losses available to offset future net capital gains, including acquired capital loss carryovers which may be limited under current tax law, expiring in varying amounts as shown below.

(4)	Capital and foreign currency losses realized during the period November 1, 2010 through June 30, 2011 which the Fund elected to defer to the following taxable year pursuant to income tax regulations.
     At June 30, 2011, the Funds had capital loss carryforwards expiring in the following years (amounts in thousands):

	2012	2013	2014	2015	2016		2017		2018		2019

AGIC Growth	—	—	—	—	—		$38,039		$30,471		—
AGIC Income & Growth	—	—	—	—	—		—		—		—
AGIC Mid-Cap Growth	—	—	—	—	—		—		1,659	*	—
AGIC Opportunity	—	—	—	—	—		—		—		—
AGIC Systematic Growth	—	—	—	—	—		1,501	*	4,400	*	—
AGIC Target	—	—	—	—	—		31,446		32,877		—
NFJ All-Cap Value	—	—	—	—	—		5,255		8,221		—
NFJ Dividend Value	—	—	—	—	—		583,554		1,936,783		—
NFJ Large-Cap Value	—	—	—	—	$98,435	*	139,655	*	420,479	*	—
NFJ Mid-Cap Value	—	—	—	—	—		576		3,519		—
NFJ Renaissance	—	—	—	—	—		68,792		232,957		—
NFJ Small-Cap Value	—	—	—	—	—		—		—		—
RCM Large-Cap Growth	—	—	—	—	—		—		22,370		—
RCM Mid-Cap	—	—	—	—	—		6,132	*	—		—
RCM Strategic Growth	—	—	—	—	—		193	*	7	*	—

*	Subject to limitations under IRC Sections 381-384.
   6.30.11 Allianz Domestic Stock Funds Annual Report   111

Notes to Financial Statements (Cont.)
June 30, 2011
     For the year ended June 30, 2011, Funds had capital loss carryforwards which were utilized and/or expired as follows (amounts in thousands):

	Utilized	Expired

AGIC Growth	$63,139	$19,585
AGIC Income & Growth	235	—
AGIC Mid-Cap Growth	210	—
AGIC Opportunity	35,204	—
AGIC Systematic Growth	5,580	—
AGIC Target	53,821	—
NFJ All-Cap Value	2,685	—
NFJ Dividend Value	143,777	—
NFJ Large-Cap Value	21,187	—
NFJ Mid-Cap Value	996	—
NFJ Renaissance	133,357	—
NFJ Small-Cap Value	567,577	—
RCM Large-Cap Growth	23,883	—
RCM Mid-Cap	9,315	—
RCM Strategic Growth	654	—
     During the year ended June 30, 2011, AGIC Mid Cap-Growth Fund wrote off $915 of capital loss carryforwards.
     For the fiscal year ended June 30, 2011, permanent “book-tax” adjustments were as follows (amounts in thousands):

	Undistributed
	(Distributions in	Accumulated	Paid-In
	Excess of) Net	Net Realized	Capital In	Appreciation/
	Investment Income	Gain (Loss)	Excess of Par	Depreciation

AGIC Growth (a) (b) (c) (d)	$2,629	$19,585	$(22,214)	$—
AGIC Income & Growth (b) (e) (f) (j)	1,075	(1,066)	(9)	—
AGIC Mid-Cap Growth (c) (e) (g)	1	914	(915)	—
AGIC Opportunity (a) (b) (d) (h)	3,301	(66)	(3,235)	—
AGIC Systematic Growth (e)	2	1	(3)	—
AGIC Target (a) (d)	4,066	10	(4,076)	—
NFJ All-Cap Value (b) (h)	2	3	(1)	(4)
NFJ Dividend Value (h)	(494)	494	—	—
NFJ Large-Cap Value (e) (h)	(142)	158	(16)	—
NFJ Mid-Cap Value (b) (h) (i)	7	2	(1)	(8)
NFJ Renaissance (b) (h)	355	(42)	—	(313)
NFJ Small-Cap Value (a) (b) (h)	13,494	558	(2)	(14,050)
RCM Large-Cap Growth	—	—	—	—
RCM Mid-Cap (d)	197	(5)	(192)	—
RCM Strategic Growth (d)	70	1	(71)	—
     These permanent “book-tax” differences were primarily attributable to:

(a)	Reclassification of securities litigation payments.

(b)	Reclassification of gains and losses on foreign currency transactions.

(c)	Expiration or write-offs of capital loss carry forwards.

(d)	Net operating losses.

(e)	Non deductible federal excise tax paid.

(f)	Adjustments related to convertible preferred stock.

(g)	Dividend reclassifications.

(h)	Reclassifications related to investments in real estate investment trusts (REITs).

(i)	Taxable overdistributions.

(j)	Consent fees.
     Net Investment income, net realized gains or losses and net assets were not affected by these adjustments.
112   Allianz Domestic Stock Funds Annual Report 6.30.11

     At June 30, 2011, the aggregate cost basis and the net unrealized appreciation (depreciation) of investments for federal income tax purposes were as follows (amounts in thousands):

				Net Unrealized
	Federal Tax	Unrealized	Unrealized	Appreciation
	Cost Basis(5)	Appreciation	Depreciation	(Depreciation)

AGIC Growth	$531,082	$125,289	$869	$124,420
AGIC Income & Growth	773,884	14,959	25,206	(10,247)
AGIC Mid-Cap Growth	6,503	1,151	143	1,008
AGIC Opportunity	263,715	50,105	6,939	43,166
AGIC Systematic Growth	20,274	3,837	308	3,529
AGIC Target	270,214	77,750	4,348	73,402
NFJ All-Cap Value	22,971	2,506	1,718	788
NFJ Dividend Value	7,548,053	914,091	394,737	519,354
NFJ Large-Cap Value	1,109,952	174,523	25,321	149,202
NFJ Mid-Cap Value	11,434	1,365	281	1,084
NFJ Renaissance	679,419	163,426	13,292	150,134
NFJ Small-Cap Value	5,755,782	2,224,661	121,360	2,103,301
RCM Large-Cap Growth	372,649	96,833	5,155	91,678
RCM Mid-Cap	69,923	13,330	1,145	12,185
RCM Strategic Growth	8,491	1,950	204	1,746

(5)	Differences between book and tax cost basis are primarily attributable to wash sale loss deferrals, PFIC mark-to-market, and basis adjustments from investments in partnerships and Real Estate Investment Trusts (REITs).
   6.30.11 Allianz Domestic Stock Funds Annual Report   113

Notes to Financial Statements (Cont.)
June 30, 2011
7. SHARES OF BENEFICIAL INTEREST
The Trust may issue an unlimited number of shares of beneficial interest with $0.0001 par value. Changes in shares of beneficial interest were as follows (shares and amounts in thousands):

		AGIC Growth				AGIC Income & Growth
	Year ended		Year ended		Year ended		Year ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold:
Class A	1,799	$49,520	8,862	$222,327	22,241	$282,785	7,806	$92,732
Class B	17	418	145	2,761	—	—	—	—
Class C	293	6,705	517	10,234	19,319	241,147	4,646	54,453
Class D	164	3,930	683	14,591	3,421	44,319	582	6,873
Class R	225	5,311	348	7,162	1	10	—	—
Class P	247	5,862	132	2,581	6,472	82,099	1,376	16,232
Institutional Class	386	10,205	1,024	23,169	3,565	45,426	1,106	13,033
Administrative Class	50	1,265	137	3,060	—	—	—	—

Issued in reinvestment of dividends and distributions:
Class A	—	—	5	128	989	12,458	220	2,567
Class B	—	—	— *	— *	—	—	—	—
Class C	—	—	— *	— *	657	8,152	94	1,081
Class D	—	—	1	27	115	1,464	19	225
Class R	—	—	— *	12	— *	— *	—	—
Class P	—	—	— *	8	167	2,108	13	144
Institutional Class	—	—	4	92	241	3,032	224	2,587
Administrative Class	—	—	1	12	—	—	—	—

Cost of shares redeemed:
Class A	(4,819)	(132,044)	(2,078)	(51,497)	(5,178)	(65,308)	(2,143)	(24,809)
Class B	(394)	(8,821)	(383)	(7,807)	—	—	—	—
Class C	(1,655)	(37,603)	(1,548)	(31,204)	(2,269)	(28,180)	(1,479)	(16,970)
Class D	(261)	(6,359)	(878)	(19,397)	(962)	(12,364)	(281)	(3,324)
Class R	(206)	(4,918)	(151)	(3,111)	—	—	—	—
Class P	(246)	(5,716)	(123)	(2,510)	(1,423)	(17,942)	(228)	(2,636)
Institutional Class	(1,509)	(39,126)	(1,122)	(26,063)	(1,315)	(17,042)	(1,957)	(23,274)
Administrative Class	(243)	(6,199)	(48)	(1,070)	—	—	—	—
Net increase (decrease) resulting from Fund share transactions	(6,152)	$(157,570)	5,528	$143,505	46,041	$582,164	9,998	$118,914

*	A zero balance may reflect actual amounts rounding to less than one thousand.
114   Allianz Domestic Stock Funds Annual Report 6.30.11

AGIC Mid-Cap Growth
Year ended		Year ended
6/30/2011		6/30/2010
Shares	Amount	Shares		Amount

130	$1,582	150		$1,616
—	—	—		—
56	678	57		594
4	55	29		276
—	—	—		—
—	—	—		—
38	400	67		628
—	—	—		—

1	7	—	*	3
—	—	—		—
— *	— *	—	*	— *
— *	— *	—	*	2
—	—	—		—
— *	— *	—	*	— *
2	25	2		21
—	—	—		—

(51)	(611)	(76)		(845)
—	—	—		—
(18)	(214)	(25)		(244)
(27)	(308)	—		—
—	—	—		—
—	—	—		—
(184)	(2,182)	(60)		(601)
—	—	—		—
(49)	$(568)	144		$1,450
   6.30.11 Allianz Domestic Stock Funds Annual Report   115

Notes to Financial Statements (Cont.)
June 30, 2011

		AGIC Opportunity				AGIC Systematic Growth
	Year ended		Year ended		Year ended		Year ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold:
Class A	746	$19,851	1,668	$37,352	156	$2,095	171	$2,008
Class B	32	639	95	1,528	10	127	23	237
Class C	382	7,960	542	9,063	48	600	59	649
Class D	90	2,041	117	1,991	3	42	11	131
Class R	15	279	1	20	—	—	—	—
Class P	106	2,155	156	2,638	2	31	3	30
Institutional Class	1,359	30,870	2,924	58,219	285	3,823	717	8,415
Administrative Class	38	855	147	2,780	—	—	—	—

Issued in reinvestment of dividends and distributions:
Class A	—	—	—	—	2	33	3	27
Class B	—	—	—	—	— *	— *	— *	— *
Class C	—	—	—	—	— *	— *	— *	— *
Class D	—	—	—	—	— *	4	— *	3
Class R	—	—	—	—	—	—	—	—
Class P	—	—	—	—	— *	— *	— *	— *
Institutional Class	—	—	—	—	21	282	15	186
Administrative Class	—	—	—	—	— *	— *	— *	— *

Issued in reorganization:
Class A	—	—	—	—	—	—	—	—
Class B	—	—	—	—	—	—	—	—
Class C	—	—	—	—	—	—	—	—
Class D	—	—	—	—	—	—	—	—
Class R	—	—	—	—	—	—	—	—
Class P	—	—	—	—	—	—	—	—
Institutional Class	—	—	—	—	—	—	81	1,037
Administrative Class	—	—	—	—	—	—	—	—

Cost of shares redeemed:
Class A	(1,503)	(38,215)	(1,364)	(31,098)	(168)	(2,171)	(261)	(3,047)
Class B	(174)	(3,356)	(162)	(2,750)	(117)	(1,393)	(160)	(1,792)
Class C	(845)	(16,626)	(771)	(12,942)	(95)	(1,163)	(103)	(1,126)
Class D	(26)	(529)	(97)	(1,764)	(10)	(134)	(13)	(161)
Class R	(7)	(130)	—	—	—	—	—	—
Class P	(145)	(2,835)	(60)	(1,032)	(1)	(21)	(2)	(21)
Institutional Class	(2,017)	(46,903)	(1,286)	(24,503)	(1,992)	(27,477)	(248)	(2,987)
Administrative Class	(34)	(746)	(51)	(931)	—	—	—	—
Net increase (decrease) resulting from Fund share transactions	(1,983)	$(44,690)	1,859	$38,571	(1,856)	$(25,322)	296	$3,589

*	A zero balance may reflect actual amounts rounding to less than one thousand.
116   Allianz Domestic Stock Funds Annual Report 6.30.11

	AGIC Target
Year ended		Year ended
6/30/2011		6/30/2010
Shares	Amount	Shares	Amount

729	$13,568	600	$8,872
7	124	34	378
297	4,893	260	3,050
8	147	29	401
—	—	—	—
76	1,354	59	891
84	1,645	69	1,068
1	19	1	3

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—

(1,958)	(34,592)	(1,717)	(24,897)
(259)	(3,620)	(367)	(4,326)
(2,700)	(37,749)	(2,882)	(33,482)
(8)	(142)	(41)	(590)
—	—	—	—
(95)	(1,683)	(43)	(657)
(85)	(1,618)	(102)	(1,555)
(1)	(7)	(7)	(87)
(3,904)	$(57,661)	(4,107)	$(50,931)
   6.30.11 Allianz Domestic Stock Funds Annual Report   117

Notes to Financial Statements (Cont.)
June 30, 2011

		NFJ All-Cap Value				NFJ Dividend Value
	Year ended		Year ended		Year ended		Year ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold:
Class A	1,145	$12,034	441	$3,863	34,524	$389,053	41,280	$411,289
Class B	21	206	22	185	163	1,852	232	2,285
Class C	243	2,385	109	925	6,618	75,404	5,202	52,373
Class D	66	662	56	489	30,603	346,604	44,217	439,267
Class R	—	—	—	—	6,116	68,584	7,767	76,658
Class P	44	445	25	225	98,811	1,084,331	12,685	127,261
Institutional Class	3	35	56	458	56,611	639,644	47,822	479,381
Administrative Class	—	—	—	—	10,369	119,125	29,739	281,527

Issued in reinvestment of dividends and distributions:
Class A	23	226	15	136	3,931	43,950	5,542	56,409
Class B	2	18	4	31	93	1,040	158	1,620
Class C	9	84	10	82	605	6,792	748	7,638
Class D	4	46	7	57	1,688	18,998	2,094	21,385
Class R	—	—	—	—	499	5,573	639	6,487
Class P	— *	5	— *	1	497	5,713	555	5,654
Institutional Class	— *	— *	9	79	5,490	61,892	6,904	70,792
Administrative Class	— *	— *	— *	— *	2,706	30,590	3,723	38,317

Cost of shares redeemed:
Class A	(981)	(10,340)	(331)	(2,902)	(57,573)	(643,506)	(84,327)	(839,186)
Class B	(68)	(662)	(115)	(975)	(3,545)	(39,641)	(6,354)	(63,627)
Class C	(219)	(2,141)	(205)	(1,713)	(13,510)	(150,895)	(26,067)	(258,444)
Class D	(72)	(727)	(108)	(955)	(17,171)	(192,685)	(72,810)	(732,106)
Class R	—	—	—	—	(7,926)	(87,005)	(9,269)	(91,907)
Class P	(20)	(215)	(41)	(373)	(25,691)	(296,790)	(27,326)	(276,273)
Institutional Class	(114)	(1,143)	(273)	(2,510)	(54,462)	(619,755)	(60,701)	(612,378)
Administrative Class	—	—	—	—	(19,545)	(218,535)	(20,672)	(209,443)
Net increase resulting from Fund share transactions	86	$918	(319)	$(2,897)	59,901	$650,333	(98,219)	$(1,005,021)

*	A zero balance may reflect actual amounts rounding to less than one thousand.

**	Inclusive of shares sold to Allianz Global subsequent to commencement of operations.
118   Allianz Domestic Stock Funds Annual Report 6.30.11

	NFJ Large-Cap Value				NFJ Mid-Cap Value				NFJ Renaissance
Year ended		Year ended		Year ended		Year ended		Year ended		Year ended
6/30/2011		6/30/2010		6/30/2011		6/30/2010		6/30/2011		6/30/2010
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

3,718	$49,532	5,245	$65,097	249	$3,085	531	$6,119	8,519	$132,799	7,546	$105,990
30	419	50	613	—	—	—	—	40	588	90	1,038
933	13,200	500	6,165	51	637	49	528	640	9,221	501	5,861
10,646	143,957	27,482	327,706	23	264	5	60	2,290	39,843	73	1,045
192	2,618	276	3,396	—	—	—	—	210	3,035	221	2,637
249	3,554	381	4,675	13	166	28	310	5 **	75	—	—
2,590	35,405	3,963	48,395	7	84	— *	— *	1,668	27,803	233	3,306
541	7,719	331	3,931	—	—	—	—	97	1,642	179	2,453

305	4,137	390	4,912	13	160	11	128	372	6,041	327	4,462
28	383	48	600	—	—	—	—	6	83	112	1,339
94	1,275	89	1,124	3	34	2	26	101	1,410	166	1,954
958	13,007	908	11,393	1	7	1	5	12	191	10	133
15	200	15	192	—	—	—	—	12	172	17	208
8	106	11	131	— *	1	— *	— *	—	—	—	—
291	3,962	404	5,087	— *	4	1	10	9	158	18	259
24	333	33	411	—	—	—	—	6	107	14	193

(8,743)	(117,651)	(13,635)	(163,241)	(277)	(3,486)	(360)	(4,159)	(12,140)	(197,973)	(7,203)	(97,485)
(2,357)	(31,116)	(3,240)	(39,932)	—	—	—	—	(2,331)	(33,003)	(8,461)	(104,149)
(2,842)	(38,605)	(4,158)	(50,577)	(72)	(906)	(78)	(847)	(3,566)	(49,794)	(4,041)	(47,032)
(6,418)	(87,873)	(10,182)	(124,843)	(28)	(352)	(11)	(118)	(733)	(12,573)	(313)	(4,289)
(337)	(4,495)	(592)	(7,264)	—	—	—	—	(345)	(4,983)	(538)	(6,448)
(481)	(6,562)	(1,166)	(14,235)	(11)	(135)	(15)	(164)	—	—	—	—
(6,900)	(91,439)	(9,485)	(117,240)	—	—	(44)	(495)	(1,510)	(24,623)	(1,039)	(13,919)
(380)	(5,195)	(1,875)	(22,769)	—	—	—	—	(295)	(5,112)	(486)	(6,795)
(7,836)	$(103,129)	(4,207)	$(56,273)	(28)	$(437)	120	$1,403	(6,933)	$(104,893)	(12,574)	$(149,239)
   6.30.11 Allianz Domestic Stock Funds Annual Report   119

Notes to Financial Statements (Cont.)
June 30, 2011

		NFJ Small-Cap Value				RCM Large-Cap Growth
	Year ended		Year ended		Year ended		Year ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold:
Class A	18,846	$528,559	23,232	$534,138	1,886	$24,446	2,211	$25,833
Class B	5	124	45	946	45	575	156	1,711
Class C	78	2,127	377	7,716	264	3,421	346	3,811
Class D	232	6,623	964	20,976	231	2,983	1,386	16,678
Class R	1,479	42,590	1,909	44,640	23	290	82	983
Class P	1,042	31,969	267	6,094	77	997	35	426
Institutional Class	23,533	699,311	24,995	593,163	5,381	73,652	4,541	53,508
Administrative Class	15,647	435,570	15,869	359,278	596	7,741	1,943	22,400

Issued in reinvestment of dividends and distributions:
Class A	1,132	32,001	1,460	33,181	2	28	13	148
Class B	5	143	52	1,135	— *	— *	— *	1
Class C	90	2,446	176	3,841	— *	— *	— *	1
Class D	64	1,834	136	3,175	1	13	7	85
Class R	67	1,957	51	1,190	— *	— *	— *	3
Class P	8	222	13	309	1	8	1	14
Institutional Class	1,332	39,410	1,579	37,507	64	871	144	1,710
Administrative Class	777	21,929	913	20,702	6	82	10	110

Cost of shares redeemed:
Class A	(23,603)	(663,114)	(31,544)	(719,464)	(1,912)	(24,587)	(1,460)	(17,020)
Class B	(2,182)	(58,170)	(2,349)	(53,100)	(248)	(3,015)	(207)	(2,317)
Class C	(2,976)	(80,448)	(3,837)	(84,794)	(311)	(3,821)	(195)	(2,145)
Class D	(968)	(27,790)	(5,645)	(132,149)	(684)	(8,983)	(483)	(5,699)
Class R	(1,658)	(47,964)	(1,141)	(27,010)	(400)	(5,492)	(74)	(850)
Class P	(637)	(18,542)	(1,453)	(34,694)	(109)	(1,490)	(32)	(388)
Institutional Class	(20,316)	(604,394)	(30,179)	(728,241)	(5,722)	(74,984)	(5,786)	(68,729)
Administrative Class	(10,488)	(297,175)	(11,637)	(266,622)	(1,056)	(14,209)	(495)	(5,847)
Net increase (decrease) resulting from Fund share transactions	1,509	$49,218	(15,747)	$(378,083)	(1,865)	$(21,474)	2,143	$24,427

*	A zero balance may reflect actual amounts rounding to less than one thousand.
120   Allianz Domestic Stock Funds Annual Report 6.30.11

	RCM Mid-Cap				RCM Strategic Growth
Year ended		Year ended		Year ended		Year ended
6/30/2011		6/30/2010		6/30/2011		6/30/2010
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

2,482	$7,512	3,496	$7,716	143	$2,350	196	$2,780
422	1,163	459	1,028	—	—	—	—
1,269	3,612	617	1,428	73	1,176	240	3,293
204	614	587	1,401	54	930	102	1,376
732	2,149	269	696	—	—	—	—
—	—	—	—	8	137	12	157
1,838	5,774	3,097	7,985	7	102	—	—
934	2,640	27	68	— *	7	28	415

4	10	— *	— *	—	—	—	—
— *	— *	— *	— *	—	—	—	—
— *	— *	— *	— *	—	—	—	—
— *	1	— *	1	—	—	—	—
— *	1	— *	— *	—	—	—	—
—	—	—	—	—	—	—	—
32	102	22	55	—	—	—	—
2	7	— *	— *	—	—	—	—

(1,305)	(4,012)	(2,502)	(5,629)	(147)	(2,490)	(78)	(1,139)
(535)	(1,479)	(261)	(614)	—	—	—	—
(665)	(1,915)	(383)	(884)	(96)	(1,470)	(164)	(2,236)
(255)	(782)	(315)	(765)	(67)	(1,133)	(71)	(1,021)
(435)	(1,312)	(47)	(121)	—	—	—	—
—	—	—	—	(3)	(51)	(4)	(61)
(2,017)	(6,102)	(4,011)	(10,270)	(90)	(1,558)	—	—
(99)	(319)	(2)	(7)	(12)	(185)	(5)	(70)
2,608	$7,664	1,053	$2,088	(130)	$(2,185)	256	$3,494
   6.30.11 Allianz Domestic Stock Funds Annual Report   121

Notes to Financial Statements (Cont.)
June 30, 2011
8. AFFILIATED TRANSACTIONS
An affiliate includes any company in which a Fund owns 5% or more of a company’s outstanding voting securities at any point during the fiscal year. The table below represents transactions in and earning from these affiliated issuers during the year ended June 30, 2011, (amounts in thousands):
NFJ Small-Cap Value:

				Unrealized
	Market Value	Purchases	Proceeds	Appreciation	Market Value	Dividend	Realized
Issuer Name	6/30/2010	at Cost	from Sales	(Depreciation)	6/30/2011	Income	Gain (Loss)

Aaron’s, Inc.†	$59,750	$176	—	$29,752	$88,290	$88	—
American Physicians Capital, Inc.†	15,331	—	$20,623	—	—	—	$5,768
Andersons, Inc.	19,528	15,575	1,908	6,931	41,481	376	555
Buckle, Inc.	71,836	6,544	3,699	36,359	101,549	8,077	1,199
Cal-Maine Foods, Inc.	36,981	505	421	2,908	37,070	1,219	(2)
Casey’s General Stores Inc.	60,506	13,574	4,320	36,020	87,028	891	2,054
Cash America International, Inc.	58,338	—	354	53,088	98,038	238	175
Cooper Tire & Rubber Co.	—	73,680	—	(11,373)	62,307	603	—
Group 1 Automotive Inc.	—	77,628	—	2,265	79,893	213	—
Holly Corp.†*	72,500	—	57,049	76,403	118,056	1,405	32,833
HRPT Properties Trust**	29,293	—	47,094	—	—	—	—
International Speedway Corp., Class A†	41,105	254	7,074	(8,430)	38,584	253	(2,294)
Meredith Corp.	—	88,458	—	(8,927)	79,531	799	—
Sturm, Ruger & Co., Inc.	16,416	1,961	5,348	10,002	22,461	396	2,387
Trustmark Corp.	—	82,163	1,229	1,480	82,474	1,272	60
Universal Corp.	54,544	6,502	—	(3,994)	57,967	2,755	—

Totals	$536,128	$367,020	$149,119	$222,484	$994,729	$18,585	$42,735

†	Not affiliated at June 30, 2011.

*	Company name change from Holly Corp. to HollyFrontier Corp.

**	HRPT Properties Trust spinoff into Commonwealth REIT on July 1, 2010.
     Certain additional purchases of existing portfolio holdings that were not considered affiliated in prior years, resulted in the NFJ Small Cap Value owning in excess of 5% of the outstanding shares of certain issues at June 30, 2011. The market value of the affiliated transactions represented below include both acquisitions of new investments and prior year holdings that became affiliated during the fiscal year.
NFJ Small-Cap Value:

		Market Value	Market Value as a
Issuer Name	% Holding	(000s)	% of Net Assets

Andersons, Inc.	5.28%	$41,481	0.53%
Buckle, Inc.	5.02%	101,549	1.29%
Cal-Maine Foods, Inc.	5.40%	37,070	0.47%
Casey’s General Stores Inc.	5.20%	87,028	1.11%
Cash America International, Inc.	5.76%	98,038	1.25%
Cooper Tire & Rubber Co.	5.07%	62,307	0.79%
Group 1 Automotive Inc.	8.08%	79,893	1.01%
Meredith Corp.	6.95%	79,531	1.01%
Sturm Ruger & Co., Inc.	5.42%	22,461	0.28%
Trustmark Corp.	5.51%	82,474	1.05%
Univeral Corp.	6.64%	57,967	0.74%

Totals		$749,799	9.53%

     At June 30, 2011, Allianz Global owned 10% of AGIC Systematic Growth and 22% of RCM Strategic Growth. Investment activity by Allianz Global could have a material impact on these Funds.
9. LEGAL PROCEEDINGS
     In September 2004, AGIFM, PEA Capital LLC (“PEA”) and the Distributor settled a regulatory action with the Securities and Exchange Commission (“SEC”) that alleged violations of various antifraud provisions of the federal securities laws in connection with an alleged market timing arrangement involving trading of shares of PEA Growth (now Allianz AGIC Growth), PEA Opportunity (now Allianz AGIC Opportunity), PEA Innovation and PEA Target (now Allianz AGIC Target). PEA, the Distributor and Allianz Global reached a settlement relating to the same subject matter with the Attorney General of the State of New Jersey in June 2004. Allianz Global, AGIFM, PEA and the Distributor paid a total of $68 million to the SEC and New Jersey to settle the claims related to market timing. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing, and consented to cease and desist orders and censures. The settling parties did not admit or deny the findings in these settlements. Subsequent to these events, PEA deregistered as an investment adviser and dissolved.
122   Allianz Domestic Stock Funds Annual Report 6.30.11

     Since February 2004, Allianz Global, AGIFM, the Distributor, PEA and certain of their employees have been defendants in eleven lawsuits filed in various jurisdictions, which have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland (the “MDL Court”). The lawsuits generally relate to the same allegations that are the subject of the regulatory proceedings discussed above. The lawsuits seek, on behalf of Fund shareholders or the Funds themselves, among other things, unspecified compensatory damages plus interest and, in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under those contracts, restitution and waiver of or return of certain sales charges paid by Fund shareholders. After a number of claims in the lawsuits were dismissed by the MDL Court the parties entered into a stipulation of settlement which was publicly filed with the MDL Court in April 2010, resolving all remaining claims. In April 2011, the MDL Court granted final approval of the settlement.
     In July 2008, two individual shareholders of Allianz AGIC Target and one individual shareholder of Allianz AGIC Growth filed a civil action in the Suffolk Superior Court in The Commonwealth of Massachusetts against the Trust and each of its Trustees to compel the Trust to allow the shareholders to inspect various books, records and other documents relating to the Trust’s securities lending program (the “Program”). The Trust ceased participating in the Program effective March 16, 2009. Prior to bringing this action, these same shareholders had made demands relating to the Program, which the independent Trustees rejected. The action sought inspection rights, but not any monetary damages other than reasonable attorneys’ fees and related costs. The Court has since made rulings dismissing the individual Trustees from the lawsuit and denying injunctive relief against the only remaining defendant, the Trust, and subsequently entered judgment in favor of the Trust on all counts. The plaintiffs appealed the Court’s legal ruling. The parties, without admitting to any allegations or liability, subsequently entered into a stipulation of settlement to resolve all possible claims and the books and records action has been dismissed by the Court.
     It is possible that these matters and/or developments resulting from these matters could result in increased Fund redemptions or other adverse consequences to the Funds. However, AGIFM and the Distributor believe that these matters are not likely to have a material adverse affect on the Funds or on AGIFM’s, the Sub-Advisers’ or the Distributor’s ability to perform their respective investment advisory or distribution services relating to the Funds.
     The foregoing speaks only as of the date of this shareholder report. While there may be additional litigation or regulatory developments in connection with the matters discussed above, the foregoing disclosure will be updated only if those developments are likely to have a material adverse effect on the Funds or on the ability of AGIFM or the Distributor to perform their respective contracts with respect to the Funds.
10. PAYMENTS FROM AFFILIATES
During the year ended June 30, 2011, RCM reimbursed RCM Mid-Cap $1,559 (less than $0.005 per share) for realized losses resulting from a trading error.
     During the year ended June 30, 2010, RCM reimbursed RCM Large-Cap Growth $23,519 (less than $0.005 per share) for realized losses resulting from a trading error.
     During the year ended June 30, 2010, RCM reimbursed RCM Strategic Growth $212 (less than $0.005 per share) for realized losses resulting from a trading error.
11. SUBSEQUENT EVENTS
Effective as soon as practicable, shares of the NFJ Small Cap Value Fund will no longer be available for purchase or exchange by certain specified benefit plans (including 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans and healthcare benefit funding plans) (“Benefit Plan Platforms”), any of the college savings plans established under Section 529 of the Internal Revenue Code for which the Distributor and its affiliates provide management services (“529 Plan Platforms”) or the target date and target risk funds-of-funds that are advised or sub-advised by Allianz Global Investors Solutions LLC (“Funds-of-Funds”). These restrictions will be implemented as soon as practicable with respect to each applicable Benefit Plan Platform, each 529 Plan Platform and the Funds-of-Funds, subject to applicable contractual, operational and/or regulatory requirements (which may vary), and subject to the Distributor’s discretion. It is expected that the Fund will remain open to investment to participants of certain Benefit Plan Platforms, as determined in the discretion of AGID.
On July 21, 2011, AGIC Income & Growth declared short-term capital gain distributions to shareholders of $0.08750 per share, payable July 21, 2011 to shareholders of record on July 20, 2011.
On August 18, 2011, AGIC Income & Growth declared dividends to shareholders from net investment income, payable August 18, 2011 to shareholders of record on August 17, 2011:

						Institutional
Fund Name	Class A	Class C	Class D	Class R	Class P	Class

AGIC Income & Growth	$0.08750	$0.08030	$0.08734	$0.08492	$0.09009	$0.09088
   6.30.11 Allianz Domestic Stock Funds Annual Report   123

Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of the Allianz Funds:
In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AGIC Growth Fund, AGIC Income & Growth Fund, AGIC Mid-Cap Growth Fund, AGIC Opportunity Fund, AGIC Systematic Growth Fund, AGIC Target Fund, NFJ All-Cap Value Fund, NFJ Dividend Value Fund, NFJ Large-Cap Value Fund, NFJ Mid-Cap Value Fund, NFJ Renaissance Fund, NFJ Small-Cap Value Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund and RCM Strategic Growth Fund (fifteen of the twenty-five funds constituting the Allianz Funds, hereinafter referred to as the “Funds”) at June 30, 2011, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2011 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
PricewaterhouseCoopers LLP
Kansas City, Missouri
August 19, 2011
124   Allianz Domestic Stock Funds Annual Report 6.30.11

Federal Income Tax Information
(unaudited)
As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Trust’s fiscal year end ( June 30, 2011) regarding the status of qualified dividend income for individuals and the dividend received deduction for corporations.
During the year ended June 30, 2011, the following Funds distributed long-term capital gains in the amounts indicated:

	15% Long-Term	25% Long-Term
	Capital Gain	Capital Gain

AGIC Income & Growth	$164,230	—
RCM Mid-Cap	3,421	—
Qualified Dividend Income. Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), the following percentages of ordinary dividends paid during the fiscal year ended June 30, 2011 are designated as “qualified dividend income”, as defined in the Act, subject to reduced tax rates in 2011:

AGIC Growth	0%
AGIC Income & Growth	7%
AGIC Mid-Cap Growth	71%
AGIC Opportunity	0%
AGIC Systematic Growth	100%
AGIC Target	0%
NFJ All-Cap Value	93%
NFJ Dividend Value	100%
NFJ Large-Cap Value	100%
NFJ Mid-Cap Value	100%
NFJ Renaissance	100%
NFJ Small-Cap Value	100%
RCM Large-Cap Growth	100%
RCM Mid-Cap	100%
RCM Strategic Growth	0%
Dividend Received Deduction. Corporate shareholders are generally entitled to take the dividend received deduction on the portion of a Fund’s dividend distribution that qualifies under tax law. The percentage of the following Funds’ fiscal 2011 ordinary income dividends that qualify for the corporate dividend received deduction is set forth below:

AGIC Growth	0%
AGIC Income & Growth	7%
AGIC Mid-Cap Growth	71%
AGIC Opportunity	0%
AGIC Systematic Growth	100%
AGIC Target	0%
NFJ All-Cap Value	87%
NFJ Dividend Value	100%
NFJ Large-Cap Value	100%
NFJ Mid-Cap Value	100%
NFJ Renaissance	100%
NFJ Small-Cap Value	100%
RCM Large-Cap Growth	100%
RCM Mid-Cap	100%
RCM Strategic Growth	0%
Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Trust. In January 2012, you will be advised on IRS Form 1099-DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2011.
   6.30.11 Allianz Domestic Stock Funds Annual Report   125

Privacy Policy
(unaudited)
Our Commitment to You
We consider customer privacy to be a fundamental aspect of our relationship with shareholders and are committed to maintaining the confidentiality, integrity and security of our current, prospective and former shareholders’ personal information. To ensure our shareholders’ privacy, we have developed policies that are designed to protect this confidentiality, while allowing shareholders’ needs to be served.
Obtaining Personal Information
In the course of providing shareholders with products and services, we may obtain non-public personal information about shareholders, which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from shareholder transactions, from a shareholder’s brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.
Respecting Your Privacy
As a matter of policy, we do not disclose any personal or account information provided by shareholders or gathered by us to non-affiliated third parties, except as required for our everyday business purposes, such as to process transactions or service a shareholder’s account, or as otherwise permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information and gathering shareholder proxies. We may also retain non-affiliated financial services providers, such as broker-dealers, to market our shares or products, and we may enter into joint-marketing arrangements with them and other financial companies. We may also retain marketing and research service firms to conduct research on shareholder satisfaction. These companies may have access to a shareholder’s personal and account information, but are permitted to use this information solely to provide the specific service or as otherwise permitted by law. We may also provide a shareholder’s personal and account information to their respective brokerage or financial advisory firm, Custodian, and/or to their financial advisor or consultant.
Sharing Information with Third Parties
We reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any Fund in which a shareholder has chosen to invest. In addition, we may disclose information about a shareholder or a shareholder’s accounts to a non-affiliated third party only if we receive a shareholder’s written request or consent.
Sharing Information with Affiliates
We may share shareholder information with our affiliates in connection with our affiliates’ everyday business purposes, such as servicing a shareholder’s account, but our affiliates may not use this information to market products and services to you except in conformance with applicable laws or regulations. The information we share includes information about our experiences and transactions with a shareholder and may include, for example, a shareholder’s participation in one of the Funds or in other investment programs, a shareholder’s ownership of certain types of accounts (such as IRAs), or other data about a shareholder’s transactions or accounts. Our affiliates, in turn, are not permitted to share shareholder information with non-affiliated entities, except as required or permitted by law.
Procedures to Safeguard Private Information
We take seriously the obligation to safeguard shareholder non-public personal information. In addition to this policy, we have also implemented procedures that are designed to restrict access to a shareholder’s non-public personal information only to internal personnel who need to know that information in order to provide products or services to such shareholders. In addition, we have physical, electronic, and procedural safeguards in place to guard a shareholder’s non-public personal information.
Disposal of Confidential Records
We will dispose of records, if any, that are knowingly derived from data received from a consumer reporting agency regarding a shareholder that is an individual in a manner that ensures the confidentiality of the data is maintained. Such records include, among other things, copies of consumer reports and notes of conversations with individuals at consumer reporting agencies.
126   Allianz Domestic Stock Funds Annual Report 6.30.11

Trustees of Allianz Funds
(Unaudited)
The chart below identifies the Trustees of the Trust. The “interested” Trustees defined by the 1940 Act, are indicated below. Unless otherwise indicated, the correspondence address of all persons below is: 1633 Broadway, New York, New York 10019.
Trustees of the Trust

			Number of
	Term of		Funds in
Name, Date of Birth	Office and		Fund Complex**
and Position Held	Length of		Overseen
with Trust	Time Served	Principal Occupation(s) During Past 5 Years	by Trustee	Other Directorships Held by Trustee

Interested Trustees

Udo Frank† 5/06/1959 Trustee	1/2006 to present	Managing Director, and Global Chief Executive Officer, RCM Capital Management LLC, Executive Committee Member, Allianz Global Investors AG, Member — Management Board of Allianz Global Investors Fund Management LLC and Caywood-Scholl Capital Management LLC; Managing Director and Chief Executive Officer of RCM U.S. Holdings LLC.	25	None.

John C. Maney†† 8/3/1959 Trustee	12/2006 to present	Management Board, Managing Director and Chief Executive Officer of Allianz Global Investors Fund Management LLC; Management Board and Managing Director of Allianz Global Investors of America L.P. since January 2005 and also Chief Operating Officer of Allianz Global Investors of America L.P. since November 2006; Trustee to the funds in the Allianz/PIMCO Fund Complex since 2006.	80	†† See below

Independent Trustees

Maryann Bruce 04/01/1960 Trustee	6/2010 to present	President, Turnberry Advisory Group (business consulting); formerly President, Aquila Distributors, Inc.; formerly, Senior Vice President of each of the equity and bond funds in the Aquila Group of Funds; formerly, Executive Managing Director, Evergreen Investments; and formerly, President, Evergreen Investments Services, Inc. (securities distribution).	25	None.

Theodore J. Coburn 7/08/1953 Trustee	6/2002 to present	Partner, Coburn Greenberg Partners LLC (investment banking); formerly, President, Coburn Capital Group (investment banking); formerly Executive Vice President, Nations Academy (education management); formerly, Executive Vice President of the Edison Schools, Inc. (education management); formerly, Senior Vice President, NASDAQ Stock Market; and formerly, Partner, Brown, Coburn & Co. (investment banking).	25	Director, Ramtron International Corporation.

F. Ford Drummond 10/22/1962 Trustee	1/2006 to present	Owner/Operator, Drummond Ranch; Director, The Cleveland Bank. Formerly, General Counsel, BMI-Health Plans (benefits administration).	25	Director, Bancfirst Corporation.

C. Kim Goodwin 05/15/1959 Trustee	6/2010 to present	Founder, GGA Consulting Company, Inc. (Investment advisory company); formerly, Head of Equities (Global), Credit Suisse; and formerly, Chief Investment Officer-Equities, State Street Research & Management Company (investment management).	25	Director, Akamai Technologies, Inc.

James S. MacLeod 11/21/1947 Trustee	1/2006 to present	Director and President, CoastalSouth Bancshares, Inc.; Director and President, CoastalStates Bank; and Senior Managing Director and Chief Executive Officer, Homeowners Mortgage Enterprises Inc.; formerly, Executive Vice President, Mortgage Guaranty Insurance Corporation.	25	Director Sykes Enterprises, Inc.
   6.30.11 Allianz Domestic Stock Funds Annual Report   127

Trustees of Allianz Funds (Cont.)
(Unaudited)

			Number of
	Term of		Funds in
Name, Date of Birth	Office and		Fund Complex**
and Position Held	Length of		Overseen
with Trust	Time Served	Principal Occupation(s) During Past 5 Years	by Trustee	Other Directorships Held by Trustee

Davey S. Scoon 12/14/1946 Trustee and Chairman of the Board of Trustees	1/2006 to present	Adjunct Assistant Professor, Tufts University School of Medicine; formerly, Chief Administrative and Financial Officer, Tom’s of Maine (personal care products manufacturing); and formerly, Chief Administrative and Financial Officer, SunLife Financial—U.S. (financial services).	25	Chairman, Tufts Health Plan; Director, AMAG Pharmaceuticals, Inc.; Director, CardioKine, Inc.; Director, Orthofix International N.V.

Edward E. Sheridan 9/19/1954 Trustee	1/2006 to present	Retired formerly, Managing Director, Head of Global Institutional Sales—Debt and Equity, Merrill Lynch & Co., Inc. (financial services).	25	None.

W. Bryant Stooks 9/10/1940 Trustee	1/1997 to present	President, Bryant Investments, Ltd. (financial services); formerly, President, Ocotillo At Price L.L.C. (real estate investment); formerly, President, Senior Vice President and Chief Executive Officer, Archirodon Group Inc. (international construction firm); and formerly, Partner, Arthur Andersen & Co. (auditing).	25	None.

Gerald M. Thorne 5/12/1938 Trustee	1/1997 to present	Partner, Mount Calvary Associates (low income housing); and Partner, Evergreen Partners LLC (resort real estate); formerly, Director, Kaytee, Inc. (birdseed company); formerly, President and Director, Firstar National Bank of Milwaukee; formerly, Chairman, President and Director, Firstar National Bank of Sheboygan; formerly, Director, Bando-McGlocklin Capital Corp. (small business investment company); formerly, Director, VPI Inc. (plastics company); formerly, Director, VPI Inc. (plastics company); and formerly, Director, American Orthodontics Corporation.	25	None.

James W. Zug 7/22/1940 Trustee	1/2006 to present	Formerly, Partner, PricewaterhouseCoopers LLP (auditing).	25	Director, Brandywine Funds (3 portfolios); Director, Amkor Technology, Inc.; Director, Teleflex Incorporated.

**	The term “Fund Complex” as used herein includes each Fund of the Trust and the following registered investment companies: each series of Allianz Funds Multi-Strategy Trust, each series of PIMCO Funds, each series of PIMCO Equity Series, each series of PIMCO Equity Series VIT, each series of PIMCO ETF Trust, PIMCO Global Advisors (Ireland) Limited, PIMCO Municipal Income Fund, PIMCO Municipal. Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PIMCO Corporate Income Fund, PIMCO Corporate Opportunity Fund, PIMCO High Income Fund, AGIC Convertible & Income Fund, AGIC Convertible & Income Fund II, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, NFJ Dividend, Interest and Premium Strategy Fund, AGIC International and Premium Strategy Fund, PIMCO Global StocksPLUS & Income Fund, AGIC Equity & Convertible Income Fund, AGIC Global Equity & Convertible Income Fund, PCM Fund Inc., PIMCO Income Opportunity Fund, PIMCO Strategic Global Government Fund, Inc., each series of PIMCO Funds: Global Investors Series plc, each series of PIMCO Private Account Portfolio Series, each series of Allianz Global Investors Managed Accounts Trust (f/k/a Fixed Income Shares), each series of USAllianz Variable Insurance Products Trust and registered investment companies advised by RCM Capital Management LLC.

†	Mr. Frank is an “interested person” of the Trust, as defined in Section 2(a)(19) of the 1940 Act, as a result of his positions set forth in the table above.

††	Mr. Maney is an “interested person” of the Trust, as defined in Section 2(a)(19) of the 1940 Act, due to his positions set forth in the table above, among others with the Trust’s Investment Manager and various affiliated entities.
128   Allianz Domestic Stock Funds Annual Report 6.30.11

Fund Officers of Allianz Funds
(unaudited)
Fund Officers

Term of
Office** and
Name, Age and	Length of
Position Held with Trust	Time Served	Principal Occupation(s) During Past 5 Years

Brian S. Shlissel 11/14/1964 President	1/2011 to present	Management Board, Managing Director and Head of Mutual Fund Services, Allianz Global Investors Fund Management LLC; President and Chief Executive Officer of 29 funds in the Fund Complex; President of 51 funds in the Fund Complex and Treasurer, Principal Financial and Accounting Officer of The Korea Fund, Inc. Formerly, Treasurer, Principal Financial and Accounting Officer of 50 funds in the Fund Complex.

Lawrence G. Altadonna 3/10/1966 Treasurer, Principal Financial and Accounting Officer	1/2011 to present	Senior Vice President and Director of Fund Administration, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 80 funds in the Fund Complex; Assistant Treasurer of The Korea Fund, Inc. Formerly, Assistant Treasurer of 50 funds in the Fund Complex.

Thomas J. Fuccillo 3/22/1968 Vice President, Secretary & Chief Legal Officer	12/2006 to present	Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Fund Management LLC; Executive Vice President of Allianz Global Investors of America L.P; Vice President, Secretary and Chief Legal Officer of 80 funds in the Fund Complex; Secretary and Chief Legal Officer of The Korea Fund, Inc.

Scott Whisten 3/13/1971 Assistant Treasurer	3/2007 to present	Senior Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 80 funds in the Fund Complex.

Richard J. Cochran 1/23/1961 Assistant Treasurer	5/2008 to present	Vice President, Allianz Global Investors Fund Management LLC, Assistant Treasurer of 80 funds in the Funds Complex and The Korea Fund, Inc. Formerly, Tax Manager, Teacher Insurance Annuity Association/College Retirement Equity Fund (TIAA-CREF) (2002-2008).

Orhan Dzemaili 4/18/1974 Assistant Treasurer	1/2011 to present	Vice President, Allianz Global Investors Fund Management LLC, Assistant Treasurer of 80 funds in the Funds Complex. Formerly, Accounting Manager, Prudential Investments LLC (2004-2007).

Youse E. Guia 9/03/1972 Chief Compliance Officer	9/2004 to present	Senior Vice President, Chief Compliance Officer of Allianz Global Investors of America L.P.; Chief Compliance Officer of 80 funds in the Fund Complex and of The Korea Fund, Inc.

Richard H. Kirk 4/06/1961 Assistant Secretary	12/2004 to present	Senior Vice President, Allianz Global Investors of America L.P.; Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC, Assistant Secretary of 51 funds in the Fund Complex.

Lagan Srivastava 9/20/1977 Assistant Secretary	12/2006 to present	Vice President, Allianz Global Investors of America L.P.; Assistant Secretary of 80 funds in the Fund Complex and of The Korea Fund, Inc.

**	The officers of the Trust are elected annually by the Board of Trustees.
   6.30.11 Allianz Domestic Stock Funds Annual Report   129

Allianz Funds

Trustees
Davey S. Scoon
Chairman of the Board of Trustees
Maryann Bruce
Theodore J. Coburn
F. Ford Drummond
Udo Frank
C. Kim Goodwin
James S. MacLeod
John C. Maney
Edward E. Sheridan
W. Bryant Stooks
Gerald M. Thorne
James W. Zug

Investment Adviser
Allianz Global Investors Fund Management LLC
1633 Broadway
New York, NY 10019

Sub-Advisers
Allianz Global Investors Capital LLC
600 West Broadway, 30th Floor
San Diego, CA 92101

NFJ Investment Group LLC
2100 Ross Avenue, Suite 700
Dallas, TX 75201

RCM Capital Management LLC
555 Mission Street, Suite 1700
San Francisco, CA 94105

Distributor
Allianz Global Investors Distributors LLC
1633 Broadway
New York, NY 10019

Custodian & Accounting Agent
State Street Bank & Trust Co.
801 Pennsylvania Avenue
Kansas City, MO 64105

Fund Officers
Brian S. Shlissel
President
Lawrence G. Altadonna
Treasurer, Principal Financial & Accounting Officer
Thomas J. Fuccillo
Vice President, Secretary & Chief Legal Officer
Scott Whisten
Assistant Treasurer
Richard J. Cochran
Assistant Treasurer
Orhan Dzemaili
Assistant Treasurer
Youse E. Guia
Chief Compliance Officer
Lagan Srivastava
Assistant Secretary
Richard H. Kirk
Assistant Secretary

Shareholder Servicing and Transfer Agent
Boston Financial Data Services, Inc.
(Class A, Class B, Class C, Class D and Class R shares)
P.O. Box 8050
Boston, MA 02266-8050

(Class P, Institutional Class and Administrative Class shares)
330 West 9th Street
Kansas City, MO 64105

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
1100 Walnut, Suite 1300
Kansas City, MO 64106

Legal Counsel
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199

This report, including the financial information herein, is transmitted to the shareholders of the Trust for their information. It is not a prospectus, circular or representation intended for use in the purchase of shares of each Fund or any securities mentioned in the report.
For Account Information
Contact your financial adviser, or if you receive account statements directly from Allianz Global Investors/BFDS, you can also call (800) 988-8380 for Class A, B, C, D and R shares or (800) 498-5413 for Class P, Institutional Class and Administrative Class shares. Telephone representatives are available Monday-Friday 8:30 am to 8:00 pm Eastern Time. Or visit our website, www.allianzinvestors.com.

Allianz Global Investors has more than $1 trillion under management for our clients worldwide.* Our U.S. investment managers—PIMCO, NFJ Investment Group, RCM, Allianz Global Investors Capital and Allianz Global Investors Solutions—provide clients with a comprehensive and constantly evolving range of investment styles and products.
For more information about any of our innovative investment solutions or client services, call your financial advisor or visit www.allianzinvestors. com.

*     Assets under management are for Allianz Global Investors AG as of 12/31/10.
Investors should consider the investment objectives, risks, charges and expenses of the above mentioned Funds carefully before investing. This and other information is contained in the Fund’s prospectus, which may be obtained by contacting your financial advisor, by visiting www.allianzinvestors.com or by calling 1-800-988-8380 (retail classes) or 1-800-498-5413 (Class P, Institutional and Administrative classes). Please read the prospectus carefully before you invest or send money.
Allianz Global Investors Fund Management LLC serves as the investment manager for the Allianz Funds and the Allianz Multi-Strategy Funds. Allianz Funds and the Allianz Multi-Strategy Funds are distributed by Allianz Global Investors Distributors LLC. © 2011. For information about any product, contact your financial advisor.
AGI-2011-06-30-1209
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